Filed Pursuant to Rule 424(b)(3)
Registration No. 333-178651

UNITED REALTY TRUST INCORPORATED

SUPPLEMENT NO. 2, DATED SEPTEMBER 10, 2015,

TO THE PROSPECTUS, DATED MAY 8, 2015

This prospectus supplement (this “Supplement No. 2”) is part of the prospectus of United Realty Trust Incorporated (the “Company,” “we,” “our” or “us”), dated May 8, 2015 (the “Prospectus”), as supplemented by Supplement No. 1, dated June 10, 2015 (“Supplement No. 1”). This Supplement No. 2 supersedes and replaces all previous supplements, modifies or supersedes certain information contained in the Prospectus, and should be read in conjunction with the Prospectus. This Supplement No. 2 will be delivered with the Prospectus.

The purposes of this Supplement No. 2 are to:

•	update the status of the offering;
•	update disclosure in our prospectus summary;
•	update disclosure regarding our management;
•	update our compensation table;
•	update our disclosure regarding conflicts of interest and related party transactions;
•	update our description of real estate investments;
•	add to the Prospectus, as supplemented, descriptions of two recent real estate investment acquisitions;
•	update disclosure regarding NAV valuation and pricing;
•	attach as Annex A to this Supplement No. 2 our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2015 (excluding the exhibits thereto), which we filed with the Securities and Exchange Commission on May 20, 2015; and
•	attach as Annex B to this Supplement No. 2 our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2015 (excluding the exhibits thereto), which we filed with the Securities and Exchange Commission on August 14, 2015.

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OPERATING INFORMATION

Executive Officer Transition

On August 17, 2015, Jacob Frydman, the Chairman of the Board and the Chief Executive Officer of United Realty Trust Incorporated (the “Company”) and the Chief Executive Officer of United Realty Advisors LP (the “Advisor”), the Company’s advisor, terminated Steven Kahn as the Chief Financial Officer and Treasurer of the Company and the Advisor. On August 19, 2015, Mr. Frydman appointed Roger F. Leibowitz as the Chief Financial Officer of the Company and the Advisor. Mr Leibowitz currently serves, and will continue serving, as the Senior Vice President and Chief Financial Officer of Cabot Lodge Securities, LLC the dealer manager of our initial public offering.

Change to NAV per Common Share and Offering Price

As of July 22, 2015, our NAV per Common Share was $12.49 and the price per Common Share, including applicable selling commissions and dealer manager fees, was $13.88, or $12.88 not including applicable selling commissions. On every business day during the period from January 15, 2015 through and including July 21, 2015, our NAV per Common Share was equal to $12.51. On July 22, 2015, our board of directors approved an estimated NAV per Common Share equal to $12.49, calculated by our advisor, in accordance with our valuation guidelines. On every business day since then, our NAV per Common Share has been $12.49.

Status of the Offering

On August 15, 2012, we commenced our initial public offering on a “best efforts” basis of up to 100,000,000 Common Shares (exclusive of 20,000,000 Common Shares available pursuant to our DRIP) pursuant to a registration statement on Form S-11 (File No. 333-178651), or the IPO S-11, filed with the U.S. Securities and Exchange Commission, or the SEC. On December 28, 2012, we received and accepted aggregate subscriptions in excess of the minimum of 200,000 Common Shares, broke escrow (except for Pennsylvania investors) and issued Common Shares to our initial investors, who were admitted as stockholders.

On August 14, 2015, we filed a registration statement on Form S-11 (File No. 333-206418) with the SEC, to register (i) 2,877,698 Common Shares at a price equal to our net asset value, or NAV, per Common Share, plus applicable selling commissions and dealer manager fees, subject to certain volume discounts as set forth in the prospectus, for aggregate gross offering proceeds of $40,000,000, and (ii) 799,360 Common Shares pursuant to our DRIP at a price equal to our NAV per Common Share for aggregate gross proceeds of $10,000,000. However, as permitted by Rule 415 under the Securities Act of 1933, as amended, we will continue offering and selling shares in our IPO until the earlier of December 21, 2015, the date our board of directors determined that our IPO will terminate, or the date the SEC declares the registration statement for the new offering effective. We do not expect to register any shares in our follow-on offering that would cause the total shares registered by us in our IPO and our follow-on offering, in the aggregate, to exceed the $250,200,000 initial aggregate registration amount of our IPO.

Shares Currently Available for Sale

As of August 31, 2015, there were 3,086,683.44 Common Shares outstanding, including shares issued under our DRIP. As of August 31, 2015, there were approximately 96,803,910 Common Shares available for sale in our public offering under the IPO S-11, excluding shares available under our DRIP. As of August 31, 2015, we had received aggregate gross proceeds of approximately $29.5 million from the sale of approximately 3,196,089 Common Shares in our public offering under the IPO S-11. As of August 31, 2015, we had incurred, cumulatively to that date, approximately $319,609 million in selling commissions, dealer manager fees and other organizational and offering costs for the sale of our Common Shares.

Status of Distributions

On January 15, 2015, our board of directors declared daily distributions on our Common Shares at an annual rate of 7.78% of NAV per Common Share on each such date. The distributions accrue as of daily record dates and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by our intention to comply with REIT requirements of the Internal Revenue Code of 1986, as amended, or the Code.

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The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three months ended				Six months ended
	March 31, 2015		June 30, 2015		June 30, 2015
Distributions:		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions paid in cash	$227,110	57.4%	$327,067	57.1%	$554,177	57.2%
Distributions reinvested	168,769	42.6	245,366	42.9	414,135	42.8
Total distributions	$395,879	100.0%	$572,433	100.0%	$968,312	100.0%

Source of distribution coverage:
Cash flows provided by operations	$—	—%	$—	—%	$—	—%
Common Shares issued under the DRIP	168,769	42.6	245,366	42.9	414,135	42.8
Proceeds from issuance of Common Shares	227,110	57.4	327,067	57.1	554,177	57.2
Total sources of distributions	$395,879	100.0%	$572,433	100.0%	$968,312	100.0%

Cash flows used in operations (GAAP basis)	$(3,450,912)		$(60,056)		$(3,510,968)
Net loss attributable to stockholders (in accordance with GAAP)	$(724,684)		$(847,937)		$(1,572,621)

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from November 8, 2011 (date of inception) through June 30, 2015:

For the Period from November 8, 2011 (date of inception) to
June 30, 2015
Distributions paid:
Common stockholders in cash	$1,159,045
Common stockholders pursuant to DRIP/offering proceeds	886,534
Total distributions paid	$2,045,579

Reconciliation of net loss:
Revenues	$9,831,548
Acquisition and transaction related	(2,279,733)
Depreciation and amortization	(3,145,721)
Other operating expenses	(6,348,264)
Other non-operating expenses	(3,702,501)
Net loss (in accordance with GAAP) (1)	$(5,644,671)

___________

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Share Repurchase Program

Stockholders who have held their Common Shares for at least one year may make daily requests that we repurchase all or a portion (but at least 25%) of their Common Shares pursuant to our share repurchase program. The repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price exceed the then-current offering price under the primary offering.

During the fiscal year ended December 31, 2014, we received four requests to repurchase an aggregate of 19,202.91 Common Shares pursuant to our share repurchase program. During the fiscal year ended December 31, 2014, we funded four repurchase requests with respect to 19,202.91 Common Shares at an average price per share of $9.89. During the current fiscal year through August 31, 2015, we received 19 requests to repurchase an aggregate of 90,202.91 Common Shares pursuant to our share repurchase program. During the current fiscal year through August 31, 2015, we funded 18 repurchase requests with respect to 85,990.61 Common Shares at an average price per share of $11.88 with proceeds from our initial public offering.

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PROSPECTUS UPDATES

Cover Page

The last sentence of the third paragraph of the Cover Page of the Prospectus is deleted in its entirety and replaced with the following:

“As of July 22, 2015, our NAV per Common Share was $12.49 and the price per Common Share, including applicable selling commissions and dealer manager fees, was $13.88, or $12.88 not including applicable selling commissions.”

Investor Suitability Standards

The investor suitability standard for Kentucky on page ii of the Prospectus is deleted in its entirety and replaced with the following:

“Kentucky

•         Kentucky residents who invest in our securities must have a minimum gross annual income of $70,000 and a minimum net worth of $70,000 (as defined in the North American Securities Administrators Association’s (“NASAA”) Statement of Policy Regarding Real Estate Investment Trusts (“SOP”)), or a minimum net worth alone of $250,000. Moreover, no Kentucky resident shall invest more than 10% of his or her liquid net worth (cash, cash equivalents and readily marketable securities) in our Common Shares or the shares of our affiliates’ non-publicly traded real estate investment trusts.”

Prospectus Summary

The second paragraph under the heading captioned “What is the offering price for your Common Shares?” on page 4 of the Prospectus is deleted in its entirety and replaced with the following:

“Prior to the NAV pricing start date, the price per Common Share in our primary offering was $10.45 and price per Common Share in our DRIP was $10.00, and they did not vary daily based on our NAV. On the NAV pricing date and on every business day during the period from the NAV pricing date pricing date to July 21, 2015, the price per Common Share in our primary offering has been $13.90 because our NAV per Common Share has been equal to $12.51. On July 22, 2015, our board of directors approved an estimated NAV per Common Share equal to $12.49, and on every business day during the period from July 22 to August 31, 2015, the price per Common Share in our primary offering has been $13.88 because our NAV per Common Share has been equal to $12.49. Our NAV is calculated daily, however, and there can be no assurance that it will not vary in the future.”

The third paragraph under the heading captioned “Who is your advisor and what does it do?” on page 6 of the Prospectus is deleted in its entirety and replaced with the following:

“As of August 31, 2015, our advisor employed 18 full-time employees and 4 part-time employees. Of the 22-person staff, six are real estate professionals who have over 75 years of combined real estate experience. The advisor has been funded with $24 million in capital and partner advances which has been called and paid in to the advisor.”

The chart on page 9 of the Prospectus is deleted in its entirety and replaced with the following:

“The following chart shows the ownership structure as of August 31, 2015 of the various entities that perform or are likely to perform important services for us:

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(1)	Jacob Frydman controls and indirectly owns URTI GP Investments, LLC, United Realty Advisor Holdings LLC, our sponsor, and controls and indirectly owns Prime United Holdings, LLC. Through URTI GP Investments, LLC, Jacob Frydman controls URTI GP, LLC and indirectly holds approximately 75.24% of the economic interests in URTI GP, LLC, through which he controls our advisor and indirectly holds approximately 72.62% of the economic interests in our advisor. In addition, Mr. Frydman indirectly controls approximately 2% of the outstanding Common Shares through his direct ownership of approximately 1% of the outstanding Common Shares and our advisor’s direct ownership of approximately 1% of the outstanding Common Shares.

(2)	On November 25, 2011, United Realty Advisor Holdings LLC, our sponsor, acquired 500,000 shares of preferred stock, subsequently exchanged for 500,000 Sponsor Preferred Shares, for $0.10 per share, or an aggregate of $50,000. The holder of outstanding Sponsor Preferred Shares has the right to convert any of such shares into Common Shares upon (and for 180 days following) the occurrence of any Triggering Event. The maximum effect of the conversion of the Sponsor Preferred Shares based on our NAV per Common Share of $12.49 as of August 31, 2015 and assuming we sell all 100,000 Common Shares we are offering with the maximum selling commissions and dealer manager fees and with no reinvestments of distributions, is that our sponsor would own approximately 6.5% of the total number of Common Shares outstanding following the conversion pursuant to the conversion ratio applicable to the Sponsor Preferred Shares, in exchange for an aggregate payment of $50,000. See “Description of Shares —Sponsor Preferred Shares.”

(3)	Certain passive investors with limited voting rights who are not affiliated with our sponsor directly hold approximately 24.76% of the economic interests in URTI GP, LLC.

(4)	Certain passive investors with limited voting rights who are not affiliated with our sponsor directly hold approximately 27.38% of the economic interests in United Realty Advisors LP.

(5)	The name under which Cabot Lodge Securities, LLC does business

The disclosure under the heading captioned “What fees have you paid or do you owe to your advisor and its affiliates to date?” on page 9 of the Prospectus is deleted in its entirety and replaced with the following:

“Through August 31, 2015, we have reimbursed our advisor for $529,182 in organization and offering expenses. During the period from January 1, 2014 to August 31, 2015, we incurred or paid URP supplemental transaction-based advisory fees for deal sourcing in the amount of $528,000 and incurred or paid our advisor acquisition fees in the amount of $256,410 and financing coordination fees in the amount of $176,000 and $25,000 in reimbursed legal fees in connection with acquisitions which closed on May 21, 2014, December 16, 2014, May 15, 2015 and July 23, 2015. We have paid $307,079 in property management and asset management fees to our advisor during the period from January 1, 2015 to August 31, 2015.

During the period from January 1, 2014 to May 19, 2015, we advanced funds to our advisor and its affiliates upon the receipt of invoices for their operating and acquisition expenses and recorded the amounts advanced as due from affiliates on our balance sheets.

Our advisor did not repay any of these advances during the period they were outstanding. These advances were documented through a promissory note, or the Advisor Demand Note, that was executed by our advisor in favor of us periodically, most recently on March 31, 2015. The Advisor Demand Note was due on demand and bore interest at a rate of 1.5% per annum, which totaled $19,788 for the period from March 31, 2014 to May 19, 2015. There were no other material terms associated with our advisor’s obligation to repay these advances to us.

Subsequently, our advisor took steps to satisfy its obligation to repay these advances. See “Conflicts of Interest — Related Party Transactions — Advances to Advisor and its Affiliates.” ”

 The disclosure under the heading captioned “What are the fees that you will pay to the advisor, its affiliates and your directors?” beginning on page 10 of the Prospectus is deleted in its entirety and replaced with the following:

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“Our advisor and its affiliates will receive compensation and reimbursement for services relating to this offering and the investment and management of our assets. The most significant items of compensation and reimbursement are included in the table below. We have also engaged in other financial transactions with our advisor and its affiliates in connection with acquisitions and investments and for other purposes. See “Conflicts of Interest—Related Party Transactions.” In the sole discretion of our advisor, URA Property Management LLC, or our property manager, our board of directors or URP, as applicable, certain fees and expenses may be paid, in whole or in part, in cash or in Common Shares. For a more detailed discussion of compensation, see the table included in the “Compensation Table” section of this prospectus, including the footnotes thereto. The selling commissions and dealer manager fee will not be paid by purchasers who are our executive officers or directors, officers or employees of our advisor or their family members (including spouses, parents, grandparents, children and siblings) or other affiliates, Friends and institutional investors (the terms “Friends” and “institutional investors” are explained under “Plan of Distribution — Common Shares Purchased by Affiliates, Friends, Institutional Investors and Participating Broker-Dealers”), and will be reduced for “single purchasers” of more than $1,000,000 in value of Common Shares. Purchases by participating broker-dealers, including their registered representatives and their immediate families, and RIAs will be less the selling commissions, in the sole discretion of our dealer manager. Our dealer manager will not be permitted to purchase Common Shares. The table below assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee, which would be a public offering price of $13.88 per Common Share, based on our NAV per Common Share of $12.49 as of August 31, 2015. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
	Organization and Offering Stage
Selling Commissions	The dealer manager receives from the gross proceeds selling commissions equal to 7.0% of the maximum offering price per Common Share. No selling commissions are paid on sales of Common Shares under our DRIP. The Dealer Manager reallows all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares.	$1,332,569	$97,160,000 The actual amount will depend on the number of Common Shares sold.

Dealer Manager Fee	The dealer manager receives from the gross proceeds a dealer manager fee equal to 3.0% of the maximum offering price per Common Share. The dealer manager may reallow from the dealer manager fee up to 1.5% of the maximum offering price per Common Share to any participating broker-dealer for marketing support. No dealer manager fee is paid with respect to sales under our DRIP.	$589,542	$41,640,000 The actual amount will depend on the number of Common Shares sold.

Organization and Offering Expenses	We reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager, registered investment advisors and participating broker-dealers for due diligence fees set forth in detailed and itemized invoices or per a contract.	$400,203	$27,760,000 The actual amount will depend on the number of Common Shares sold.

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Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Acquisition Fees	We pay to our advisor or its assignees 1% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and acquisition expenses.	$362,200	$12,212,444 (or $34,892,697 assuming we incur our expected leverage of 65% set forth in our investment guidelines).

Acquisition Expenses	We reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we acquire the related assets. In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.	$645,256	$7,327,467 (or $20,935,619 assuming we incur our expected leverage of 65% set forth in our investment guidelines).

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Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Construction and Development Management Fee	We expect to engage our property manager to provide construction and development management services for some of our properties. Other than with respect to tenant improvements, as described below, we will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that our property manager undertakes. When our property manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements.	None.	Not determinable at this time.

Asset Management Fees	We pay our advisor or its assignees a monthly fee equal to the greater of (a) one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth (1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment) then owned, and (b) one-twelfth (1/12) of 1% of the average of our daily NAV for the preceding month, payable on the first business day of each month.	$666,626	Not determinable at this time. Because the fee is based on a fixed percentage of NAV or contract purchase price or the amount advanced for a loan or other investment with respect to all our assets then owned during the months for which such fee is payable, there is no maximum dollar amount of this fee.

Property Management Fees	Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by our property manager are payable monthly to our property manager. Our property manager may subcontract the performance of its property management duties to third parties, and our property manager may pay all or a portion of its property management fees to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as the expenses of third-party service providers. We do not, however, reimburse our property manager for the fees of third-party service providers, for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees who are engaged in the on-site operation, management, maintenance or access control of our properties.	$296,407	Not determinable at this time. Because these fees are based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.

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Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Leasing Fees	We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing fee will be payable upon the execution of the applicable lease. Our property manager may subcontract the performance of its leasing duties to third parties, and our property manager may pay all or a portion of its leasing fees to the third parties with whom it subcontracts for these services.	None.	Not determinable at this time. Because these fees are based on the sum of all rent payments due under leases, there is no maximum dollar amount to these fees.

Oversight Fee	For services in overseeing property management and leasing services provided by any person or entity that is not our property manager or an affiliate of our property manager, we will pay our advisor an oversight fee equal to 1% of the gross revenues of the property managed.	$4,231	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Operating Expenses

We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor (except in limited circumstances) for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles) invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting depreciation or bad debts or other non-cash reserves, computed by taking the average of these values at the end of each month during the period.

Additionally, we will reimburse our advisor for personnel costs in connection with other services, in addition to paying an asset management fee; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.

		During the period from January 1, 2014 to May 19, 2015, we advanced $5,544,676 in cash to our advisor and its affiliates upon the receipt of invoices for their operating and acquisition expenses and recorded the amounts advanced as due from affiliates on our balance sheets. During May 2015, our advisor took steps to satisfy its obligation to repay these advances to us. See “Conflicts of Interest — Related Party Transactions — Advances to Advisor and its Affiliates.” Since then, no additional amounts have been advanced and no additional steps have been taken to repay the advances.	Not determinable at this time.

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Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Financing Coordination Fee	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use, directly or indirectly, to finance properties or other investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other investments, we pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt. Our advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$371,400	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

Supplemental Transaction-Based Advisory Fees	If our independent directors approve, we may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties. We only engage URP for such services if it can provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, we may pay to our affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee.	$259,000	Not determinable at this time.

Awards Under Our Stock Incentive Plan	We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates, who, directly or indirectly, provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our compensation committee will determine all awards under our stock incentive plan and the vesting schedule for the grants.

In connection with an employment agreement between our advisor and one of its officers, we recorded $11,082 of compensation expense during the six month period through June 30, 2015 related to grants under our stock incentive plan.

In the quarter ended March 31, 2015, employees of our advisor received grants under the stock incentive plan totaling 1,970 Common Shares not subject to any vesting conditions resulting in compensation expense of $19,109 pursuant to the terms of their employment agreements with the advisor.

During the year ended December 31, 2014, we granted 30,341 Common Shares under the stock incentive plan all of which were fully vested as of December 31, 2014. Of the 30,341 Common Shares granted, 22,825 were granted to employees of an affiliate of ours and to an independent consultant for services provided to us. These Common Shares were recorded as a reduction to a liability due to an affiliated entity. The remaining 7,516 Common Shares granted were expensed in the period in which they vested resulting in compensation expense of $51,331 and $19,404 being allocated to deferred offering costs during the year ended December 31, 2014. During the year ended December 31, 2014, we expensed $36,000 related to the 2013 grant.

			The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

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Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Compensation of Independent Directors	We pay to each of our independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day.

We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our compensation committee will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.

During the period from January 1, 2015 through August 31, 2015, we granted 6,314.0784 Common Shares to our directors as partial payment of their annual fees. The balance of the 2014 fees, totaling $95,500, was paid in cash.

During the year ended December 31, 2014, we granted 4,787 Common Shares to our directors as partial payment of their annual fees. The balance of the 2014 fees, totaling $108,208, was paid in cash.

Assuming we have three independent directors, the independent directors, as a group, will receive for a full fiscal year, estimated aggregate compensation of approximately $260,000, payable in cash or Common Shares. We currently have two independent directors.

Subordinated Share of Annual Cash Flows	Our advisor will receive, annually, an amount equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7% pre-tax, non- compounded annual return on the capital contributed by holders of Common Shares. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) our revenues for such period, as determined under GAAP, from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds we realize during such period from any sales of assets; over (ii) the sum of all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the North America Securities Administration Association Statement of Policy Regarding Real Estate Investment Trusts (“NASAA REIT Guidelines”), acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our use of “net cash flow”, a non-GAAP measure, as a metric instead of GAAP net income likely will result in the payment of a higher amount to our advisor than if our advisor were to receive, annually, an amount equal to 15% of GAAP net income after payment of such 7% annual return. We cannot assure you that we will provide such 7% annual return, which we have disclosed solely as a measure for our advisor’s incentive compensation. Because such 7% annual return may consist in part of distributions from sources other than operating cash flow, the source of such 7% annual return may not be entirely from net income; to the extent that the source of such 7% annual return is not from net income, then the value of your Common Shares may be impacted negatively. Our advisor may have an incentive to increase the amount of distributions from sources other than operating cash flow in order to maximize its subordinated share of annual cash flows. Our advisor may receive a subordinated share of annual cash flows even if distributions to holders of Common Shares have exceeded our cash flows from operations.	None.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

S-11

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Real Estate Disposition Commissions	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a real estate disposition commission equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. Our independent directors will determine whether the advisor or its affiliates have provided substantial assistance to us in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the preparation by our advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor or its affiliates in connection with a sale.	None.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)

Upon (and for 180 days following) the occurrence of a Triggering Event, as defined under “Description of Shares — Sponsor Preferred Shares,” each outstanding Sponsor Preferred Share becomes convertible into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by us through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

Following our liquidation, dissolution or winding up, our sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined below, plus a non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. The term “Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by us by the original issue price for each such Common Share, reduced by an amount equal to the total number of Common Shares that we repurchased under our share repurchase program, as the same may be amended, supplemented or replaced from time to time, multiplied by the original issue price for each such repurchased Common Share when initially purchased from us.

		None.	If the Sponsor Preferred Shares are converted into Common Shares, their value is estimated to range from $0 (if less than $100 million of gross proceeds is raised) to $81.2 million (if the maximum offering is sold). (These estimates assume that a Common Share is worth $12.49 and that no investors participate in our DRIP).

___________

*	For purposes of calculating the estimated fee amounts set forth in the table, we have not taken into consideration the effect that repurchases of Common Shares by our stockholders would have upon such fee amounts.”

S-12

The paragraph under the section captioned “How many real estate investments do you currently own” on page 19 of the Prospectus is deleted in its entirety and replaced with the following:

“As of August 31, 2015, we had acquired interests in nine real estate-related assets. As of August 31, 2015, we had total real estate investments, at cost, of approximately $49.3 million. See “Description of Real Estate Investments”. Because we have not yet identified any additional assets that we will acquire, we are considered to be a blind pool. As property acquisitions become probable, we will supplement this prospectus to provide information regarding the likely acquisition to the extent material to an investment decision with respect to our Common Shares. We also will describe material changes to our portfolio, including the closing of property acquisitions, by means of a supplement to this prospectus.”

The second paragraph under the heading captioned “How does advisor calculate NAV per Common Share?” on page 22 of the Prospectus is deleted in its entirety and replaced with the following:

“In January 2015, our board of directors approved an estimated NAV per Common Share equal to $12.51, calculated by our advisor, in accordance with our valuation guidelines. On every business day during the period from January 15, 2015 through and including July 21, 2015, our NAV per Common Share was equal to $12.51. On July 22, 2015, our board of directors approved an estimated NAV per Common Share equal to $12.49, calculated by our advisor, in accordance with our valuation guidelines. On every business day since then, our NAV per Common Share has been $12.49. Our NAV is calculated daily and there can be no assurance that it will not fluctuate. See “Valuation Policies” for more details on how NAV has been, and will continue to be, calculated.”

The first sentence under the heading captioned “How long will this offering last?” on page 24 of the Prospectus is deleted in its entirety and replaced with the following:

“We expect to sell the 100,000,000 Common Shares offered in our primary offering by December 21, 2015.”

The disclosure under the heading captioned “We have a history of net losses and an accumulated deficit.” on page 32 of the Prospectus is deleted in its entirety and replaced with the following:

“We had accumulated deficits of $6,242,893, $3,685,931 and $1,572,621for the years ended December 31, 2014 and 2013, and the six months ended June 30, 2015, respectively. We also had net losses attributable to United Realty Trust Incorporated of $1,748,180, $2,691,937 and $1,204,554 for the years ended December 31, 2014 and 2013, and the six months ended June 30, 2015, respectively. It is possible that we will continue to experience net losses and to accumulate additional deficits. If you purchase our Common Shares and we continue to experience net losses and to accumulate additional deficits, you may lose some or all of your investment.”

The first paragraph under the heading captioned “Distributions paid from sources other than our cash flows from operations, particularly from proceeds of this offering, will result in us having fewer funds available for the acquisition of properties and other real estate-related investments and may dilute our stockholders’ interests in us, which may adversely affect our ability to fund future distributions with cash flows from operations and may adversely affect our stockholders’ overall return.” on page 33 of the Prospectus is deleted in its entirety and replaced with the following:

“Our cash flows provided by operations of $131,618 for the year ended December 31, 2014 was a shortfall of $612,313 to our distributions paid of $743,931 (inclusive of $335,812 of Common Shares issued under our DRIP) during such period. For the six months ended June 30, 2015 we had negative cash flow, and our cash flow used in operations of $3,510,968 was a shortfall of $4,479,280 to our distributions paid of $968,312 (inclusive of $414,135 of Common Shares issued under our DRIP) during such period. In each case, we paid this shortfall from proceeds from the issuance of Common Shares, including under our DRIP.”

S-13

The second paragraph under the heading captioned “Your purchase and the repurchase of our Common Shares under our share repurchase program are at prices based on our NAV per Common Share, which has been, and will continue to be, calculated based upon subjective judgments, assumptions and opinions about future events, and may not be accurate. As a result, our daily NAV per Common Share may not reflect the amount that you might receive for your Common Shares in a market transaction, and you will not know our NAV per Common Share at the time of purchase.” on page 38 of the Prospectus is deleted in its entirety and replaced with the following:

“In January 2015, our board of directors approved an estimated NAV per Common Share equal to $12.51, calculated by our advisor, in accordance with our valuation guidelines. On every business day during the period from January 15, 2015 through and including July 21, 2015, our NAV per Common Share was equal to $12.51. On July 22, 2015, our board of directors approved an estimated NAV per Common Share equal to $12.49, calculated by our advisor, in accordance with our valuation guidelines. On every business day since then, our NAV per Common Share has been $12.49. Our NAV is calculated daily and there can be no assurance that it will not fluctuate. See “Valuation Policies” for more details on how NAV has been, and will continue to be, calculated.”

The fourth sentence under the heading captioned “Valuations and appraisals of our properties and valuations of our investments in real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value, which could adversely affect the value of your investment.” on page 52 of the Prospectus is deleted in its entirety and replaced with the following:

“On every business day during the period from January 15, 2015 through and including July 21, 2015, our NAV per Common Share was equal to $12.51. On July 22, 2015, our board of directors approved an estimated NAV per Common Share equal to $12.49, calculated by our advisor, in accordance with our valuation guidelines. On every business day since then, our NAV per Common Share has been $12.49.”

MANAGEMENT

The table on page 78 of the Prospectus under the heading “Executive Officers and Directors” is deleted in its entirety and replaced with the following:

Name	Age (1)	Positions
Jacob Frydman	57	Chief Executive Officer, Secretary and Chairman of the Board of Directors
Roger F. Leibowitz	57	Chief Financial Officer
Dr. Daniel Z. Aronzon	67	Independent Director
David B. Newman	54	Independent Director

(1)	As of August 31, 2015.

The biographical capsule for Brian Buehler on page 79 of the Prospectus, under the heading “Executive Officers and Directors” is deleted in its entirety.

The biographical capsule for Steven Kahn under the heading “Executive Officers and Directors” on page 79 of the Prospectus is deleted in its entirety and replaced with the following:

“Roger F. Leibowitz is our Chief Financial Officer and the Chief Financial Officer of our Advisor. Mr Leibowitz currently serves, and will continue serving, as the Senior Vice President and Chief Financial Officer of our dealer manager. Mr. Leibowitz previously served from 2005-2013 as the Chief Financial Officer for Allied Beacon Partners, a securities broker/dealer, insurance agency and investment advisor. Mr. Leibowitz’s previous positions included Chief Operating Officer of the Bergman Group, Executive Director of the Richmond Jewish Foundation, and Vice President / Financial Officer at ING U.S. Retail Group.

Mr. Leibowitz graduated from the Virginia Polytechnic Institute & State University, Blacksburg, VA with a B.S. in accounting, and earned an M.B.A. at the Virginia Commonwealth University in Richmond, VA.”

S-14

The last sentence above the table under the heading “Compensation of Directors” on page 81 of the Prospectus is deleted in its entirety and replaced with the following:

“The following table sets forth information regarding compensation of our directors, including two former directors, during the fiscal year ended December 31, 2014:”

Footnote (2) under the heading “Compensation of Directors” on page 81 of the Prospectus is deleted in its entirety and replaced with the following:

“(2)	Mr. Vitale, a former director and executive officer of the Company who resigned from such positions on February 6, 2015, received no additional compensation for serving as a director. In connection with his resignation as an executive officer, Mr. Vitale received a grant of 1,527 Common Shares not subject to any vesting conditions and valued at $12.51 per share, which was the NAV per Common Share on the date of the grant, pursuant to the terms of his employment agreement with the Advisor.”

The table under the heading “Our Advisor” on page 85 of the Prospectus is deleted in its entirety and replaced with the following:

Name	Age (1)	Positions
Jacob Frydman	57	Chief Executive Officer and Chairman of the Board of Directors
Roger F. Leibowitz	57	Chief Financial Officer
Daniel C. Edelman	39	General Counsel and Chief Compliance Officer

(1)	As of August 31, 2015

The biographical capsule for Brian Buehler under the heading “Management—Our Advisor” on page 86 of the Prospectus is deleted in its entirety.

The biographical capsule for Steven Kahn under the heading “Management—Our Advisor” on page 86 of the Prospectus is deleted in its entirety and replaced with the following:

“Roger F. Leibowitz — See “Management— Executive Officers and Directors.””

The biographical capsule for Dov Shimanowitz under the heading “Our Advisor” on page 86 of the Prospectus is deleted in its entirety.

The first paragraph under the heading “Management Decisions” on page 91 of the Prospectus is deleted in its entirety and replaced with the following:

“Our advisor is responsible for recommending investments to us, negotiating the purchase of these investments, and making or recommending asset management decisions on behalf. Subject to the direction or approval of our board of directors, the following major decisions will be made by our advisor: decisions with respect to the retention of investment banks; marketing methods with respect to this offering; the termination or extension of this offering; the initiation of a follow-on offering; mergers and other change-of-control transactions; and certain significant press releases. The individuals who will be primarily responsible for our advisor’s decisions with respect to all the foregoing matters are Messrs. Frydman and Leibowitz.”

S-15

COMPENSATION TABLE

The section captioned “Compensation Table,” beginning on page 92 of the Prospectus, is deleted in its entirety and replaced with the following:

“COMPENSATION TABLE

We have no paid employees. Our advisor and its affiliates manage our day-to-day affairs. The following table summarizes all the compensation and fees we pay to our advisor and its affiliates, including amounts to reimburse their costs in providing services. We have also engaged in other financial transactions with our advisor and its affiliates in connection with acquisitions and investments and for other purposes. See “Conflicts of Interest—Related Party Transactions.” In the sole discretion of our advisor, our property manager or our board of directors or URP, as applicable, certain fees and commissions may be paid, in whole or in part, in cash or Common Shares. The selling commissions may vary for different categories of purchasers. See “Plan of Distribution.” This table assumes the Common Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fee. No effect is given to any Common Shares sold through our DRIP.

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
	Organization and Offering Stage
Selling Commissions(1)(2)	The dealer manager receives from the gross proceeds selling commissions equal to 7.0% of the maximum offering price per Common Share. No selling commissions are paid on sales of Common Shares under our DRIP. The Dealer Manager reallows all selling commissions to the participating broker-dealer or registered representative of the dealer manager who actually sold the Common Shares.	$1,332,569	$97,004,668 The actual amount will depend on the number of Common Shares sold.

Dealer Manager Fee(1)(2)	The dealer manager receives from the gross proceeds a dealer manager fee equal to 3.0% of the maximum offering price per Common Share. The dealer manager may reallow from the dealer manager fee up to 1.5% of the maximum offering price per Common Share to any participating broker-dealer for marketing support. No dealer manager fee is paid with respect to sales under our DRIP.	$589,542	$41,573,429 The actual amount will depend on the number of Common Shares sold.

Organization and Offering Expenses(3)	We reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses, which may include reimbursements to be paid to the dealer manager, registered investment advisors and participating broker-dealers for due diligence fees set forth in detailed and itemized invoices or per a contract.	$400,203	$27,715,620 The actual amount will depend on the number of Common Shares sold.

S-16

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Acquisition Fees(4)	We pay to our advisor or its assignees 1% of the contract purchase price of each property acquired (including our pro rata share (direct or indirect) of debt attributable to such property) or 1% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable. For purposes of this prospectus, “contract purchase price” or the “amount advanced for a loan or other investment” means the amount actually paid or allocated in respect of the purchase, development, construction or improvement of a property or the amount actually paid or allocated in respect of the purchase of loans or other real estate-related assets, in each case inclusive of any indebtedness assumed or incurred in respect of such investment but exclusive of acquisition fees and acquisition expenses.	$362,200	$12,212,444 (or $34,892,697 assuming we incur our expected leverage of 65% set forth in our investment guidelines).

Acquisition Expenses(5)	We reimburse our advisor for expenses actually incurred related to selecting, evaluating and acquiring assets on our behalf, regardless of whether we actually acquire the related assets. In addition, we pay third parties, or reimburse our advisor or its affiliates, for any investment-related expenses due to third parties, including, but not limited to, legal fees and expenses, travel and communications expenses, costs of appraisals, accounting fees and expenses, third-party brokerage or finder’s fees, title insurance expenses, survey expenses, property inspection expenses and other closing costs, regardless of whether we acquire the related assets. In no event will the total of all acquisition fees and acquisition expenses (including those paid to third parties, as described above) payable with respect to a particular investment exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.	$645,256	$7,327,467 (or $20,935,619 assuming we incur our expected leverage of 65% set forth in our investment guidelines).

Construction and Development Management Fee(4),(6)	We expect to engage our property manager to provide construction and development management services for some of our properties. Other than with respect to tenant improvements, as described below, we will pay a construction and development management fee in an amount of 2% of the cost of any construction or development that our property manager undertakes. When our property manager provides construction management services with respect to tenant improvements, the construction and development management fee may be up to, but will not exceed, 5% of the cost of the tenant improvements.	None.	Not determinable at this time.

S-17

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Asset Management Fees	We pay our advisor or its assignees a monthly fee equal to the greater of (a) one-twelfth (1/12) of 0.75% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) then owned plus one-twelfth (1/12) of 0.75% of the amount advanced for each loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment) then owned, and (b) one-twelfth (1/12) of 1% of the average of our daily NAV for the preceding month, payable on the first business day of each month.	$444,626	Not determinable at this time. Because the fee is based on a fixed percentage of NAV or contract purchase price or the amount advanced for a loan or other investment with respect to all our assets then owned during the months for which such fee is payable, there is no maximum dollar amount of this fee.

Property Management Fees	Property management fees equal to 4.5% of the monthly gross receipts from the properties managed by our property manager are payable monthly to our property manager. Our property manager may subcontract the performance of its property management duties to third parties, and our property manager may pay all or a portion of its property management fees to the third parties with whom it subcontracts for these services. We reimburse the costs and expenses incurred by our property manager on our behalf, including legal, travel and other out-of-pocket expenses that are directly related to the management of specific properties, as well as the expenses of third-party service providers. We do not, however, reimburse our property manager for the fees of third-party service providers, for general overhead costs or for the wages and salaries and other employee-related expenses of employees of our property manager other than employees who are engaged in the on-site operation, management, maintenance or access control of our properties.	$298,012	Not determinable at this time. Because these fees are based on a percentage of the monthly gross receipts, there is no maximum dollar amount to these fees.

Leasing Fees(8)	We expect to engage our property manager to provide leasing services with respect to our properties. We will pay a leasing fee to our property manager in an amount that is equal to 2% of the sum of all rent payments that a tenant will be contractually obligated to make under a renewal lease at the time of the execution of such renewal lease and 5% of the sum of all rent payments that a tenant will be contractually obligated to make under a new lease at the time of the execution of such new lease. A leasing fee will be payable upon the execution of the applicable lease. Our property manager may subcontract the performance of its leasing duties to third parties, and our property manager may pay all or a portion of its leasing fees to the third parties with whom it subcontracts for these services.	None.	Not determinable at this time. Because these fees are based on the sum of all rent payments due under leases, there is no maximum dollar amount to these fees.

S-18

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Oversight Fee	For services in overseeing property management and leasing services provided by any person or entity that is not our property manager or an affiliate of our property manager, we will pay our advisor an oversight fee equal to 1% of the gross revenues of the property managed.	$4,231	Not determinable at this time. Because the fee is based on a fixed percentage of gross revenue, there is no maximum dollar amount of this fee.

Operating Expenses(4)

We will reimburse our advisor’s costs of providing administrative services, subject to the limitation that we will not reimburse our advisor (except in limited circumstances) for any amount by which our total operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (i) 2% of average invested assets and (ii) 25% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. For these purposes, “average invested assets” means, for any period, the average of the aggregate book value of our assets (including lease intangibles) invested, directly or indirectly, in equity interests in and loans secured by real estate assets (including amounts invested in REITs and other real estate operating companies) before deducting depreciation or bad debts or other non-cash reserves, computed by taking the average of these values at the end of each month during the period.

Additionally, we will reimburse our advisor for personnel costs in connection with other services, in addition to paying an asset management fee; however, we will not reimburse our advisor for personnel costs in connection with services for which the advisor receives acquisition fees or real estate disposition commissions.

		During the period from January 1, 2014 to May 19, 2015, we advanced $5,544,676 in cash to our advisor and its affiliates upon the receipt of invoices for their operating and acquisition expenses and recorded the amounts advanced as due from affiliates on our balance sheets. During May 2015, our advisor took steps to satisfy its obligation to repay these advances to us. See “Conflicts of Interest — Related Party Transactions — Advances to Advisor and its Affiliates.” Since then, no additional amounts have been advanced and no additional steps have been taken to repay the advances.	Not determinable at this time.

Financing Coordination Fee(4)	If our advisor provides services in connection with the origination or refinancing of any debt that we obtain and use, directly or indirectly, to finance properties or other investments, or that we assume, directly or indirectly, in connection with the acquisition of properties or other investments, we pay the advisor or its assignees a financing coordination fee equal to 1% of the amount available or outstanding under such financing or such assumed debt. Our advisor may reallow some of or all this financing coordination fee to reimburse third parties with whom it may subcontract to procure such financing.	$371,400	Not determinable at this time. Because the fee is based on a fixed percentage of any debt financing, there is no maximum dollar amount of this fee.

S-19

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*

Supplemental Transaction-Based Advisory Fees(4)	If our independent directors approve, we may engage URP, from time to time, to provide certain services, which might include brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties. We only engage URP for such services if it can provide the same level of service as an unaffiliated third party provider and at a cost similar to that of an unaffiliated third party. As a result, on a single acquisition transaction, we may pay to our affiliates an acquisition fee, a financing coordination fee, a supplemental brokerage fee, a supplemental financing fee and a supplemental joint venture advisory fee.	$259,000	Not determinable at this time.

Awards Under Our Stock Incentive Plan	We have adopted a stock incentive plan, pursuant to which our independent directors, officers and employees (if we ever have employees), employees of our advisor and other affiliates, certain of our consultants and certain consultants to our advisor and other affiliates, who, directly or indirectly, provide consulting services to us may be granted equity incentive awards in the form of stock options, stock appreciation rights, restricted stock, performance shares and other stock-based awards. Our compensation committee will determine all awards under our stock incentive plan and the vesting schedule for the grants.

In connection with an employment agreement between our advisor and one of its officers, we recorded $11,082 of compensation expense during the six month period through June 30, 2015 related to grants under the stock incentive plan.

In the quarter ended March 31, 2015, employees of our advisor received grants under the stock incentive plan totaling 1,970 Common Shares not subject to any vesting conditions resulting in compensation expense of $19,109 pursuant to the terms of their employment agreements with the advisor.

During the year ended December 31, 2014, we granted 30,341 Common Shares under the stock incentive plan all of which were fully vested as of December 31, 2014. Of the 30,341 Common Shares granted, 22,825 were granted to employees of an affiliate of ours and to an independent consultant for services provided to us. These Common Shares were recorded as a reduction to a liability due to an affiliated entity. The remaining 7,516 Common Shares granted were expensed in the period in which they vested resulting in compensation expense of $51,331 and $19,404 being allocated to deferred offering costs during the year ended December 31, 2014. During the year ended December 31, 2014, we expensed $36,000 related to the 2013 grant.

			The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under our stock incentive plan will not exceed 5.0% of our outstanding Common Shares on a fully diluted basis at any time (subject to adjustment for stock splits, combinations, reclassifications, reorganizations and certain other specified events pursuant to the stock incentive plan).

S-20

Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Compensation of Independent Directors

We pay to each of our independent directors a retainer of $30,000 per year (the chairperson of the audit committee also will receive an additional annual award of $15,000), plus $2,000 for each board or board committee meeting the director attends in person, and $1,500 for each meeting the director attends by telephone or remotely. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day.

We may issue Common Shares pursuant to our stock incentive plan in lieu of paying an independent director his or her annual fees or meeting fees in cash. Our independent directors also may receive awards under our stock incentive plan. Our compensation committee will determine all awards to our independent directors under our stock incentive plan and the vesting schedule for such awards.

During the period from January 1, 2015 through August 31, 2015, we granted 6,314.0784 Common Shares to our directors as partial payment of their annual fees. The balance of the 2014 fees, totaling $95,500, was paid in cash.

During the year ended December 31, 2014, we granted 4,787 Common Shares to our directors as partial payment of their annual fees. The balance of the 2014 fees, totaling $108,208, was paid in cash.

Assuming we have three independent directors, the independent directors, as a group, will receive for a full fiscal year, estimated aggregate compensation of approximately $260,000, payable in cash or Common Shares. We currently have two independent directors.

Subordinated Share of Annual Cash Flows	Our advisor will receive, annually, an amount equal to 15% of any net cash flows in respect of each calendar year remaining after payment to holders of Common Shares of distributions (including from sources other than operating cash flow) for such calendar year, such that the holders of Common Shares have received a 7% pre-tax, non- compounded annual return on the capital contributed by holders of Common Shares. “Net cash flows” means, for any period, the excess of: (i) the sum of (A) our revenues for such period, as determined under GAAP, from ownership and/or operation of properties, loans and other investments and (B) the net cash proceeds we realize during such period from any sales of assets; over (ii) the sum of all costs and expenses paid or incurred by us, as determined under GAAP, that are in any way related to our operation or to corporate business, including advisory fees, the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and listing of our Common Shares, interest payments, taxes, non-cash expenditures such as depreciation, amortization and bad debt reserves, incentive fees paid in compliance with the North America Securities Administration Association Statement of Policy Regarding Real Estate Investment Trusts (“NASAA REIT Guidelines”), acquisition fees and acquisition expenses, real estate commissions on the sale of property and other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property). Our use of “net cash flow”, a non-GAAP measure, as a metric instead of GAAP net income likely will result in the payment of a higher amount to our advisor than if our advisor were to receive, annually, an amount equal to 15% of GAAP net income after payment of such 7% annual return. We cannot assure you that we will provide such 7% annual return, which we have disclosed solely as a measure for our advisor’s incentive compensation. Because such 7% annual return may consist in part of distributions from sources other than operating cash flow, the source of such 7% annual return may not be entirely from net income; to the extent that the source of such 7% annual return is not from net income, then the value of your Common Shares may be impacted negatively. Our advisor may have an incentive to increase the amount of distributions from sources other than operating cash flow in order to maximize its subordinated share of annual cash flows. Our advisor may receive a subordinated share of annual cash flows even if distributions to holders of Common Shares have exceeded our cash flows from operations.	None.	Actual amounts depend on the results of our operations; we cannot determine these amounts at the present time.

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Type of Compensation	Determination of Amount	Amount Paid During the Period from January 1, 2014 through June 30, 2015	Estimated Amount for Maximum Offering (100,000,000 Common Shares)*
Real Estate Disposition Commissions(4)	For substantial assistance in connection with the sale of properties, we will pay our advisor or its affiliates a real estate disposition commission equal to 2% of the contract sales price of such property, but in no event will such commission be greater than one-half of a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property; provided, however, that in no event may the real estate commissions paid to our advisor, its affiliates and unaffiliated third parties exceed the lesser of 6% of the contract sales price and a real estate commission that is reasonable, customary and competitive in light of the size, type and location of the property. Our independent directors will determine whether the advisor or its affiliates have provided substantial assistance to us in connection with the sale of a property. Substantial assistance in connection with the sale of a property includes the preparation by our advisor or its affiliates of an investment package for the property (including an investment analysis, an asset description and other due diligence information) or such other substantial services performed by the advisor or its affiliates in connection with a sale.	None.	Not determinable at this time. Because the commission is based on a fixed percentage of the contract price for a sold property, there is no maximum dollar amount of these commissions.

Sponsor Preferred Shares (or Common Shares, if Sponsor Preferred Shares are converted)

Upon (and for 180 days following) the occurrence of a Triggering Event, as defined under “Description of Shares — Sponsor Preferred Shares,” each outstanding Sponsor Preferred Share becomes convertible into one Common Share for each $100 million, rounded down to the nearest $100 million, of gross proceeds raised by us through the date of conversion in this public offering and any subsequent public offering of Common Shares, combined.

Following our liquidation, dissolution or winding up, our sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined below, plus a non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. The term “Invested Capital” means the amount calculated by multiplying the total number of Common Shares issued by us by the original issue price for each such Common Share, reduced by an amount equal to the total number of Common Shares that we repurchased under our share repurchase program, as the same may be amended, supplemented or replaced from time to time, multiplied by the original issue price for each such repurchased Common Share when initially purchased from us.

		None.	If the Sponsor Preferred Shares are converted into Common Shares, their value is estimated to range from $0 (if less than $100 million of gross proceeds is raised) to $81.2 million (if the maximum offering is sold). (These estimates assume that a Common Share is worth $12.49 and that no investors participate in our DRIP).

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___________

*	For purposes of calculating the estimated fee amounts set forth in the table, we assumed (a) that we sell the maximum of 100,000,000 Common Shares in this offering at a price based on our NAV per Common Share of $12.49 as of August 31, 2015, an assumption that does not give effect to any pricing structure that existed prior to July 22, 2015, or any future NAV per Common Share, (b) that no Common Shares will be sold through RIAs or through other distribution channels without a selling commission, and (c) that no Common Shares under our DRIP are sold. We also did not take into consideration the effect that the repurchase of Common Shares by our stockholders (through our share repurchase program) would have upon such fee amounts.
(1)	Our dealer manager will repay to the company any excess over FINRA’s 10% cap if the offering is abruptly terminated after reaching the minimum amount, but before reaching the maximum amount, of offering proceeds.
(2)	The amount of selling commissions and dealer manager fee may be reduced under certain circumstances for volume discounts. See “Plan of Distribution” for a description of such provisions.
(3)	These organization and offering expenses include all costs and expenses to be paid by us in connection with our formation and an offering, including our legal, accounting, printing, mailing and filing fees, charge of our escrow agent, reimbursements to our dealer manager, registered investment advisors and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices or per a contract, amounts to reimburse our advisor for its portion of the salaries of the employees of its affiliates who provide services to our advisor, and other costs in connection with administrative oversight of such offering and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by our dealer manager or participating broker-dealers. Our advisor will advance our organization and offering expenses to the extent we do not have the funds to pay such expenses. We will reimburse our advisor up to 2% of the total offering price paid by investors (which includes proceeds to us from the sale of Common Shares, plus applicable selling commissions and dealer manager fee) for organization and offering expenses.
(4)	In the sole discretion of our advisor, our property manager or URP, as applicable, this fee, commission or expense reimbursement may be paid, in whole or in part, in cash or Common Shares, or any combination thereof. For the purposes of the payment of this fee, each Common Share will be valued at NAV per Common Share.
(5)	In addition, if during the period ending two years after the close of the offering, we sell an investment and then reinvest in other investments, we will pay our advisor any acquisition fees in respect of such other investments, along with reimbursement of acquisition expenses in respect of such other investments; provided, however, that in no event shall the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable in respect of such reinvestment exceed 6% of the contract purchase price of each property (including our pro rata share (direct or indirect) of debt attributable to such property) or 6% of the amount advanced for a loan or other investment (including our pro rata share (direct or indirect) of debt attributable to such investment), as applicable.

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(6)	We may make periodic progress payments or other cash advances to developers or builders of our properties prior to completion of development or construction only upon receipt of an architect’s certification as to the percentage of the project then completed and as to the dollar amount of the development or construction then completed. We intend to use such additional controls on disbursements to builders and developers as we deem necessary and prudent. We will not undertake improvements that would cause any of our income from the applicable property to be treated as other than rents from real property for purposes of the applicable REIT requirements described under the section titled “Material U.S. Federal Income Tax Considerations” in this prospectus.
(7)	The asset management fee may be paid, in whole or in part, at the discretion of our board of directors, in cash or Common Shares, or any combination thereof. For the purposes of the payment of the asset management fee in Common Shares, each Common Share will be valued at NAV per Common Share.
(8)	Leasing fees will be payable at the time of execution of a lease or renewal lease. If the tenant subsequently defaults under its lease obligations, in accordance with industry practice, our property manager will not be obligated to remit the leasing fees to us. Therefore, our property manager may have an incentive to lease to a less creditworthy tenant (a) in order to expedite the collection of a leasing fee, and (b) because if the tenant breaks the lease, our property manager may have a second opportunity to earn a leasing fee.
(9)	Operating expenses will include reimbursement of our advisor for personnel costs, including certain salaries and benefits payable to our officers who are also executive officers, key personnel or members of our advisor. See “Management.” The anticipated amount of reimbursement for compensation, including base salary, bonuses and related benefits, on an annual basis for our executive officers is approximately $600,000.
(10)	Our sponsor will receive no compensation directly from us, except that, as described in various places throughout this prospectus, the issuance to our sponsor of its Sponsor Preferred Shares will result in us recognizing compensation expense for accounting purposes if certain events occur. Consistent with the accounting treatment, the Sponsor Preferred Shares will constitute an economic benefit to our sponsor measured by the difference between the purchase price for the Sponsor Preferred Shares and the value of Common Shares into which they are converted. Based on our NAV per Common Share of $12.49 as of August 31, 2015 and assuming we sell all 100,000,000 Common Shares we are offering with the maximum selling commissions and dealer manager fees and with no reinvestments of distributions, our sponsor’s ownership position as a result of the conversion of the Sponsor Preferred Shares would be a maximum of 6.5% of the total number of Common Shares’ outstanding following the conversion. As of the date of this prospectus, we have raised approximately $29.5 million in gross proceeds from this offering. If we raise less than $100,000,000 in gross proceeds from this offering, no Common Shares would be issued upon conversion of the Sponsor Preferred Shares. If the maximum offering is achieved, for the consideration of $50,000, the potential value of our sponsor’s holdings at $12.49 per Common Share would be $81.2 million upon conversion, assuming no investors participate in our DRIP. Following our liquidation, dissolution or winding up, our sponsor will receive 15% of the amount of any excess of the proceeds over the amount of Invested Capital, as defined above and under “Description of Shares — Sponsor Preferred Shares,” plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital.”

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STOCK OWNERSHIP

The disclosure under the heading “Stock Ownership” on page 103 of the Prospectus is deleted in its entirety and replaced with the following:

“The following table sets forth the beneficial ownership of our Common Shares as of August 31, 2015 for each person or group that holds more than 5% of our Common Shares, for each director and executive officer and for our directors and executive officers as a group. To our knowledge, each person that beneficially owns our Common Shares has sole voting and investment power with regard to such Common Shares.

Name of Beneficial Owner(1)	Number of Common Shares Beneficially Owned	Percent of Class
United Realty Advisor Holdings LLC(2)	22,066	*
Jacob Frydman(2)	47,058	1.82%
Steven Kahn(3)	—	—
Roger F. Leibowitz	—	—
Dr. Daniel Z. Aronzon	5,184	*
David B. Newman	5,851	*
All directors and officers as a group	80,159	3.09%

 ____________________

* Less than 1%.

(1)	The business address of each beneficial owner listed, except for Steven Kahn, is 60 Broad Street, 34th Floor, New York, New York 10004. We have also agreed to award restricted shares to certain officers and associated persons of United Realty Securities.

(2)	United Realty Advisor Holdings LLC is controlled and indirectly owned by Jacob Frydman. Accordingly, the Common Shares beneficially owned by United Realty Advisor Holdings LLC are included in the Common Shares beneficially owned by Mr. Frydman.

(3)	On August 17, 2015, Jacob Frydman, the Chairman of our Board and the Chief Executive Officer terminated Steven Kahn as our Chief Financial Officer. At the time of his termination, Mr. Kahn did not exercise options to purchase 50,000 additional Common Shares at a price of $9.50 per Common Share he received pursuant to his employment agreement with our advisor. On September 10, 2015, 3,172 restricted Common Shares that had been issued to Mr. Kahn were redeemed in exchange for $37,655.57 in cash.

In addition to the foregoing, our sponsor owns 500,000 Sponsor Preferred Shares. The Sponsor Preferred Shares are convertible into Common Shares pursuant to the formula and on the terms and subject to the conditions set forth under “Description of Shares —Sponsor Preferred Shares.””

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CONFLICTS OF INTEREST

The second paragraph under the heading “Allocation of Our Affiliates’ Time” on page 106 of the Prospectus is hereby deleted in its entirety and replaced with the following:

“We believe that our executive officers will devote the time required to manage our business and expect that the amount of time a particular executive officer devotes to us will vary during the course of the year and depend on our business activities at a given time. For example, our executive officers may spend significantly more time focused on our activities when we are reviewing potential property acquisitions or negotiating a financing arrangement than during times when we are not. It is difficult to predict specific amounts of time an executive officer will devote to our company. We believe that Messrs. Frydman and Leibowitz will devote a substantial majority of their time to us. There is no assurance that our expectations are correct and our executive officers may devote more or less time to us than as described above.”

The section captioned “Related Party Transactions with Independent Directors” beginning on page 108 of the Prospectus is replaced in its entirety with the following disclosure:

“Related Party Transactions

Hanes DST Acquisition

In July 2015, we advanced $550,000 in cash, or the Hanes Initial Deposit, to United Realty Funds Management, LLC, or Funds Management, an entity wholly owned and controlled by affiliates of Jacob Frydman, our chairman and chief executive officer, to allow it to make a deposit required by the purchase and sale agreement entered into on April 13, 2015, or the Hanes PSA, between Highwoods Realty Limited Partnership, or the Highwoods Seller, and Funds Management pursuant to which Funds Management had the right to acquire the property located at 799 Hanes Mall Boulevard, Winston-Salem, NC, or the Hanes Property, for $15.3 million. On July 23, 2015, Funds Management assigned its rights and obligations under the Hanes PSA to UR Hanes, DST, or Hanes DST, a Delaware statutory trust sponsored and controlled by Funds Management, such that Hanes DST would pay $16.3 million for the Hanes Property. The $1.0 million difference between the purchase price for Funds Management and Hanes DST represents the $1.0 million fee for assigning Hanes DST its rights and obligations under the Hanes PSA that Funds Management is entitled to receive in connection with the transaction that has not yet been paid, or the Hanes Assignment Fee. The Hanes Assignment Fee will be fully earned and payable by Hanes DST at the acquisition closing. In addition, an acquisition fee of $489,000 will be due to Funds Management at the Acquisition Closing. We refer to each such unit representing a 1% beneficial interest in Hanes DST as a Hanes Unit. The Hanes Units are being offered by the dealer manager to private investors for $85,621 per Hanes Unit, of which $6,850 may be payable to the dealer manager as sales commissions or expenses. To date, the dealer manager has waived its right to receive any amounts under these selling arrangements, although it has continued to participate in the offering of the Hanes Units, which remains open until January 15, 2016, subject to the Sponsor’s right to extend the offering an additional 180 days. If and when all 100 Hanes Units are sold, the total cost to Hanes DST for the Hanes Property will be $18.6 million, representing the $15.3 million paid at closing, $1.0 million for the Hanes Assignment Fee and $2.3 million on account of offering expenses, reserves and transaction fees due to various third parties.

On July 23, 2015, Hanes DST acquired the Hanes Property, and we, through our operating partnership, entered into a Purchase Agreement with Funds Management to purchase 7.13 Hanes Units for $550,000, all of which was deemed to have been previously paid through the advance of the Hanes Initial Deposit. As of August 31, 2015, 13.868 Hanes Units had been purchased by third-party investors and us and 86.132 Hanes Units had been purchased or are being held by Funds Management. All but one of the Hanes Units purchased or held by Funds Management are still available for sale to additional third-party investors. If any Hanes Units have not been sold by the close of the offering, Funds Management will either retain them or purchase them for its own account and effectively fund a pro-rata portion of the payment of the Hanes Assignment Fee to it with its own money. In any event, we have no obligation to purchase additional Hanes Units from Funds Management and do not intend to do so.

The total amount paid in cash by Hanes DST at the closing was $15.7 million, which was funded through a $10.0 million mortgage loan taken out by Hanes DST, secured by the Hanes Property, and $5.7 million from the sale of Hanes Units to us, third-party investors and Funds Management. This amount was comprised of $15.3 million paid to the sellers of the Hanes Property under the Hanes PSA and the balance paid to various third parties to cover offering expenses, reserves and transaction fees.

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 A holder of Hanes Units is entitled to a proportionate share in distributions from the operations or sale of the Hanes Property, after paying or reimbursing Funds Management for any reasonable fees or expenses paid by Funds Management on behalf of Hanes DST and reserving and retaining such additional amounts as Funds Management determines are necessary to pay anticipated ordinary current and future Hanes DST expenses. Hanes Units are also subject to transfer restrictions and other restrictions on ownership. Holders of Hanes Units have no rights to contribute additional assets, to vote or to otherwise direct in any manner the operations of Hanes DST or the actions of Funds Management, in it its capacity as manager of Hanes DST. As manager under the trust agreement governing Hanes DST, Funds Management manages and directs the investment activities and affairs of Hanes DST and, among other things, is authorized and directed to take all actions required to ensure Hanes DST’s obligations under its indebtedness are met, rents on the Hanes Property are collected and that distributions are made to holders of Hanes Units. In this capacity, Funds Management has no fiduciary duties whatsoever to Hanes DST or to the holders of Hanes Units, and Funds Management is, among other things, also entitled to receive reimbursement for its expenses in connection with its duties and, together with its officers, directors employees and agents, to be indemnified by Hanes DST and holders of Hanes Units against any losses arising out of the performance of its duties as manager except for losses resulting from fraud or gross negligence. During the period that Hanes DST has been in existence, there have been no reimbursements of acquisition fees to Funds Management and no indemnification claims.

In addition, Funds Management will serve as the property manager of the Hanes Property and will receive an annual fee equal to the lesser of 3.0% of gross revenue or the maximum allowable amount reimbursable by the Tenant in accordance with the original lease. In addition, Funds Management will be reimbursed for its out-of-pocket expenses not covered by gross income from the Hanes Property. Through August 31, 2015, Funds Management has accrued $4,079.75 in fees pursuant to this arrangement.

In addition, Funds Management also serves as the asset manager of the Hanes Property and receives an annual fee equal to $40,750 per annum, pro-rated and paid monthly in arrears. In addition, Funds Management will be reimbursed for its out-of-pocket expenses in its capacity as asset manager. Through August 31, 2015, $4,188.19 in asset management fees have accrued pursuant to this arrangement that are payable to Funds Management.

Finally, in connection with the purchase of the Hanes Units, we intend to pay acquisition fees of $6,110 to our advisor and incurred no acquisition expenses.

See “Description of Real Estate Investments— Hanes DST Acquisition.”

Carnegie Acquisition

In connection with acquisition and financing of the Carnegie Property (as defined in “Description of Real Estate Investments — Carnegie Property”) in December 2014 and a refinancing in March 2015, an entity wholly owned by Jacob Frydman, our chairman and chief executive, provided guarantees and collateral required to complete the pursuant to side letter agreements. Mr. Frydman did not receive any fees in exchange for providing these guarantees and collateral.

See “Description of Real Estate Investments — Carnegie Property” for further details on the terms of the acquisition, the financings, the side letters and the amounts involved therein.

Lippincott DST Acquisition

In February 2015, we advanced $100,000 in cash, or the Lippincott Initial Deposit, to United Realty Funds Management, LLC, or Funds Management, an entity wholly owned and controlled by Jacob Frydman, our chairman and chief executive officer, to allow it to make a soft deposit required by the purchase and sale agreement entered into on January 29, 2015, or the Lippincott PSA, between Lippincott Real Estate Associates, LLC, or the Lippincott Seller, and Funds Management pursuant to which Funds Management had the right to acquire the property located at 402 and 404 Lippincott Drive, Marlton, NJ, or the Lippincott Property, for $9.5 million. On March 4, 2015, Funds Management assigned its rights and obligations under the Lippincott PSA to UR Lippincott, DST, or Lippincott DST, a Delaware statutory trust sponsored and controlled by Funds Management, such that Lippincott DST would pay $11.8 million for the Lippincott Property.

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 The $2.3 million difference between the purchase price for Funds Management and Lippincott DST represents the $2.3 million fee for assigning Lippincott DST its rights and obligations under the Lippincott PSA that Funds Management is entitled to receive in connection with the transaction that has not yet been paid, or the Lippincott Assignment Fee. The full Lippincott Assignment Fee will become payable when all 100 units of beneficial interest in Lippincott DST are sold. We refer to each such unit representing a 1% beneficial interest in Lippincott DST as a Lippincott Unit. Until July 14, 2015, the Lippincott Units were being offered by the dealer manager to private investors for $73,000 per Lippincott Unit, of which $6,570 was payable to the dealer manager as sales commissions or expenses. However, the dealer manager waived its right to receive any amounts under these selling arrangements, although it continued to participate in the offering of the Lippincott Units, and will not under any circumstances receive any sales commissions or expenses in connection with the closed offering. If all 100 Lippincott Units are sold, the total cost to Lippincott DST for the Lippincott Property would have been $13.8 million, representing the $10.5 million paid at closing, $2.3 million for the Lippincott Assignment Fee and $1.0 million on account of offering expenses, reserves and transaction fees due to various third parties.

On May 15, 2015, Lippincott DST acquired the Lippincott Property, and we, through our operating partnership, entered into a Purchase Agreement with Funds Management to purchase five Lippincott Units for $365,000, of which $100,000 was deemed to have been previously paid through the advance of the Lippincott Initial Deposit and $265,000 was paid in cash to Lippincott DST on May 15, 2015. Thereafter, through August 31, 2015, we purchased an additional 11.85 Lippincott Units for $865,000, increasing our aggregate investment to $1,230,000 or 16.85 Lippincott Units through two additional purchase agreements. As of August 31, 2015, 92.664 Lippincott Units had been purchased by third-party investors and us and 7.336 Lippincott Unit had been purchased or are being held by Funds Management. All but one of the Lippincott Units purchased or held by Funds Management are still available for sale to additional third-party investors. With respect to the Lippincott Units that were not sold by the close of the offering, Funds Management will either retain them or purchase them for its own account and effectively fund the payment of the Lippincott Assignment Fee to it with its own money. In any event, we have no further obligations to purchase additional Lippincott Units from Funds Management and do not intend to do so.

The total amount paid in cash by Lippincott DST at the closing was $10.5 million, which was funded through a $6.5 million mortgage loan taken out by Lippincott DST secured by the Lippincott Property and $4.0 million from the sale of Lippincott Units to us, third-party investors and Funds Management. This amount comprised of $9.5 million paid to the sellers of the Lippincott Property under the Lippincott PSA and the balance paid to various third parties to cover offering expenses, reserves and transaction fees.

A holder of Lippincott Units is entitled to a proportionate share in distributions from the operations or sale of the Lippincott Property, after paying or reimbursing Funds Management for any reasonable fees or expenses paid by Funds Management on behalf of Lippincott DST and reserving and retaining such additional amounts as Funds Management determines are necessary to pay anticipated ordinary current and future Lippincott DST expenses. Lippincott Units are also subject to transfer restrictions and other restrictions on ownership. Holders of Lippincott Units have no rights to contribute additional assets, to vote or to otherwise direct in any manner the operations of Lippincott DST or the actions of Funds Management, in it its capacity as manager of Lippincott DST. As manager under the trust agreement governing Lippincott DST, Funds Management manages and directs the investment activities and affairs of Lippincott DST and, among other things, is authorized and directed to take all actions required to ensure Lippincott DST’s obligations under its indebtedness are met, rents on the Lippincott Property are collected and that distributions are made to holders of Lippincott Units. In this capacity, Funds Management has no fiduciary duties whatsoever to Lippincott DST or to the holders of Lippincott Units, and Funds Management is, among other things, also entitled to receive reimbursement for its expenses in connection with its duties and, together with its officers, directors employees and agents, to be indemnified by Lippincott DST and holders of Lippincott Units against any losses arising out of the performance of its duties as manager except for losses resulting from fraud or gross negligence. During the period that Lippincott DST has been in existence, there have been no reimbursements of acquisition fees to Funds Management and no indemnification claims.

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In addition, Funds Management serves as the property manager of the Lippincott Property and will receive an annual fee equal to $24,000 per annum, pro-rated and paid monthly in arrears. Funds Management will be reimbursed for its out-of-pocket expenses not covered by gross income from the Lippincott Property. Through August 31, 2015, Funds Management has received $7,000 in fees pursuant to this arrangement.

Finally, in connection with the purchase of the Lippincott Units, we intend to pay acquisition fees of $12,300 to our advisor and incurred no acquisition expenses.

See “Description of Real Estate Investments— Lippincott DST Acquisition.”

Route 9W Acquisition

On May 20, 2015, an undeveloped land parcel located on Route 9W, Ulster County, NY, or Route 9W, consisting of approximately 11 acres of land owned and controlled by an affiliate of our chairman and chief executive officer, was deeded to our advisor. Thereupon, our advisor immediately deeded it to us. Our preliminary estimate of the value of Route 9W is $2.5 million based on a 2008 appraisal, but this estimate is preliminary and subject to change. The ultimate value ascribed to Route 9W will be based on a new third-party appraisal, once completed. If the third-party appraisal is less than $2.5 million, we will adjust the value at that time and our advisor has agreed to pay us an amount in cash equal to the difference.

See “Description of Real Estate Investments— Route 9W Acquisition.”

At the time of the transfers of Route 9W on May 20, 2015, Route 9W was also subject to a mortgage lien in favor of the Carnegie Seller, which mortgage lien still exists. See “Description of Carnegie Property—Capitalization.”

Third-Party Note

On May 19, 2015, a note, or the Third-Party Note, in our favor in the amount of approximately $2.7 million was executed by CM Realty Holdings, LLC, an entity wholly owned and controlled by Craig Marshak, a non-affiliated third party. The Third-Party Note is guaranteed by our advisor and was substituted for the outstanding balance of the Advisor Demand Note (defined under “—Advances to Advisor and its Affiliates”) upon its surrendered for cancellation in connection with the execution of the Third-Party Note. Similarly to the Advisor Demand Note, the Third-Party Note is due on demand and bears interest at a rate of 1.5% per annum.

As of August 31, 2015, approximately $2.7 million, including $11,207 in accrued interest, was outstanding under the Third-Party Note.

Advances to Advisor and its Affiliates

During the period from January 1, 2014 to May 19, 2015, we advanced funds to our advisor and its affiliates upon the receipt of invoices for their operating and acquisition expenses and recorded the amounts advanced as due from affiliates on our balance sheets.

Our advisor did not repay any of these advances during the period they were outstanding. These advances were documented through a promissory note, or the Advisor Demand Note, that was executed by our advisor in favor of us periodically, most recently on March 31, 2015. The Advisor Demand Note was due on demand and bore interest at a rate of 1.5% per annum, which totaled $19,788 for the period from March 31, 2014 to May 19, 2015. There were no other material terms associated with our advisor’s obligation to repay these advances to us.

Subsequently, our advisor took steps to satisfy its obligation to repay these advances to us by: (i) crediting of the Initial Deposit towards our purchase of five Lippincott Units (see “—Lippincott DST Acquisition”); (ii) assigning us all right, title and interest to Route 9W subject to a mortgage lien in favor of the Carnegie Seller, which mortgage lien still exists (see “—Route 9W Acquisition”); and (iii) making a $200,000 cash payment to us. Our advisor also arranged for the execution of the Third-Party Note in substitution for the remaining balance due under the Advisor Demand Note after the reductions described in the preceding sentence. The Advisor Demand Note was surrendered for cancellation in connection with the execution of the Third-Party Note. See “—Third-Party Note.” Moreover, no additional amounts have been advanced since these steps were taken.

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Director Legal Services

During the year ended December 31, 2014, we incurred $45,621 for legal services to Levine & Levine, P.C., an entity controlled by Robert S. Levine, who was at the time one of our independent directors. Mr. Levine declined to stand for reelection at our annual meeting held in June 2015.”

DESCRIPTION OF REAL ESTATE INVESTMENTS

The fourth paragraph under the heading captioned “Myrtle Beach Medical Office Building—Capitalization” beginning on page 126 of the Prospectus is deleted in its entirety and replaced with the following:

“The approximately $3.2 million of cash from our operating partnership includes $1.7 million in proceeds from our operating partnership’s issuance to two third parties of an aggregate of 17 Class MB Units of limited partnership interest, or MB Units. Our operating partnership issued 12 MB Units to one of the two investors in consideration for a capital contribution of $1.2 million. Such 12 MB Units were redeemed by our operating partnership in December 2014 for $1.34 million, which was inclusive of an annualized return of 10% of the amount of the capital contribution. Our operating partnership issued five MB Units to the other investor in consideration for a capital contribution of $500,000. Such MB Units entitled the holder thereof to an annualized preferred return of 10% on the amount of the capital contribution, which was payable at the same time as distributions were made to the other limited partners of our operating partnership. Such five MB Units were redeemed by our operating partnership in May 2015 at par for $500,000.”

The fourth and fifth paragraphs under the headings captioned “Carnegie Property—Capitalization” beginning on page 126 of the Prospectus, are deleted in their entirety and replaced with the following:

“On December 16, 2014, to fund a portion of the cost of the acquisition of the Carnegie Property, we borrowed a principal amount of $1.8 million under a mezzanine loan, or the Mezzanine Loan, from the Carnegie Seller. The Mezzanine Loan bore interest at an initial rate of 6% per annum, which would have increased to a rate of 8% per annum on March 31, 2015. Interest would have accrued but would not have been payable until January 6, 2020, when all principal and accrued interest would have become due and payable. The Mezzanine Loan was secured by a security interest in the Carnegie Property, guaranteed by us, and could be accelerated only in the event of a default. We were able to prepay all or any portion of the principal amount under the Mezzanine Loan without penalty. Pursuant to a side letter, or the December Side Letter, entered into in connection with the Mezzanine Loan between and among the Carnegie Seller, the POE and W.A. Lloyd, LLC , or WAL, a limited liability company controlled by Jacob Frydman, our chairman and chief executive officer, if the POE did not prepay the principal amount of the Mezzanine Loan by February 28, 2015, the Carnegie Seller would have been entitled to excess cash flow under the Mortgage Loan and WAL would have been required to contribute, as additional collateral for the Mezzanine Loan, Route 9W, a separate property, that is unconnected to the Carnegie Seller, located in New York and then owned and controlled by WAL.

S-30

 On March 25, 2015, pursuant to a letter agreement between and among the Carnegie Seller, the POE and WAL, we repaid the Mezzanine Loan, and the obligations of the parties under the December Side Letter were satisfied, by providing the Carnegie Seller the following consideration: (i) $1.0 million in cash; (ii) execution of a new promissory note, or the New Note, by the SPE in favor of the Carnegie Seller in the amount of $767,960 which bears interest at a rate of 6% per annum and matures on September 24, 2015; (iii) a guaranty, or the WAL Guaranty, of the obligations under the New Note by WAL; (iv) a mortgage lien granted by WAL in favor of the Carnegie Seller on Route 9W to secure the WAL Guarantee; and (v) a release of a note given by an affiliate of the Carnegie Seller in favor of us on February 4, 2015 in the amount of $60,959.34. On May 19, 2015, Route 9W was transferred to us in partial satisfaction of obligations owed to us by our advisor, subject to the mortgage lien in favor of the Carnegie Seller described above. “Conflicts of Interest — Conflicts of Interest — Related Party Transactions— Route 9W Acquisition.” On August 31, 2015, we entered into a modification agreement to repay one-half of the principal balance of $767,960 under the New Note, and extend the maturity date on the remaining unpaid balance of $383,980 plus accrued and unpaid interest to December 31, 2015.

See “Conflicts of Interest – Related Party Transactions— Carnegie Acquisition” for further details.

On May 20, 2015, Route 9W was deeded to our advisor. Thereupon, our advisor immediately deeded it to us, subject to a mortgage lien granted by WAL in favor of the Carnegie Seller as partial satisfaction of obligations owed by our advisor to us. See “Conflicts of Interest — Related Party Transactions— Route 9W Acquisition” for further details.”

The following disclosures are added immediately after the section captioned “Carnegie Property” beginning on page 131 of the Prospectus:

“Hanes DST Acquisition

We acquired 7.13 Hanes Units representing 7.13% of the interests in UR Hanes DST for a total purchase price of $611,000 on July 23, 2015. In connection with the purchase, we intend to pay acquisition fees of $6,110 to our advisor and incurred no acquisition expenses. UR Hanes DST purchased the property located at 799 Hanes Mall Boulevard, Winston-Salem, NC, or the Hanes Property. The Hanes Property is a 101,555 square foot single-tenant office building constructed in 1987. The property is 100% leased to US Airways.

See “Conflicts of Interest – Related Party Transactions— Hanes DST Acquisition” for further details.

Lippincott DST Acquisition

On May 15, 2015, we, through our operating partnership, entered into a Purchase Agreement with Funds Management, an entity wholly owned and controlled by affiliates of Jacob Frydman, our chairman and chief executive officer, to purchase five Lippincott Units in the Lippincott DST, each such unit representing a 1% beneficial interest in Lippincott DST, for $365,000, of which $100,000 was deemed to have been previously paid through the advance of the Lippincott Initial Deposit and $265,000 was paid in cash to Lippincott DST on May 15, 2015 for a total of 5% of the beneficial interests. Since May 15, 2015, we have purchased an additional 11.85 Lippincott Units for an additional $865,000, increasing our aggregate investment to 16.85 Lippincott Units. In connection with the purchase, we intend to pay acquisition fees of $12,300 to our advisor and incurred no acquisition expenses.

See “Conflicts of Interest – Related Party Transactions— Lippincott DST Acquisition” for further details.

S-31

Route 9W Acquisition

On May 20, 2015, Route 9W, an undeveloped land parcel located on Route 9W, Ulster County, NY, consisting of approximately 11 acres of land, owned and controlled by an affiliate of our chairman and chief executive officer, was deeded to our advisor. Thereupon, our advisor immediately deeded it to us, subject to a mortgage lien granted by WAL in favor of the Carnegie Seller, as partial satisfaction of obligations owed by our advisor to us. Our preliminary estimate of the value of Route 9W is $2.5 million based on a 2008 appraisal, but this estimate is preliminary and subject to change. The ultimate value ascribed to Route 9W will be based on a new third-party appraisal, once completed. If the third-party appraisal is less than $2.5 million, we will adjust the value at that time and our advisor has agreed to pay us an amount in cash equal to the difference. If the third-party appraisal is greater than our current estimate, we will not owe our advisor any additional amounts. See “Conflicts of Interest — Related Party Transactions— Route 9W Acquisition” and “Description of Real Estate Investments —Carnegie Property—Capitalization” for further details.

Route 9W is situated at on Route 9W approximately one half-mile north of Route 299 in the Town of Lloyd, NY, and we believe that the site is suitable for eventual retail development, however, these development plans are preliminary and estimated development costs are not available. There also are no proposed financing sources for these preliminary development plans at this time. Annual real estate taxes payable on Route 9W for the 2015 tax year are approximately $19,080.”

VALUATION POLICIES

The section captioned “Valuation Guidelines— January 2015 Establishment of Estimated NAV” beginning on page 137 of the Prospectus is deleted in its entirety and replaced with the following:

“July 2015 Establishment of Estimated NAV

On July 22, 2015, our board of directors approved an estimated NAV per Common Share equal to $12.49, calculated by our advisor, in accordance with our valuation guidelines. On every business day during the period from January 15, 2015 through and including July 21, 2015, our NAV per Common Share was equal to $12.51, the estimated NAV per Common Share our board of directors approved in January 2015. Our NAV is calculated daily, however, and there can be no assurance that it will not fluctuate.

In determining the most recent estimated value of our Common Shares, our board of directors considered information and analysis, including valuation materials that were provided by KTR, an independent advisory firm that specializes in providing real estate valuation services, and information provided by our advisor.

Based on these considerations, our board of directors established an estimated value of our Common Shares, as of July 22, 2015, of $12.49 per Common Share. If our board of directors had used one or more different valuation methods, it might have made a different determination regarding the estimated value of our Common Shares. Our board of directors is solely responsible for the establishment of the per Common Share estimated value.

Methodology

Generally, KTR applied the approach that it believes would be most likely to be used by a market participant in evaluating the market value of each respective asset. KTR estimated the “as is” market value of each real estate property and real estate-related asset as of June 30, 2015 using either a direct capitalization, or Direct Cap, methodology or a discounted cash flow, or DCF, methodology and applied a range of “market supported” capitalization rates or discount rates, as applicable, to projected net operating income or cash flow, as applicable. The Direct Cap methodology was used to estimate the “as is” market value for three real estate properties which had several years remaining on their lease terms or a high level of operating performance, which KTR believes would cause a market participant to view the asset as essential to the operation of the tenant’s business and as a result there would be a high likelihood of renewal. The DCF methodology was used to estimate the “as is” market value for two real estate properties and the remaining real estate properties were valued at their contract purchase price as their acquisitions closed during the second quarter of 2015.

S-32

In preparing its valuation materials, KTR, among other things:

•                reviewed financial and operating information requested from, or provided by, us;

•                researched the market by means of publications and other resources to measure current market conditions, supply and demand factors and growth patterns and their effect on the subject properties;

•                reviewed and discussed with senior management the historical and anticipated future financial performance of our real estate property and real estate- related asset, including the review of forecasts and budgets prepared by us;

•                performed such other analyses and studies, and considered such other factors, as KTR considered appropriate; and

•                inspected each of the properties.

In applying the income approach, KTR used the expected net income after vacancy and collection loss, and operating expenses, for each property. Net income was then capitalized at an appropriate risk-adjusted discount rate to derive an estimate of value.

KTR used discount rates derived from second quarter 2015 industry published reports and other market participant data. For its analysis, KTR assumed that current in-place leases will be paid through their original terms. The key assumptions used by KTR in its models to estimate the value of our properties are as follows:

Range

	Range	Weighted Average
Overall Capitalization Rate (Direct Cap Property)	5.0 - 11.0%	7.5%
Terminal Capitalization Rate (DCF Property)	5.5 - 10.5%	7.5%
Discount Rate (DCF Property)	6.0 - 11.0%	8.0%

 This methodology (in conjunction with the contract purchase price-based methodology with respect to two of our assets acquired during the second quarter of 2015) produced an estimate of the aggregate value of our real estate property and real estate-related assets (excluding liabilities) of $69.8 million.

Estimates and Calculations by the Advisor

To estimate our NAV per Common Share, our advisor analyzed the reports provided by KTR and utilized a method which is based on the fair value of our assets, less the fair value of our total liabilities. The resulting value was then adjusted for non-controlling interests and divided by 3,313,642.64, the number of Common Shares (including Common Shares issued under our DRIP) outstanding on a fully-diluted basis as of July 21, 2015.

Our advisor reviewed and agreed with the valuations provided by KTR. Our advisor valued current assets and liabilities at book value. Our advisor concluded that the book value of our debt as of June 30, 2015 properly reflected the fair value, as the debt was recently incurred and the terms are generally similar to the terms currently available to borrowers similar to us which are seeking borrowing terms similar to ours.

S-33

The following table, prepared by our advisor, summarizes the individual components presented to our board of directors to estimate our NAV per Common Share:

Real estate properties and real-estate related assets	$27.89
Current assets	3.55
Mortgage notes payable	(13.59)
Preferred loan payable	(0.76)
Current liabilities	(1.21)
Non-controlling interests	(3.39)
Estimated NAV per Common Share	$12.49

Real Estate Properties: As of June 30, 2015, we owned interests in five consolidated investments in real estate properties (three of which were owned directly and two of which were owned through investments in consolidated joint ventures), which consist of four operating properties and one land parcel, one investment in an unconsolidated joint venture which consists of an operating property, and one mortgage note receivable.

Unless otherwise specifically indicated, our real estate properties are generally appraised using valuation methods that we believe are typically used by investors for properties that are similar to ours, including capitalization of each property’s net operating income, discounted cash flow models (generally based on a 10-year holding period) and/or comparison with sales of similar properties. Primary emphasis is based on the discounted cash flow models, with the other approaches used to confirm the reasonableness of the value conclusion. In addition, our advisor used the purchase price to value our investments in real estate made in the second quarter of 2015. The estimated values for our investments in real estate may or may not represent current market values and do not equal the book values of our real estate investments in accordance with GAAP. Our consolidated investments in real estate are currently carried in our consolidated financial statements at their depreciated cost basis.

While we believe that our assumptions are reasonable, a change in these assumptions would impact the calculations of the estimated value of our real estate properties. Assuming all other factors remain unchanged, a decrease in the exit capitalization rates of 25 basis points would increase the estimated value of our real estate properties by approximately $1.7 million and an increase in the exit capitalization rates of 25 basis points would decrease the estimated value of our real estate properties by approximately $1.7 million. Similarly, a decrease in the discount rates or overall capitalization rate of 25 basis points would increase the estimated value of our real estate properties by approximately $1.7 million and an increase in the discount rates or overall capitalization rates of 25 basis points would decrease the estimated value of our real estate properties by approximately $1.6 million.

Mortgage Note Receivable: The value of our mortgage note receivable was estimated by valuing the underlying real estate collateral consistent with the methodology discussed above.

Cash and Cash Equivalents: The estimated values of our cash and cash equivalents approximate their carrying values due to their short maturities. This is included in current assets in the table above.

Restricted Cash: The estimated values of our restricted escrows approximate their carrying values due to their short maturities. This is included in current assets in the table above.

Other Assets: Our other assets consist of Hanes Units and Lippincott Units, tenant and other receivables, prepaid expenses, a demand note receivable and other assets. Our Hanes Units and Lippincott Units are valued at our cost basis. See “Conflicts of Interest — Related Party Transactions — Hanes DST Acquisition” and “—Lippincott DST Acquisition” for further details of the Hanes Units and the Lippincott Units, which are securities sold in private offerings sponsored by affiliates of our sponsor pursuant to which our sponsor and its affiliates are entitled to significant fees and expense reimbursements beyond the acquisitions fees our advisor is entitled in connection with this offering. The estimated values of tenant and other receivables, prepaid expenses, a demand note receivable and other assets approximate their carrying values due to their short maturities. Certain other items, primarily straight-line rent receivable, intangibles and deferred costs, have been eliminated for the purpose of the valuation because those items are already considered in our valuation of the respective investments in real estate properties or financial instruments. This is included in current assets in the table above.

S-34

Mortgage Notes Payable: The estimated values of our debt instruments are equal to their GAAP fair values as of June 30, 2015, but do not equal the book value of the loans in accordance with GAAP. The values of our debt instruments were estimated using discounted cash flow models, which incorporate assumptions that we believe reflect the terms currently available on similar borrowing arrangements to borrowers with credit profiles similar to ours.

Preferred Loan Payable: The estimated value of our preferred loan payable approximates its carrying values because of its short maturity.

Current Liabilities: Our current liabilities consist of our accounts payable and accrued expenses, tenant security deposits payable, distributions payable and deferred income. The carrying values of these items were considered to equal their fair value due to their short maturities. Certain other items, primarily intangibles, have been eliminated for the purpose of the valuation because those items are already considered in our valuation of the respective real estate properties or financial instruments.

Non-controlling Interests: Our non-controlling interests consist of partnership interests in our consolidated joint ventures at their liquidation preference as well as limited partnership interests in United Realty Capital Operating Partnership, L.P., our operating partnership.

Limitations of the Asset Appraisals

We believe that the NAV method used to estimate our NAV per Common Share is the methodology most commonly used by non-listed REITs to estimate per share NAV. We believe that the assumptions described herein to estimate the value of the assets are a reasonable approximation of the assumptions used by market participants buying and selling similar assets. The estimated asset values may not, however, represent current market value or book value. The estimated value of the assets reflected above does not necessarily represent the value we would receive or accept if the assets were marketed for sale. The market for commercial real estate can and does fluctuate and values are expected to change in the future. Further, the estimated NAV per Common Share does not reflect a liquidity discount for the fact that the Common Shares are not currently traded on a national securities exchange, a discount for the non-assumability or prepayment obligations associated with certain of our loans and other costs that may be incurred, including any costs of sale of our assets. As with any methodology used to estimate value, the methodologies employed to value the properties by KTR, and the recommendations made by our advisor, were based upon a number of estimates and assumptions that may not be accurate or complete, including estimates and assumptions such as comparable sales, rental and operating expense data, capitalization rates, and projections of future rent and expenses. Further, different parties using different assumptions and estimates could derive a different estimated value per Common Share, which could be significantly different from this estimated value per Common Share.

Limitations of the Estimated NAV per Common Share

The estimated NAV per Common Share does not represent: (i) the amount at which our Common Shares would trade at a national securities exchange, (ii) the amount a stockholder would obtain by selling his, her or its Common Shares or (iii) the amount stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities. Accordingly, with respect to the estimated NAV per Common Share, we can give no assurance that:

•                a stockholder would be able to resell his, her or its Common Shares at this estimated value;

•                a stockholder would ultimately realize distributions per Common Share equal to this estimated value per Common Share upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•                our Common Shares would trade at a price equal to or greater than the estimated value per Common Share if the Common Shares were listed on a national securities exchange; or

•                the methodology used to estimate NAV per Common Share would be acceptable to the Financial Industry Regulatory Authority, Inc. for use on customer account statements, or that the estimated per-share NAV will satisfy the applicable annual valuation requirements under the Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Internal Revenue Code of 1986, as amended, or the Code, with respect to employee benefit plans subject to ERISA and other retirement plans or accounts subject to Section 4975 of the Code.

S-35

Conclusion

Based on our advisor’s review of the reports provided by KTR and on our advisor’s own analysis, estimates and calculations (as described above), our advisor recommended to our board of directors an estimate of NAV per Common Share as of July 22, 2015 of $12.49.

The estimated NAV per Common Share was unanimously adopted by our board of directors on July 22, 2015. Our board of directors is ultimately and solely responsible for the determination of the estimated NAV per Common Share. The estimate was determined at a moment in time and will likely change over time as a result of changes to the value of individual assets as well as changes and developments in the real estate and capital markets, including changes in interest rates. We currently expect to update our estimated NAV per Common Share on a daily basis, subject to quarterly review and revision by our board of directors. Nevertheless, stockholders should not rely on the estimated NAV per Common Share in making a decision to buy or sell Common Shares.”

Summary of our Operating Partnership Agreement

The last bullet point under the section captioned “Liquidation” on page 186 of the Prospectus is deleted and replaced in its entirety with the following:

  thereafter, 15% to us as holder of Sponsor Preferred Units, and 85% to be further distributed as follows: first, 100% to us as the holder of Sponsor Preferred Units, until the aggregate capital contributions made with respect to the Sponsor Preferred Units have been returned, and thereafter, 100% to us as holder of GP Units and OP Units and any other holders of OP Units, in proportion to each such holder’s holdings of GP Units and/or OP Units.

 Plan of Distribution

The third paragraph under the section captioned “The Offering” on page 188 of the Prospectus is deleted and replaced in its entirety with the following:

“The Common Shares are being offered on a “best efforts” basis, which means generally that the dealer manager is required to use its best efforts to sell the Common Shares but has no firm commitment or obligation to purchase any of the Common Shares. We also are offering up to 20,000,000 Common Shares for sale pursuant to our DRIP. We reserve the right to reallocate the Common Shares we are offering between the primary offering and our DRIP. The offering price per Common Share under our DRIP is equal to our NAV per Common Share. At no time will the offering price per Common Share under our DRIP be less than 95% of the fair market value per Common Share. We may amend, suspend or terminate our DRIP for any reason at any time upon 10 days’ notice to the participants. We may provide notice by including such information in a separate mailing to the participants. There will be no fees, commissions or expenses paid with respect to these Common Shares. The offering of our Common Shares will terminate on or before December 21, 2015. This offering must be registered in every state in which we offer or sell Common Shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling Common Shares in any state in which our registration is not renewed or otherwise extended annually. At the discretion of our board of directors, we may elect to extend the termination date of our offering of Common Shares reserved for issuance pursuant to our DRIP until we have sold all Common Shares allocated to such program through the reinvestment of distributions, in which case participants in our DRIP will be notified. We reserve the right to terminate this offering at any time prior to the stated termination date.”

S-36

Annex A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

Commission file number: 333-178651

UNITED REALTY TRUST INCORPORATED

 (Exact name of registrant as specified in its charter)

Maryland	45-3770595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
60 Broad Street, 34th Floor, New York, NY	10004
(Address of principal executive offices)	(Zip Code)
(212) 388-6800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes  ☐ No

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes  ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
☐ Yes  ☒ No

As of April 30, 2015 the registrant had 2,360,743 shares of common stock, $0.01 par value per share, outstanding.

1

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

	March 31, 2015 (Unaudited)	December 31, 2014
ASSETS
Real estate investments:
Land	$9,637,115	$9,637,115
Building and improvements	34,378,164	34,378,164
	44,015,279	44,015,279
Less: accumulated depreciation	(1,630,468)	(1,331,162)
	42,384,811	42,684,117
Mortgage note receivable	1,500,000	1,500,000
Real estate investments, net	43,884,811	44,184,117
Cash and cash equivalents	336,512	333,919
Restricted cash	2,258,812	1,696,480
Prepaid expenses	204,472	333,822
Deferred offering costs	4,171,034	3,918,638
Due from affiliates	5,332,326	1,539,189
Tenant and other receivables, net	236,100	203,371
Deferred rent receivable	121,606	52,412
Other assets	47,520	51,087
Acquired lease intangible assets, net of accumulated amortization	2,847,157	2,966,329
Deferred charges, net of accumulated amortization	2,431,610	2,587,089
Total assets	$61,871,960	$57,866,453

LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable	$32,113,142	$33,212,742
Preferred loans payable	2,456,000	2,504,000
Sub-leasehold obligation	1,500,000	1,250,000
Acquired lease intangible liabilities, net of accumulated amortization	919,099	925,657
Tenant security deposits	832,171	832,318
Dividends and distributions payable	187,634	107,618
Deferred income	64,120	151,465
Accounts payable and accrued expenses	1,131,980	695,819
Total Liabilities	39,204,146	39,679,619

Commitments and contingencies	—	—

Equity:
Preferred stock, $0.01 par value 50,000,000 shares authorized; 500,000 shares issued and outstanding	50,000	50,000
Common stock, $0.01 par value 200,000,000 shares authorized; 2,306,849 and 1,721,142 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	23,070	17,211
Additional paid-in-capital	21,564,963	15,914,451
Accumulated deficit	(7,443,472)	(6,242,893)
Total United Realty Trust Incorporated stockholders’ equity	14,194,561	9,738,769
Non-controlling interests:
Non-controlling interests in consolidated joint ventures	8,435,027	8,435,027
Limited partners’ interest in Operating Partnership	38,226	13,038
Total non-controlling interests	8,473,253	8,448,065
Total equity	22,667,814	18,186,834
Total liabilities and equity	$61,871,960	$57,866,453

The accompanying notes to consolidated financial statements are an integral part of these statements

2

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended
	March 31, 2015	March 31, 2014
Revenues
Base rents	$1,300,361	$722,704
Recoveries from tenants	269,285	79,935
Other	481	700
Total revenues	1,570,127	803,339
Operating expenses
Property operating	300,899	141,778
Real estate taxes	212,168	92,548
General & administrative expenses	559,494	84,683
Depreciation and amortization	462,375	270,589
Acquisition transaction costs	17,500	845
Total operating expenses	1,552,436	590,443
Operating income	17,691	212,896
Non-operating expenses
Interest expense	(486,696)	(195,184)
Amortization of deferred financing costs	(114,191)	(26,576)
Net loss	(583,196)	(8,864)
Non-controlling interests:
Net income attributable to non-controlling interests	(141,488)	(143,214)
Net loss and comprehensive loss attributable to United Realty Trust Incorporated	$(724,684)	$(152,078)
Net loss per common share:
Basic and diluted	$(0.34)	$(0.21)
Weighted average number of common shares outstanding
Basic and diluted	2,118,930	727,928
Distributions per share	$0.22	$0.19

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements

3

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENT OF EQUITY

For the Three Months Ended March 31, 2015

(Unaudited)

	Preferred Stock		Common Stock		Additional paid-in	Retained earnings (Accumulated	Non-controlling	Total
	Shares	Amount	Shares	Par Value	capital	deficit)	interests	Equity

Balance at December 31, 2014	500,000	$50,000	1,721,142	$17,211	$15,914,451	$(6,242,893)	$8,448,065	$18,186,834
Proceeds from the sale of common stock	—	—	619,352	6,195	6,822,678	—	—	6,828,873
Distributions paid to non-controlling interests	—	—	—	—	—	—	(141,488)	(141,488)
Shares issued under the stock incentive plan	—	—	1,970	20	23,256	—	—	23,276
Registration expenditures	—	—	—	—	(739,120)	—	—	(739,120)
Distributions declared	—	—	—	—	—	(475,895)	—	(475,895)
Issuance of shares under distribution reinvestment program	—	—	14,910	149	168,620	—	—	168,769
Redemption of common stock			(50,525)	(505)	(599,734)	—		(600,239)
Net (loss) income	—	—	—	—	—	(724,684)	141,488	(583,196)
Reallocation adjustment of limited partners interest	—	—	—	—	(25,188)	—	25,188	—
Balance at March 31, 2015	500,000	$50,000	2,306,849	$23,070	$21,564,963	$(7,443,472)	$8,473,253	$22,667,814

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements

4

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Three Months Ended
	March 31, 2015	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(583,196)	$(8,864)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	462,375	270,589
Amortization of deferred financing costs	114,191	26,576
Amortization of above/(below)-market rent	9,923	14,306
Amortization of restricted stock	—	18,000
Deferred rents receivable	(69,194)	—
Change in operating assets and liabilities
Restricted cash - operating	(60,590)	(138,623)
Prepaid expenses and other assets	129,350	98,482
Security deposits		1,600
Tenant and other receivables	(32,729)	270,222
Due to/from affiliates	(3,769,861)	132,859
Deferred income	(87,345)	—
Accounts payable and accrued expenses	436,164	(89,082)
Net cash provided by (used in) operating activities	(3,450,912)	596,065

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate	—	—
Improvements to real estate	—	—
Restricted cash - investing	(501,888)	(51,816)
Deposit on real estate	—	(238,683)
Net cash flows used in investing activities	(501,888)	(290,499)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	6,828,872	1,027,313
Registration expenditures	(739,120)	(112,899)
Redemption of common stock	(600,239)	—
Proceeds from mortgage notes payable	767,960	—
Principal repayments on mortgage	(1,867,561)	(62,347)
Principal repayment of preferred loans payable	(48,000)	—
Deferred financing and other costs	(15,525)	—
Deferred offering costs	(252,396)	(1,031,810)
Proceeds for sub-leasehold obligation	250,000	—
Distribution paid to noncontrolling interest	(141,488)	(143,214)
Distributions paid to common stockholders	(227,110)	(79,557)
Net cash provided by (used in) financing activities	3,955,393	(402,514)
Net increase (decrease) in cash and cash equivalents	2,593	(96,948)
Cash and cash equivalents at beginning of period	333,919	520,449
Cash and cash equivalents at end of period	$336,512	$423,501

Supplemental disclosure of cash activities:
Cash paid for interest	$474,745	$195,419

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements

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UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2015

1.	Organization

United Realty Trust Incorporated, which we refer to as “we,” “us,” “our,” or the Company, was formed on November 8, 2011 as a Maryland corporation and elected and qualified to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. Substantially all of the Company’s business is conducted through United Realty Capital Operating Partnership, L.P., our Operating Partnership or OP, a Delaware limited partnership formed on November 8, 2011. The Company is the general partner of the Operating Partnership and holds both general and limited partnership interests in the Operating Partnership. As we complete the settlement for the purchase orders for shares of our common stock, par value $0.01 per share, or Common Shares, in our continuous initial public offering, or our IPO, we transfer substantially all of the net proceeds of the offering to the Operating Partnership in exchange for units of limited partnership in the OP, or OP Units.

At March 31, 2015, the Company owned a 99.6% economic interest in the Operating Partnership. At March 31, 2015, the unaffiliated non-controlling limited partners in the Operating Partnership held a 0.4% economic interest, or 9,091 OP Units, and the affiliated limited partner held 182 OP Units for a de minimis economic interest. The carrying amount of these OP Units is adjusted at the end of each reporting period to an amount equal to the limited partners’ ownership percentage of the Operating Partnership’s net equity. The aggregate 2,316,122 OP Units outstanding at March 31, 2015 are economically equivalent to our Common Shares.

We were organized to invest in a diversified portfolio of income-producing commercial real estate properties and other real estate-related assets. On November 25, 2011, United Realty Advisor Holdings LLC, a Delaware limited liability company, or the Sponsor, purchased 500,000 shares of our preferred stock for $50,000.

We are offering to the public 100,000,000 Common Shares in our primary offering and 20,000,000 Common Shares pursuant to our distribution reinvestment program, or DRIP, as part of our IPO. We may reallocate the Common Shares offered between the primary offering and the DRIP. We expect to sell the Common Shares offered in the primary offering until August 15, 2015.

We have invested and intend to continue investing primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences, and in other real estate-related assets. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. We also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. We also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies.

Our advisor is United Realty Advisors LP, or the Advisor, a Delaware limited partnership formed on July 1, 2011. The Advisor conducts our operations and manages the portfolio of real estate investments.

As of March 31, 2015, we owned a 69.2 % interest in a joint venture that owns a residential property located at 2520 Tilden Avenue in Brooklyn, New York, or Tilden Hall, a 14.6% interest in a joint venture that owns a residential property known as 14 Highland Ave., Yonkers, New York, or 14 Highland, a medical building located at 945 82nd Parkway, Myrtle Beach, SC, or Parkway, and an office building located at 7 Carnegie Plaza, Cherry Hill, NJ, or 7 Carnegie. In addition, as of March 31, 2015, we owned a 76.7% interest in a joint venture that owns a mortgage note secured by properties located at 58 and 70 Parker Avenue, in Poughkeepsie, NY, or Parker.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared on an accrual basis in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the disclosures required by GAAP for complete financial statement disclosures. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Results of operations for the three month period ended March 31, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

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The consolidated financial statements include our accounts and those of our subsidiaries, which are wholly owned or controlled by us. Entities which we do not control through our voting interest and entities which are variable interest entities, or VIEs, but where we are not the primary beneficiary, are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated.

We follow the Financial Accounting Standards Board, or FASB, guidance for determining whether an entity is a VIE and require the performance of a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE. Under this guidance, an entity would be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity’s economic performance, and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE.

We assess the accounting treatment for each joint venture. This assessment includes a review of each joint venture or limited liability company agreement to determine the rights of the parties thereto and whether those rights are protective or participating. For all VIEs, we review such agreements in order to determine which party has the power to direct the activities that most significantly impact the entity’s economic performance. In situations where we or our partner approves, among other things, the annual budget, receives a detailed monthly reporting package from us, meets on a quarterly basis to review the results of the joint venture, reviews and approves the joint venture’s tax return before filing, and approves all leases that cover more than a nominal amount of space relative to the total rentable space at each property, we do not consolidate the joint venture as we consider these to be substantive participation rights that result in shared power of the activities that most significantly impact the performance of the joint venture. At March 31, 2015, we deemed our investment in 14 Highland to be a VIE since it has an economic interest greater than its voting proportion, and we participate in the management activities that significantly impact the performance of the joint venture. Included in real estate investments on our consolidated balance sheets as of March 31, 2015 and December 31, 2014, respectively, are approximately $1.8 million and $1.8 million, related to our consolidated VIE. The assets of the consolidated VIE can be used to settle obligations of the Company. Included in mortgage notes payable on our consolidated balance sheets as of March 31, 2015 and December 31, 2014, respectively, are approximately $1.5 million and $1.5 million, respectively, related to our consolidated VIE. The mortgage of the consolidated VIE is non-recourse to our general credit.

A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. Non-controlling interests are required to be presented as a separate component of equity in the consolidated balance sheets.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the disclosure of contingent assets and liabilities, the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the periods covered by the financial statements. Actual results could differ from these estimates.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period’s presentation of amortization of deferred finance costs.

Fair Value Measurements

We measure the fair value of financial instruments based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. In accordance with the fair value hierarchy, Level 1 assets/liabilities are valued based on quoted prices for identical instruments in active markets, Level 2 assets/liabilities are valued based on quoted prices in active markets for similar instruments, on quoted prices in less active or inactive markets, or on other “observable” market inputs and Level 3 assets/liabilities are valued based significantly on “unobservable” market inputs.

Financial Instruments Not Measured at Fair Value

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, prepaid expenses, tenant and other receivables, accounts payable, dividends and distributions payable, tenant security deposits, and due from affiliates approximate their fair values based on their short-term maturity.  We have determined that the carrying value of mortgage notes and preferred loans payable and sub-leasehold obligation approximate their fair values based on prevailing market rates for loans of similar risk and maturities.

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Real Estate Investments

All costs related to the improvement or replacement of real estate properties are capitalized. Additions, renovations and improvements that enhance and/or extend the useful life of a property are also capitalized. Expenditures for ordinary maintenance, repairs and improvements that do not materially prolong the normal useful life of an asset are charged to operations as incurred. We expense transaction costs associated with business combinations and capitalize costs for asset acquisitions in the period incurred.

Upon the acquisition of real estate properties, the fair value of the real estate purchased is allocated to the acquired tangible assets (consisting of land, buildings and improvements), and acquired intangible assets and liabilities (consisting of above-market and below-market leases and acquired in-place leases). Acquired lease intangible assets include above-market leases and acquired in-place leases in the accompanying consolidated balance sheets. The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, which value is then allocated to land, buildings and improvements based on management’s determination of the relative fair values of these assets. In valuing an acquired property’s intangibles, factors considered by management include an estimate of carrying costs during the expected lease-up periods, and estimates of lost rental revenue during the expected lease-up periods based on its evaluation of current market demand. Management also estimates costs to execute similar leases, including leasing commissions, tenant improvements, legal and other related costs. Leasing commissions, legal and other related costs, or lease origination costs, are classified as deferred charges in the accompanying consolidated balance sheets.

The value of in-place leases is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates, over (ii) the estimated fair value of the property as if vacant. Above-market and below-market lease values are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be received and management’s estimate of market lease rates, measured over the terms of the respective leases that management deemed appropriate at the time of acquisition. Such valuations include a consideration of the non-cancellable terms of the respective leases as well as any applicable renewal periods. The fair values associated with below-market rental renewal options are determined based on our experience and the relevant facts and circumstances that existed at the time of the acquisitions. The value of the above-market and below-market leases associated with the original lease term is amortized to rental income and recorded as either an increase (in the case of below market leases) or decrease (in the case of above market leases), over the terms of the respective leases and option periods. The values of in-place leases are amortized to expense over the remaining non-cancellable terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be recognized in operations at that time. We may record a bargain purchase gain if we determine that the purchase price for the acquired assets was less than the fair value. We will record a liability in situations where any part of the cash consideration is deferred. The amounts payable in the future are discounted to their present value. The liability is subsequently re-measured to fair value with changes in fair value recognized in the consolidated statements of operations. If, up to one year from the acquisition date, information regarding fair value of assets acquired and liabilities assumed is received and estimates are refined, appropriate property adjustments are made to the purchase price allocation on a retrospective basis.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to aggregate future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value. Management does not believe that the value of any of our real estate investments was impaired at either March 31, 2015 or December 31, 2014.

Cash and Cash Equivalents

We consider all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

The terms of our mortgage notes payable require us to deposit certain replacement and other reserves with its lenders. Such “restricted cash” is generally available only for property-level requirements for which the reserves have been established and is not available to fund other property-level or Company-level obligations.

Segment Reporting

We operate in one industry segment, ownership of real estate properties. We do not distinguish in property operations for purposes of measuring performance. We reassess our conclusion that we have one reportable operating segment at least annually.

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Revenue Recognition

We recognize minimum rent, including rent abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and include amounts expected to be received in later years in deferred rent receivable. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

We make estimates of the collectability of our tenant receivables related to base rents, expense reimbursements and other revenue or income. We specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income. The provision for doubtful accounts at both March 31, 2015 and December 31, 2014 was approximately $608,000.

Interest income from loans receivable are recognized based on the contractual terms of the debt instrument utilizing the effective interest method. Under the effective interest method, interest income is recognized at a constant yield based on the increasing or decreasing carrying value of the loans. The total interest income for each period is the carrying value of the loans at the start of the period multiplied by the effective interest rate.

Depreciation and Amortization

We use the straight-line method for depreciation and amortization. Buildings and building improvements are depreciated over the estimated useful lives which we estimate to be 27 to 40 years. Land improvements are depreciated over the estimated useful life of 15 years. Tenant improvements are amortized over the shorter of the life of the related leases or their useful life. Furniture and fixtures are depreciated over the estimated useful lives that range from 5 to 7 years.

Deferred Charges

Deferred charges consist principally of leasing commissions and acquired lease origination costs (which are amortized ratably over the life of the tenant leases) and financing fees (which are amortized over the term of the related debt obligation). As of March 31, 2015 and December 31, 2014 deferred charges consisted of the following:

	March 31, 2015	December 31, 2014
Leasing commissions-acquired leases	$1,731,102	$1,731,102
Legal-acquired lease	27,767	27,767
Deferred financing costs	1,375,874	1,360,349
Total	3,134,743	3,119,218
Less accumulated amortization(1)	(703,133)	(532,129)
Deferred charges, net of accumulated amortization	$2,431,610	$2,587,089

(1)	Includes accumulated amortization of deferred financing costs of $337,179 as of March 31, 2015 and $222,987 as of December 31, 2014, respectively.

Organization and Offering Expenses

Organization and offering expenses include all costs and expenses to be paid by us in connection with the formation of the Company and our IPO, including our legal, accounting, printing, mailing and filing fees, charges of the escrow agent, reimbursements to the Dealer Manager, registered investment advisors and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor, and other costs in connection with administrative oversight of our IPO and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

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We advance funds to the Advisor to pay its organization and offering expenses to the extent the Advisor does not have the funds to pay such expenses. The Advisor reimburses us for organization and offering expenses advanced which are in excess of 2% of the total offering price paid by investors (including proceeds from sale of Common Shares, plus applicable selling commissions and dealer manager fees paid by purchasers of Common Shares). On December 28, 2012, we broke escrow, at which time organization and offering expenses advanced by the Advisor became a liability of ours, subject to the 2% limitation noted above. Between November 25, 2011 and March 31, 2015, we paid $4,675,735 of offering costs of which $511,693 was recorded to additional paid-in capital and $4,171,034 was recorded to deferred offering costs in the accompanying consolidated balance sheets. We will reclassify amounts from deferred offering costs to additional paid-in capital based on 2% of the total offering price paid by investors. Amounts paid by us in excess of the 2% limitation at the end of the offering will be reimbursed by the Advisor. As of March 31, 2015, the Advisor had incurred an additional $11.9 million of organization and offering expenses, of which $466,211 was billed and paid to the Advisor at March 31, 2015. Effective January 1, 2015, the Advisor will no longer be allocating organization and offering expenses to us.

Offering costs incurred by us, the Advisor and their affiliates on our behalf have been deferred and will be paid from the proceeds of our IPO and will be treated as a reduction of equity.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, effective for our taxable year ended December 31, 2013. As a REIT, generally we are not subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. To maintain our qualification as a REIT, we must distribute at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP) to our stockholders, determined without regard to deductions for dividends paid and excluding any net capital gain and meet certain other requirements. If we fail to maintain our qualification as a REIT in any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state, local and franchise taxes. Under certain circumstances, U.S. federal income and excise taxes may be due on our undistributed taxable income.

We follow a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that is more-likely-than-not to be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. The use of a valuation allowance as a substitute for derecognition of tax positions is prohibited. The Company concluded that it has no material uncertain tax positions to be recognized as of March 31, 2015 or December 31, 2014.

Stock-Based Compensation

We have adopted a Stock Incentive Plan, or the Plan, for our independent directors, officers and employees, employees of the Advisor and other affiliates and consultants. Compensation cost for stock options is recognized ratably over the vesting period of the award. Our policy is to grant options with exercise price equal to the offering price of our common stock on the grant date. Awards of stock or restricted stock are expensed as compensation over the benefit period based on the fair value of the stock on the grant date.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents. We place our cash and cash equivalents in excess of insured amounts with high quality financial institutions.

Basic and Diluted Earnings (Loss) per Common Share

We calculate basic earnings (loss) per Common Share by dividing net income (loss) attributable to United Realty Trust Incorporated by the weighted average number of Common Shares outstanding during each period. Diluted earnings (loss) per Common Share includes the effects of potentially issuable Common Shares, but only if dilutive. There were no dilutive Common Shares as of March 31, 2015 and December 31, 2014.

Accounting Standard Updates

In April 2014, the FASB issued guidance which amends the requirements for reporting discontinued operations (ASU No. 2014-08). Under the amended guidance, a disposal of an individual property or group of properties (i.e., when a property or properties are sold or meet the criteria to be classified as “held for sale”) is required to be reported in “discontinued operations” only if the disposal represents a strategic shift that has, or will have, a major effect on our operations and financial results. The amended guidance also requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2014. The adoption of the guidance did not have a material impact on our financial condition or results of operations.

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In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This update is effective for interim and annual reporting periods, beginning after December 15, 2016. We are currently in the process of evaluating the impact the adoption of this ASU will have on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15 which requires management to evaluate whether there are conditions and events that raise substantial doubt about an entity’s ability to continue as a going concern, and to provide disclosures when it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. The guidance is effective for annual periods ending after December 15, 2016, with early adoption being permitted. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In February 2015, the FASB issued new guidance that amends the current consolidation guidance, including introducing a separate consolidation analysis specific to limited partnerships and other similar entities (ASU, No. 2015-02). Under this analysis, limited partnerships and other similar entities will be considered a VIE unless the limited partners hold substantive kick-out rights or participating rights. The guidance is effective for annual and interim periods beginning after December 15, 2015. Early adoption of this guidance is permitted. We are currently evaluating the impact the adoption of this ASU will have on our consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03 which modifies the requirements for reporting debt issuance costs. Under the amendments in ASU No. 2015-03, debt issuance costs related to a recognized debt liability will no longer be recorded as a separate asset, but will be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by ASU No. 2015-03. ASU No. 2015-03 shall be applied retrospectively for periods beginning on or after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements.

3.	Acquisitions

We did not acquire any assets during the three months ended March 31, 2015.

During the year ended December 31, 2014, we completed two acquisitions. On December 16, 2014, the Operating Partnership, through a special purpose entity, or the Purchasing Entity, controlled by the Operating Partnership, closed on a purchase and sale agreement, or PSA, entered into on July 23, 2014 by and between FRS Carnegie Plaza, L.L.C., or the Seller, and United Realty Partners, LLC, or URP, an entity controlled and indirectly owned by our chief executive officer and secretary, and further assigned to the Operating Partnership through an assignment and assumption agreement on September 19, 2014, which was further assigned at closing to the Purchaser Entity. The Seller does not have a material relationship with us and the transactions with Seller described herein are not affiliated transactions. Under the PSA, the Purchaser Entity, through a property-owning special purpose entity, or the SPE, acquired the fee simple interest in a commercial property located at 7 Carnegie. This acquisition was accounted for as an asset acquisition.

The purchase price for the 7 Carnegie was approximately $9.3 million, exclusive of closing costs, escrows and fees paid to the Advisor. Closing costs were approximately $0.4 million and escrows were approximately $1.0 million of which $0.4 million was funded in 2015. Fees paid to the Advisor were approximately $0.3 million. We funded the acquisition as follows: (i) $5.5 million with a new first mortgage loan secured by the Property; (ii) cash from the Operating Partnership of approximately $2.1 million; (iii) closing credits of $1.2 million; and (iv) a $1.8 million mezzanine loan secured by a security interest in the SPE’s right, title and interest in 7 Carnegie.

7 Carnegie is a one-story, triple-net leased office building built in 1988 and renovated in 2004 and 2009, with 90,070 rentable square feet and 599 onsite outdoor parking spaces. Situated on approximately 17.4 acres near the New Jersey Turnpike, 7 Carnegie is located in an upscale suburb approximately 12 miles from downtown Philadelphia.

7 Carnegie is currently 100% leased to Fox Rehabilitation Services, P.C. under a sale-leaseback arrangement. During the first year of the 15-year lease, the base rent will be $856,000. For each subsequent lease year, the annual base rent will increase by the greater of 3% of the prior year’s base rent or the increase in CPI.

On May 21, 2014, we acquired the fee simple interest in Parkway, a 44,323 rentable square foot medical building, for $14.5 million, excluding closing costs. The property was 100% leased at closing.

Closing costs were approximately $669,700, prepaid expenses and escrows were approximately $196,000 and fees paid to the Advisor were approximately $248,000. Closing costs included $362,000 in supplemental transaction-based advisory fees for financing and equity placement paid to URP. We funded the acquisition as follows: (i) $10.3 million with a new first mortgage loan secured by the property; (ii) cash from our OP of approximately $3.2 million; and (iii) a $2.1 million preferred loan from a third party. The 10-year preferred loan yields a preferred return of 15% per annum, compounded monthly (increasing to 24% per annum upon the occurrence of certain events of default) and requires monthly distributions to the preferred lender. The property-holding entity must redeem the preferred loan by June 6, 2024, and has the right to do so at any time upon 30 days prior written notice. Additionally, the lender of the preferred loan may require the OP to redeem the preferred loan at any time after April 21, 2015 upon 30 days prior written notice. The cash from the OP included $1.7 million in proceeds from the OP’s issuance to two third parties of an aggregate of 17 class MB units, or the MB Units, of limited partnership interest. The OP issued 12 MB Units to one of the two investors in consideration for a capital contribution of $1.2 million. Such 12 MB Units were redeemed by the OP in December 2014 for $1.34 million. The OP issued five MB Units to the other investor in consideration for a capital contribution of $500,000. Such five MB Units entitle the holder thereof to an annualized preferred return of 10% on the amount of the capital contribution, and must be redeemed by the OP in May 2015.

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On December 11, 2014, OP entered into an agreement with a third-party investor, or Investor, whereby, subject to various terms and conditions, in return for a $1.25 million investment in a sub-leasehold obligation associated with Parkway, the Investor would receive annual lease payments starting at $106,250 and increasing by 2% per annum. The lease terminates on July 30, 2049, but may be terminated after three years at the option of the Investor. In March 2015, another Investor invested $250,000 in this sub-leasehold obligation. This is recorded as sub-leasehold obligation on our consolidated balance sheets.

The financial information set forth below summarizes our preliminary purchase price allocations for the property acquired during the nine months ended March 31, 2015 (in thousands).

	7 Carnegie	Parkway
ASSETS
Land	$1,860	$2,815
Building and improvements	7,440	9,383
Acquired in-place lease costs	—	2,440
Above market lease value	—	51
Assets acquired	9,300	14,689
Below market lease value	—	154
Liabilities assumed	—	154
Purchase price allocation	$9,300	$14,535

Pro Forma Financial Information (Unaudited)

The pro forma financial information set forth below is based upon our historical consolidated statements of operations for the three months ended March 31, 2014, adjusted to give effect to the acquisition of Parkway as if it had closed on January 1, 2014.

The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred on January 1, 2014, nor does it purport to represent the results of future operations (in thousands):

Three Months Ended
March 31, 2014
Statement of operations:
Revenue	$1,190
Property operating and other expenses	(412)
Interest expense and amortization of deferred finance costs	(466)
Depreciation and amortization	(343)
Net loss	(31)
Net income attributable to non-controlling interests	(143)
Net loss attributable to United Realty Trust Incorporated	$(174)

4.	Mortgage Notes Payable

On March 29, 2013, the Tilden Hall joint venture, or Tilden Hall JV, obtained a first mortgage loan, or the Doral Loan, from Doral Bank in an amount equal to $14.5 million to provide the acquisition funding for Tilden Hall. The Doral Loan has an initial five-year term ending on April 30, 2018 and provides Tilden Hall JV with the option to extend the maturity date to April 30, 2023. The Doral Loan bears interest at a per annum fixed rate of 5.0% and is secured by a mortgage on Tilden Hall. During the extended term, the interest rate will be reset based on a rate of 250 basis points spread over the 5 year Federal Home Loan Bank of New York Advanced Rate, with a minimum floor rate to be not less than the initial interest rate.

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On August 2, 2013, the 14 Highland joint venture, or 14 Highland JV, obtained a first mortgage loan, or the Carver Loan, from Carver Bank in an amount equal to $1.5 million to provide the acquisition funding for 14 Highland. The Carver Loan has an initial five-year term ending on September 5, 2018 and provides the 14 Highland JV with the option to extend the maturity date to September 5, 2023. The Carver Loan bears interest at a per annum fixed rate of 4.25% and is secured by a mortgage on 14 Highland. During the extended term, the interest rate will be a fixed rate equal to the greater of: (i) 4.50% per annum; or (ii) the Wall Street Journal’s Prime Rate in effect within three (3) business days prior to September 5, 2018, plus 2.00% per annum.

On May 21, 2014, we closed on a first mortgage loan, or the Starwood Loan, from Starwood Mortgage Capital, LLC in an amount equal to $10.3 million, to provide the acquisition funding for Parkway. The Starwood Loan bears interest at 4.788% with a maturity date of June 6, 2024. We are required to make initial monthly interest-only payments for 24 months following the closing of the loan and thereafter payments of principal and interest over a 30-year amortization period. The Starwood Loan is secured by a mortgage on Parkway, is guaranteed by the Company, and may be accelerated only in the event of a default. We may prepay all or any portion of the principal amount without a prepayment penalty under a defeasance clause in the loan.

On December 16, 2014, we closed on a first mortgage loan from UBS Real Estate Securities, Inc. with a principal amount of $5.5 million, or the UBS Loan, to provide acquisition funding for the acquisition of 7 Carnegie. The UBS Loan bears interest at a rate of 4.25% per annum and matures on January 6, 2020. We are required to make initial monthly interest-only payments for 12 months in an amount equal to approximately $19,479 per month and thereafter payments of principal and interest over a 25-year amortization period in an amount equal to approximately $29,796 per month. The UBS Loan is secured by a mortgage on the 7 Carnegie property, is guaranteed by us, and may be accelerated only in the event of a default.

On December 16, 2014, we also closed on a mezzanine loan from the 7 Carnegie Plaza seller with a principal amount of $1.8 million, or the Mezzanine Loan, to provide additional acquisition funding for the acquisition of 7 Carnegie. The Mezzanine Loan bore interest at an initial rate of 6% per annum, which would have increased to a rate of 8% per annum on March 31, 2015. Interest would have accrued but would not have been payable until January 6, 2020, when all principal and accrued interest would have become due and payable. The Mezzanine Loan was secured by a security interest in 7 Carnegie, guaranteed by us, and could be accelerated only in the event of a default. We were able to prepay all or any portion of the principal amount under the Mezzanine Loan without penalty. Pursuant to a side letter, or the December Side Letter, entered into in connection with the Mezzanine Loan between and among the Seller, the SPE and W.A. Lloyd, LLC, or WAL, a limited liability company controlled by Jacob Frydman, our chairman and chief executive officer, if the SPE did not prepay the principal amount of the Mezzanine Loan by February 28, 2015, the Seller would have been entitled to excess cash flow under the UBS Loan and WAL would have been required to contribute, as additional collateral for the Mezzanine Loan, a separate property, or the WAL Property, unconnected to 7 Carnegie and located in New York owned and owned controlled by WAL. On March 25, 2015, pursuant to a letter agreement between and among the Seller, the SPE and WAL, we repaid the Mezzanine Loan, and the obligations of the parties under the December Side Letter were satisfied, by providing the Seller the following consideration: (i) $1.0 million in cash; (ii) execution of a new promissory note, or the New Note, by the SPE in favor of the Seller in the amount of $767,960 which bears interest at a rate of 6% per annum and matures on September 24, 2015; (iii) a guaranty, or the WAL Guarantee, of the obligations under the New Note by WAL; (iv) a mortgage by WAL of the WAL Property to secure the WAL Guarantee; and (v) a release of a note given by an affiliate of the Seller in favor of us on February 4, 2015 in the amount of $60,959.34.

The mortgage notes payable include certain restrictions and covenants which may limit, among other things, the incurrence of liens, and which require, among other things, compliance with, financial ratios relating to, among other things, minimum amount of debt service coverage, minimum amount of fixed charge coverage, maximum amount of debt to value and minimum level of net income. We were in compliance with all covenants at March 31, 2015.

The principal maturity of mortgage notes payable during the next five years and thereafter is as follows (in thousands):

	Scheduled Amortization	Principal Repayments	Total
2015	$200	$768	$968
2016	479	—	479
2017	580	—	580
2018	388	14,676	15,064
2019	310	—	310
Thereafter	865	13,847	14,712
Total	$2,822	$29,291	$32,113

5.	Capitalization

Under our charter, we have the authority to issue 200,000,000 Common Shares and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On November 17, 2011, the Sponsor purchased 18,182 Common Shares for total cash consideration of $200,000 to provide our initial capitalization. On November 25, 2011, for $50,000, the Sponsor purchased 500,000 shares of preferred stock, subsequently exchanged for 500,000 sponsor preferred shares, or Sponsor Preferred Shares, which are convertible into Common Shares upon the terms and subject to the conditions set forth in our charter, and which have a preference upon our liquidation, dissolution or winding up as described below. Upon our liquidation, dissolution or winding up, the Sponsor will receive a preference in the amount of 15% of any excess of the net sales proceeds from the sale of all the assets in connection with such liquidation, dissolution or winding up over the amount of Invested Capital, as defined in our charter, plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. Our board of directors is authorized to amend our charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that we have authority to issue. As of March 31, 2015, there were 2,306,849 Common Shares outstanding.

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6.	Stock Incentive Plan

The Plan, as outlined in the prospectus, provides for the grant of equity incentive awards to our independent directors, officers and employees, employees of the Advisor and other affiliates and consultants. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the Plan shall not exceed the lesser of five percent (5%) of Common Shares outstanding on a fully diluted basis at any time and 5,000,000 Common Shares, which may be either authorized and unissued Common Shares or Common Shares held in or acquired for the treasury of the Company or both. The vesting period of stock-based awards will be determined by our compensation committee. During the three months ended March 31, 2014, we granted 13,342 Common Shares under the Plan all of which were fully vested as of March 31, 2014. Of the 13,342 Common Shares granted, all were granted to employees of an affiliate of ours and to an independent consultant for services provided to us. These Common Shares were recorded as a reduction to a liability due to an affiliated entity. During the three months ended March 31, 2014, we expensed $18,000 related to a 2013 grant.

During the three months ended March 31, 2015, we issued 1,970 common shares pursuant to employment agreements our Advisor has with certain of its employees and recorded $19,109 of compensation related expense.

In May 2014, in connection with an employment agreement, we granted 50,000 stock options at a strike price of $9.50 per Common Share. The stock options must be exercised within two years of the grant date. We recorded $4,156 of compensation expense during the three months ended March 31, 2015 related to these stock options. These stock options were excluded from earnings per share as they were anti-dilutive.

7.	Related Party Arrangements

We executed an advisory agreement with the Advisor and a property management agreement with URA Property Management LLC, or the Property Manager, an affiliate of the Sponsor. Effective September 20, 2013, we executed a dealer manager agreement with Cabot Lodge Securities, LLC, the Dealer Manager or CLS, a Delaware limited liability company and member of the Financial Industry Regulatory Authority, Inc., or FINRA, that does business as United Realty Securities and that is indirectly owned by the Sponsor. Prior to September 20, 2013 we had a dealer manager agreement with an unaffiliated party which had a soliciting dealer agreement with CLS. These agreements entitle the Advisor, the Dealer Manager, and the Property Manager to specified fees upon the provision of certain services with regard to the offering and the investment of funds in real estate properties and real estate-related investments, among other services, as well as reimbursement of organization and offering expenses incurred by the Advisor and the Dealer Manager on our behalf (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to us. We have engaged and may engage from time to time, United Realty Partners LLC, or URP, an entity controlled and indirectly owned by our chief executive officer and secretary, to provide brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties.

As of March 31, 2015, we had a receivable due from the Advisor of $5.3 million as well as deferred offering costs of $4.2 million.

Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by us for the three months ended March 31, 2015 and 2014 and any related amounts payable as of March 31, 2015 and December 31, 2014.

	Incurred
	Three Months Ended March 31, 2015	Three Months Ended March 31, 2014	Payable as of
			March 31, 2015	December 31, 2014
Expensed
Property Management fees	$61,820	$33,498	$—	$—
Oversight Fees	720	716	—	—
Asset Management fees	88,421	47,625	—	—

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8.	Distributions

The Operating Partnership’s limited partnership agreement generally provides that the Operating Partnership will distribute cash available for distribution to the partners of the Operating Partnership in proportion to each such partner’s holding of GP Units and/or OP Units, as such terms are defined in the Operating Partnership’s limited partnership agreement at the times and in the amounts as determined by us, as the general partner. During the three months ended March 31, 2015, we distributed $227,110 in cash and $168,769 in Common Shares through the DRIP.

9.	Economic Dependency

We are dependent on the Advisor or its affiliates for certain services that are essential to us, including the sale of the Common Shares, asset acquisition, management and disposition decisions and other general and administrative responsibilities. If the Advisor and its affiliates are unable to provide such services, we would be required to find alternative service providers.

10.	Subsequent Events

We have reviewed all activity from April 1, 2015 to the date the financial statements were issued and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements.

In April 2015, our sub-leasehold obligation increased by $140,000 as a result of a new third party investment therein.

Between April 1 and May 19, 2015, we sold 91,657 Common Shares, raising approximately $1.1 million in net proceeds for us.

In February 2015, we had advanced $100,000 in cash (the “Initial Deposit”) to United Realty Funds Management, LLC (“Funds Management”), an entity wholly owned and controlled by Jacob Frydman, our chairman and chief executive officer, to allow it to make a soft deposit required by the purchase and sale agreement entered into on January 29, 2015 (the “PSA”) between Lippincott Real Estate Associates, LLC (the “Seller”) and Funds Management pursuant to which Funds Management had the right to acquire the property located at 402 and 404 Lippincott Drive, Marlton, NJ (the “Lippincott Property”). On March 4, 2015, Funds Management assigned its rights and obligations under the PSA to UR Lippincott, DST (“Lippincott DST”), a Delaware statutory trust sponsored and controlled by Funds Management.

On May 15, 2015, Lippincott DST closed the purchase of the Lippincott Property pursuant to an assignment of the PSA for $11.75 million, exclusive of closing costs and escrows as well as fees to be paid to Funds Management, and we, through our operating partnership, entered into a Purchase Agreement with Funds Management to purchase a 5% beneficial interest in the $7.3 million in equity of the Lippincott DST for $365,000, of which $100,000 was deemed to have been previously paid through the advance of the Initial Deposit. The Lippincott Property is a 53,100 square foot commercial building that is leased to a healthcare management service provider under a net lease agreement which expires on December 31, 2024. The annual rent for 2015 is $1,088,550 and the rent is subject to annual increases of $0.50 per square foot per annum until the lease expiration.

On May 19, 2015, an undeveloped land parcel located on Route 9W, Ulster County, NY (“Route 9W”), consisting of approximately 11 acres of land a property owned and controlled by an affiliate of our chairman and chief executive officer, was deeded to our Advisor, which immediately deeded it to us. Our preliminary estimate of the value of Route 9W is $2.5 million based on a 2008 appraisal, but this estimate is preliminary and subject to change. The ultimate value ascribed to Route 9W will be based on a new third-party appraisal, which we expect will be completed by June 30, 2015. If the third-party appraisal is less than $2.5 million, we will adjust the value at that time and our Advisor has agreed to pay us an amount in cash equal to the difference. If the third-party appraisal is greater than our current estimate, we do not owe our Advisor any additional amounts.

During the period from January 1, 2014 to May 19, 2015, we advanced funds to the Advisor and its affiliates upon the receipt of invoices for their operating and acquisition expenses and recorded the amounts advanced as due from affiliates on our balance sheets.

As of May 19, 2015, our Advisor owed us approximately $5.6 million, including interest which accrued at the rate of 1.5% per annum, in repayment of advances we had made to the Advisor to pay operating expenses and acquisition expenses.

Subsequently, our Advisor took steps to satisfy its obligation to repay these advances to us by: (i) crediting of the Initial Deposit towards our purchase of a $365,000 beneficial interest in the Lippincott DST; (ii) assigning us all right, title and interest to Route 9W; (iii) making a $200,000 cash payment to us; and; (iv) arranging for the execution of a promissory note in favor of the Company in the amount of approximately $2.7 million by a non-affiliated third party. This promissory note is due on demand, is guaranteed by the Advisor and bears interest at a rate of 1.5% per annum.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Management’s discussion and analysis of financial condition and results of operations, or MD&A is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in key components of our financial statements from period to period. MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results. Our MD&A should be read in conjunction with our accompanying financial statements and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to United Realty Trust Incorporated, a Maryland corporation, and, as required by context, United Realty Capital Operating Partnership, L.P., a Delaware limited partnership, is referred to as the Operating Partnership or OP.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q, or this Quarterly Report, that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events of our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this Quarterly Report are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have limited operating history and, as of March 31, 2015, our assets totaled approximately $61.9 million;
•	our ability to raise capital in our continuous initial public offering, or IPO;
•	our ability to deploy effectively the proceeds we raise in our offering of shares of common stock, par value $0.01 per share, or Common Shares;
•	changes in economic conditions generally and the real estate market specifically;
•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);
•	the availability of credit;
•	interest rates; and
•	changes to generally accepted accounting principles in the United States, or GAAP.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein. All forward-looking statements are made as of the date this Quarterly Report is filed with the Securities and Exchange Commission, or the SEC, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason.

All forward-looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, as updated in this Quarterly Report.

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Overview

We were formed in November 2011 for the purpose of investing primarily in a diversified portfolio of income-producing real estate properties and other real estate-related assets. We elected to qualify as a REIT commencing with our taxable year ended December 31, 2013. We conduct substantially all our investment activities and own all of our assets through the OP, of which we are the sole general partner and a limited partner and in which we held a 99.6% economic interest as of March 31, 2015. United Realty Advisors LP, a Delaware limited partnership, our Advisor, manages our day-to-day operations and our portfolio of properties and real estate-related assets.

On August 15, 2012, our Registration Statement was declared effective by the SEC. The Registration Statement covers our initial public offering of up to 120,000,000 Common Shares, consisting of up to 100,000,000 Common Shares in our primary offering on a “best efforts” basis and up to 20,000,000 Common Shares pursuant to our distribution reinvestment program, or DRIP.

On December 28, 2012, we received and accepted aggregate subscriptions in excess of the minimum of 200,000 Common Shares, broke escrow and issued Common Shares to our initial investors, who were admitted as stockholders. As of March 31, 2015 we had sold 2,376,578 Common Shares for gross offering proceeds of approximately $25.1 million and net offering proceeds of approximately $22.3 million.

As of March 31, 2015, we owned a 69.2% interest in a joint venture that owns a residential property located at 2520 Tilden Avenue in Brooklyn, New York, or Tilden Hall, a 14.6% interest in a joint venture that owns a residential property known as 14 Highland Ave., Yonkers, New York, or 14 Highland, a medical building located at 945 82nd Parkway, Myrtle Beach, SC, or Parkway and an office building located at 7 Carnegie Plaza, Cherry Hill, NJ, or 7 Carnegie. In addition, as of March 31, 2015, we owned a 76.7% interest in a joint venture that owns a mortgage note secured by properties located at 58 and 70 Parker Avenue, in Poughkeepsie, NY, or Parker.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP and in conjunction with the rules and regulations of the SEC. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC. In addition, refer to Note 2 of our consolidated financial statements for a discussion of additional accounting policies.

Recent Accounting Pronouncements

See Note 2 to the accompanying consolidated financial statements.

Results of Operations

Comparison of the three months ended March 31, 2015 to the three months ended March 31, 2014

As of March 31, 2015, we owned interests in four properties and one mortgage note receivable. At March 31, 2014, we owned interests in two properties which we acquired in March 2013, and one mortgage note receivable.

	Three Months Ended
	March 31, 2015	March 31, 2014	Change
Revenues
Base rents	$1,300,361	$722,704	$577,657
Recoveries from tenants	269,285	79,935	189,350
Other	481	700	(219)
Total revenues	1,570,127	803,339	766,788

Operating expenses
Property operating	300,899	141,778	159,121
Real estate taxes	212,168	92,548	119,620
General & administrative expenses	559,494	84,683	474,811
Depreciation and amortization	462,375	270,589	191,786
Acquisition transaction costs	17,500	845	16,655
Total operating expenses	1,552,436	590,443	961,993

Operating income	17,691	212,896	(195,205)
Non-operating expenses
Interest expense	(486,696)	(195,184)	(291,512)
Amortization of deferred financing costs	(114,191)	(26,576)	(87,615)

Net loss	$(583,196)	$(8,864)	$(574,332)

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Rental Income

Rental revenue, which consists of base rents and recoveries from tenants, increased approximately $0.8 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The increase in rental income was driven primarily by increases in base rent and recoveries from tenants due to our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

Property Operating Expenses and Real Estate Taxes

Property operating expenses and real estate taxes increased approximately $0.2 million and $0.1 million, respectively, for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. Property operating expenses consist primarily of asset management fees paid to our Advisor, property insurance and utilities. The increase in these expenses was driven primarily by our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

General and Administrative Expenses

General and administrative expenses for the three months ended March 31, 2015 amounted to approximately $0.6 million compared to approximately $0.1 million during the three months ended March 31, 2014. General and administrative expenses consist primarily of professional fees, director fees and insurance costs. The increase in these expenses primarily relate to increased legal and director fees due to ongoing litigation.

Depreciation and Amortization Expense

Depreciation and amortization expense increased approximately $0.2 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives. Depreciation and amortization expense is driven by the timing of real estate acquisitions. The increase in these expenses was driven primarily by our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

Acquisition Transaction Costs

Acquisition transaction costs for the three months ended March 31, 2015 amounted to approximately $17,500 which were incurred in connection with a potential acquisition. There were $845 in acquisition transaction costs for the three months ended March 31, 2014.

Interest Expense

Interest expense increased approximately $0.4 million for the three months ended March 31, 2015 compared to the three months ended March 31, 2014. This increase is driven primarily by the financing costs associated with the acquisition of Parkway and 7 Carnegie and the short duration over which the 7 Carnegie mezzanine loans expenses were amortized over.

Deferred Organization and Offering Expenses

We will advance funds to the Advisor to pay its organization and offering expenses to the extent the Advisor does not have the funds to pay such expenses. The Advisor will reimburse us for organization and offering expenses advanced which are in excess of 2% of the total offering price paid by investors (including proceeds from sale of Common Shares, plus applicable selling commissions and dealer manager fees paid by purchasers of Common Shares). On December 28, 2012, we broke escrow, at which time organization and offering expenses advanced by the Advisor became a liability of ours, subject to the 2% limitation noted above. Between November 25, 2011 and March 31, 2015, we paid $4,675,735 of offering costs of which $511,693 was recorded to additional paid-in capital and $4,171,034 was recorded to deferred offering costs in the accompanying consolidated balance sheets. We will reclassify amounts from deferred offering costs to additional paid-in capital based on 2% of the total offering price paid by investors. Amounts paid by us in excess of the 2% limitation at the end of the offering will be reimbursed by the Advisor. As of March 31, 2015, the Advisor had incurred an additional $11.9 million of organization and offering expenses, of which $466,211 was billed and paid to the Advisor at March 31, 2015. Effective January 1, 2015, the Advisor will no longer be allocating organization and offering expenses to us.

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Liquidity and Capital Resources

We are dependent upon the net proceeds from our IPO to conduct our proposed operations. We have obtained and will continue to obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of our IPO and any future offerings we may conduct, including the issuance of limited partnership interests in the OP, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

If we are unable to raise substantial funds in our IPO, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our IPO. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties. In addition, the terms of our mortgage loans payable require us to deposit certain replacement and other reserves with the lender.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and our Dealer Manager. During our organization and offering stage, these payments will include payments to the Dealer Manager for selling commissions and dealer manager fees. During this stage, we will also make payments to our Advisor for reimbursement of certain other organization and offering expenses. However, we will not reimburse our Advisor (except in limited circumstances) for other organization and offering expenses to the extent that our total payments for other organization and offering expenses would exceed 2% of the total offering price paid by investors in our IPO. During our acquisition and development stage, we expect to make payments to our Advisor in connection with the selection and origination or purchase of investments and the management of our assets and to reimburse certain costs incurred by our Advisor in providing services to us.

We expect to repay our other near term debt obligations out of proceeds from our IPO on their maturity dates.

Net Cash Flows

Net cash flows used in operating activities amounted to $3.5 million during the three months ended March 31, 2015 compared to net cash of $0.6 million provided by operations during the three months ended March 31, 2014. This was driven primarily by the increase in funds used to pay operating expenses on behalf of the Advisor.

Investing Activities

Net cash flows used for investing activities amounted to approximately $0.5 million during the three months ended March 31, 2015 compared to net cash used in investing activities of $0.3 million during the three months ended March 31, 2014. The increase was primarily driven by the funding of additional escrow accounts under our loan agreements.

Financing Activities

Net cash flows provided by financing activities amounted to approximately $4.0 million for the three months ended March 31, 2015 compared to the use of $0.4 million for the three months ended March 31, 2014. This $4.4 million increase was primarily driven by the following (in millions):

Net proceeds from the sale of our Common Shares, net of registration expenditures and repurchases	$4.6
Financing proceeds	1.0
Loan repayments	(1.9)
Deferred offering costs	0.8
Distributions	(0.1)
Total change in cash provided	$4.4

Acquisitions

Our Advisor expects to continue to evaluate potential acquisitions of real estate and real estate-related assets and to engage in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract that contains specific terms is executed, the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from offerings of Common Shares in cash or certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

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Distribution Policy

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Internal Revenue Code of 1986, as amended, or the Code, we have not established a minimum distribution level and our charter does not require that we make distributions to our stockholders.

As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

On January 15, 2015, our board of directors declared daily distributions on our Common Shares at an annual rate of 7.78% of NAV per Common Share, which equates to $0.97 per Common Share on an annualized basis based on our NAV per Common Share on January 15, 2015. The distributions began to accrue as of daily record dates beginning on January 1, 2013, and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by our intention to comply with REIT requirements of the Code.

We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to use proceeds from our IPO or from the issuance of securities in the future, or third-party borrowings, to fund our distributions. We may also fund such distributions from advances from our Sponsor or from any waiver of fees by our Advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source without limits, including proceeds from our IPO or the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of our IPO to pay distributions.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three months ended
	March 31, 2015
Distributions:		Percentage of Distributions
Distributions paid in cash	$227,110	57.4%
Distributions reinvested	168,769	42.6
Total distributions	$395,879	100.0%

Source of distribution coverage:
Cash flows provided by operations	$—	—%
Common Shares issued under the DRIP	168,769	42.6
Proceeds from issuance of Common Shares	227,110	57.4
Total sources of distributions	$395,879	100.0%

Cash flows used in operations (GAAP basis)	$(3,450,912)
Net loss attributable to stockholders (in accordance with GAAP)	$(724,684)

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The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from November 8, 2011 (date of inception) through March 31, 2015:

For the Period from November 8, 2011 (date of inception) to
March 31, 2015
Distributions paid:
Common stockholders in cash	$831,978
Common stockholders pursuant to DRIP/offering proceeds	641,167
Total distributions paid	$1,473,145

Reconciliation of net loss:
Revenues	$8,289,870
Acquisition and transaction related	(2,143,433)
Depreciation and amortization	(2,683,346)
Other operating expenses	(5,236,662)
Other non-operating expenses	(3,023,162)
Net loss (in accordance with GAAP) (1)	$(4,796,733)

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

Leverage Policies

We may borrow to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, we may elect to forego the use of debt on some of or all our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

As of March 31, 2015, we had approximately $34.6 million of mortgage notes and preferred loans payable. Once we have fully invested the proceeds of our IPO, assuming we sell the maximum amount, we expect that our portfolio-wide loan-to-value ratio (calculated after the close of our IPO) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors.

During the early stages of our IPO, our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

The form of our indebtedness may be long-term or short-term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our Advisor will seek to obtain financing on our behalf on the most favorable terms available.

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Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our Advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, approves the transaction after determining that it is fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. In order to arrive at such a determination, our directors will examine data regarding comparable loans between unaffiliated parties in consultation with counsel and independent financial advisors, investment bankers or mortgage brokers.

Other Obligations

In an effort to provide our stockholders with a limited amount of liquidity in respect of their investment in Common Shares, we have adopted a share repurchase program whereby on a daily basis, stockholders who have held their Common Shares for at least one year may request that we repurchase all or any portion (but generally at least 25%) of their Common Shares. The repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price exceed the then-current offering price under the primary offering.  Prior to January 15, 2015, we limited the Common Shares repurchased during any calendar quarter to 1.25% of the weighted average number of Common Shares outstanding during the previous calendar quarter, or approximately 5% of the weighted average number of Common Shares outstanding in any 12-month period. Following January 15, 2015, we will limit Common Shares repurchased during any calendar quarter to 5% of NAV as of the last day of the previous calendar quarter (or as of January 15, 2015 with respect to repurchases during the first quarter of 2015), or approximately 20% of NAV in any 12-month period. Our board of directors has the right to modify, suspend or terminate the share repurchase program for any reason.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements as of March 31, 2015.

Contractual Obligations

The following table presents the principal and interest amounts of our long-term debt maturing each year, including amortization of principal based on debt outstanding at March 31, 2015 (in thousands):

Contractual obligations:	2015	2016	2017	2018	2019	Thereafter		Total
Mortgage notes payable	$968	$479	$580	$15,064	$310	$14,712		$32,113
Preferred loans payable	500	—	—	—	—	1,956	(1)	2,456
Sub-leasehold obligation	96	130	1,857	—	—	—		2,083
Estimated interest expense	1,150	1,485	1,455	967	695	2,024		7,776
Total	$2,714	$2,094	$3,892	$16,031	$1,005	$18,692		$44,228

(1)	This preferred loan is callable upon 30 days notice.

 Inflation

We may be adversely impacted by inflation on our residential leases at 14 Highland, which currently do not contain indexed escalation provisions. However, the leases for Tilden Hall, Parkway and 7 Carnegie contain base rent escalations based on CPI. We anticipate that in the future, if we enter into triple net leases, the tenant will be obligated to pay all property-level operating expenses, which may include maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

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We define FFO, a non-GAAP measure, consistently with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. If the carrying, or book, value exceeds the total estimated undiscounted future cash flows, an impairment charge is recognized to reduce the carrying value to fair value. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations, or “MFFO”, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. We have used, and will continue to use the proceeds raised in our IPO to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our Common Shares on a national exchange, a merger or sale of the Company or another similar transaction) within six to nine years of the completion of our IPO. Thus, we will not continuously purchase assets and have a targeted exit strategy. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our IPO has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

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We define MFFO, a non-GAAP measure, consistently with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, issued by the IPA in November 2010, or the Practice Guideline. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. In as much as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the Practice Guideline. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of Common Shares in our IPO, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as a limited and defined acquisition period. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

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Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a Common Share in the primary offering is a stated value and there is, with respect to the primary offering, no net asset value determination. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below provides a reconciliation of net loss with GAAP to FFO and MFFO for the three months ended March 31, 2015 and 2014.

	For the Three Months Ended March 31, 2015	For the Three Months Ended March 31, 2014
Net loss	$(583,196)	$(8,864)
Net income attributable to non-controlling interests	141,488	143,214
Net loss and comprehensive loss attributable to United Realty Trust Incorporated	(724,684)	(152,078)
Plus: Real property depreciation	302,870	163,096
Amortization of deferred leasing costs	159,505	107,492
FFO	$(262,309)	$118,510

Add: Acquisition transaction costs (1)	17,500	845
Add: Amortization of Above/below-market rent and straight line rent receivable (2)	(59,272)	14,306
MFFO	$(304,081)	$133,661

Net cash provided by (used in):
Operating activities	$(3,450,912)	$596,065
Investing activities	$(501,888)	$(290,499)
Financing activities	$3,955,393	$(402,514)

(1)	In evaluating investments in real estate, management differentiates the costs incurred to acquire the investment from the on-going operational revenue and costs of the investment. Such information would only be comparable for non-listed REITs that have completed their acquisition activity and have similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information for comparison of each type of real estate investment and is consistent with management’s analysis and evaluation of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and are included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property.
(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment. Some intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate portfolio.

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Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. From time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of March 31, 2015, our debt consisted of fixed-rate secured mortgage loans payable, with a carrying value of $32.1 million, which approximated the fair value at March 31, 2015. Changes in market interest rates on our fixed-rate debt impact the fair value of the loans, but have no impact on interest incurred or cash flow. For instance, if interest rates increase 100 basis points and our fixed-rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their March 31, 2015 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $1.6 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $1.4 million. These amounts were determined by considering the impact of hypothetical interest rates changes on our borrowing costs, and assuming no other changes in our capital structure.

As the information presented above includes only those exposures that existed as of March 31, 2015, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4.	Controls and Procedures.

Disclosure Controls and Procedures

Our disclosure controls and procedures include our controls and other procedures designed to provide reasonable assurance that information required to be disclosed in this and other reports filed under the Exchange Act is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosures. It should be noted that no system of controls can provide complete assurance of achieving a company’s objectives and that future events may impact the effectiveness of a system of controls.

As required by paragraph (b) of Rule 13a-15 and Rule 15d-15 under the Exchange Act, our chief executive officer and chief financial officer, together with other members of our management, after conducting an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act), concluded that our disclosure controls and procedures were not effective as of March 31, 2015 due to the material weakness described below.

Commencing in January 2014 and continuing through May 2015, the Company exceeded the authority granted to it under its charter when it advanced funds to the Advisor and its affiliates. During May 2015, our management identified a material weakness in our entity level controls and procedures related to making these advances to affiliated entities during the period from January 2014 through May 2015. Accordingly, management reevaluated its previous conclusions on the effectiveness of our entity level controls and procedures as of each reporting period during the year ended December 31, 2014 and determined that this material weakness had also existed as of those dates. As discussed in Note 10 to the consolidated financial statements, following the identification of this material weakness in May 2015, the Advisor and its affiliates and the Company took steps such that the Company is no longer advancing funds to the Advisor and its affiliates.

Changes in Internal Control over Financial Reporting

Subsequent to March 31, 2015, in order to prevent the occurrence of such entity level control failure, we have implemented additional levels of review and approval to ensure we are operating in compliance with our charter. There were no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.

As of March 31, 2015, neither the Company nor the Operating Partnership was involved in any material litigation nor, to management’s knowledge, was any material litigation threatened against us or our portfolio other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance.

Certain limited partner investors in our advisor, United Realty Advisors LP, have filed a derivative action, which was most recently amended in February 2015, on behalf of United Realty Advisors LP, in the Supreme Court of the State of New York for New York County. The derivative action alleges various causes of action against, among others, each of our directors individually, URTI GP, LLC, Prime United Holdings, LLC, Cabot Lodge Securities, LLC, other affiliated parties and certain third parties and seeks to enjoin the proposed sale of the retail brokerage operation and customer accounts of Cabot Lodge Securities, LLC to such third parties. Although our advisor and sponsor believe that the action is effectively moot as the proposed sale transaction has been terminated and that the plaintiffs lack standing, the derivate action alleges, among other things, that our company will suffer irreparable injury if an injunction is not granted and includes, among other causes of action, the breach of fiduciary duties owed to our advisor by Mr. Frydman and URTI GP, LLC, the aiding and abetting of such breach by our other directors, gross negligence, unjust enrichment and breach of the limited partnership agreement governing our advisor. There can be no assurance as to the outcome of litigation or the possible impact of the litigation on our company, our advisor or our sponsor. Our advisor and sponsor believe that depositions recently taken of all five plaintiffs reveal that the plaintiffs have no basis for the alleged claims made, and they also believe that the allegations in the derivative action are false and that the claims therein are without merit. Each of our advisor, our sponsor and our independent directors filed motions to dismiss the action. On May 5, 2015, this complaint against the independent directors was dismissed in full.

Item 1A.	Risk Factors.

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 other than as disclosed below:

The offer and sale of Common Shares to certain shareholders may be deemed to have violated federal securities laws, and, as a result, those shareholders may have the right to rescind their original purchase of those securities.

During the period from January 15, 2015, the NAV pricing start date, through May 8, 2015, which we refer to as the Period, we offered and sold Common Shares at a price per Common Share based on NAV while our post-effective amendments containing information about the price per Common Share in our primary offering being based on NAV were on file with the SEC but had not been declared effective. The offer and sale of Common Shares at a price based on NAV during the Period may have been in violation of the rules and regulations under the Securities Act and the interpretations of the SEC. If a violation of the Section 5 of the Securities Act did in fact occur, anyone who purchased Common Shares during the Period at a price based on NAV would have a right to rescind the purchase. The Securities Act generally requires that any claim brought for a violation of Section 5 of the Securities Act be brought within one year of the violation. If all the shareholders who purchased Common Shares at a price based on NAV during the Period demanded rescission within that one-year period, we would be obligated to repay approximately $2,595,815.

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Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

On August 15, 2012, we commenced our IPO on a “best efforts” basis of up to 100.0 million Common Shares. The IPO is being conducted by United Realty Securities, our Dealer Manager, a division of Cabot Lodge Securities, LLC, a Delaware limited liability company and a member of FINRA that is indirectly owned by our Sponsor. Prior to January 15, 2015, we offered the Common Shares at a price of $10.45 per Common Share and subsequent to January 15, 2015, we began offering the Common Shares at a price of $13.90 per Common Share (a price that represents our NAV per Common Share of $12.51 per share plus the maximum allowable dealer manager fees and selling commissions), in each case subject to certain volume and other discounts, pursuant to the Registration Statement on Form S-11 (Reg. No. 333-178651), or the Registration Statement, filed with the SEC under the Securities Act. The per share purchase price of Common Shares is based on NAV divided by the number of Common Shares outstanding as of the end of business each day after giving effect to any share purchases or redemptions effected on such day. On January 15, 2014 and on every business day during the period from January 15, 2014 to March 31, 2015, the price per Common Share in our primary offering has been $13.90 because our NAV per Common Share has been equal to $12.51. Our NAV is calculated daily, however, and there can be no assurance that it will not vary in the future. The maximum number of Common Shares to be sold in the primary offering registered on the Registration Statement is 100,000,000. The Registration Statement also covers up to 20.0 million shares available pursuant to our DRIP, under which our stockholders may elect to have their distributions reinvested in additional Common Shares at the greater of our NAV per Common Share and 95% of the fair market value per Common Share.

On March 31, 2015, in connection with our Advisor’s agreement with our chief financial officer, Steven Kahn, who was then an accredited investor, received from the Company a grant of 433 Common Shares valued at a price of $9.41 per share, the offering price of Common Shares net of selling commissions and dealer manager fees as of December 31, 2014, the time the grant was required to be made under the agreement. The Common Shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

On February 6, 2015, in connection with his resignation as an executive officer and director of the Company, Richard J. Vitale, who was then an accredited investor, received from the Company a grant of 1,527 Common Shares valued at a price of $12.51 per share, the offering price of Common Shares net of selling commissions and dealer manager fees at the time of grant. The Common Shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.

As of March 31, 2015 we had 2,306,849 Common Shares outstanding. As of March 31, 2015, we had received gross offering proceeds of approximately $25.1 million and net offering proceeds of $22.3 million from the sale of Common Shares, including pursuant to our DRIP. For the three months ended March 31, 2015, we had incurred selling commissions and dealer manager fees and other organization and offering costs in the amounts set forth below.

See “Item 1A. Risk Factors. The offer and sale of Common Shares to certain shareholders may be deemed to have violated federal securities laws, and, as a result, those shareholders may have the right to rescind their original purchase of those securities.”

The following table reflects the offering costs associated with this issuance of Common Shares.

Three Months Ended
March 31, 2015
Selling commissions and dealer manager fees	$656
Other offering costs	83
Total offering costs	$739

The Dealer Manager re-allowed all the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and re-allowed related to the sale of Common Shares.

Three Months Ended
March 31, 2015
Total commissions incurred from the Dealer Manager	$656
Less:
Commissions to participating broker-dealers	(452)
Reallowance to participating broker-dealers	—
Net to the Dealer Manager	$204

As of March 31, 2015, we have incurred $2.8 million of cumulative offering costs in connection with the issuance and distribution of Common Shares. Net offering proceeds of $22.3 million exceeded cumulative offering costs by $19.5 million as of March 31, 2015.

Cumulative offering costs of $2.8 million include $2.3 million incurred from our dealer manager for Dealer Manager fees and commissions and $0.5 million from our Advisor.

27

We expect to use substantially all the net proceeds from our IPO to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth.  As of March 31, 2015, we have used the net proceeds from our IPO to fund a portion of the purchase of four real estate-related investments with an aggregate purchase price of $49.6 million.

Share Repurchase Program

Our Common Shares are not listed on a national securities exchange and we will not seek to list our Common Shares until the time, if such time ever occurs, that our independent directors believe that the listing of our Common Shares would be in the best interest of our stockholders. Stockholders who have held their Common Shares for at least one year may make daily requests that we repurchase all or a portion (but at least 25%) of their Common Shares pursuant to our share repurchase program, but we may not be able to fulfill all repurchase requests. The repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price exceed the then-current offering price under the primary offering. Our share repurchase program was adopted on August 15, 2012.

We will limit Common Shares repurchased during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter (or as of January 15, 2015 with respect to repurchases during the first quarter of 2015), or approximately 20% of our NAV in any 12-month period. Our Advisor will evaluate our capital needs and the amount of available cash and other liquid assets (as defined below) each quarter and may elect to increase the amount available for repurchase during such quarter.

In addition, stockholders will only be able to repurchase their Common Shares to the extent that we have sufficient liquid assets (as defined below). Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. We may not always have sufficient liquid resources to satisfy all repurchase requests. In order to provide liquidity for repurchases, we intend to maintain the following percentage of the overall value of our portfolio in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties and are referred to collectively as “liquid assets”: (A) 15% of our NAV up to $333 million; (B) 10% of our NAV between $333 million and $667 million; and (C) 5% of our NAV in excess of $667 million. In addition, our board of directors may decide, but is not obligated, to maintain borrowing capacity under a line of credit.

Our board of directors in its discretion may modify, suspend or terminate our share repurchase program for any reason.

The table below outlines the Common Shares we repurchased pursuant to our share repurchase program during the three months ended March 31, 2015.

	Total Number of Common Shares Repurchased	Average Price Paid per Common Share(2)	Total Number of Common Shares Repurchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) of Common Shares that May Yet Be Purchased Under the Plans or Programs
January 2015	693.5076	$11.88	—	(1)
February 2015	18,518.5101	11.88	—	(1)
March 2015	31,313.1171	11.88	—	(1)
	50,525.1348	$11.88	—	(1)

(1)	A description of the maximum number of Common Shares that may be repurchased under our share repurchase program is included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Obligations.”

(2)	Represents 95% of our NAV per Common Share, which was $12.51 for every day in the period.

During the three months ended March 31, 2015, we received 13 requests to repurchase an aggregate of 87,034 Common Shares pursuant to our share repurchase program. During the three months ended March 31, 2015, we funded nine of these repurchase requests with respect to 50,525 Common Shares at an average price per share of $11.88 and one repurchase request for 1,119 Common Shares was withdrawn. Subsequent to March 31, 2015, we funded the remaining three repurchase requests, received during the three months ended March 31, 2015, with respect to 15,517 Common Shares at an average price per share of $11.88. We fund Common Share repurchases from cash flows from offering proceeds. As of the date of this filing and subsequent to March 31, 2015, we received three additional requests to repurchase 16,136 Common Shares.

28

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not applicable.

Item 5.	Other Information.

The summaries of the material terms of the transactions entered into between the Company, the Advisor and its affiliates and certain unaffiliated third parties entered into during May 2015 that are included in “Note 10. Subsequent Events” are incorporated by references into this Item 5 of this Form 10-Q in lieu of reporting such transactions pursuant to Items 1.01 and 2.03 of Form 8-K, as applicable. However, such summaries are not intended to be complete and are qualified in their entirety by reference to the applicable underlying agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 6.	Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K listed on the Exhibit Index (following the signatures section of this Quarterly Report) are included herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Realty Trust Incorporated

Date: May 20, 2015	By:	/s/ Jacob Frydman
Jacob Frydman
Chief Executive Officer, Secretary and
Chairman of the Board of Directors
(Principal Executive Officer)

Date: May 20, 2015	By:	/s/ Steven Kahn
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

30

EXHIBIT INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
10.20*	Side Letter dated as of December 16, 2014
10.21*	Letter Agreement dated as of March 25, 2015
10.22*	Demand Note dated March 31, 2015.
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101*	XBRL (eXtensible Business Reporting Language). The following materials from the United Realty Trust Incorporated Quarterly Report on Form 10-Q for the three months ended March 31, 2015, formatted in XBRL: (i) the Consolidated Balance Sheets (unaudited), (ii) the Consolidated Statements of Operations and Comprehensive Loss (unaudited), (iii) the Consolidated Statement of Equity (unaudited), (iv) the Consolidated Statements of Cash Flow (unaudited) and (v) the Notes to the Consolidated Financial Statements (unaudited). As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

___________

* Filed herewith

31

Exhibit 10.20

Side Letter

Gentlemen:

Reference is made to that certain mezzanine loan issued by of FRS CARNEGIE PLAZA, L.L.C., a New Jersey limited liability company (“FRS”) to 7 CARNEGIE PLAZA MEZZ, a Delaware limited liability company (“7 Carnegie”) in the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) (the “Loan”). The Loan is evidenced by a pledge and security agreement by and between FRS and 7 Carnegie (the “Pledge”) and a promissory note given by 7 Carnegie in favor of FRS in the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) (the “Note”).

1.	If 7 Carnegie fails to pay the Obligations in full on or before February 28, 2015, FRS shall continue to abide by the terms of that certain intercreditor agreement by and between FRS and UBS Real Estate Securities, Inc. (the “Intercreditor”) in which case it shall receive all Excess Cash Flow (as defined in that certain Loan Agreement by and between 7 Carnegie and UBS Real Estate Securities, Inc) until such time as the Note shall be fully repaid. Simultaneously, W.A. Lloyd, LLC, an affiliate of 7 Carnegie shall contribute, as additional collateral for the Loan, that certain unencumbered vacant land of approximately twelve (12) acres located on Route 9W in the town of Lloyd, New York, north of the intersection with Red Top Road.

2.	Upon closing of the Loan, 7 Carnegie shall pay a one-time loan origination fee to FRS in the amount of Thirty Six Thousand Dollars ($36,000).

3.	All terms used in this Agreement that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Pledge.

4.	Other than as expressly amended herein, all other terms of the Pledge and Note shall remain in full force and effect.

5.	To the extent that there is any conflict between the terms of this Side Letter and the terms of the Note and Pledge, the terms of this latter shall control.

6.	This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[signatures to follow]

Side Letter (Fox)

Date:	December 16, 2014

FRS CARNEGIE PLAZA, L.L.C.

By:	/s/ Tim Fox
Tim Fox, Manager

7 CARNEGIE PLAZA MEZZ, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

W.A. LLOYD, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

 Side Letter (Fox)

Exhibit 10.21

Letter Agreement

Gentlemen:

Reference is made to that certain mezzanine loan made by FRS CARNEGIE PLAZA, L.L.C., a New Jersey limited liability company (“FRS”) to 7 CARNEGIE PLAZA MEZZ, LLC a Delaware limited liability company (“7 Carnegie”) in the amount of One Million Eight Hundred Thousand and No/100 Dollars ($1,800,000.00) (the “Loan”). The Loan is evidenced by a promissory note by 7 Carnegie in favor of FRS (the “Note”) and secured by a pledge and security agreement (the “Pledge”). In addition, FRS entered into an intercreditor agreement with UBS Real Estate Securities Inc. dated December 16, 2014 (the “Intercreditor Agreement”).

1.       Repayment. FRS has requested that 7 Carnegie repay the loan earlier than its due date, and 7 Carnegie is prepared to do so in accordance with the terms of this Letter Agreement. Therefore, the parties agree that FRS shall accept, in full repayment of the Loan, including principal, interest and all other amounts payable by 7 Carnegie under the Pledge, Note and that certain Side Letter dated December 16, 2014 between FRS, 7 Carnegie and W.A. Lloyd, LLC (“Lloyd”), the sum of ONE MILLION EIGHT HUNDRED TWENTY NINE THOUSAND FOUR HUNDRED AND 00/100 DOLLARS ($1,829,400.00) (the “Payoff Amount”) payable on or before 5pm on March 25, 2015 as follows:

a.

$1,000,000 in cash;

b.

a new promissory note in the form attached hereto as Exhibit A (the “2015 Note”) in the principal sum of $767,959.67 in favor of FRS and made by 7 Carnegie;

c.

a mortgage granted by W.A. Lloyd, LLC in favor of FRS to secure that certain Agreement of Guaranty and Suretyship given by W.A. Lloyd, LLC in the form attached hereto as Exhibit B (the “2015 Mortgage”). The Guaranty guarantees payment of the 2015 Note in the form attached hereto as Exhibit C (the “Guaranty”); and

d.

a release of that certain Promissory Note given by Fox Rehabilitation Services, P.C. on February 4, 2015 in the amount of 60,959.34 (“Tax Note”).

2.       Release

a.

Simultaneously with the payoff of the Note and delivery of the 2015 Note and 2015 Mortgage to FRS as above set forth, FRS shall deliver to 7 Carnegie (i) a release of the Pledge and terminations of all UCC financing statements in favor of FRS in connection with the Loan, (ii) the original Note marked “cancelled” and “paid in full”, and (iii) evidence of a payoff letter delivered to UBS Real Estate Securities Inc. indicating that the Loan has been paid off in full.

3.       This Letter Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute on and the same instrument.

[Signatures to Follow]

1

Date:	March 25, 2015

FRS CARNEGIE PLAZA, L.L.C.

By:	/s/ Timothy A. Fox
Timothy A. Fox, Manager

7 CARNEGIE PLAZA MEZZ, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

W.A. LLOYD, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

2

EXHIBIT A

2015 Note

PROMISSORY NOTE

$767,959.67	New York, New York

March 24, 2015

FOR VALUE RECEIVED, the undersigned, 7 Carnegie Plaza Mezz, LLC, a Delaware limited liability company having an address at 60 Broad Street, 34th Floor, New York, New York 10004 (the “Maker”), hereby promises to pay to the order of FRS Carnegie Plaza Mezz, LLC a New Jersey limited liability company, as lender, having an address at 7 Carnegie Plaza, Cherry Hill, New Jersey 08003 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of SEVEN HUNDRED SIXTY SEVEN THOUSAND NINE HUNDRED FIFTY NINE AND 67/100 DOLLARS ($767,959.67), in lawful money of the United States of America, together with interest thereon, at the rate set forth below.

The principal of and interest upon this Note shall be due and payable as follows:

1.       This Note shall bear interest at a per annum rate of interest of Six Percent (6%) based upon a year of 365 days and actual days elapsed starting March 24, 2015.

2.       The entire unpaid principal balance of this Note and accrued interest hereunder shall be due and payable in full no later than September 24, 2015 (the “Maturity Date”).

The undersigned may at any time prepay all or any portion of the principal or interest owing hereunder.

Maker hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note. Lender shall have full recourse against the undersigned. Maker shall pay all costs of collection when incurred, including reasonable attorneys’ fees, costs and expenses.

This Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of New York, without regard to principles of conflict of laws.

[Signature to follow]

3

IN WITNESS WHEREOF, the undersigned has caused this Promissory Note to be duly executed as of the date first written above.

MAKER:

7 CARNEGIE PLAZA MEZZ, LLC
a Delaware limited liability company

By:	/s/ Jacob Frydman
Name:	Jacob Frydman
Title:	Authorized Signatory

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 25 day of March, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Jacob Frydman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he executed the same in his capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Alexander Martin Libin
Notary Public

4

EXHIBIT B

2015 Mortgage

MORTGAGE

THIS MORTGAGE made the 24th day of March, 2015, between W.A. Lloyd, LLC with an address of 60 Broad Street, 34th Floor New York, New York 10004 (the “Mortgagor”) and FRS Carnegie Plaza, LLC, with an address of 7 Carnegie Plaza, Cherry Hill, New Jersey 08003 (the “Mortgagee”);

W I T N E S S E T H:

WHEREAS, Mortgagor is the owner and holder of fee title to (a) the parcels of land located at Route 9 West-Red Top Road, Lloyd, New York, being more particularly described in Exhibit A annexed hereto and made a part hereof, together with the fee title to all buildings, structures and other improvements now or hereafter located thereon (the “Real Property”).

NOW, THEREFORE, in consideration of the covenants herein contained, and in order to secure that certain Agreement of Guaranty and Suretyship (the “Guaranty”) which guarantees the obligations of that certain Promissory Note, of even date herewith, made by 7 Carnegie Plaza Mezz, LLC, as maker, to the order of Mortgagee, as payee, in the original principal amount of SEVEN HUNDRED SIXTY SEVEN THOUSAND NINE HUNDRED FIFTY NINE AND 67/100 DOLLARS ($767,959.67) (as the same may hereafter be modified, amended, extended, renewed or substituted for, the “Note”), which Note was executed and delivered pursuant to that certain Letter Agreement between the Parties hereto dated March ____, 2015 and the payment of all other indebtedness which this Mortgage by its terms secures and compliance with all of the other terms hereof and of the Letter Agreement and of the Note, Mortgagor agrees with Mortgagee as follows:

To secure the punctual payment of Mortgagor’s obligations (collectively, under the Guaranty, the Letter Agreement, this Mortgage and all other documents and instruments evidencing and/or securing the Loan and all documents and instruments executed and/or delivered in connection therewith, and all substitutions for and replacements thereof (collectively, the “Loan Documents”), when due, whether at stated maturity, by acceleration or otherwise, and the performance and observance of all other covenants, obligations and liabilities of Mortgagor under the Loan Documents; provided, however, that notwithstanding anything to the contrary contained in this Mortgage, the maximum amount of principal indebtedness secured by this Mortgage at the time of execution hereof or which under any contingency may become secured by this Mortgage at any time hereafter shall not exceed the sum of $767,959.67; provided however, that such limitation shall not limit the security of this Mortgage with respect to (i) any interest on the then outstanding principal amount as provided hereunder, (ii) any expenses incurred (including reasonable attorneys’ fees) after an event of default hereunder or under the Note, beyond any applicable notice and cure period, in upholding or enforcing the lien of this Mortgage, or (iii) any other amount secured by this Mortgage that may become payable by Mortgagee as a result of Mortgagor’s default hereunder.

5

TOGETHER with the appurtenances and all the estate and rights of the Mortgagor in and to said premises.

The Mortgagor covenants with the Mortgagee as follows:

1.

That the Mortgagor will pay the indebtedness as set forth in the Note.

2.

That after (a) default in the payment of any installment of principal or of interest under the note, and after written notice of default to maker and if same shall not be cured within thirty (30) days after maker’s receipt of said notice from Mortgagee; or (b) upon transfer of title by sale while this note and mortgage remain a lien thereon without Mortgagee’s written consent, the holder of this mortgage may commence an action to foreclose.

3.

The holder of this mortgage, in any action to foreclose it, shall be entitled to the appointment of a receiver.

4.

That the Mortgagor will pay all taxes, assessments or water rates, and in default thereof, the Mortgagee may pay the same.

5.

That the Mortgagor, within three (3) days upon request upon request by mail, will furnish a duly acknowledged written statement of the amount due on the mortgage and whether any offsets or defenses exist against the mortgaged debt.

6.

That notice and demand or request may be in writing and may be served in person or by mail.

7.

That the Mortgagor warrants the title to the premises.

8. That in case of a foreclosure sale, the premises, or so much thereof as may be affected by this mortgage, may be sold in one parcel.

9. The Mortgagor hereby assigns to the Mortgagee the rent, issues and profits of the premises as further security for the payment of the obligation secured hereby, and grants to the Mortgagee the right to enter upon the premise for the purpose of collecting the same, and to let the premises or any part thereof, and to apply the moneys received therefrom, after payment of necessary charges and expenses, to the obligations secured by this mortgage, upon default under any of the covenants, conditions or agreements contained in this mortgage. The Mortgagor further promises and agrees, in the event of any such default, to pay to the Mortgagee, or to any receiver appointed to collect the rents, issues and profits of the premises, the fair and reasonable rental value for the use and occupation of the same or of such part thereof as may be in the possession of the Mortgagor; and upon default in payment of such rental, to vacate and surrender possession of the premises, or that portion thereof occupied by Mortgagor, to the Mortgagee or the receiver therefore appointed.

6

10.

If any action or proceedings be commenced (except an action to foreclose this mortgage or to collect the debt secured thereby) in which it becomes necessary to defend or assert the lien of this mortgage, whether or not the Mortgagee is made or becomes a party to any such action or proceeding, all expenses of the Mortgagee incurred in any such action or proceeding to prosecute or defend the rights and lien created by this mortgage, including reasonable counsel fees, shall be paid by the Mortgagor, and if not so paid promptly upon request, shall be added to the debt secured by this mortgage and to be prior and paramount to any right, title, interest, or claim to or upon the premises accruing or attaching subsequent to the lien of this mortgage, and shall bear interest at the rate provided for the obligation secured hereby. This covenant shall not govern or affect any action or proceeding to foreclose this mortgage or to recover or to collect the debt secured hereby.

11.

In the event that this mortgage is placed in the hands of an attorney for collection, there shall be added to the amount due and collectible, a reasonable sum for attorney’s fees.

12.

If the premises or any part thereof shall be condemned and taken under the power of eminent domain, or if any award for any change of grade of streets affecting the premises shall be made, all damages and awards for the property so taken or damaged shall be paid to the holder of this mortgage, to the amount then unpaid on the indebtedness hereby secured, without regard to whether or not the balance remaining unpaid on the indebtedness may then be due and payable; and the amount so paid shall be credited against the indebtedness and, if insufficient to pay the entire amount thereof, may, at the option of the holder of the mortgage, be applied to the last maturing installments. The balance of such damages and awards, if any, shall be paid to the Mortgagor. The Mortgagee and subsequent holders of this mortgage are hereby given full power, right and authority to receive and receipt for any and all such damages and awards.

13.

The Mortgagor shall not commit, suffer or permit any waste, impairment or deterioration of the premises.

14.

The Mortgagor shall comply with all statutes, ordinances, and governmental requirements which affect the premises; and if the Mortgagor shall neglect or refuse to so comply within the time period required by the agency involved.

15.

The Mortgagor will, in compliance with Section 13(3) of the lien Law, receive the advances secured hereby and will hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of the improvement and will apply the same first to the payment of the cost of the improvement before using any part of the total of the same for any other purpose.

16.

The word “Mortgagor” shall be construed as if it reads “Mortgagors” and the word “Mortgagee” shall be construed as if it reads “Mortgagees” whenever the sense of this mortgage so requires. The word “holder” shall include any payee of the indebtedness hereby secured or any transferee thereof whether by operation of law or otherwise.

7

17.

This Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby. Mortgagor shall (unless such notice is contained in such commercial lease) deliver notice of this Mortgage in form and substance reasonably acceptable to Mortgagee, to all present and future holders of any interest in any commercial lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Mortgagee the full protections and benefits of Section 291-f. Mortgagor shall request the recipient of any such notice to acknowledge the receipt thereof.

18.

Mortgagor hereby makes the following statement: (a) “This Mortgage does not cover real property principally improved or to be improved by one (1) or more structures containing in the aggregate not more than six (6) residential dwelling units, each having its own separate cooking facilities”, (b) the covenants and conditions contained herein, other than those included in the New York Statutory Short Form of Mortgage, shall be construed as affording to Mortgagee rights additional to, and not exclusive of, the rights conferred under the provisions of Section 254 of the Real Property Law of the State of New York (the “RPL”), (c) anything to the contrary notwithstanding, in the event of any inconsistency between the provisions of Section 254 of the RPL and the provisions of this Mortgage, the provisions of this Mortgage shall prevail.

[SIGNATURES TO FOLLOW]

8

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be duly executed as of the day and year first above written.

W.A. LLOYD, LLC

By:	/s/ Jacob Frydman
Jacob Frydman, Authorized Signatory

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 25 day of March, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Jacob Frydman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he executed the same in his capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Alexander Martin Libin
Notary Public

9

EXHIBIT A

Legal Description

All that certain lot, piece or parcel of land, situate, lying and being in the Town of Lloyd, County of Ulster, State of New York being more particularly described as follows:

BEING known and designated as Section 80.3, Block 2, Lot 4.100, as shown on map filed in the Ulster County Clerk’s Office on January 8, 2010 as Map No. 10-01

Note: Address, Block & Lot shown for informational purposes only Designated as Section 80.3 Block 2, Lot 4.100 and also known as Route 9 West.

10

EXHIBIT C

AGREEMENT OF GUARANTY AND SURETYSHIP

(PAYMENT)

THIS AGREEMENT OF GUARANTY AND SURETYSHIP (PAYMENT) (this “Guaranty”) is made as of the 25th day of March, 2015, by W.A. Lloyd, LLC, a Delaware limited liability company (the “Guarantor”) to and for the benefit of FRS CARNEGIE PLAZA, L.L.C., a New Jersey limited liability company and its successors or assigns (the “FRS”).

RECITALS:

A.

As more fully provided in that certain Promissory Note of even date herewith (the “Note”) by 7 Carnegie Plaza Mezz, LLC, a Delaware limited liability company (the “Borrower”) in favor of FRS, Borrower promises and has agreed to pay the sum of $767,959.67 to FRS (the “Loan”).

B.

Borrower has paid to Guarantor the sum of $1,000.00 in consideration of the execution of this Guaranty by Guarantor.

C.

The execution and delivery of this Guaranty is a condition precedent to FRS’s acceptance of the Note.

NOW, THEREFORE, to induce FRS to make the Loan and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Guarantor hereby covenants and agrees as follows:

1.

Defined Terms. Unless otherwise expressly defined herein, all capitalized terms herein shall have the meanings ascribed to them in the Note.

2.

Guaranty. Guarantor unconditionally guarantees and becomes surety for the full and timely payment, whether by declaration, acceleration or otherwise, by Borrower of all principal and interest and all fees and costs of FRS now or hereafter to be paid by Borrower pursuant to the Note (collectively referred to as the “Obligations”).

3.

Agreement to Pay. Guarantor agrees to pay, upon demand by FRS, the Obligations, irrespective of whether or not any one or more of the following events have occurred: (i) FRS has made any demand on Borrower other than any notice specifically required by the Note; (ii) FRS has taken any action of any nature against Borrower; (iii)  FRS has pursued any rights which FRS has against any other person who may be liable for any of the Obligations; (iv)  FRS holds or has resorted to any security for any of the Obligations; or (v)  FRS has invoked any other remedies or rights FRS has available with respect to any of the Obligations. The liability of Guarantor as surety and guarantor of the Obligations is unconditional. Guarantor therefore agrees to pay the Obligations even if any of the Note or any part thereof are for any reason invalid or unenforceable.

11

4.

No Right of Subrogation. Guarantor agrees not to enforce any of the rights of Guarantor against Borrower unless and until Borrower is no longer liable in any respect to FRS under the Note, including, but not limited to: (i)  any right of Guarantor to be subrogated in whole or in part to any right or claim with respect to any of the Obligations or any portion thereof to FRS which might otherwise arise from partial payment or performance by Guarantor to FRS on account of the Obligations or any portion thereof; and (ii) any right of Guarantor to require the marshaling of assets of Borrower which might otherwise arise from partial payment or performance by Guarantor to FRS on account of the Obligations or any portion thereof.

5.

Waiver of Notice. Guarantor waives any and all notice (other than as specifically set forth herein) with respect to: (i) acceptance by FRS of this Guaranty or any of the Note; and (ii) the provisions of any of the Note or any other instrument or agreement relating to the Obligations; and (iii) any default in connection with the Obligations.

6.

Waiver of Presentment, Etc. Guarantor waives any presentment, demand, notice of dishonor or nonpayment, protest, notice of protest and notice of nonpayment in connection with the Obligations other than any notice specifically set forth herein or in the Note.

7.

FRS’s Rights. Guarantor agrees that FRS may from time to time and as many times as FRS, in its sole discretion, deems appropriate, do any of the following without notice to Guarantor and without adversely affecting the validity or enforceability of this Guaranty or any other agreement, document or instrument given by Guarantor to FRS in connection with this Guaranty or the Obligations including, without limitation, any mortgage or other security instrument given by Guarantor to secure its Obligations under this Guaranty: (i) release, surrender, exchange, compromise or settle the Obligations, or any part thereof; (ii) change, renew or waive the terms of the Obligations, or any part thereof; (iii) change, renew or waive the terms of any of the Note or any other note, instrument or agreement relating to the Obligations, such rights in FRS to include without limitation the right (with the Borrower’s approval) to increase the amount of the Loan or to change the rate of interest charged to Borrower (in which event the Obligations shall be deemed also to include all interest at such changed rate); (iv) grant any extension or indulgence with respect to the payment or performance of the Obligations or any part thereof; (v) enter into any agreement of forbearance with respect to the Obligations, or any part thereof; (vi) release, surrender, exchange or compromise any security held by FRS for any of the Obligations; (vii) release any person who is a guarantor or surety or who has agreed to purchase the Obligations or any part thereof; (viii) release, surrender, exchange or compromise any security or lien held by FRS for the liabilities of any person who is guarantor or surety for the Obligations or any part thereof; and (ix) assign this Guaranty to an affiliate or third party without Guarantor’s consent. Guarantor agrees that FRS may do any of the above as FRS deems necessary or advisable, in FRS’s sole discretion, without giving any notice to Guarantor, and that Guarantor will remain liable for full payment and performance of the Obligations; and (x) settle, release, adjust or compromise any claim of FRS against Borrower or any other person secondarily or otherwise liable, including but not limited to any other guarantors or sureties of the Obligations. Guarantor agrees that FRS may do any of the above as it deems necessary or advisable, in its sole discretion, without giving any notice to Guarantor and that Guarantor will remain liable for full performance of the Obligations. Guarantor further waives any defense based on a claim or defense of Borrower.

12

8.

Event of Default. It shall be an Event of Default hereunder and under the Note if: (a) Guarantor shall fail to pay any sums as required pursuant to the terms of this Guaranty or in any other document provided in relation hereto; (b) Guarantor shall fail to observe or perform any covenant, representation, warranty, obligation or agreement in this Guaranty or in any other document provided in relation hereto; and (c) any covenant, representation or warranty by Guarantor contained in this Guaranty or in any other document provided in relation hereto is now or hereafter false or incorrect.

9.

Rescission. If at any time all or any part of any payment theretofore applied by FRS to any of the liabilities is or must be rescinded or returned by FRS for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of Borrower), such liability shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by FRS, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such liabilities, all as though such application by FRS had not been made.

10.

Sealed Instrument. Guarantor recognizes that this Guaranty when executed constitutes a sealed instrument and as a result the instrument will be enforceable as such without regard to any statute of limitations which might otherwise be applicable and without regard to consideration.

11.

Notices. Guarantor agrees that all notices, statements, requests, demands and other communications made pursuant to or under this Guaranty shall be made in the manner set forth in the Note and if sent to Guarantor, to each of their respective addresses listed under their signatures, below, and if sent to FRS, to the address set forth below.

12.

Entire Agreement; Modification. This Guaranty is the entire agreement between the parties hereto with respect to the subject matter hereof, and supersedes and replaces all prior discussions, representations, communications and agreements (oral or written). This Guaranty shall not be modified, supplemented, or terminated, nor any provision hereof waived, except by a written instrument signed by the party against whom enforcement thereof is sought, and then only to the extent expressly set forth in such writing.

13.

Binding Effect; Joint and Several Obligations. This Guaranty is binding upon and inures to the benefit of Guarantor, FRS and their respective heirs, executors, legal representatives, successors, and assigns, whether by voluntary action of the parties or by operation of law. Guarantor may not delegate or transfer its obligations under this Guaranty. If there is more than one Guarantor, each Guarantor shall be jointly and severally liable hereunder.

14.

Unenforceable Provisions. Any provision of this Guaranty which is determined by a court of competent jurisdiction or government body to be invalid, unenforceable or illegal shall be ineffective only to the extent of such determination and shall not affect the validity, enforceability or legality of any other provision, nor shall such determination apply in any circumstance or to any party not controlled by such determination.

13

15.

Due Authorization and Execution. This Guaranty has been duly executed and delivered and constitutes the valid and legally binding obligation of the Guarantor, enforceable in accordance with its terms. The execution, delivery and performance of this Guaranty by the Guarantor will not violate any provisions of law, any order of any court or governmental agency, the charter documents and by-laws or partnership agreement or operating agreement of the Guarantor.

16.

Duplicate Originals; Counterparts. This Guaranty may be executed in any number of duplicate originals, and each duplicate original shall be deemed to be an original. This Guaranty (and each duplicate original) also may be executed in any number of counterparts, each of which shall be deemed an original and all of which together constitute a fully executed Guaranty even though all signatures do not appear on the same document.

17.

Remedies Not Exclusive. Guarantor agrees that the enumeration of FRS’s rights and remedies set forth in this Guaranty is not intended to be exhaustive and the exercise by FRS of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative and shall be in addition to any other right or remedy given hereunder or under any other agreement among the parties to the Note or which may now or hereafter exist at law or in equity or by suit or otherwise.

18.

No Waiver. Guarantor agrees that no failure on the part of FRS to exercise any of its rights under this Guaranty shall be a waiver of such rights or a waiver of any default by Guarantor. Guarantor further agrees that each written waiver shall extend only to the specific instance actually recited in such written waiver and shall not impair the rights of FRS in any other respect.

19.

Costs. Guarantor agrees to pay all costs and expenses, including reasonable attorneys’ fees, incurred by FRS or any successors and/or assigns in enforcing this Guaranty against Guarantor.

20.

No Election of Remedies. Guarantor acknowledges that FRS may, in its sole discretion, elect to enforce this Guaranty for the total Obligations or any part thereof against Guarantor without any duty or responsibility to pursue any other person or entity and that such an election by FRS shall not be a defense to any action FRS may elect to take against Guarantor, provided FRS has provided applicable notice of default if required by the Note.

21.

Governing Law. The construction, validity and performance of this Guaranty and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such state (without regard to principles of conflict of laws) and any applicable law of the United States of America. To the fullest extent permitted by law, Guarantor hereby unconditionally and irrevocably waives any claim to assert that the law of any other jurisdiction governs this guaranty, and this guaranty shall be governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law.

14

22.

Jurisdiction. GUARANTOR HEREBY IRREVOCABLY CONSENTS TO THE NEW YORK COUNTY, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON HIM AND AGREES THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO GUARANTOR AT THE ADDRESS set forth on the signature page hereof AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. GUARANTOR WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST HIM AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. GUARANTOR ACKNOWLEDGES AND AGREES THAT THE VENUE PROVIDED ABOVE IS THE MOST CONVENIENT FORUM FOR FRS, BORROWER AND GUARANTOR. NOTHING CONTAINED HEREIN SHALL PREVENT FRS FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST ANY PARTY INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF ANY PARTY WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.

23.

Jury Trial Waiver. GUARANTOR AND FRS WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THE SUBJECT MATTER OF THIS GUARANTY OR ANY OF THE OTHER NOTE OR ANY OF THE TRANSACTIONS RELATED TO ANY OF THE NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY EACH PARTY AND EACH PARTY ACKNOWLEDGES THAT NEITHER THE OTHER NOR ANY PERSON ACTING ON BEHALF OF THE OTHER HAS OR HAVE MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT. GUARANTOR AND BANK EACH FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED (OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED) IN THE SIGNING OF THIS GUARANTY AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

24.

Release. Upon payment in full or discharge of the Obligations, this Guaranty shall be deemed released and terminated and of no further force or effect, and upon receipt of written request of Guarantor, Bank shall promptly return the executed original thereof to Guarantor.

25.

Subordination. Any indebtedness of Borrower to Guarantor now or hereafter existing is hereby subordinated to the Loan. Guarantor agrees that, until the Loan has been paid in full, Guarantor will not seek, accept, or retain for Guarantor’s own account, any payment from Borrower on account of such subordinated debt. Any such payments received by Guarantor shall be held in trust for Bank and shall be paid over to Bank on account of the Loan without reducing, impairing or releasing the obligations of Guarantor hereunder.

[Remainder of page is blank; signatures appear on next page]

15

[SIGNATURE PAGE 1 OF 1 TO AGREEMENT OF GUARANTY AND SURETYSHIP (PAYMENT)]

IN WITNESS WHEREOF, Guarantor, intending to be legally bound, has executed this Guaranty as of the date first set forth above.

WITNESS:	GUARANTOR:

W.A. LLOYD, LLC

/s/ Alex Libin	By:	/s/ Jacob Frydman
Name Alex Libin	Name:	Jacob Frydman
	Title:	Manager

Address:
60 Broad Street
34th Floor
New York, NY 10004

with a copy to:

16

Exhibit 10.22

DEMAND NOTE

This Demand Note Payable on Demand (the “Note”) is made and effective March 31, 2015,

BETWEEN:	United Realty Trust Incorporated (the “Lender”), a corporation organized and existing under the laws of the State of Maryland, with its head office located at:

60 Broad Street, 34th Floor, New York, New York 10004

AND:	United Realty Advisors, LP (the “Borrower”), a limited partnership organized and existing under the laws of the State of Delaware, with its head office located at:

60 Broad Street, 34th Floor, New York, New York 10004

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of Lender the sum of Five Million Three Hundred Thirty Two Thousand Three Hundred Twenty Six and No/100 Dollars ($5,332,326.00), together with interest of one and one-half percent (1.5%) per annum on the unpaid balance. The entire principal and any accrued interest shall be fully and immediately payable UPON DEMAND of Lender thereof.

Upon default in making payment within seven (7) days of demand, and providing this note is turned over for collection, Borrower agrees to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the state of New York. All parties to this note waive presentment, notice of non-payment, protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

[Signature to follow]

IN WITNESS WHEREOF, the undersigned has caused this Demand Note to be duly executed as of the date first written above.

BORROWER:

United Realty Advisors, LP,
a Delaware limited partnership

By:	Jacob Frydman
	Name:	Jacob Frydman
	Title:	Authorized Signatory

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 31st day of March, 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Jacob Frydman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he executed the same in his capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Alex Libin

Notary Public

EXHIBIT 31.1

CERTIFICATIONS

I, Jacob Frydman, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of United Realty Trust Incorporated;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: May 20, 2015	By:	/s/ Jacob Frydman
Name: Jacob Frydman
Title: Chief Executive Officer, Secretary and Chairman
of the Board of Directors (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATIONS

I, Steven Kahn, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of United Realty Trust Incorporated;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: May 20, 2015	By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer and Treasurer (Principal Financial Officer)

EXHIBIT 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Accounting Officer of United Realty Trust Incorporated (the “Company”), each hereby certify as follows:

The quarterly report on Form 10-Q of the Company which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 20th day of May, 2015

/s/ Jacob Frydman
Jacob Frydman
Chief Executive Officer, Secretary and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Steven Kahn
Steven Kahn
Chief Financial Officer and Treasurer
(Principal Financial Officer)

Annex B

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2015

OR

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _________ to __________

Commission file number: 333-178651

UNITED REALTY TRUST INCORPORATED

(Exact name of registrant as specified in its charter)

Maryland	45-3770595
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
60 Broad Street, 34th Floor, New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 388-6800
(Registrant’s telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. ☒ Yes  ☐ No

Indicate by check mark whether the registrant submitted electronically and posted on its corporate Web Site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). ☒ Yes  ☐ No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
☐ Yes  ☒ No

As of July 31, 2015 the registrant had 2,527,234 shares of common stock, $0.01 par value per share, outstanding.

1

PART I. FINANCIAL INFORMATION

Item 1.	Financial Statements

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

	June 30, 2015 (Unaudited)	December 31, 2014
ASSETS
Real estate investments:
Land	$12,157,115	$9,637,115
Building and improvements	34,378,164	34,378,164
	46,535,279	44,015,279
Less: accumulated depreciation	(1,929,774)	(1,331,162)
	44,605,505	42,684,117
Mortgage note receivable	1,500,000	1,500,000
Real estate investments, net	46,105,505	44,184,117
Cash and cash equivalents	219,835	333,919
Restricted cash	2,182,593	1,696,480
Prepaid expenses	330,036	333,822
Deposits on real estate	669,750	—
Investment in unconsolidated joint venture	527,813	—
Deferred offering costs	4,284,434	3,918,638
Due from affiliates	—	1,539,189
Tenant and other receivables, net	486,716	203,371
Note receivable	3,049,746	—
Deferred rent receivable	179,334	52,412
Other assets	93,960	51,087
Acquired lease intangible assets, net of accumulated amortization	2,727,985	2,966,329
Deferred charges, net of accumulated amortization	2,322,319	2,587,089
Total assets	$63,180,026	$57,866,453

LIABILITIES AND EQUITY
Liabilities
Mortgage notes payable	$32,049,984	$33,212,742
Preferred loans payable	1,908,000	2,504,000
Sub-leasehold obligation	1,940,000	1,250,000
Acquired lease intangible liabilities, net of accumulated amortization	912,541	925,657
Tenant security deposits	831,907	832,318
Dividends and distributions payable	196,537	107,618
Deferred income	146,159	151,465
Due to affiliates	112,571	—
Accounts payable and accrued expenses	1,729,742	695,819
Total Liabilities	39,827,441	39,679,619

Commitments and contingencies	—	—

Equity:
Preferred stock, $0.01 par value 50,000,000 shares authorized; 500,000 shares issued and outstanding	50,000	50,000
Common stock, $0.01 par value 200,000,000 shares authorized; 2,476,529 and 1,721,142 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	24,766	17,211
Additional paid-in-capital	23,680,163	15,914,451
Accumulated deficit	(8,872,987)	(6,242,893)
Total United Realty Trust Incorporated stockholders’ equity	14,881,942	9,738,769
Non-controlling interests:
Non-controlling interests in consolidated joint ventures	8,435,027	8,435,027
Limited partners’ interest in Operating Partnership	35,616	13,038
Total non-controlling interests	8,470,643	8,448,065
Total equity	23,352,585	18,186,834
Total liabilities and equity	$63,180,026	$57,866,453

The accompanying notes to consolidated financial statements are an integral part of these statements

2

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2015	June 30, 2014	June 30, 2015	June 30, 2014
Revenues
Base rents	$1,287,603	$862,921	$2,587,964	$1,585,626
Recoveries from tenants	254,557	192,749	523,842	272,683
Other	—	992	—	1,692
Total revenues	1,542,160	1,056,662	3,111,806	1,860,001

Operating expenses
Property operating	315,305	184,675	616,204	326,451
Real estate taxes	217,264	102,821	429,432	195,369
General & administrative expenses	579,033	108,973	1,138,527	193,656
Depreciation and amortization	462,375	341,831	924,750	612,421
Acquisition transaction costs	136,300	448,683	153,800	449,528
Total operating expenses	1,710,277	1,186,983	3,262,713	1,777,425

Operating income (loss)	(168,117)	(130,321)	(150,907)	82,576
Non-operating income (expenses):
Interest income	25,147	—	25,628	—
Interest expense	(511,002)	(319,314)	(997,698)	(514,498)
Amortization of deferred financing costs	(52,477)	(31,790)	(166,668)	(58,366)

Net loss	(706,449)	(481,425)	(1,289,645)	(490,288)

Non-controlling interests:
Net income attributable to non-controlling interests	(141,488)	(141,488)	(282,976)	(284,702)
Net loss and comprehensive loss attributable to United Realty Trust Incorporated	$(847,937)	$(622,913)	$(1,572,621)	$(774,990)

Net loss per common share:
Basic and diluted	$(0.35)	$(0.67)	$(0.70)	$(0.94)

Weighted average number of common shares outstanding
Basic and diluted	2,398,385	926,620	2,258,974	827,585

Distributions per share	$0.242	$0.19	$0.465	$0.38

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements

3

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENT OF EQUITY

For the Six Months Ended June 30, 2015

(Unaudited)

	Preferred Stock		Common Stock		Additional paid-in	Retained earnings (Accumulated	Non-controlling	Total
	Shares	Amount	Shares	Par Value	capital	deficit)	interests	Equity

Balance at December 31, 2014	500,000	$50,000	1,721,142	$17,211	$15,914,451	$(6,242,893)	$8,448,065	$18,186,834
Proceeds from the sale of common stock	—	—	793,221	7,933	9,231,159	—	—	9,239,092
Distributions paid to non-controlling interests	—	—	—	—	—	—	(282,976)	(282,976)
Shares issued under the stock incentive plan	—	—	1,970	20	23,254	—	—	23,274
Registration expenditures	—	—	—	—	(997,651)	—	—	(997,651)
Distributions declared	—	—	—	—	—	(1,057,473)	—	(1,057,473)
Issuance of shares under distribution reinvestment program	—	—	34,523	345	413,791	—	—	414,136
Redemption of common stock			(74,327)	(743)	(882,263)	—		(883,006)
Net (loss) income	—	—	—	—	—	(1,572,621)	282,976	(1,289,645)
Reallocation adjustment of limited partners’ interest	—	—	—	—	(22,578)	—	22,578	—
Balance at June 30, 2015	500,000	$50,000	2,476,529	$24,766	$23,680,163	$(8,872,987)	$8,470,643	$23,352,585

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements

4

UNITED REALTY TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOW

(Unaudited)

	For the Six Months Ended
	June 30, 2015	June 30, 2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,289,645)	$(490,288)
Adjustments to reconcile net loss to cash (used in) provided by operating activities
Depreciation and amortization	924,750	612,421
Amortization of deferred financing costs	166,668	58,366
Amortization of above/(below)-market rent	19,845	26,669
Amortization of restricted stock	—	36,000
Deferred rents receivable	(126,922)	(7,962)
Change in operating assets and liabilities
Restricted cash - operating	155,402	(356,464)
Prepaid expenses and other assets	(46,626)	187,809
Tenant and other receivables	(283,345)	181,708
Due to/from affiliates	(4,059,712)	124,438
Deferred income	(5,306)	—
Accounts payable and accrued expenses	1,033,923	275,429
Net cash (used in) provided by operating activities	(3,510,968)	648,126

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate	—	(14,535,000)
Restricted cash - investing	(641,515)	(103,632)
Deposit on real estate	(769,750)	100,000
Investments in joint ventures	(265,000)	—
Distributions from joint venture	2,187	—
Net cash flows used in investing activities	(1,674,078)	(14,538,632)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from the sale of common stock	9,239,092	3,177,780
Registration expenditures	(997,651)	(346,920)
Redemption of common stock	(883,006)	(90,000)
Proceeds from mortgage notes payable	767,960	10,300,000
Principal repayments on mortgage notes payable	(1,930,718)	(121,752)
Proceeds from preferred loans payable	—	3,800,000
Principal repayment of preferred loans payable	(596,000)	—
Deferred financing and other costs	(15,525)	(477,632)
Deferred offering costs	(365,796)	(2,188,873)
Proceeds for sub-leasehold obligation	690,000	—
Distribution paid to noncontrolling interest	(282,976)	(284,702)
Distributions paid to common stockholders	(554,418)	(170,664)
Net cash provided by financing activities	5,070,962	13,597,237
Net decrease in cash and cash equivalents	(114,084)	(293,269)
Cash and cash equivalents at beginning of period	333,919	520,449
Cash and cash equivalents at end of period	$219,835	$227,180

Supplemental disclosure of cash activities:
Cash paid for interest	$993,235	$461,921

Supplemental disclosure of non-cash activities:
Acquisition of land	2,520,000	—
Investment in joint venture	265,000	—
Note receivable	3,049,746	—
Purchase accounting allocations:
Acquired lease intangible asset	------	2,490,807
Acquired lease intangible liability	------	154,125

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements

5

UNITED REALTY TRUST INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

June 30, 2015

1.	Organization

United Realty Trust Incorporated, which we refer to as “we,” “us,” “our,” or the Company, was formed on November 8, 2011 as a Maryland corporation and elected and qualified to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2013. Substantially all of the Company’s business is conducted through United Realty Capital Operating Partnership, L.P., our Operating Partnership or OP, a Delaware limited partnership formed on November 8, 2011. The Company is the general partner of the Operating Partnership and holds both general and limited partnership interests in the Operating Partnership. As we complete the settlement for the purchase orders for shares of our common stock, par value $0.01 per share, or Common Shares, in our continuous initial public offering, or our IPO, we transfer substantially all of the net proceeds of the offering to the Operating Partnership in exchange for units of limited partnership in the OP, or OP Units.

At June 30, 2015, the Company owned a 99.6% economic interest in the Operating Partnership. At June 30, 2015, the unaffiliated non-controlling limited partners in the Operating Partnership held a 0.4% economic interest, or 9,091 OP Units, and the affiliated limited partner held 182 OP Units for a de minimis economic interest. The carrying amount of these OP Units is adjusted at the end of each reporting period to an amount equal to the limited partners’ ownership percentage of the Operating Partnership’s net equity. The aggregate 2,485,802 OP Units outstanding at June 30, 2015 are economically equivalent to our Common Shares.

We were organized to invest in a diversified portfolio of income-producing commercial real estate properties and other real estate-related assets. On November 25, 2011, United Realty Advisor Holdings LLC, a Delaware limited liability company, or the Sponsor, purchased 500,000 shares of our preferred stock for $50,000.

We are offering to the public 100,000,000 Common Shares in our primary offering and 20,000,000 Common Shares pursuant to our distribution reinvestment program, or DRIP, as part of our IPO. We may reallocate the Common Shares offered between the primary offering and the DRIP. We expect to sell the Common Shares offered in the primary offering until August 15, 2015.

We have invested and intend to continue investing primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth. We may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences, and in other real estate-related assets. We may acquire assets directly or through joint ventures, by making an equity investment in a project or by making a mezzanine or bridge loan with a right to acquire equity in the project. We also may buy debt secured by an asset with a view toward acquiring the asset through foreclosure. We also may originate or invest in mortgages, bridge or mezzanine loans and tenant-in-common interests, or entities that make investments similar to the foregoing. Further, we may invest in real estate-related securities, including securities issued by other real estate companies.

Our advisor is United Realty Advisors LP, or the Advisor, a Delaware limited partnership formed on July 1, 2011. The Advisor conducts our operations and manages the portfolio of real estate investments.

As of June 30, 2015, we owned a 69.2% interest in a joint venture that owns a residential property located at 2520 Tilden Avenue in Brooklyn, New York, or Tilden Hall, a 14.6% interest in a joint venture that owns a residential property known as 14 Highland Ave., Yonkers, New York, or 14 Highland, a medical building located at 945 82nd Parkway, Myrtle Beach, SC, or Parkway, an office building located at 7 Carnegie Plaza, Cherry Hill, NJ, or 7 Carnegie, an undeveloped land parcel on Route 9, Ulster County, NY, or Route 9W, and a 7.26% interest in a joint venture that owns a commercial building located at 402-404 Lippincott Drive, Marlton, NJ, or the Lippincott Property. In addition, as of June 30, 2015, we owned a 76.7% interest in a joint venture that owns a mortgage note secured by properties located at 58 and 70 Parker Avenue, in Poughkeepsie, NY, or Parker.

2.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared on an accrual basis in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the disclosures required by GAAP for complete financial statement disclosures. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Results of operations for the three and six month periods ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015. It is suggested that these financial statements be read in conjunction with the financial statements and notes thereto included in our annual report on Form 10-K for the fiscal year ended December 31, 2014.

The consolidated financial statements include our accounts and those of our subsidiaries, which are wholly owned or controlled by us. Entities which we do not control through our voting interest and entities which are variable interest entities, or VIEs, but where we are not the primary beneficiary, are accounted for under the equity method. All significant intercompany balances and transactions have been eliminated.

6

We follow the Financial Accounting Standards Board, or FASB, guidance for determining whether an entity is a VIE and require the performance of a qualitative rather than a quantitative analysis to determine the primary beneficiary of a VIE. Under this guidance, an entity would be required to consolidate a VIE if it has (i) the power to direct the activities that most significantly impact the entity’s economic performance, and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could be significant to the VIE.

We assess the accounting treatment for each joint venture. This assessment includes a review of each joint venture or limited liability company agreement to determine the rights of the parties thereto and whether those rights are protective or participating. For all VIEs, we review such agreements in order to determine which party has the power to direct the activities that most significantly impact the entity’s economic performance. In situations where we or our partner approves, among other things, the annual budget, receives a detailed monthly reporting package from us, meets on a quarterly basis to review the results of the joint venture, reviews and approves the joint venture’s tax return before filing, and approves all leases that cover more than a nominal amount of space relative to the total rentable space at each property, we do not consolidate the joint venture as we consider these to be substantive participation rights that result in shared power of the activities that most significantly impact the performance of the joint venture. At June 30, 2015, we deemed our investment in 14 Highland to be a VIE since it has an economic interest greater than its voting proportion, and we participate in the management activities that significantly impact the performance of the joint venture. Included in real estate investments on our consolidated balance sheets as of June 30, 2015 and December 31, 2014, respectively, are approximately $1.8 million and $1.8 million, related to our consolidated VIE. The assets of the consolidated VIE can be used to settle obligations of the Company. Included in mortgage notes payable on our consolidated balance sheets as of June 30, 2015 and December 31, 2014, respectively, are approximately $1.5 million and $1.5 million, respectively, related to our consolidated VIE. The mortgage of the consolidated VIE is non-recourse to our general credit.

A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to a parent. Non-controlling interests are required to be presented as a separate component of equity in the consolidated balance sheets.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the disclosure of contingent assets and liabilities, the reported amounts of assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the periods covered by the financial statements. Actual results could differ from these estimates.

Reclassification

Certain prior period amounts have been reclassified to conform to the current period’s presentation of amortization of deferred finance costs and interest income.

Fair Value Measurements

We measure the fair value of financial instruments based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, a fair value hierarchy distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions. In accordance with the fair value hierarchy, Level 1 assets/liabilities are valued based on quoted prices for identical instruments in active markets, Level 2 assets/liabilities are valued based on quoted prices in active markets for similar instruments, on quoted prices in less active or inactive markets, or on other “observable” market inputs and Level 3 assets/liabilities are valued based significantly on “unobservable” market inputs.

Financial Instruments Not Measured at Fair Value

The carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, restricted cash, prepaid expenses, other assets, tenant and other receivables, notes receivable, deposits on real estate, accounts payable and accrued expenses, dividends and distributions payable, tenant security deposits, and due to affiliates approximate their fair values based on their short-term maturity.  We have determined that the carrying value of mortgage notes and preferred loans payable and sub-leasehold obligation approximate their fair values based on prevailing market rates for loans of similar risk and maturities, which is considered a Level 2 valuation.

Real Estate Investments

All costs related to the improvement or replacement of real estate properties are capitalized. Additions, renovations and improvements that enhance and/or extend the useful life of a property are also capitalized. Expenditures for ordinary maintenance, repairs and improvements that do not materially prolong the normal useful life of an asset are charged to operations as incurred. We expense transaction costs associated with business combinations and capitalize costs for asset acquisitions in the period incurred.

7

Upon the acquisition of real estate properties, the fair value of the real estate purchased is allocated to the acquired tangible assets (consisting of land, buildings and improvements), and acquired intangible assets and liabilities (consisting of above-market and below-market leases and acquired in-place leases). Acquired lease intangible assets include above-market leases and acquired in-place leases in the accompanying consolidated balance sheets. The fair value of the tangible assets of an acquired property is determined by valuing the property as if it were vacant, which value is then allocated to land, buildings and improvements based on management’s determination of the relative fair values of these assets. In valuing an acquired property’s intangibles, factors considered by management include an estimate of carrying costs during the expected lease-up periods, and estimates of lost rental revenue during the expected lease-up periods based on its evaluation of current market demand. Management also estimates costs to execute similar leases, including leasing commissions, tenant improvements, legal and other related costs. Leasing commissions, legal and other related costs, or lease origination costs, are classified as deferred charges in the accompanying consolidated balance sheets.

The value of in-place leases is measured by the excess of (i) the purchase price paid for a property after adjusting existing in-place leases to market rental rates, over (ii) the estimated fair value of the property as if vacant. Above-market and below-market lease values are recorded based on the present value (using a discount rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be received and management’s estimate of market lease rates, measured over the terms of the respective leases that management deemed appropriate at the time of acquisition. Such valuations include a consideration of the non-cancellable terms of the respective leases as well as any applicable renewal periods. To the extent that the lease contains a renewal option that is below-market and determined to be material, we amortize the below-market lease value over the renewal period. The fair values associated with below-market rental renewal options are determined based on our experience and the relevant facts and circumstances that existed at the time of the acquisitions. The value of the above-market and below-market leases associated with the original lease term is amortized to rental income and recorded as either an increase (in the case of below market leases) or decrease (in the case of above market leases), over the terms of the respective leases and option periods. The values of in-place leases are amortized to expense over the remaining non-cancellable terms of the respective leases. If a lease were to be terminated prior to its stated expiration, all unamortized amounts relating to that lease would be recognized in operations at that time. We may record a bargain purchase gain if we determine that the purchase price for the acquired assets was less than the fair value. We will record a liability in situations where any part of the cash consideration is deferred. The amounts payable in the future are discounted to their present value. The liability is subsequently re-measured to fair value with changes in fair value recognized in the consolidated statements of operations. If, up to one year from the acquisition date, information regarding fair value of assets acquired and liabilities assumed is received and estimates are refined, appropriate property adjustments are made to the purchase price allocation on a retrospective basis.

We review long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to aggregate future net cash flows (undiscounted and without interest) expected to be generated by the asset. If such assets are considered impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value. Management does not believe that the value of any of our real estate investments was impaired at either June 30, 2015 or December 31, 2014.

Cash and Cash Equivalents

We consider all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

Restricted Cash

The terms of our mortgage notes payable require us to deposit certain replacement and other reserves with its lenders. Such “restricted cash” is generally available only for property-level requirements for which the reserves have been established and is not available to fund other property-level or Company-level obligations.

Segment Reporting

We operate in one industry segment, ownership of real estate properties. We do not distinguish in property operations for purposes of measuring performance. We reassess our conclusion that we have one reportable operating segment at least annually.

Revenue Recognition

We recognize minimum rent, including rent abatements and contractual fixed increases attributable to operating leases, on a straight-line basis over the term of the related lease and include amounts expected to be received in later years in deferred rent receivable. We record property operating expense reimbursements due from tenants for common area maintenance, real estate taxes and other recoverable costs in the period the related expenses are incurred. We make certain assumptions and judgments in estimating the reimbursements at the end of each reporting period. We do not expect the actual results to differ from the estimated reimbursement.

We make estimates of the collectability of our tenant receivables related to base rents, expense reimbursements and other revenue or income. We specifically analyze accounts receivable and historical bad debts, customer creditworthiness, current economic trends and changes in customer payment terms when evaluating the adequacy of the allowance for doubtful accounts. In addition, with respect to tenants in bankruptcy, we make estimates of the expected recovery of pre-petition and post-petition claims in assessing the estimated collectability of the related receivable. In some cases, the ultimate resolution of these claims can exceed one year. These estimates have a direct impact on our net income because a higher bad debt reserve results in less net income. The provision for doubtful accounts at both June 30, 2015 and December 31, 2014 was approximately $608,000.

Interest income from loans receivable are recognized based on the contractual terms of the debt instrument utilizing the effective interest method. Under the effective interest method, interest income is recognized at a constant yield based on the increasing or decreasing carrying value of the loans. The total interest income for each period is the carrying value of the loans at the start of the period multiplied by the effective interest rate.

8

Depreciation and Amortization

We use the straight-line method for depreciation and amortization. Buildings and building improvements are depreciated over the estimated useful lives which we estimate to be 27 to 40 years. Land improvements are depreciated over the estimated useful life of 15 years. Tenant improvements are amortized over the shorter of the life of the related leases or their useful life. Furniture and fixtures are depreciated over the estimated useful lives that range from 5 to 7 years.

Deferred Charges

Deferred charges consist principally of leasing commissions and acquired lease origination costs (which are amortized ratably over the life of the tenant leases) and financing fees (which are amortized over the term of the related debt obligation). As of June 30, 2015 and December 31, 2014 deferred charges consisted of the following:

	June 30, 2015	December 31, 2014
Leasing commissions-acquired leases	$1,731,102	$1,731,102
Legal-acquired lease	27,767	27,767
Deferred financing costs	1,375,874	1,360,349
Total	3,134,743	3,119,218
Less accumulated amortization(1)	(812,424)	(532,129)
Deferred charges, net of accumulated amortization	$2,322,319	$2,587,089

___________

(1)	Includes accumulated amortization of deferred financing costs of $389,655 as of June 30, 2015 and $222,987 as of December 31, 2014, respectively.

Organization and Offering Expenses

Organization and offering expenses include all costs and expenses to be paid by us in connection with the formation of the Company and our IPO, including our legal, accounting, printing, mailing and filing fees, charges of the escrow agent, reimbursements to the Dealer Manager, registered investment advisors and participating broker-dealers for due diligence expenses set forth in detailed and itemized invoices, amounts to reimburse the Advisor for its portion of the salaries of the employees of its affiliates who provide services to the Advisor, and other costs in connection with administrative oversight of our IPO and the marketing process, such as preparing supplemental sales materials, holding educational conferences and attending retail seminars conducted by the Dealer Manager or participating broker-dealers.

The Advisor will reimburse us for organization and offering expenses advanced that are in excess of 2% of the total offering price paid by investors (including proceeds from sale of Common Shares, plus applicable selling commissions and dealer manager fees paid by purchasers of Common Shares). On December 28, 2012, we broke escrow, at which time organization and offering expenses advanced by the Advisor became a liability of ours, subject to the 2% limitation noted above. Between November 25, 2011 and June 30, 2015, we paid $4,819,746 of offering costs of which $535,312 was recorded to additional paid-in capital and $4,284,434 was recorded to deferred offering costs in the accompanying consolidated balance sheets. We will reclassify amounts from deferred offering costs to additional paid-in capital based on 2% of the total offering price paid by investors. Amounts paid by us for offering and organization expenses in excess of 2% of the total offering price paid by investors in our IPO at the end of the offering will be reimbursed to us by the Advisor. As of June 30, 2015, the Advisor had incurred an additional $11.9 million of organization and offering expenses, of which $514,416 was billed and paid to the Advisor at June 30, 2015. Effective January 1, 2015, the Advisor stopped allocating organization and offering expenses to us.

Offering costs incurred by us, the Advisor and their affiliates on our behalf have been deferred and will be paid from the proceeds of our IPO and will be treated as a reduction of equity.

Income Taxes

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code, effective for our taxable year ended December 31, 2013. As a REIT, generally we are not subject to U.S. federal income tax on that portion of our taxable income or capital gain which is distributed to our stockholders. To maintain our qualification as a REIT, we must distribute at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP) to our stockholders, determined without regard to deductions for dividends paid and excluding any net capital gain and meet certain other requirements. If we fail to maintain our qualification as a REIT in any taxable year and we do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates. We may also be subject to certain state, local and franchise taxes. Under certain circumstances, U.S. federal income and excise taxes may be due on our undistributed taxable income.

We follow a two-step approach for evaluating uncertain tax positions. Recognition (step one) occurs when an enterprise concludes that a tax position, based solely on its technical merits, is more-likely-than-not to be sustained upon examination. Measurement (step two) determines the amount of benefit that is more-likely-than-not to be realized upon settlement. Derecognition of a tax position that was previously recognized would occur when a company subsequently determines that a tax position no longer meets the more-likely-than-not threshold of being sustained. The use of a valuation allowance as a substitute for derecognition of tax positions is prohibited. The Company concluded that it has no material uncertain tax positions to be recognized as of June 30, 2015 or December 31, 2014.

9

Stock-Based Compensation

We have adopted a Stock Incentive Plan, or the Plan, for our independent directors, officers and employees, employees of the Advisor and other affiliates and consultants. Compensation cost for stock options is recognized ratably over the vesting period of the award. Our policy is to grant options with exercise price equal to the offering price of our common stock on the grant date. Awards of stock or restricted stock are expensed as compensation over the benefit period based on the fair value of the stock on the grant date.

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist primarily of cash and cash equivalents. We place our cash and cash equivalents in excess of insured amounts with high quality financial institutions.

Basic and Diluted Earnings (Loss) per Common Share

We calculate basic earnings (loss) per Common Share by dividing net income (loss) attributable to United Realty Trust Incorporated by the weighted average number of Common Shares outstanding during each period. Diluted earnings (loss) per Common Share includes the effects of potentially issuable Common Shares, but only if dilutive. There were no dilutive Common Shares as of June 30, 2015 and December 31, 2014.

Accounting Standard Updates

In April 2014, the FASB issued guidance which amends the requirements for reporting discontinued operations (ASU No. 2014-08). Under the amended guidance, a disposal of an individual property or group of properties (i.e., when a property or properties are sold or meet the criteria to be classified as “held for sale”) is required to be reported in “discontinued operations” only if the disposal represents a strategic shift that has, or will have, a major effect on our operations and financial results. The amended guidance also requires additional disclosures about both discontinued operations and the disposal of an individually significant component of an entity that does not qualify for discontinued operations presentation in the financial statements. The guidance is effective for fiscal years, and interim periods within those years, beginning on or after December 15, 2014. The adoption of the guidance did not have a material impact on our financial condition or results of operations.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which provides guidance for revenue recognition. The standard’s core principle is that a company will recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This update is effective for interim and annual reporting periods, beginning after December 15, 2017, with early adoption permitted for interim and annual reporting periods beginning after December 15, 2016. We are currently in the process of evaluating the impact the adoption of this ASU will have on our consolidated financial statements.

In August 2014, the FASB issued ASU No. 2014-15 which requires management to evaluate whether there are conditions and events that raise substantial doubt about an entity’s ability to continue as a going concern, and to provide disclosures when it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued. The guidance is effective for annual periods ending after December 15, 2016, with early adoption being permitted. We do not expect the adoption of this guidance to have a material impact on our consolidated financial statements.

In February 2015, the FASB issued new guidance that amends the current consolidation guidance, including introducing a separate consolidation analysis specific to limited partnerships and other similar entities (ASU, No. 2015-02). Under this analysis, limited partnerships and other similar entities will be considered a VIE unless the limited partners hold substantive kick-out rights or participating rights. The guidance is effective for annual and interim periods beginning after December 15, 2015. Early adoption of this guidance is permitted. We are currently evaluating the impact the adoption of this ASU will have on our consolidated financial statements.

In April 2015, the FASB issued ASU No. 2015-03 which modifies the requirements for reporting debt issuance costs. Under the amendments in ASU No. 2015-03, debt issuance costs related to a recognized debt liability will no longer be recorded as a separate asset, but will be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. The recognition and measurement guidance for debt issuance costs are not affected by ASU No. 2015-03. ASU No. 2015-03 shall be applied retrospectively for periods beginning on or after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted. We are currently evaluating the impact of adopting this ASU on our consolidated financial statements.

3.	Acquisitions

On May 19, 2015, Route 9W, consisting of approximately 11 acres of land on a property owned and controlled by an affiliate of our chairman and chief executive officer, was deeded to our Advisor, which immediately deeded it to us. See Note 8 – Related Party Arrangements. Our preliminary estimate of the value of Route 9W is $2.5 million based on a 2008 appraisal, but this estimate is preliminary and subject to change. The ultimate value ascribed to Route 9W will be based on a new third-party appraisal, which we expect will be completed by August 31, 2015. If the third-party appraisal is less than $2.5 million, we will adjust the value at that time and our Advisor has agreed to pay us an amount in cash equal to the difference. If the third-party appraisal is greater than our current estimate, we do not owe our Advisor any additional amounts.

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During the year ended December 31, 2014, we completed two acquisitions. On December 16, 2014, the Operating Partnership, through a special purpose entity, or the Purchasing Entity, controlled by the Operating Partnership, closed on a purchase and sale agreement, or PSA, entered into on July 23, 2014 by and between FRS Carnegie Plaza, L.L.C., or the Seller, and United Realty Partners, LLC, or URP, an entity controlled and indirectly owned by our chief executive officer and secretary, and further assigned to the Operating Partnership through an assignment and assumption agreement on September 19, 2014, which was further assigned at closing to the Purchaser Entity. The Seller does not have a material relationship with us and the transactions with Seller described herein are not affiliated transactions. Under the PSA, the Purchaser Entity, through a property-owning special purpose entity, or the SPE, acquired the fee simple interest in a commercial property located at 7 Carnegie. This acquisition was accounted for as an asset acquisition.

The purchase price for 7 Carnegie was approximately $9.3 million, exclusive of closing costs, escrows and fees paid to the Advisor. Closing costs were approximately $0.4 million and escrows were approximately $1.0 million of which $0.4 million was funded in 2015. Fees paid to the Advisor were approximately $0.3 million. We funded the acquisition as follows: (i) $5.5 million with a new first mortgage loan secured by the property; (ii) cash from the Operating Partnership of approximately $2.1 million; (iii) closing credits of $1.2 million; and (iv) a $1.8 million mezzanine loan secured by a security interest in the SPE’s right, title and interest in 7 Carnegie.

7 Carnegie is a one-story, triple-net leased office building built in 1988 and renovated in 2004 and 2009, with 90,070 rentable square feet and 599 onsite outdoor parking spaces. Situated on approximately 17.4 acres near the New Jersey Turnpike, 7 Carnegie is located in an upscale suburb approximately 12 miles from downtown Philadelphia.

7 Carnegie is currently 100% leased to Fox Rehabilitation Services, P.C. under a sale-leaseback arrangement. During the first year of the 15-year lease, the base rent will be $856,000. For each subsequent lease year, the annual base rent will increase by the greater of 3% of the prior year’s base rent or the increase in CPI.

On May 21, 2014, we acquired the fee simple interest in Parkway, a 44,323 rentable square foot medical building, for $14.5 million, excluding closing costs. The property was 100% leased at closing.

Closing costs were approximately $669,700, prepaid expenses and escrows were approximately $196,000 and fees paid to the Advisor were approximately $248,000. Closing costs included $362,000 in supplemental transaction-based advisory fees for financing and equity placement paid to URP. We funded the acquisition as follows: (i) $10.3 million with a new first mortgage loan secured by the property; (ii) cash from our OP of approximately $3.2 million; and (iii) a $2.1 million preferred loan from a third party. The 10-year preferred loan yields a preferred return of 15% per annum, compounded monthly (increasing to 24% per annum upon the occurrence of certain events of default) and requires monthly distributions to the preferred lender. The property-holding entity must redeem the preferred loan by June 6, 2024, and has the right to do so at any time upon 30 days prior written notice. Additionally, the lender of the preferred loan may require the OP to redeem the preferred loan at any time after April 21, 2015 upon 30 days prior written notice. The cash from the OP included $1.7 million in proceeds from the OP’s issuance to two third parties of an aggregate of 17 class MB units, or the MB Units, of limited partnership interest. The OP issued 12 MB Units to one of the two investors in consideration for a capital contribution of $1.2 million. Such 12 MB Units were redeemed by the OP in December 2014 for $1.34 million. The OP issued five MB Units to the other investor in consideration for a capital contribution of $500,000. Such five MB Units were redeemed by the OP in May 2015 for $500,000.

On December 11, 2014, the OP entered into an agreement with a third-party investor, each an Investor, whereby, subject to various terms and conditions, in return for a $1.25 million investment in a sub-leasehold obligation associated with Parkway, the Investor would receive annual lease payments starting at $106,250 and increasing by 2% per annum. The lease terminates on July 30, 2049, but may be terminated after three years at the option of the Investor. In March 2015, another Investor invested $250,000 in this sub-leasehold obligation, in April 2015, another Investor invested $140,000 and in June 2015, another Investor invested $300,000 in this sub-leasehold obligation under the same terms as the initial Investor. This is recorded as sub-leasehold obligation on our consolidated balance sheets.

Pro Forma Financial Information (Unaudited)

The pro forma financial information set forth below is based upon our historical consolidated statements of operations for the three and six months ended June 30, 2014, adjusted to give effect to the acquisition of Parkway as if it had closed on January 1, 2014.

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The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the transactions occurred on January 1, 2014, nor does it purport to represent the results of future operations (in thousands):

	Three Months Ended	Six Months Ended
	June 30,	June 30,
	2014	2014
Statement of operations:
Revenue	$1,271	$2,460
Property operating and other expenses	(1,523)	(2,543)
Depreciation and amortization	(383)	(726)
Net loss attributable to United Realty Trust Incorporated	$(635)	$(809)

4.	Investment in Unconsolidated Joint Venture

In February 2015, we had advanced $100,000 in cash, or the Initial Deposit, to United Realty Funds Management, LLC, or Funds Management, an entity wholly owned and controlled by Jacob Frydman, our chairman and chief executive officer, to allow it to make a soft deposit required by the purchase and sale agreement entered into on January 29, 2015, or the PSA, between Lippincott Real Estate Associates, LLC, or the Seller, and Funds Management pursuant to which Funds Management had the right to acquire the property located at 402 and 404 Lippincott Drive, Marlton, NJ, or the Lippincott Property. On March 4, 2015, Funds Management assigned its rights and obligations under the PSA to UR Lippincott, DST, or Lippincott DST, a Delaware statutory trust sponsored and controlled by Funds Management.

On May 15, 2015, Lippincott DST closed the purchase of the Lippincott Property pursuant to an assignment of the PSA for $11.75 million, exclusive of closing costs and escrows as well as fees to be paid to Funds Management, and we, through our operating partnership, entered into a Purchase Agreement with Funds Management to purchase a 5% beneficial interest in the $7.3 million in equity of the Lippincott DST for $365,000, of which $100,000 was deemed to have been previously paid through the advance of the Initial Deposit. On June 30, 2015, we purchased an additional 2.26% beneficial interest in the $7.3 million in equity of the Lippincott DST for $165,000, increasing our aggregate investment to 7.26%. As we do not exert significant influence over this investment, we account for our investment under the cost method of accounting. The Lippincott Property is a 53,100 square foot commercial building that is leased to a healthcare management service provider under a net lease agreement which expires on December 31, 2024. The annual rent for 2015 is $1,088,550 and the rent is subject to annual increases of $0.50 per square foot per annum until the lease expiration. The property is encumbered by a $6.5 million mortgage. The mortgage, which matures on May 15, 2022, bears interest at 4.5% and is interest only for the first six months, after which fixed monthly payments of principal and interest of $36,370 are due.

5.	Mortgage Notes Payable

On March 29, 2013, the Tilden Hall joint venture, or Tilden Hall JV, obtained a first mortgage loan, or the Doral Loan, from Doral Bank in an amount equal to $14.5 million to provide the acquisition funding for Tilden Hall. The Doral Loan has an initial five-year term ending on April 30, 2018 and provides Tilden Hall JV with the option to extend the maturity date to April 30, 2023. The Doral Loan bears interest at a per annum fixed rate of 5.0% and is secured by a mortgage on Tilden Hall. During the extended term, the interest rate will be reset based on a rate of 250 basis points spread over the 5 year Federal Home Loan Bank of New York Advanced Rate, with a minimum floor rate to be not less than the initial interest rate.

On August 2, 2013, the 14 Highland joint venture, or 14 Highland JV, obtained a first mortgage loan, or the Carver Loan, from Carver Bank in an amount equal to $1.5 million to provide the acquisition funding for 14 Highland. The Carver Loan has an initial five-year term ending on September 5, 2018 and provides the 14 Highland JV with the option to extend the maturity date to September 5, 2023. The Carver Loan bears interest at a per annum fixed rate of 4.25% and is secured by a mortgage on 14 Highland. During the extended term, the interest rate will be a fixed rate equal to the greater of: (i) 4.50% per annum; or (ii) the Wall Street Journal’s Prime Rate in effect within three (3) business days prior to September 5, 2018, plus 2.00% per annum.

On May 21, 2014, we closed on a first mortgage loan, or the Starwood Loan, from Starwood Mortgage Capital, LLC in an amount equal to $10.3 million, to provide the acquisition funding for Parkway. The Starwood Loan bears interest at 4.788% with a maturity date of June 6, 2024. We are required to make initial monthly interest-only payments for 24 months following the closing of the loan and thereafter payments of principal and interest over a 30-year amortization period. The Starwood Loan is secured by a mortgage on Parkway, is guaranteed by the Company, and may be accelerated only in the event of a default. We may prepay all or any portion of the principal amount without a prepayment penalty under a defeasance clause in the loan.

On December 16, 2014, we closed on a first mortgage loan from UBS Real Estate Securities, Inc. with a principal amount of $5.5 million, or the UBS Loan, to provide acquisition funding for the acquisition of 7 Carnegie. The UBS Loan bore interest at a rate of 4.25% per annum through February 5, 2015 and subsequent to that, bears interest at a rate of 4.75% per annum. The UBS Loan matures on January 6, 2020. We are required to make initial monthly interest-only payments for 12 months in an amount equal to approximately $19,479 per month and thereafter payments of principal and interest over a 25-year amortization period in an amount equal to approximately $29,796 per month. The UBS Loan is secured by a mortgage on the 7 Carnegie property, is guaranteed by us, and may be accelerated only in the event of a default.

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On December 16, 2014, we also closed on a mezzanine loan from the 7 Carnegie Plaza seller with a principal amount of $1.8 million, or the Mezzanine Loan, to provide additional acquisition funding for the acquisition of 7 Carnegie. The Mezzanine Loan bore interest at an initial rate of 6% per annum, which would have increased to a rate of 8% per annum on March 31, 2015. Interest would have accrued but would not have been payable until January 6, 2020, when all principal and accrued interest would have become due and payable. The Mezzanine Loan was secured by a security interest in 7 Carnegie, guaranteed by us, and could be accelerated only in the event of a default. We were able to prepay all or any portion of the principal amount under the Mezzanine Loan without penalty. Pursuant to a side letter, or the December Side Letter, entered into in connection with the Mezzanine Loan between and among the Seller, the SPE and W.A. Lloyd, LLC, or WAL, a limited liability company controlled by Jacob Frydman, our chairman and chief executive officer, if the SPE did not prepay the principal amount of the Mezzanine Loan by February 28, 2015, the Seller would have been entitled to excess cash flow under the UBS Loan and WAL would have been required to contribute, as additional collateral for the Mezzanine Loan, a separate property, or the WAL Property, unconnected to 7 Carnegie and located in New York owned and owned controlled by WAL. On March 25, 2015, pursuant to a letter agreement between and among the Seller, the SPE and WAL, we repaid the Mezzanine Loan, and the obligations of the parties under the December Side Letter were satisfied, by providing the Seller the following consideration: (i) $1.0 million in cash; (ii) execution of a new promissory note, or the New Note, by the SPE in favor of the Seller in the amount of $767,960 which bears interest at a rate of 6% per annum and matures on September 24, 2015; (iii) a guaranty, or the WAL Guarantee, of the obligations under the New Note by WAL; (iv) a mortgage by WAL of the WAL Property to secure the WAL Guarantee; and (v) a release of a note given by an affiliate of the Seller in favor of us on February 4, 2015 in the amount of $60,959.

The mortgage notes payable include certain restrictions and covenants which may limit, among other things, the incurrence of liens, and which require, among other things, compliance with, financial ratios relating to, among other things, minimum amount of debt service coverage, minimum amount of fixed charge coverage, maximum amount of debt to value and minimum level of net income. We were in compliance with all covenants at June 30, 2015.

The principal maturity of mortgage notes payable during the next five years and thereafter is as follows (in thousands):

	Scheduled Amortization	Principal Repayments	Total
2015	$130	$768	$898
2016	452	—	452
2017	550	—	550
2018	358	14,683	15,041
2019	280	—	280
Thereafter	865	13,964	14,829
Total	$2,635	$29,415	$32,050

6.	Capitalization

Under our charter, we have the authority to issue 200,000,000 Common Shares and 50,000,000 shares of preferred stock. All shares of such stock have a par value of $0.01 per share. On November 17, 2011, the Sponsor purchased 18,182 Common Shares for total cash consideration of $200,000 to provide our initial capitalization. On November 25, 2011, for $50,000, the Sponsor purchased 500,000 shares of preferred stock, subsequently exchanged for 500,000 sponsor preferred shares, which are convertible into Common Shares upon the terms and subject to the conditions set forth in our charter, and which have a preference upon our liquidation, dissolution or winding up as described below. Upon our liquidation, dissolution or winding up, the Sponsor will receive a preference in the amount of 15% of any excess of the net sales proceeds from the sale of all the assets in connection with such liquidation, dissolution or winding up over the amount of Invested Capital, as defined in our charter, plus a cumulative non-compounded pre-tax annual return to holders of Common Shares of 7% on Invested Capital. Our board of directors is authorized to amend our charter from time to time, without the approval of the stockholders, to increase or decrease the aggregate number of authorized shares of capital stock or the number of shares of any class or series that we have authority to issue. As of June 30, 2015, there were 2,476,529 Common Shares outstanding.

7.	Stock Incentive Plan

The Plan, as outlined in the prospectus, provides for the grant of equity incentive awards to our independent directors, officers and employees, employees of the Advisor and other affiliates and consultants. The aggregate number of Common Shares that may be issued or used for reference purposes or with respect to which awards may be granted under the Plan shall not exceed the lesser of five percent (5%) of Common Shares outstanding on a fully diluted basis at any time and 5,000,000 Common Shares, which may be either authorized and unissued Common Shares or Common Shares held in or acquired for the treasury of the Company or both. The vesting period of stock-based awards will be determined by our compensation committee. During the three months ended March 31, 2014, we granted 13,342 Common Shares under the Plan all of which were fully vested as of March 31, 2014. Of the 13,342 Common Shares granted, all were granted to employees of an affiliate of ours and to an independent consultant for services provided to us. These Common Shares were recorded as a reduction to a liability due to an affiliated entity. During the three and six months ended June 30, 2014, we expensed $18,000 and $36,000, respectively, related to this 2013 grant.

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During the three months ended March 31, 2015, we issued 1,970 common shares pursuant to employment agreements our Advisor has with certain of its employees and recorded $19,109 of compensation related expense.

In May 2014, in connection with an employment agreement, we granted 50,000 stock options at a strike price of $9.50 per Common Share. The stock options must be exercised within two years of the grant date. We recorded $3,463 and $7,619 of compensation expense during the three and six months ended June 30, 2015 related to these stock options. These stock options were excluded from earnings per share as they were anti-dilutive.

8.	Related Party Arrangements

We executed an advisory agreement with the Advisor and a property management agreement with URA Property Management LLC, or the Property Manager, an affiliate of the Sponsor. Effective September 20, 2013, we executed a dealer manager agreement with Cabot Lodge Securities, LLC, the Dealer Manager or CLS, a Delaware limited liability company and member of the Financial Industry Regulatory Authority, Inc., or FINRA, that does business as United Realty Securities and that is indirectly owned by the Sponsor. Prior to September 20, 2013 we had a dealer manager agreement with an unaffiliated party which had a soliciting dealer agreement with CLS. These agreements entitle the Advisor, the Dealer Manager, and the Property Manager to specified fees upon the provision of certain services with regard to the offering and the investment of funds in real estate properties and real estate-related investments, among other services, as well as reimbursement of organization and offering expenses incurred by the Advisor and the Dealer Manager on our behalf (as discussed in Note 2) and certain costs incurred by the Advisor in providing services to us. We have engaged and may engage from time to time, United Realty Partners LLC, or URP, an entity controlled and indirectly owned by our chief executive officer and secretary, to provide brokerage services, services in connection with the origination or refinancing of debt, or advice in connection with joint venture opportunities and equity financing opportunities for our properties.

As of June 30, 2015, we had a liability due to the Advisor and other affiliates of $112,571 as well as deferred offering costs of $4.3 million.

Pursuant to the terms of these agreements, summarized below are the related-party costs incurred by us for the six months ended June 30, 2015 and 2014 and any related amounts payable as of June 30, 2015 and December 31, 2014.

	Incurred
	Six Months Ended	Six Months Ended	Payable as of
	June 30,	June 30,	June 30,	December 31,
	2015	2014	2015	2014
Expensed
Supplemental transaction-based advisory fees	$—	$259,000	$—	$—
Acquisition fees	49,900	145,700	49,900	—
Property Management fees	121,111	76,258	—	$—
Oversight Fees	1,335	1,387	—	—
Asset Management fees	184,631	107,332	33,720	—

Capitalized
Financing coordination fee	—	206,000	—	—

During the period from January 1, 2014 to May 19, 2015, we advanced funds to our advisor and its affiliates upon the receipt of invoices for their operating and acquisition expenses and recorded the amounts advanced as due from affiliates on our balance sheets.

Our advisor did not repay any of these advances during the period they were outstanding. These advances were documented through a promissory note, or the Advisor Demand Note, that was executed by our advisor in favor of us periodically, most recently on March 31, 2015. The Advisor Demand Note was due on demand and bore interest at a rate of 1.5% per annum, which totaled $19,788 for the period from March 31, 2014 to May 19, 2015. There were no other material terms associated with our advisor’s obligation to repay these advances to us.

As of May 19, 2015, our advisor owed us approximately $5.6 million, including accrued interest, in repayment of advances we had made to the advisor to pay operating expenses and acquisition expenses pursuant to the Advisor Demand Note.

Subsequently, our advisor took steps to satisfy its obligation to repay these advances to us by: (i) crediting of the Initial Deposit towards our purchase of 5 Units in Lippincott DST (see Note 4- Investment in Unconsolidated Joint Venture); (ii) assigning us all right, title and interest to Route 9W (see Note 3 - Acquisitions); and (iii) making a $200,000 cash payment to us. Our advisor also arranged for the execution of the Third-Party Note in substitution for the remaining balance due under the Advisor Demand Note after the reductions described in the preceding sentence. The Advisor Demand Note was surrendered for cancellation in connection with the execution of the Third-Party Note. See Note 9 – Note Receivable. Moreover, no additional amounts have been advanced since these steps were taken.

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9.	Note Receivable

On May 19, 2015, a note, or the Third-Party Note, in our favor in the amount of approximately $2.7 million was executed by CM Realty Holdings, LLC, an entity wholly owned and controlled by Craig Marshak, a non-affiliated third party. The Third-Party Note is guaranteed by our advisor and was substituted for the outstanding balance of the Advisor Demand Note upon its surrender for cancellation in connection with the execution of the Third-Party Note. Similarly, to the Advisor Demand Note, the Third-Party Note is due on demand and bears interest at a rate of 1.5% per annum. We have not yet received any amounts of interest on the Third Party Note. As of June 30, 2015, the Third-Party Note had a balance of $3.1 million, inclusive of accrued interest of approximately $25,000.

10.	Distributions

The Operating Partnership’s limited partnership agreement generally provides that the Operating Partnership will distribute cash available for distribution to the partners of the Operating Partnership in proportion to each such partner’s holding of GP Units and/or OP Units, as such terms are defined in the Operating Partnership’s limited partnership agreement at the times and in the amounts as determined by us, as the general partner. During the six months ended June 30, 2015, we distributed $554,177 in cash and $414,135 in Common Shares through the DRIP.

11.	Economic Dependency

We are dependent on the Advisor or its affiliates for certain services that are essential to us, including the sale of the Common Shares, asset acquisition, management and disposition decisions and other general and administrative responsibilities. If the Advisor and its affiliates are unable to provide such services, we would be required to find alternative service providers.

12.	Subsequent Events

We have reviewed all activity from July 1, 2015 to the date the financial statements were issued and determined that there have not been any events that have occurred that would require adjustments to disclosures in the consolidated financial statements.

During the period July 1, 2015 and July 31, 2015, our sub-leasehold obligation increased by $910,000 as a result of new third party investments therein.

Between July 1 and July 31, 2015, we invested an additional $700,000 in Lippincott for an additional 9.59% interest. This increased our aggregate interest in Lippincott to 16.85%.

Between July 1 and August 13, 2015, we sold 92,835 Common Shares, raising approximately $1.2 million in net proceeds for us.

Prior to Acquisition Closing, we had advanced $550,000 in cash, or the Initial Deposit, to United Realty Funds Management, LLC, or Funds Management, an entity wholly owned and controlled by Jacob Frydman, our chairman and chief executive officer, to allow it to make a deposit required by the purchase and sale agreement entered into on April 13, 2015, or the PSA, between Highwoods Realty Limited Partnership, or the Highwoods Seller, and Funds Management pursuant to which Funds Management had the right to acquire the property located at 799 Hanes Mall Boulevard, Winston-Salem, NC, or the Hanes Property, for $15.3 million. On July 23, 2015, Funds Management assigned its rights and obligations under the PSA to UR Hanes, DST, or Hanes DST, a Delaware statutory trust sponsored and controlled by Funds Management, such that Hanes DST would pay $16.3 million for the Hanes Property. The $1.0 million difference between the purchase price for Funds Management and Hanes DST represents the $1.0 million fee for assigning Hanes DST its rights and obligations under the PSA that Funds Management is entitled to receive in connection with the transaction that has not yet been paid, or the Assignment Fee. The Assignment Fee will be fully earned and payable by Hanes DST at the Acquisition Closing. In addition, an acquisition fee of $489,000 will be due to Funds Management at the Acquisition Closing. We refer to each such unit representing a 1% beneficial interest in Hanes DST as a Unit. The Units are being offered by the dealer manager to private investors for $85,621 per Unit, of which $6,850 may be payable to the dealer manager as sales commissions or expenses. To date, the dealer manager has waived its right to receive any amounts under these selling arrangements, although it has continued to participate in the offering of the Units, which remains open until January 15, 2016, subject to the Sponsor’s right to extend the offering an additional 180 days. When all 100 Units are sold, the total cost to Hanes DST for the Hanes Property will be $18.6 million, representing the $15.3 million paid at closing, $1.0 million for the Assignment Fee and $2.3 million on account of offering expenses, reserves and transaction fees due to various third parties.

On July 23, 2015, Hanes DST acquired the Hanes Property, and we, through our operating partnership, entered into a Purchase Agreement with Funds Management to purchase 7.13 Units for $550,000, of which $550,000 was deemed to have been previously paid through the advance of the Initial Deposit. As of July 24, 2015, 10.95 Units had been purchased by third-party investors and us and 89.05 Units had been purchased or are being held by Funds Management. All but one of the Units purchased or held by Funds Management are still available for sale to additional third-party investors. If any Units have not been sold by the close of the offering, Funds Management will either retain them or purchase them for its own account and effectively fund a pro-rata portion of the payment of the Assignment Fee to it with its own money. In any event, we have no obligation to purchase additional Units from Funds Management and do not intend to do so.

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The total amount paid in cash by Hanes DST at the closing was $15.7 million, which was funded through a $10.0 million mortgage loan taken out by Hanes DST, secured by the Hanes Property, and $5.7 million from the sale of Units to us, third-party investors and Funds Management. This amount was comprised of $15.3 million paid to the sellers of the Hanes Property under the PSA and the balance paid to various third parties to cover offering expenses, reserves and transaction fees.

A holder of Units is entitled to a proportionate share in distributions from the operations or sale of the Hanes Property, after paying or reimbursing Funds Management for any reasonable fees or expenses paid by Funds Management on behalf of Hanes DST and reserving and retaining such additional amounts as Funds Management determines are necessary to pay anticipated ordinary current and future Hanes DST expenses. Units are also subject to transfer restrictions and other restrictions on ownership. Holders of Units have no rights to contribute additional assets, to vote or to otherwise direct in any manner the operations of Hanes DST or the actions of Funds Management, in it its capacity as manager of Hanes DST. As manager under the trust agreement governing Hanes DST, Funds Management manages and directs the investment activities and affairs of Hanes DST and, among other things, is authorized and directed to take all actions required to ensure Hanes DST’s obligations under its indebtedness are met, rents on the Hanes Property are collected and that distributions are made to holders of Units. In this capacity, Funds Management has no fiduciary duties whatsoever to Hanes DST or to the holders of Units, and Funds Management is, among other things, also entitled to receive reimbursement for its expenses in connection with its duties and, together with its officers, directors employees and agents, to be indemnified by Hanes DST and holders of Units against any losses arising out of the performance of its duties as manager except for losses resulting from fraud or gross negligence. During the period that Hanes DST has been in existence, there have been no reimbursements of acquisition fees to Funds Management and no indemnification claims.

In addition, the Property Manager will serve as the property manager of the Hanes Property and will receive an annual fee equal to the lesser of 3.0% of Net Operating Income or the maximum allowable amount reimbursable by the Tenant in accordance with the original lease. In addition, the Property Manager will be reimbursed for its out-of-pocket expenses not covered by gross income from the Hanes Property. Through July 23, 2015, the Property Manager has not received any fees or reimbursements pursuant to this arrangement.

Finally, the Property Manager will also serve as the Asset Manager of the Hanes Property and will receive an annual fee equal to $40,750 per annum, pro-rated and paid monthly in arrears. In addition, the Asset Manager will be reimbursed for its out-of-pocket expenses. Through July 23, 2015, the Asset Manager has not received any fees or reimbursements pursuant to this arrangement.

On August 14, 2015, the board of directors approved, and prior to August 15, 2015, we intend to file, a follow-on registration statement for the offering of our common stock, which, as permitted by Rule 415 of the Securities Act, will provide for an automatic extension of the IPO until the earlier of February 11, 2016 and the date that the SEC declares the follow-on offering effective.

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Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

Management’s discussion and analysis of financial condition and results of operations, or MD&A is intended to provide the reader with information that will assist in understanding our financial statements and the reasons for changes in key components of our financial statements from period to period. MD&A also provides the reader with our perspective on our financial position and liquidity, as well as certain other factors that may affect our future results. Our MD&A should be read in conjunction with our accompanying financial statements and the notes thereto. As used herein, the terms “we,” “our” and “us” refer to United Realty Trust Incorporated, a Maryland corporation, and, as required by context, United Realty Capital Operating Partnership, L.P., a Delaware limited partnership, is referred to as the Operating Partnership or OP.

Forward-Looking Statements

Certain statements included in this Quarterly Report on Form 10-Q, or this Quarterly Report, that are not historical facts (including any statements concerning investment objectives, other plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) are forward-looking statements. These statements are only predictions. We caution that forward-looking statements are not guarantees. Actual events of our investments and results of operations could differ materially from those expressed or implied in any forward-looking statements. Forward-looking statements are typically identified by the use of terms such as “may,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology.

The forward-looking statements included in this Quarterly Report are based upon our current expectations, plans, estimates, assumptions and beliefs, which involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	the fact that we have limited operating history and, as of June 30, 2015, our assets totaled approximately $63.2 million;
•	our ability to raise capital in our continuous initial public offering, or IPO;
•	our ability to deploy effectively the proceeds we raise in our offering of shares of common stock, par value $0.01 per share, or Common Shares;
•	changes in economic conditions generally and the real estate market specifically;
•	legislative or regulatory changes (including changes to the laws governing the taxation of real estate investment trusts, or REITs);
•	the availability of credit;
•	interest rates; and
•	changes to generally accepted accounting principles in the United States, or GAAP.

Any of the assumptions underlying the forward-looking statements included herein could be inaccurate, and undue reliance should not be placed on any forward-looking statements included herein. All forward-looking statements are made as of the date this Quarterly Report is filed with the Securities and Exchange Commission, or the SEC, and the risk that actual results will differ materially from the expectations expressed herein will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements made herein, whether as a result of new information, future events, changed circumstances or any other reason.

All forward-looking statements included herein should be read in light of the factors identified in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014, as updated in this Quarterly Report.

Overview

We were formed in November 2011 for the purpose of investing primarily in a diversified portfolio of income-producing real estate properties and other real estate-related assets. We elected to qualify as a REIT commencing with our taxable year ended December 31, 2013. We conduct substantially all our investment activities and own all of our assets through the OP, of which we are the sole general partner and a limited partner and in which we held a 99.6% economic interest as of June 30, 2015. United Realty Advisors LP, a Delaware limited partnership, our Advisor, manages our day-to-day operations and our portfolio of properties and real estate-related assets.

On August 15, 2012, our Registration Statement was declared effective by the SEC. The Registration Statement covers our initial public offering of up to 120,000,000 Common Shares, consisting of up to 100,000,000 Common Shares in our primary offering on a “best efforts” basis and up to 20,000,000 Common Shares pursuant to our distribution reinvestment program, or DRIP.

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On December 28, 2012, we received and accepted aggregate subscriptions in excess of the minimum of 200,000 Common Shares, broke escrow and issued Common Shares to our initial investors, who were admitted as stockholders. As of June 30, 2015 we had sold 2,570,059 Common Shares for gross offering proceeds of approximately $27.7 million and net offering proceeds of approximately $24.7 million.

As of June 30, 2015, we owned a 69.2% interest in a joint venture that owns a residential property located at 2520 Tilden Avenue in Brooklyn, New York, or Tilden Hall, a 14.6% interest in a joint venture that owns a residential property known as 14 Highland Ave., Yonkers, New York, or 14 Highland, a medical building located at 945 82nd Parkway, Myrtle Beach, SC, or Parkway and an office building located at 7 Carnegie Plaza, Cherry Hill, NJ, or 7 Carnegie, an undeveloped land parcel on Route 9W, Ulster County, NY, or Route 9W, and a 7.26% interest in a joint venture that owns a commercial building located at 402-404 Lippincott Drive, Marlton, NJ, or the Lippincott Property. In addition, as of June 30, 2015, we owned a 76.7% interest in a joint venture that owns a mortgage note secured by properties located at 58 and 70 Parker Avenue, in Poughkeepsie, NY, or Parker.

Critical Accounting Policies

Our accounting policies have been established to conform with GAAP and in conjunction with the rules and regulations of the SEC. We consider these policies critical because they involve significant management judgments and assumptions, require estimates about matters that are inherently uncertain and are important for understanding and evaluating our reported financial results. These judgments affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses. A discussion of the accounting policies that management considers critical in that they involve significant management judgments, assumptions and estimates is included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC. In addition, refer to Note 2 of our consolidated financial statements for a discussion of additional accounting policies.

Recent Accounting Pronouncements

See Note 2 to the accompanying consolidated financial statements.

Results of Operations

Comparison of the three months ended June 30, 2015 to the three months ended June 30, 2014

As of June 30, 2015, we owned interests in five properties and one mortgage note receivable. At June 30, 2014, we owned interests in three properties and one mortgage note receivable.

	Three Months Ended
	June 30, 2015	June 30, 2014	Change
Revenues
Base rents	$1,287,603	$862,921	$424,682
Recoveries from tenants	254,557	192,749	61,808
Other	—	992	(992)
Total revenues	1,542,160	1,056,662	485,498

Operating expenses
Property operating	315,305	184,675	130,630
Real estate taxes	217,264	102,821	114,443
General & administrative expenses	579,033	108,973	470,060
Depreciation and amortization	462,375	341,831	120,544
Acquisition transaction costs	136,300	448,683	(312,383)
Total operating expenses	1,710,277	1,186,983	523,294

Operating (loss)	(168,117)	(130,321)	(37,796)
Non-operating expenses
Interest income	25,147	—	25,147
Interest expense	(511,002)	(319,314)	(191,688)
Amortization of deferred financing costs	(52,477)	(31,790)	(20,687)

Net loss	$(706,449)	$(481,425)	$(225,024)

Rental Income

Rental revenue, which consists of base rents and recoveries from tenants, increased approximately $0.5 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. The increase in rental income was driven primarily by increases in base rent and recoveries from tenants due to our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

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Property Operating Expenses and Real Estate Taxes

Property operating expenses and real estate taxes increased approximately $0.1 million and $0.1 million, respectively, for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. Property operating expenses consist primarily of asset management fees paid to our Advisor, property insurance and utilities. The increase in these expenses was driven primarily by our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

General and Administrative Expenses

General and administrative expenses for the three months ended June 30, 2015 amounted to approximately $0.6 million compared to approximately $0.1 million during the three months ended June 30, 2014. General and administrative expenses consist primarily of professional fees, director fees and insurance costs. The increase in these expenses primarily relate to increased legal and professional fees due to ongoing litigation and related matters.

Depreciation and Amortization Expense

Depreciation and amortization expense increased approximately $0.1 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives. Depreciation and amortization expense is driven by the timing of real estate acquisitions. The increase in these expenses was driven primarily by our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

Acquisition Transaction Costs

Acquisition transaction costs for the three months ended June 30, 2015 amounted to approximately $136,300 which were incurred in connection with potential acquisitions. There were $448,683 in acquisition transaction costs for the three months ended June 30, 2014 primarily related to the acquisition of Parkway.

Interest Expense

Interest expense increased approximately $0.2 million for the three months ended June 30, 2015 compared to the three months ended June 30, 2014. This increase is driven primarily by the financing costs associated with the acquisition of Parkway and 7 Carnegie and the short duration over which the 7 Carnegie mezzanine loan expenses were amortized.

Comparison of the six months ended June 30, 2015 to the six months ended June 30, 2014

As of June 30, 2015, we owned interests in five properties and one mortgage note receivable. At June 30, 2014, we owned interests in three properties and one mortgage note receivable.

	Six Months Ended
	June 30, 2015	June 30, 2014	Change
Revenues
Base rents	$2,587,964	$1,585,626	$1,002,338
Recoveries from tenants	523,842	272,683	251,159
Other	—	1,692	(1,692)
Total revenues	3,111,806	1,860,001	1,251,805

Operating expenses
Property operating	616,204	326,451	289,753
Real estate taxes	429,432	195,369	234,063
General & administrative expenses	1,138,527	193,656	944,871
Depreciation and amortization	924,750	612,421	312,329
Acquisition transaction costs	153,800	449,528	(295,728)
Total operating expenses	3,262,713	1,777,425	1,485,288

Operating (loss) income	(150,907)	82,576	(233,483)
Non-operating expenses
Interest income	25,628	—	25,628
Interest expense	(997,698)	(514,498)	(483,200)
Amortization of deferred financing costs	(166,668)	(58,366)	(108,302)

Net loss	$(1,289,645)	$(490,288)	$(799,357)

Rental Income

Rental revenue, which consists of base rents and recoveries from tenants, increased approximately $1.3 million for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. The increase in rental income was driven primarily by increases in base rent and recoveries from tenants due to our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

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Property Operating Expenses and Real Estate Taxes

Property operating expenses and real estate taxes increased approximately $0.3 million and $0.2 million, respectively, for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. Property operating expenses consist primarily of asset management fees paid to our Advisor, property insurance and utilities. The increase in these expenses was driven primarily by our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

General and Administrative Expenses

General and administrative expenses for the six months ended June 30, 2015 amounted to approximately $1.1 million compared to approximately $0.2 million during the six months ended June 30, 2014. General and administrative expenses consist primarily of professional fees, director fees and insurance costs. The increase in these expenses primarily relate to increased legal, director and other professional fees due to ongoing litigation and related matters. In addition, certain costs were being capitalized into deferred offering and organization costs in 2014. Effective January 1, 2015, these costs are being expensed.

Depreciation and Amortization Expense

Depreciation and amortization expense increased approximately $0.3 million for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. The purchase price of acquired properties is allocated to tangible and identifiable intangible assets and depreciated or amortized over the estimated useful lives. Depreciation and amortization expense is driven by the timing of real estate acquisitions. The increase in these expenses was driven primarily by our acquisition of Parkway in May 2014 and 7 Carnegie in December 2014.

Acquisition Transaction Costs

Acquisition transaction costs for the six months ended June 30, 2015 amounted to approximately $153,800 which were incurred in connection with potential acquisitions. There were $449,528 in acquisition transaction costs for the six months ended June 30, 2014 primarily related to the acquisition of Parkway.

Interest Expense

Interest expense increased approximately $0.6 million for the six months ended June 30, 2015 compared to the six months ended June 30, 2014. This increase is driven primarily by the financing costs associated with the acquisition of Parkway and 7 Carnegie and the short duration over which the 7 Carnegie mezzanine loan expenses were amortized.

Deferred Organization and Offering Expenses

The Advisor reimburses us for organization and offering expenses advanced which are in excess of 2% of the total offering price paid by investors (including proceeds from sale of Common Shares, plus applicable selling commissions and dealer manager fees paid by purchasers of Common Shares). On December 28, 2012, we broke escrow, at which time organization and offering expenses advanced by the Advisor became a liability of ours, subject to the 2% limitation noted above. Between November 25, 2011 and June 30, 2015, we paid $4,819,746 of offering costs of which $535,312 was recorded to additional paid-in capital and $4,284,434 was recorded to deferred offering costs in the accompanying consolidated balance sheets. We will reclassify amounts from deferred offering costs to additional paid-in capital based on 2% of the total offering price paid by investors. Amounts paid by us in excess of the 2% limitation at the end of the offering will be reimbursed by the Advisor. As of June 30, 2015, the Advisor had incurred an additional $11.9 million of organization and offering expenses, of which $514,416 was billed and paid to the Advisor at June 30, 2015. Effective January 1, 2015, the Advisor stopped allocating organization and offering expenses to us.

Liquidity and Capital Resources

We are dependent upon the net proceeds from our IPO to conduct our proposed operations. We have obtained and will continue to obtain the capital required to purchase properties and other investments and conduct our operations from the proceeds of our IPO and any future offerings we may conduct, including the issuance of limited partnership interests in the OP, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

If we are unable to raise substantial funds in our IPO, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments we make and the value of an investment in us will fluctuate with the performance of the specific assets we acquire. Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in our IPO. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions. We do not expect to establish a permanent reserve from our offering proceeds for maintenance and repairs of real properties, as we expect the majority of leases for the properties we acquire will provide for tenant reimbursement of operating expenses. However, to the extent that we have insufficient funds for such purposes, we may establish reserves from offering proceeds, out of cash flow from operations or net cash proceeds from the sale of properties. In addition, the terms of our mortgage loans payable require us to deposit certain replacement and other reserves with the lender.

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In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Advisor and our Dealer Manager. During our organization and offering stage, these payments will include payments to the Dealer Manager for selling commissions and dealer manager fees. We will not reimburse our Advisor (except in limited circumstances) for other organization and offering expenses to the extent that our total payments for other organization and offering expenses would exceed 2% of the total offering price paid by investors in our IPO. Amounts paid by us for organization and offering expenses in excess of 2% of the offering price paid by investors in our IPO at the end of the offering period will be reimbursed to us by the Advisor. During our acquisition and development stage, we expect to make payments to our Advisor in connection with the selection and origination or purchase of investments and the management of our assets and to reimburse certain costs incurred by our Advisor in providing services to us.

We expect to repay our other near term debt obligations out of proceeds from our IPO or mortgage refinancing proceeds on their maturity dates.

Net Cash Flows

Net cash flows used in operating activities amounted to $3.5 million during the six months ended June 30, 2015 compared to net cash of $0.6 million provided by operations during the six months ended June 30, 2014.

Investing Activities

Net cash flows used for investing activities amounted to approximately $1.7 million during the six months ended June 30, 2015 compared to net cash used in investing activities of $14.5 million during the six months ended June 30, 2014. The decrease was primarily driven by a decrease in the acquisitions with a joint venture investment in Lippincott in 2015 compared to the Parkway acquisition in 2014. This was partially offset by the funding of additional escrow accounts under our loan agreements as well as deposits on potential real estate investments

Financing Activities

Net cash flows provided by financing activities amounted to approximately $5.1 million for the six months ended June 30, 2015 compared to $13.6 million for the six months ended June 30, 2014. This $8.5 million decrease was primarily driven by the following (in millions):

Net proceeds from the sale of our Common Shares, net of registration expenditures and repurchases	$4.6
Financing proceeds	(12.9)
Loan repayments	(1.6)
Deferred offering costs	1.8
Distributions	(0.4)
Total change in cash provided	$(8.5)

Acquisitions

Our Advisor expects to continue to evaluate potential acquisitions of real estate and real estate-related assets and to engage in negotiations with sellers and borrowers on our behalf. Investors should be aware that after a purchase contract that contains specific terms is executed, the property will not be purchased until the successful completion of due diligence and negotiation of final binding agreements. During this period, we may decide to temporarily invest any unused proceeds from offerings of Common Shares in cash or certain investments that could yield lower returns than the properties. These lower returns may affect our ability to make distributions.

Distribution Policy

To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (which does not equal net income, as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding any net capital gain. We expect that our board of directors will authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as our board of directors deems relevant. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by its intention to comply with REIT requirements of the Internal Revenue Code of 1986, as amended, or the Code, we have not established a minimum distribution level and our charter does not require that we make distributions to our stockholders.

As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at regular corporate rates and will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which qualification is denied. Failing to qualify as a REIT could materially and adversely affect our net income.

On January 15, 2015, our board of directors declared daily distributions on our Common Shares at an annual rate of 7.78% of NAV per Common Share, which equates to $0.97 per Common Share on an annualized basis based on our NAV per Common Share on January 15, 2015. The distributions began to accrue as of daily record dates beginning on January 1, 2013, and are aggregated and paid monthly, on payment dates determined by us, to stockholders who hold Common Shares as of such daily record dates. We expect to continue paying distributions monthly unless our results of operations, our general financial condition, general economic conditions or other factors make it imprudent to do so. The timing and amount of distributions will be determined by our board and will be influenced in part by our intention to comply with REIT requirements of the Code.

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We expect to have little, if any, funds from operations available for distribution until we make substantial investments. Further, because we may receive income from interest or rents at various times during our fiscal year and because we may need funds from operations during a particular period to fund capital expenditures and other expenses, we expect that at least during the early stages of our development and from time to time during our operational stage, our board will authorize and we will declare distributions in anticipation of funds that we expect to receive during a later period and we will pay these distributions in advance of our actual receipt of these funds. In these instances, we expect to use proceeds from our IPO or from the issuance of securities in the future, or third-party borrowings, to fund our distributions. We may also fund such distributions from advances from our Sponsor or from any waiver of fees by our Advisor.

Our board has the authority under our organizational documents, to the extent permitted by Maryland law, to authorize the payment of distributions from any source without limits, including proceeds from our IPO or the proceeds from the issuance of securities in the future, and we expect that, at least in the early stages of our existence, we will use the proceeds of our IPO to pay distributions.

The following table shows the sources for the payment of distributions to common stockholders for the periods presented:

	Three months ended				Six months ended
	March 31, 2015		June 30, 2015		June 30, 2015
Distributions:		Percentage of Distributions		Percentage of Distributions		Percentage of Distributions
Distributions paid in cash	$227,110	57.4%	$327,067	57.1%	$554,177	57.2%
Distributions reinvested	168,769	42.6	245,366	42.9	414,135	42.8
Total distributions	$395,879	100.0%	$572,433	100.0%	$968,312	100.0%

Source of distribution coverage:
Cash flows provided by operations	$—	—%	$—	—%	$—	—%
Common Shares issued under the DRIP	168,769	42.6	245,366	42.9	414,135	42.8
Proceeds from issuance of Common Shares	227,110	57.4	327,067	57.1	554,177	57.2
Total sources of distributions	$395,879	100.0%	$572,433	100.0%	$968,312	100.0%

Cash flows used in operations (GAAP basis)	$(3,450,912)		$(60,056)		$(3,510,968)
Net loss attributable to stockholders (in accordance with GAAP)	$(724,684)		$(847,937)		$(1,572,621)

The following table compares cumulative distributions paid to cumulative net loss (in accordance with GAAP) for the period from November 8, 2011 (date of inception) through June 30, 2015:

For the Period from November 8, 2011 (date of inception) to
June 30, 2015
Distributions paid:
Common stockholders in cash	$1,159,045
Common stockholders pursuant to DRIP/offering proceeds	886,534
Total distributions paid	$2,045,579

Reconciliation of net loss:
Revenues	$9,831,548
Acquisition and transaction related	(2,279,733)
Depreciation and amortization	(3,145,721)
Other operating expenses	(6,348,264)
Other non-operating expenses	(3,702,501)
Net loss (in accordance with GAAP) (1)	$(5,644,671)

___________

(1)	Net loss as defined by GAAP includes the non-cash impact of depreciation and amortization expense as well as costs incurred relating to acquisitions and related transactions.

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Leverage Policies

We may borrow to finance acquisitions of new properties or other real estate-related loans and securities; to originate new loans; to pay for capital improvements, repairs or tenant build-outs to properties; to pay distributions; or to provide working capital. Careful use of debt will help us to achieve our diversification goals because we will have more funds available for investment. Our investment strategy is to utilize primarily secured and possibly unsecured debt to finance our investment portfolio; however, we may elect to forego the use of debt on some of or all our future real estate acquisitions. We may elect to secure financing subsequent to the acquisition date on future real estate properties and initially acquire investments without debt financing. To the extent that we do not finance our properties and other investments, our ability to acquire additional properties and real estate-related investments will be restricted.

As of June 30, 2015, we had approximately $34.0 million of mortgage notes and preferred loans payable. Once we have fully invested the proceeds of our IPO, assuming we sell the maximum amount, we expect that our portfolio-wide loan-to-value ratio (calculated after the close of our IPO) will be approximately 65%. For purposes of calculating our 65% target leverage, we will determine the loan-to-value ratio on our portfolio based on the greater of the aggregate cost and the fair market value of our investments and other assets. There is no limitation on the amount we may borrow for the purchase of any single asset. Our charter allows us to incur leverage up to 300% of our total “net assets” (as defined by our charter) as of the date of any borrowing, which is generally expected to be approximately 75% of the cost of our investments. We may only exceed this 300% limit with the approval of a majority of our independent directors.

During the early stages of our IPO, our independent directors may be more likely to approve debt in excess of this limit. In all events, we expect that our secured and unsecured borrowings will be reasonable in relation to the net value of our assets and will be reviewed by our board of directors at least quarterly.

The form of our indebtedness may be long-term or short-term, secured or unsecured, fixed or floating rate or in the form of a revolving credit facility or repurchase agreements or warehouse lines of credit. Our Advisor will seek to obtain financing on our behalf on the most favorable terms available.

Except with respect to the borrowing limits contained in our charter, we may reevaluate and change our debt policy in the future without a stockholder vote. Factors that we would consider when reevaluating or changing our debt policy include: then-current economic conditions, the relative cost and availability of debt and equity capital, any investment opportunities, the ability of our properties and other investments to generate sufficient cash flow to cover debt service requirements and other similar factors. Further, we may increase or decrease our ratio of debt to book value in connection with any change of our borrowing policies.

We will not borrow from our Advisor or its affiliates to purchase properties or make other investments unless a majority of our directors, including a majority of the independent directors not otherwise interested in the transaction, approves the transaction after determining that it is fair, competitive and commercially reasonable and no less favorable to us than comparable loans between unaffiliated parties. In order to arrive at such a determination, our directors will examine data regarding comparable loans between unaffiliated parties in consultation with counsel and independent financial advisors, investment bankers or mortgage brokers.

Other Obligations

In an effort to provide our stockholders with a limited amount of liquidity in respect of their investment in Common Shares, we have adopted a share repurchase program whereby on a daily basis, stockholders who have held their Common Shares for at least one year may request that we repurchase all or any portion (but generally at least 25%) of their Common Shares. The repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price exceed the then-current offering price under the primary offering.  Prior to January 15, 2015, we limited the Common Shares repurchased during any calendar quarter to 1.25% of the weighted average number of Common Shares outstanding during the previous calendar quarter, or approximately 5% of the weighted average number of Common Shares outstanding in any 12-month period. Following January 15, 2015, we will limit Common Shares repurchased during any calendar quarter to 5% of NAV as of the last day of the previous calendar quarter (or as of January 15, 2015 with respect to repurchases during the first quarter of 2015), or approximately 20% of NAV in any 12-month period. Our board of directors has the right to modify, suspend or terminate the share repurchase program for any reason.

Off-Balance Sheet Arrangements

As of June 30, 2015, we held an equity investment in a joint venture. The financing on that investment was non-recourse to us. See Note 4 to the consolidated financial statements for additional information.

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Contractual Obligations

The following table presents the principal and interest amounts of our long-term debt maturing each year, including amortization of principal based on debt outstanding at June 30, 2015 (in thousands):

Contractual obligations:	2015	2016	2017	2018	2019	Thereafter		Total
Mortgage notes payable	$898	$452	$550	$15,041	$280	$14,829		$32,050
Preferred loans payable	—	—	—	—	—	1,908	(1)	1,908
Sub-leasehold obligation	82	168	2,402	—	—	—		2,652
Our share of joint venture mortgage payable	1	10	11	11	12	426		471
Estimated interest expense	1,008	1,535	1,505	1,017	745	2,072		7,882
Total	$1,989	$2,165	$4,468	$16,069	$1,037	$19,235		$44,963

___________

(1)	This preferred loan is callable upon 30 days’ notice.

Inflation

We may be adversely impacted by inflation on our residential leases at 14 Highland, which currently do not contain indexed escalation provisions. However, the leases for Tilden Hall, Parkway and 7 Carnegie contain base rent escalations based on CPI. We anticipate that in the future, if we enter into triple net leases, the tenant will be obligated to pay all property-level operating expenses, which may include maintenance costs, real estate taxes and insurance. This may reduce our exposure to increases in costs and operating expenses resulting from inflation.

Funds from Operations and Modified Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistently with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indicators exist and if the carrying, or book, value exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. If the carrying, or book, value exceeds the total estimated undiscounted future cash flows, an impairment charge is recognized to reduce the carrying value to fair value. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated undiscounted future cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO and modified funds from operations, or “MFFO”, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

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Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. Management believes these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. We have used, and will continue to use the proceeds raised in our IPO to acquire properties, and we intend to begin the process of achieving a liquidity event (i.e., listing of our Common Shares on a national exchange, a merger or sale of the Company or another similar transaction) within six to nine years of the completion of our IPO. Thus, we will not continuously purchase assets and have a targeted exit strategy. Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association, or IPA, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a non-listed REIT having the characteristics described above. MFFO is not equivalent to our net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not continue to operate with a targeted exit strategy, as currently intended. We believe that, because MFFO excludes costs that we consider more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is stabilized. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our IPO has been completed and our portfolio has been stabilized. We also believe that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our IPO and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our IPO has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistently with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations, issued by the IPA in November 2010, or the Practice Guideline. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While we are responsible for managing interest rate, hedge and foreign exchange risk, we do retain an outside consultant to review all our hedging agreements. In as much as interest rate hedges are not a fundamental part of our operations, we believe it is appropriate to exclude such gains and losses in calculating MFFO, as such gains and losses are not reflective of ongoing operations.

Our MFFO calculation complies with the Practice Guideline. In calculating MFFO, we exclude acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to non-controlling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued acquisition fees and expenses negatively impact our operating performance during the period in which properties are acquired and will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. Therefore, MFFO may not be an accurate indicator of our operating performance, especially during periods in which properties are being acquired. MFFO that excludes such costs and expenses would only be comparable to that of non-listed REITs that have completed their acquisition activities and have similar operating characteristics as us. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments of derivatives as items which are unrealized and may not ultimately be realized. We view both gains and losses from dispositions of assets and fair value adjustments of derivatives as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make distributions to investors. Acquisition fees and expenses will not be reimbursed by our Advisor if there are no further proceeds from the sale of Common Shares in our IPO, and therefore such fees and expenses will need to be paid from either additional debt, operational earnings or cash flows, net proceeds from the sale of properties or from ancillary cash flows.

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Our management uses MFFO and the adjustments used to calculate it in order to evaluate our performance against other non-listed REITs. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to non-listed REITs, such as a limited and defined acquisition period. By excluding expensed acquisition costs, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way. Accordingly, comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations as an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of our performance. MFFO has limitations as a performance measure in an offering such as ours where the price of a Common Share in the primary offering is a stated value and there is, with respect to the primary offering, no net asset value determination. MFFO is useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. FFO and MFFO are not useful measures in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining FFO or MFFO.

Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

The table below provides a reconciliation of net loss with GAAP to FFO and MFFO for the three months ended June 30, 2015 and 2014.

	For the Three Months Ended June 30, 2015	For the Three Months Ended June 30, 2014	For the Six Months Ended June 30, 2015	For the Six Months Ended June 30, 2014
Net loss	$(706,451)	$(481,425)	$(1,289,645)	$(490,288)
Net income attributable to non-controlling interests	141,488	141,488	282,976	284,702
Net loss and comprehensive loss attributable to United Realty Trust Incorporated	(847,939)	(622,913)	(1,572,621)	(774,990)
Plus: Real property depreciation	302,870	203,379	605,740	366,476
Amortization of deferred leasing costs	159,505	138,452	319,010	245,945
FFO attributable to Common Shares	$(385,564)	$(281,082)	$(647,871)	$(162,569)

Add: Acquisition transaction costs (1)	136,300	448,683	153,800	449,528
Add: Amortization of Above/below-market rent and straight line rent receivable (2)	(47,806)	4,400	(107,077)	18,706
MFFO attributable to Common Shares	$(297,070)	$172,001	$(601,148)	$305,665

Net cash provided by (used in):
Operating activities	$(60,056)	$52,061	$(3,510,968)	$648,126
Investing activities	$(1,172,190)	$(14,248,133)	$(1,674,078)	$(14,538,632)
Financing activities	$1,115,569	$13,999,751	$5,070,962	$13,597,237

___________

(1)	In evaluating investments in real estate, management differentiates the costs incurred to acquire the investment from the on-going operational revenue and costs of the investment. Such information would only be comparable for non-listed REITs that have completed their acquisition activity and have similar operating characteristics. By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information for comparison of each type of real estate investment and is consistent with management’s analysis and evaluation of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our Advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and are included in the determination of net income and income from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property. This includes our pro rata share of these joint venture related costs.

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(2)	Under GAAP, certain intangibles are accounted for at cost and reviewed at least annually for impairment. Some intangibles are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, management believes that by excluding charges relating to amortization of these intangibles, MFFO provides useful supplemental information on the performance of the real estate portfolio. This includes our pro rata share of these joint venture related costs.

Item 3.	Quantitative and Qualitative Disclosures About Market Risk.

The market risk associated with financial instruments and derivative financial instruments is the risk of loss from adverse changes in market prices or interest rates. Our long-term debt, which consists of secured financings, bears interest at fixed rates. Our interest rate risk management objectives are to limit the impact of interest rate changes on earnings and cash flows and to lower our overall borrowing costs. From time to time, we may enter into interest rate hedge contracts such as swaps, collars, and treasury lock agreements in order to mitigate our interest rate risk with respect to various debt instruments. We would not hold or issue these derivative contracts for trading or speculative purposes. We do not have any foreign operations and thus we are not exposed to foreign currency fluctuations.

As of June 30, 2015, our debt consisted of fixed-rate secured mortgage loans payable, with a carrying value of $32.0 million, which approximated the fair value at June 30, 2015. Changes in market interest rates on our fixed-rate debt impact the fair value of the loans, but have no impact on interest incurred or cash flow. For instance, if interest rates increase 100 basis points and our fixed-rate debt balance remains constant, we expect the fair value of our obligation to decrease, the same way the price of a bond declines as interest rates rise. The sensitivity analysis related to our fixed–rate debt assumes an immediate 100 basis point move in interest rates from their June 30, 2015 levels, with all other variables held constant. A 100 basis point increase in market interest rates would result in a decrease in the fair value of our fixed-rate debt by $1.4 million. A 100 basis point decrease in market interest rates would result in an increase in the fair value of our fixed-rate debt by $1.3 million. These amounts were determined by considering the impact of hypothetical interest rates changes on our borrowing costs, and assuming no other changes in our capital structure.

As the information presented above includes only those exposures that existed as of June 30, 2015, it does not consider exposures or positions arising after that date. The information represented herein has limited predictive value. Future actual realized gains or losses with respect to interest rate fluctuations will depend on cumulative exposures, hedging strategies employed and the magnitude of the fluctuations.

Item 4.	Controls and Procedures.

Disclosure Controls and Procedures

Our disclosure controls and procedures include our controls and other procedures designed to provide reasonable assurance that information required to be disclosed in this and other reports filed under the Securities Exchange Act of 1934, or the Exchange Act is recorded, processed, summarized and reported within the required time periods specified in the SEC’s rules and forms and that such information is accumulated and communicated to management, including our chief executive officer and chief financial officer, to allow timely decisions regarding required disclosures. It should be noted that no system of controls can provide complete assurance of achieving a company’s objectives and that future events may impact the effectiveness of a system of controls.

As required by paragraph (b) of Rule 13a-15 and Rule 15d-15 under the Exchange Act, our chief executive officer and chief financial officer, together with other members of our management, after conducting an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) or Rule 15d-15(e) under the Exchange Act), concluded that the material weakness described below had been remediated and that our disclosure controls and procedures were effective as of June 30, 2015.

Commencing in January 2014 and continuing through May 2015, the Company exceeded the authority granted to it under its charter when it advanced funds to the Advisor and its affiliates. During May 2015, our management identified a material weakness in our entity level controls and procedures related to making these advances to affiliated entities during the period from January 2014 through May 2015. Accordingly, management reevaluated its previous conclusions on the effectiveness of our entity level controls and procedures as of each reporting period during the year ended December 31, 2014 and determined that this material weakness had also existed as of those dates. As discussed in the Notes to the consolidated financial statements, following the identification of this material weakness in May 2015, the Advisor and its affiliates and the Company took steps such that the Company is no longer advancing funds to the Advisor and its affiliates.

Changes in Internal Control over Financial Reporting

Subsequent to March 31, 2015, in order to prevent the occurrence of such entity level control failure, we have implemented additional levels of review and approval to ensure we are operating in compliance with our charter. Other than as previously noted, there were no changes in our internal control over financial reporting during our most recently completed fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

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PART II — OTHER INFORMATION

Item 1.	Legal Proceedings.

As of June 30, 2015, neither the Company nor the Operating Partnership was involved in any material litigation nor, to management’s knowledge, was any material litigation threatened against us or our portfolio other than routine litigation arising in the ordinary course of business or litigation that is adequately covered by insurance. On or about July 21, 2015, the Company became aware that it was a party to a pro se lawsuit commenced by Eli Verschleiser in New York State Supreme Court for Kings County. On its face, the lawsuit appears to be without merit and not material to the Company.

Certain limited partner investors in our advisor, United Realty Advisors LP, have filed a derivative action, which was most recently amended in February 2015, on behalf of United Realty Advisors LP, in the Supreme Court of the State of New York for New York County. The derivative action alleges various causes of action against, among others, each of our directors individually, URTI GP, LLC, Prime United Holdings, LLC, Cabot Lodge Securities, LLC, other affiliated parties and certain third parties and seeks to enjoin the proposed sale of the retail brokerage operation and customer accounts of Cabot Lodge Securities, LLC to such third parties. Although our advisor and sponsor believe that the action is effectively moot as the proposed sale transaction has been terminated and that the plaintiffs lack standing, the derivate action alleges, among other things, that our company will suffer irreparable injury if an injunction is not granted and includes, among other causes of action, the breach of fiduciary duties owed to our advisor by Mr. Frydman and URTI GP, LLC, the aiding and abetting of such breach by our other directors, gross negligence, unjust enrichment and breach of the limited partnership agreement governing our advisor. There can be no assurance as to the outcome of litigation or the possible impact of the litigation on our company, our advisor or our sponsor. Our advisor and sponsor believe that depositions recently taken of all five plaintiffs reveal that the plaintiffs have no basis for the alleged claims made, and they also believe that the allegations in the derivative action are false and that the claims therein are without merit. Each of our advisor, our sponsor and our independent directors filed motions to dismiss the action. On May 5, 2015, this complaint against the independent directors was dismissed in full, and subsequently, four of the five plaintiffs withdrew all of their claims against all remaining defendants, including URTI GP, LLC, Prime United Holdings, LLC, Cabot Lodge Securities, LLC, CL Wealth Management, LLC and Jacob Frydman.

Item 1A.	Risk Factors.

There have been no material changes from the risk factors disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2014 other than as disclosed below:

The offer and sale of Common Shares to certain shareholders may be deemed to have violated federal securities laws, and, as a result, those shareholders may have the right to rescind their original purchase of those securities.

During the period from January 15, 2015, the NAV pricing start date, through May 8, 2015, which we refer to as the Period, we offered and sold Common Shares at a price per Common Share based on NAV while our post-effective amendments containing information about the price per Common Share in our primary offering being based on NAV were on file with the SEC but had not been declared effective. The offer and sale of Common Shares at a price based on NAV during the Period may have been in violation of the rules and regulations under the Securities Act and the interpretations of the SEC. If a violation of the Section 5 of the Securities Act did in fact occur, anyone who purchased Common Shares during the Period at a price based on NAV would have a right to rescind the purchase. The Securities Act generally requires that any claim brought for a violation of Section 5 of the Securities Act be brought within one year of the violation. If all the shareholders who purchased Common Shares at a price based on NAV during the Period demanded rescission within that one-year period, we would be obligated to repay approximately $2,595,815.

Item 2.	Unregistered Sales of Equity Securities and Use of Proceeds.

On May 21, 2014, in connection with our acquisition of the fee simple interest in Parkway, in consideration for $1.7 million, our OP issued to two investors not affiliated with us or our Advisor, and each an “accredited investor,” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended, or the Securities Act, 17 class MB units of limited partnership interest, or MB Units. Our OP issued 12 MB Units to one of the two investors in consideration for a capital contribution of $1.2 million. Such 12 MB Units entitled the holder thereof to an annualized preferred return of 20% on the amount of the capital contribution and were redeemed by us in December 2014 for $1.34 million. Our OP issued five MB Units to the other investor in consideration for a capital contribution of $500,000. Such five MB Units entitle the holder thereof to an annualized preferred return of 10% on the amount of the capital contribution, and were redeemed by us in May 2015 for $500,000. The MB Units were offered and sold in a private placement pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The MB Units have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements.

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On August 15, 2012, we commenced our IPO on a “best efforts” basis of up to 100.0 million Common Shares. The IPO is being conducted by United Realty Securities, our Dealer Manager, a division of Cabot Lodge Securities, LLC, a Delaware limited liability company and a member of FINRA that is indirectly owned by our Sponsor. Prior to January 15, 2015, we offered the Common Shares at a price of $10.45 per Common Share and subsequent to January 15, 2015, we began offering the Common Shares at a price of $13.90 per Common Share (a price that represents our NAV per Common Share of $12.51 per share plus the maximum allowable dealer manager fees and selling commissions), in each case subject to certain volume and other discounts, pursuant to the Registration Statement on Form S-11 (Reg. No. 333-178651), or the Registration Statement, filed with the SEC under the Securities Act. The per share purchase price of Common Shares is based on NAV divided by the number of Common Shares outstanding as of the end of business each day after giving effect to any share purchases or redemptions effected on such day. On January 15, 2014 and on every business day during the period from January 15, 2014 to June 30, 2015, the price per Common Share in our primary offering has been $13.90 because our NAV per Common Share has been equal to $12.51. Our NAV is calculated daily, however, and there can be no assurance that it will not vary in the future. The maximum number of Common Shares to be sold in the primary offering registered on the Registration Statement is 100,000,000. The Registration Statement also covers up to 20.0 million shares available pursuant to our DRIP, under which our stockholders may elect to have their distributions reinvested in additional Common Shares at the greater of our NAV per Common Share and 95% of the fair market value per Common Share.

As of June 30, 2015 we had 2,476,529 Common Shares outstanding. As of June 30, 2015, we had received gross offering proceeds of approximately $27.7 million and net offering proceeds of $24.7 million from the sale of Common Shares, including pursuant to our DRIP. For the three months ended June 30, 2015, we had incurred selling commissions and dealer manager fees and other organization and offering costs in the amounts set forth below.

See “Item 1A. Risk Factors. The offer and sale of Common Shares to certain shareholders may be deemed to have violated federal securities laws, and, as a result, those shareholders may have the right to rescind their original purchase of those securities.”

The following table reflects the offering costs associated with this issuance of Common Shares.

Six Months Ended
June 30, 2015
Selling commissions and dealer manager fees	$891
Other offering costs	107
Total offering costs	$998

The Dealer Manager re-allowed all the selling commissions and a portion of the dealer manager fees to participating broker-dealers. The following table details the selling commissions incurred and re-allowed related to the sale of Common Shares.

Six Months Ended
June 30, 2015
Total commissions incurred from the Dealer Manager	$891
Less:
Commissions to participating broker-dealers	(615)
Reallowance to participating broker-dealers	—
Net to the Dealer Manager	$276

As of June 30, 2015, we have incurred $3.0 million of cumulative offering costs in connection with the issuance and distribution of Common Shares. Net offering proceeds of $24.7 million exceeded cumulative offering costs by $21.7 million as of June 30, 2015.

Cumulative offering costs of $3.0 million include $2.5 million incurred from our dealer manager for Dealer Manager fees and commissions and $0.5 million from our Advisor.

We expect to use substantially all the net proceeds from our IPO to invest primarily in interests in real estate located in the United States, with a primary focus on the eastern United States and in markets that we believe are likely to benefit from favorable demographic changes, or that we believe are poised for strong economic growth.  As of June 30, 2015, we have used the net proceeds from our IPO to fund a portion of the purchase of direct and indirect real estate-related investments with an aggregate purchase price of $52.6 million.

Share Repurchase Program

Our Common Shares are not listed on a national securities exchange and we will not seek to list our Common Shares until the time, if such time ever occurs, that our independent directors believe that the listing of our Common Shares would be in the best interest of our stockholders. Stockholders who have held their Common Shares for at least one year may make daily requests that we repurchase all or a portion (but at least 25%) of their Common Shares pursuant to our share repurchase program, but we may not be able to fulfill all repurchase requests. The repurchase price per Common Share on any business day will be 95% of our NAV per Common Share for that day, calculated after the close of business on the repurchase request day, without giving effect to any share purchases or repurchases to be effected on such day; provided, however, that while the primary offering is ongoing, in no event will the repurchase price exceed the then-current offering price under the primary offering. Our share repurchase program was adopted on August 15, 2012.

We will limit Common Shares repurchased during any calendar quarter to 5% of our NAV as of the last day of the previous calendar quarter (or as of January 15, 2015 with respect to repurchases during the first quarter of 2015), or approximately 20% of our NAV in any 12-month period. Our Advisor will evaluate our capital needs and the amount of available cash and other liquid assets (as defined below) each quarter and may elect to increase the amount available for repurchase during such quarter.

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In addition, stockholders will only be able to repurchase their Common Shares to the extent that we have sufficient liquid assets (as defined below). Most of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. We may not always have sufficient liquid resources to satisfy all repurchase requests. In order to provide liquidity for repurchases, we intend to maintain the following percentage of the overall value of our portfolio in cash, cash equivalents and other short-term investments and certain types of real estate related assets that can be liquidated more readily than properties and are referred to collectively as “liquid assets”: (A) 15% of our NAV up to $333 million; (B) 10% of our NAV between $333 million and $667 million; and (C) 5% of our NAV in excess of $667 million. In addition, our board of directors may decide, but is not obligated, to maintain borrowing capacity under a line of credit.

Our board of directors in its discretion may modify, suspend or terminate our share repurchase program for any reason.

The table below outlines the Common Shares we repurchased pursuant to our share repurchase program during the three months ended June 30, 2015.

	Total Number of Common Shares Repurchased	Average Price Paid per Common Share(2)	Total Number of Common Shares Repurchased as Part of Publicly Announced Plans or Programs	Maximum Number (or Approximate Dollar Value) of Common Shares that May Yet Be Purchased Under the Plans or Programs
April 2015	15,517.3878	$11.88	—	(1)
May 2015	---	---	—	(1)
June 2015	8,284.6007	11.88	—	(1)
	23,801.9885	$11.88	—	(1)

___________

(1)	A description of the maximum number of Common Shares that may be repurchased under our share repurchase program is included under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Other Obligations.”
(2)	Represents 95% of our NAV per Common Share, which was $12.51 for every day in the period.

During the three months ended June 30, 2015, we received 4 requests to repurchase an aggregate of 44,844 Common Shares pursuant to our share repurchase program. During the three months ended June 30, 2015, we funded six repurchase requests with respect to 23,802 Common Shares at an average price per share of $11.88, including three requests received prior to March 31, 2015. Subsequent to June 30, 2015, we funded a portion of the remaining two repurchase requests, received during the three months ended June 30, 2015, with respect to 9,557 Common Shares at an average price per share of $11.88. We fund Common Share repurchases from cash flows from offering proceeds. As of the date of this filing and subsequent to June 30, 2015, we received two additional requests to repurchase 4,354 Common Shares.

Item 3.	Defaults Upon Senior Securities.

None.

Item 4.	Mine Safety Disclosures.

Not applicable.

Item 5.	Other Information.

The summaries of the material terms of the transactions entered into between the Company, the Advisor and its affiliates and certain unaffiliated third parties entered into during May 2015 that are included in “Note 12. Subsequent Events” are incorporated by references into this Item 5 of this Form 10-Q in lieu of reporting such transactions pursuant to Items 1.01 and 2.03 of Form 8-K, as applicable. However, such summaries are not intended to be complete and are qualified in their entirety by reference to the applicable underlying agreements, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 6.	Exhibits.

The exhibits filed in response to Item 601 of Regulation S-K listed on the Exhibit Index (following the signatures section of this Quarterly Report) are included herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Realty Trust Incorporated

Date: August 14, 2015	By:	/s/ Jacob Frydman
Jacob Frydman
Chief Executive Officer, Secretary and
Chairman of the Board of Directors
(Principal Executive Officer)

Date: August 14, 2015	By:	/s/ Steven Kahn
Chief Financial Officer and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

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EXHIBIT INDEX

The following exhibits are included in this Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (and are numbered in accordance with Item 601 of Regulation S-K).

Exhibit No.	Description
3.1(1)	Bylaws of United Realty Trust Incorporated, as amended and restated as of April 30, 2015
10.1*	Promissory Note from CM Realty Holdings, LLC, dated June 30, 2015
10.2*	Guaranty of United Realty Advisors, LP in relation to promissory note of CM Realty Holdings, LLC, dated May 20, 2015
10.3*	Lippincott Subscription Agreement
10.4*	Lippincott Purchase and Sale Agreement
10.5*	Hanes Subscription Agreement
10.6*	Hanes Purchase and Sale Agreement
31.1*	Certification of the Principal Executive Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of the Principal Financial Officer of the Company pursuant to Securities Exchange Act Rule 13a-14(a) or 15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32*	Written statements of the Principal Executive Officer and Principal Financial Officer of the Company pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101*	XBRL (eXtensible Business Reporting Language). The following materials from the United Realty Trust Incorporated Quarterly Report on Form 10-Q for the three months ended June 30, 2015, formatted in XBRL: (i) the Consolidated Balance Sheets (unaudited), (ii) the Consolidated Statements of Operations and Comprehensive Loss (unaudited), (iii) the Consolidated Statement of Equity (unaudited), (iv) the Consolidated Statements of Cash Flow (unaudited) and (v) the Notes to the Consolidated Financial Statements (unaudited). As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

___________

*	Filed herewith
(1)	Filed with the Current Report on Form 8-K filed on May 6, 2015

32

Exhibit 10.1

DEMAND NOTE

This Demand Note Payable on Demand (the "Note") is made and effective June 30, 2015,

BETWEEN:	UNITED REALTY TRUST INCORPORATED (the “Lender”), a corporation organized and existing under the laws of the State of Maryland, with its head office located at:

60 Broad Street, 34th Floor, New York, New York 10004

AND:	CM REALTY HOLDINGS, LLC (the “Borrower”), a limited liability company organized and existing under the laws of the State of Delaware, with its head office located at:

60 Broad Street, 34th Floor, New York, New York 10004

FOR VALUE RECEIVED, the undersigned Borrower promises to pay to the order of Lender the sum of Three Million Forty Nine Thousand Seven Hundred Forty Six and No/l00 Dollars ($3,049,746.00), together with interest of one and one-half percent (1.5%) per annum on the unpaid balance. The entire principal and any accrued interest shall be fully and immediately payable UPON DEMAND of Lender thereof. The foregoing obligation is hereby guaranteed in its entirety by United Realty Advisors, LP, a Delaware limited partnership.

Upon default in making payment within seven (7) days of demand, and providing this note is turned over for collection, Borrower agrees to pay all reasonable legal fees and costs of collection to the extent permitted by law. This note shall take effect as a sealed instrument and be enforced in accordance with the laws of the state of New York. All parties to this note waive presentment, notice of non-payment protest and notice of protest, and agree to remain fully bound notwithstanding the release of any party, extension or modification of terms, or discharge of any collateral for this note.

[Signature to follow]

IN WITNESS WHEREOF, the undersigned has caused this Demand Note to be duly executed as of the date first written above.

BORROWER:
CM REALTY HOLDINGS, LLC
a Delaware limited liability company

By:
Name: Craig Marshak
Title: Authorized Signatory

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the ___ day of June 2015, before me, the undersigned, a Notary Public in and for said State, personally appeared Craig Marshak, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he executed the same in his capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

Notary Public

EXHIBIT 10.2

LETTER OF AGREEMENT

This agreement is made this 19th day of May, 2015, between and among United Realty Trust Incorporated, a Maryland corporation, with an address of 60 Broad Street, 34th Floor, New York, NY 10004 (the “Trust”) and United Realty Advisors, LP, an Delaware limited partnership with an address of 60 Broad Street, 34th Floor, New York, NY 10004 (the “Advisor”).

WHEREAS, the Trust has accepted the contribution of that certain property more particularly defined on Schedule A (attached hereto) (the “Property”) from United Realty Advisors, LP (the “Advisor”), in order to satisfy Two Million Five Hundred Twenty Thousand and No/100 Dollars ($2,520,000) of its obligations under that certain Demand Note dated March 31, 2015, in the amount of Five Million Three Hundred Thirty Two Thousand Three Hundred Twenty Six and No/100 Dollars ($5,332,326.00).

WHEREAS, the Trust has accepted the aforementioned contribution from the Advisor based on its review of that certain Appraisal of Property prepared by Valuation Consultants, Inc., dated June 14, 2008 (the “Appraisal”).

NOW, THEREFORE, in consideration of the covenants set forth in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree, represent and warrant as follows:

1.	The Trust will commission a new appraisal of the Property (“Updated Appraisal”).

2.	Should the Updated Appraisal value the property at less than Two Million Five Hundred Twenty Thousand and No/100 Dollars ($2,520,000), the Advisor shall make a cash payment to the Trust in an amount representing the difference between the Updated Appraisal Valuation and Two Million Five Hundred Twenty Thousand and No/100 Dollars ($2,520,000).

3.	Should the Updated Appraisal value the property at more than Two Million Five Hundred Twenty Thousand and No/100 Dollars ($2,520,000), the Trust shall not be required to make any payments to the Advisor.

4.	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns

[Signatures to Follow]

IN WITNESS WHEREOF, the parties have duly executed this agreement the day and year first above written.

UNITED REALTY ADVISORS, LP
a Delaware limited partnership

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 19 day of May in the year 2015 before me, the undersigned, personally appeared Jacob Frydman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

UNITED REALTY TRUST INCORPORATED
a Maryland corporation

By:
Name:
Title:

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 19 day of May in the year 2015 before me, the undersigned, personally appeared Jacob Frydman, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

SCHEDULE A

Legal Description

All that certain lot, piece or parcel of land, situate, lying and being in the Town of Lloyd, County of Ulster, State of New York being more particularly described as follows:

BEING known and designated as Section 80.3, Block 2, Lot 4.100, as shown on map filed in the Ulster County Clerk’s Office on January 8, 2010 as Map No. 10-01.

Note: Address, Block & Lot shown for informational purposes only

Designated as Section 80.3 Block 2, Lot 4.100 and also known as Route 9 West.

EXHIBIT 10.3

PROSPECTIVE PURCHASER QUESTIONNAIRE

BENEFICIAL INTERESTS
IN

UR LIPPINCOTT, DST

Before deciding to subscribe, please read carefully the Confidential Private Placement Memorandum dated April 22 , 2015, and all exhibits and supplements thereto (collectively, the “Memorandum”) for Class 1 beneficial interests (the “Interests”) in a Delaware statutory trust (the “Trust”) formed for the purpose of acquiring and owning a 53,100 square foot single tenant office building located at 402 & 404 Lippincott Drive, Marlton, New Jersey (the “Property”). The Trust will be managed by UR Lippincott Manager, LLC, a Delaware limited liability company (the “Manager”). Defined terms used herein and not otherwise defined shall have the meaning ascribed to them in the Memorandum.

EACH PROSPECTIVE INVESTOR SHOULD EXAMINE THE SUITABILITY OF THIS TYPE OF INVESTMENT IN THE CONTEXT OF HIS OWN NEEDS, PURCHASE OBJECTIVES, AND FINANCIAL CAPABILITIES AND SHOULD MAKE HIS OWN INDEPENDENT INVESTIGATION AND DECISION AS TO SUITABILITY AND AS TO THE RISK AND POTENTIAL GAIN INVOLVED. ALSO, EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CONSULT WITH HIS ATTORNEY, ACCOUNTANT, FINANCIAL CONSULTANT OR OTHER BUSINESS OR TAX ADVISOR REGARDING THE RISKS AND MERITS OF THE PROPOSED INVESTMENT.

This Offering is limited to a purchaser who certifies that he meets all of the qualifications set forth in the Memorandum. If you satisfy these qualifications and desire to purchase the Interests, please complete, execute and deliver the following: (i) this Purchaser Questionnaire and (ii) if you are an entity (as opposed to a natural person), the entity documents described herein.

These documents should be mailed or delivered to:

UR LIPPINCOTT, DST

c/o United Realty (Attn: Investor Relations)

60 Broad Street, 34th Floor New York, NY 10004
Phone: (212) 388.6800

Upon receipt of the signed Purchaser Questionnaire, verification of your investment qualifications, and acceptance of your subscription, the Manager will notify you of receipt and acceptance of your subscription. The Manager reserves the right, in its sole discretion, to accept or reject a subscription for any reason whatsoever.

Important Note: The person or entity actually making the decision to purchase the Interests should complete and execute this Purchaser Questionnaire. For example, retirement plans often hold certain real estate purchases in trust for their beneficiaries, but the beneficiaries may maintain control and discretion over the real estate. In such a situation, the beneficiary with control must complete and execute the Purchase Agreement and Escrow Instructions, this Purchaser Questionnaire and the other agreements listed above (this also applies to trusts, custodial accounts and similar arrangements).

BENEFICIAL INTERESTS
IN

UR LIPPINCOTT, DST

PURCHASER QUESTIONNAIRE

To induce the Manager to accept the Purchase Agreement and as further consideration for such acceptance, I hereby make the following representations, warranties and acknowledgments, with the full knowledge that the Manager will expressly rely thereon in making a decision to accept or reject the Purchase Agreement:

1.	My primary state of residence is:

2.	My date of birth is:

3.	If a natural person, I hereby represent and warrant that I am an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (initial as appropriate):

________(a) That I have an individual net worth, or joint net worth with my spouse, of more than$1,000,000*; or

________(b) That I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

*For purposes of calculating your net worth, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Interests were purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Interests for the purpose of investing in the Interests. In the case of fiduciary accounts, the net worth and/or income suitability requirements must be satisfied by the beneficiary of the account, or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Interests.

If other than a natural person, such entity represents and warrants that (check as appropriate):

____it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, which includes:

•	any corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Interests, with total assets over $5,000,000;

•	any trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Interests and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Interests as described in Rule 506(b)(2)(ii) under the Securities Act;

•	any broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

•	any investment company registered under the Investment Company Act or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

•	any small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended;

•	any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

•	any private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

•	any bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

•	any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000;

•	any executive officer of the Manager or, if applicable, its manager; or,

•	any entity in which all of the equity owners are accredited investors.

Furthermore, if other than a natural person, such entity represents and warrants that it meets the requirements of the initialed category: (INITIAL AND COMPLETE THE APPLICABLE CATEGORY)

_______(a) The entity is purchasing the Interests with funds that constitute, directly or indirectly, the assets of a  Benefit Plan Investor (defined below). The entity hereby represents and warrants that its investment in the Trust: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws.

_______(b) The entity is not purchasing the Interests with funds that constitute, directly or indirectly, the assets of a “Benefit Plan Investor” (defined below).

The term “Benefit Plan Investor” means a benefit plan investor within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, which includes (i) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA (which includes both U.S. and Non-U.S. plans, plans of governmental entities as well as private employers, church plans and certain assets held in connection with nonqualified deferred compensation plans); (ii) any plan described in Code Section 4975(e)(1) (which includes a trust described in Code Section 401(a) which forms a part of a plan, which trust or plan is exempt from tax under Code Section 501(a), a plan described in Code Section 403(a), an individual retirement account described in Code Sections 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), a medical savings account described in Code Section 220(d), and an education individual retirement account described in Code Section 530); and (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (generally because 25 percent (25%) or more of a class of interests in the entity is owned by plans). Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” and the assets of any insurance company separate account or bank common or collective trust in which plans invest. 100% of an investor’s Interests whose underlying assets include “plan assets,” such as a fund investor, shall be treated as “plan assets” by the Trustees for purposes of meeting an exemption under the Department of Labor regulation.

4.	I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of a purchase of the Interests. The following is a description of my experience in financial and business matters:

5.	Title to the Interests to be taken in accordance with the attached vesting instructions.

6.	I acknowledge that the sale of the Interests has not been accompanied by the publication of any advertisement, any general solicitation, or as the direct result of an investment seminar sponsored by the Manager or any of its affiliates.

7.	THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

8.	I have read the Memorandum, and I have specifically read, and specifically acknowledge and agree to the matters set forth in the section titled “FEDERAL INCOME TAX CONSEQUENCES,” which provides, in relevant part, that before buying an Interest, each Purchaser must represent and warrant that he:

(i)	has independently obtained advice from his legal counsel and/or accountant about any tax- deferred exchange under Code Section 1031 and applicable state laws, including, without limitation, whether the acquisition of an Interest may qualify as part of a tax-deferred exchange, and he is relying on such advice;

(ii)	understands that neither the Trust, the Sponsor nor any of their affiliates have obtained a ruling from the IRS that an Interest will be treated as an undivided interest in real estate, as opposed to a partnership;

(iii)	understands that the tax consequences of an investment in an Interest, especially the treatment of the transaction under Code Section 1031 and the related “1031 Exchange” rules, are complex and vary with the facts and circumstances of each individual Purchaser; and

(iv)	understands that the opinion of Tax Counsel is only Tax Counsel’s view of the anticipated tax treatment and there is no guarantee that the IRS will agree with such opinion.

I further specifically acknowledge and agree as follows:

(i)	Except for the matters specifically addressed in the tax opinion attached as Exhibit C to the Memorandum, (and only concerning such matters), I am not relying on the Sponsor, the Manager or any of their Affiliates or agents, including their counsel, Tax Counsel, or accountants, or any member of the Selling Group for tax advice regarding the qualification of the Interests under Section 1031 of the Code or any other matter;

(ii)	Except for the matters specifically addressed in the tax opinion attached as Exhibit C to the Memorandum, (and only concerning such matters), which is based on numerous assumptions, I am not relying on any statements made in the Memorandum regarding the qualifications of the Interests under Section 1031 of the Code;

(iii)	I am aware that the IRS has issued Revenue Ruling 2004-86, 2004-2 C.B. 191 addressing Delaware Statutory Trusts, the Revenue Ruling is merely guidance and is not a “safe harbor” for taxpayers and, without the issuance of a private letter ruling on a specific offering, there is no assurance that the Interests will not be deemed a partnership interest for federal income tax purposes; and

(iv)	I shall, for federal income tax purposes, report the purchase of the Interest pursuant to the Purchase Agreement and Escrow Instructions as a purchase of a direct ownership interest in the Properties.

9.	I hereby agree to indemnify, defend and hold harmless United Realty Funds Management, LLC, the Manager, the Trust and all of their members, managers, officers, affiliates and advisors, of and from any and all damages, losses, liabilities, costs and expenses (including attorneys’ fees and costs) that they may incur by reason of my failure to fulfill all of the terms and conditions of the associated Purchase Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) incurred by United Realty Funds Management, L.L.C., the Manager, the Trust or any of their members, managers, officers, affiliates or advisors, defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction.

10.	In connection with this Purchaser Questionnaire, a consumer report may be requested. Upon my request, I will be informed whether or not such a report was requested, and, if so, the name and address of the consumer reporting agency that furnished the report. I hereby authorize such reports and verification of my employment history.

11.	To the extent I am purchasing an Interest in connection with a tax-deferred exchange under Section 1031 of the Code, I agree to provide the Manager (including its representatives and agents), upon request, any documentation relating to my identification of replacement properties with respect to such tax-deferred exchange.

12.	Neither I nor any subsidiary, affiliate, owner, shareholder, partner, member, indemnitor, guarantor or related person or entity:

a.	is a Sanctioned Person (as defined below);

b.	has more than 15% of its assets in Sanctioned Countries (as defined below); or

c.	derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.

For purposes of the foregoing, a “Sanctioned Person” shall mean (a) a person named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at http://www.treasury.gov/resource-center/sanctions/SDNList/ Pages/default.aspx, or as otherwise published from time to time, or (b) (1) an agency of the government of a Sanctioned Country, (2) an organization controlled by a Sanctioned Country, or (3) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource- center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

* * * * * * *

A.	REGISTRATION	Please print the exact name of the purchaser:
INFORMATION

B.	CONTACT	Please send all correspondence to the following:
INFORMATION
Contact Name:

Mailing Address:

		Primary Phone:	Primary Fax:

Additional Phone:

Email Address:

C.	PAYMENTS	Please provide below the mailing address to which payments should be sent by the Manager, if different from Section B above.

Mailing Address:

Attention:

RELEASE OF
INFORMATION		As your personal information and privacy are among our top priorities, United Realty Funds Management, LLC. does not release this information without your prior written consent. Please complete the authorization below by indicating which, if any, information may be released to all purchasers of Interests in this Offering.

[BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

EXECUTION	Please execute this Purchaser Questionnaire by completing the appropriate section below.

INDIVIDUAL	If the purchaser is an INDIVIDUAL, please complete the following:

	Signature of Investor	Signature of Joint Owner (if applicable)

	Name (Please type or print)	Name of Joint Owner (if applicable)

	Social Security Number	Social Security Number of Joint Owner (if applicable)

State of Legal Residence

CORPORATION	If the purchaser is a CORPORATION, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned has been duly authorized by all requisite actionon the part of the corporation listed below (the “Corporation”) to acquire the Interests, (ii) the Corporation has all requisite power and authority to acquire the Interests, and (iii) the undersigned officer of the Corporation has authority under the Articles of Incorporation, Bylaws, and resolutions of the Board of Directors of the Corporation to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned officer encloses a true copy of the Articles of Incorporation, the Bylaws and, as necessary, the resolutions of the Board of Directors authorizing a purchase of the Interests, in each case as amended to date.

Name of Corporation (Please type or print)

By:

Name:

Title:

Federal Employer ID Number

State of Formation

PARTNERSHIP	If the purchaser is a PARTNERSHIP, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned is a general partner of the partnership named below (the “Partnership”), (ii) the undersigned general partner has been duly authorized by the Partnership to acquire the Interests and the general partner has all requisite power and authority to acquire the Interests, and (iii) the undersigned general partner is authorized by the Partnership to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned general partner encloses a true copy of the Partnership Agreement of the Partnership, as amended to date, together with a current and complete list of all partners and, as necessary, the resolutions of the Partnership authorizing the purchase of the Interests.

Name of Partnership (Please type or print)

By:

Name:

Title:	General partner

Federal Employer ID Number

State of Formation

TRUST	If the purchaser is a TRUST, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned trustee is duly authorized by the terms of the trust instrument (the “Trust Instrument”) for the Trust (“Trust”) set forth below to acquire the Interests, (ii) the undersigned, as trustee, has all requisite power and authority to acquire the Interests for the Trust, and (iii) the undersigned trustee is authorized by the Trust to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned trustee encloses a true copy of the Trust Instrument of said Trust, as amended to date, and, as necessary, the resolutions of the trustees authorizing the purchase of the Interests.

Name of Trust (Please type or print)

By:

Name:

Title:	Trustee

Federal Employer ID Number

State of Formation

HUSBAND AND WIFE	If the purchasers are HUSBAND AND WIFE, compete the following:

Name of Spouse (Please type or print)

Federal ID Number

Name of Spouse (Please type or print)

Federal ID Number

State of Residence

LIMITED LIABILITY COMPANY	If the purchaser is a LIMITED LIABILITY COMPANY, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned is either the authorized manager or authorized representative of the limited liability company named below (the “LLC”), (ii) the undersigned has been duly authorized by the LLC to acquire the Interests and has all requisite power and authority to acquire the Interests, and (iii) the undersigned is authorized by the LLC to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned encloses a true copy of the Articles of Organization and the Operating Agreement of the LLC, as amended to date, together with a current and complete list of all members and managers and, as necessary, the resolutions of the LLC authorizing the purchase of the Interests.

Name of LLC (Please type or print)

By:
Name:
Title:

Federal Employer ID Number

State of Formation

BENEFIT PLAN INVESTOR	If the prospective purchaser is a BENEFIT PLAN INVESTOR (as defined in Question 4, above), complete the following:

The undersigned hereby represents, warrants and agrees that: (i) the undersigned is duly authorized by the terms of the such investor’s governing instrument trust instrument (the “Governing Instrument”) for the entity (“entity”) set forth below to acquire the Interests; (ii) the entity has all requisite power and authority to acquire the Interests; and (iii) the undersigned has authority under the Governing Instrument to execute this Purchaser Questionnaire and the Purchase Agreement. The undersigned encloses a true copy of the Governing Instrument of the entity, as amended to date, and, as necessary, any resolutions authorizing the purchase of the Interests.

Name of entity (please type or print)

By:	By:

Print Name:	Print Name:

Title:	Title:

Federal Employer ID Number

State of Formation

VESTING INSTRUCTIONS

Ownership of the Interests is to be vested as follows:

Please indicate vesting by marking the appropriate box and print names exactly as they appear on the Deed of your relinquished property. PLEASE REMEMBER TO SIGN WHERE INDICATED AT THE BOTTOM OF THIS PAGE.

•	A Single Man	•	A Single Woman (Single means never married)

•	An Unmarried Man	•	An Unmarried Woman (Unmarried means divorced)

•	A Widower	•	A Widow

Complete Name:

•	Husband and Wife as Joint Tenants	•	Husband and Wife as Community Property

•	A Married (Man) (Woman) as (His) (Her) Sole and Separate Property (Both spouses must be listed below)

Name of Spouse:	Name of Spouse:

•	As Joint Tenants (Joint Tenants have right of survivorship)

•	As Tenants in Common (Tenants in Common must set forth each person’s undivided interest percentage)

Joint Tenant or TIC Name:	Joint Tenant or TIC Name:

•	Trust	Name of Trust:

Date of Trust:

This Trust is:	•	Revocable	•	Irrevocable

Trustee Name:	Trustee Name:
**Please attach a copy of your trust agreement.

•	Corporation	•	Partnership
•	Limited Liability Company

Company Name:	State Formed:

GP/President/Manager:	Tax ID #:
**Please attach copies of your Articles of Incorporation/Formation, LLC/partnership agreement, and authorizing consents.

•	Benefit Plan Investor

Name of entity:

By:

Print Name:

Title:

Tax ID #:

State Formed:

•	Other

Signature (Purchaser)	Signature (Purchaser)

1031 EXCHANGE INFORMATION AND AUTHORIZATION AGREEMENT

Prospective Purchaser’s Intent to Exchange

If the undersigned is completing a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code in connection with an investment in the Trust, please complete the this page. The minimum equity investment for an investor is $73,000 which equals a 1 % Interest. In addition, for purposes of determining liabilities assumed in connection with the investor’s Section 1031 Exchange, each 1% Interest will have a pro rata percentage of the Loan made to the Trust of $65,000.

The undersigned’s exchange information is as follows:

The proposed equity investment amount is______________, of which_____________is exchanged equity.

Cash to complete this investment will be available on: _______________________________

The undersigned hereby confirms that the acquisition of Interests is part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, pursuant to an Exchange Agreement between Buyer and ____________________________ (the “Accommodator”) whose address, telephone number and contact person are as follows (Please complete in full):

Street Address

City	State	Zip Code

Telephone No.	Fax No.	E-mail

Contact Person

Authorization of Inquiry

Signing this form authorizes the Trust and its authorized representatives to contact the Accommodator to obtain and confirm the following information:

•	Funds available for exchange;

•	Expiration date of 45-day identification period; and

•	Expiration date of 180-day exchange period.

The Trust will use this information solely for the purpose of approving the undersigned’s investment in the Interest and establishing the required time period for completing the exchange.

Please indicate the undersigned’s approval by printing the undersigned’s name and signing below.

Print Name:	Date:

Signature:

BENEFICIAL INTERESTS
IN

UR LIPPINCOTT, DST

BROKER-DEALER AND REGISTERED REPRESENTATIVE REPRESENTATIONS AND WARRANTIES

Standards of suitability have been established by the Manager and fully disclosed in the section of the Memorandum entitled “WHO MAY INVEST.” Prior to recommending purchase of the Interests, we have reasonable grounds to believe, on the basis of information supplied by the purchaser concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the purchaser meets the standards established by the Manager; (ii) the purchaser has a net worth and income sufficient to sustain the risks inherent in the Interests, including loss of the entire investment and lack of liquidity; and (iii) the Interests are otherwise a suitable investment for the purchaser. We will maintain in our files documents disclosing the basis upon which the suitability of this purchaser was determined.

We verify that the above subscription either does not involve a discretionary account or, if so, that the purchaser’s prior written approval was obtained relating to the liquidity and marketability of the Interests during the term of the purchase.

Purchaser			Name
Broker/Dealer	Firm		Name
Registered Representative
(Please Print)

Registered Representative’s BRANCH ADDRESS, City, State, Zip

Registered Representative CRD #_________________________________________________________________
Branch Phone Number ( )__________________-_______________________

E-mail address: _____________________________

I certify that I am registered to sell securities in the state in which this investor(s) reside(s). INITIAL____________Reg. Rep.

I certify that I am currently licensed with the FINRA and all necessary state regulatory agencies to sell the security which is the subject of this document.

INITIAL____________Reg. Rep.

I certify that I have not participated in any general solicitation or advertising of the offering of this security and I have a pre-existing relationship with this investor.

INITIAL____________Reg. Rep.

Signature of Registered Representative (REQUIRED)

Signature of Broker/Dealer Principal (REQUIRED)

ADDENDUM A

UR LIPPINCOTT, DST

BAD ACTOR ADDENDUM

The undersigned purchaser (“Purchaser”), in connection with Purchaser’s purchase (the “Purchase”) of Interests in UR LIPPINCOTT, DST (the “Trust”) dated as of , 2015 (the “Purchase Date”) and as a material inducement for the Trust to accept such Purchase, hereby represents, warrants and covenants to the Trust the following.

1)	Representations and Warranties.

i)	Purchaser has not been convicted, within ten years before the Purchase Date, of any felony or misdemeanor:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the United States Securities Exchange Commission (the “Commission”); or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

ii)	Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the Purchase Date, that, at such time, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the Commission; or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

iii)	Purchaser is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(a)	As of the Purchase Date, bars the Purchaser from:

1.	Association with an entity regulated by such commission, authority, agency, or officer;

2.	Engaging in the business of securities, insurance or banking; or

3.	Engaging in savings association or credit union activities; or

(b)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the Purchase Date;

iv)	Purchaser is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, as of the Purchase Date:

(a)	Suspends or revokes Purchaser’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(b)	Places limitations on the activities, functions or operations of Purchaser; or

(c)	Bars Purchaser from being associated with any entity or from participating in the offering of any penny stock;

v)	Is subject to any order of the Commission entered within five years before the Purchase Date, as of the Purchase Date, orders Purchaser to cease and desist from committing or causing a violation or future violation of:

(a)	Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(b)	Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

vi)	Purchaser is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

vii)	Purchaser has not filed (as a registrant or issuer), or was not named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the Purchase Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the Purchase Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

viii)	Purchaser is not subject to a United States Postal Service false representation order entered within five years before the Purchase Date, or is, as of the Purchase Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2)	Covenants.

i)	Purchaser shall immediately notify the Trust in writing if Purchaser becomes subject to any of the events set forth in Section 1 of this Bad Actor Addendum (a “Disqualification Event”) following the Purchase Date. Such notice shall be referred to as a “Bad Act Notice” and shall set forth in sufficient detail the nature of the Disqualification Event to which Purchaser has become subject and the date of the Disqualification Event’s occurrence (the “Disqualification Notice”).

ii)	Concurrently with Purchaser’s execution and delivery of this Bad Actor Addendum, Purchaser’s shall execute and deliver to the Trust an Irrevocable Proxy, in the form attached to this Addendum as Exhibit A (the “Proxy”), granting UR LIPPINCOTT DST Manager, LLC (the “Manager”) the right to vote, in manner as determined by the Manager in its sole discretion, all Interests in the Trust held by Purchaser on all matters requiring action by holders of Interests in the Trust. The Proxy shall automatically become effective as of the date of any Disqualification Event and shall cease to be effective as of the date the Purchaser ceases to be subject to any Disqualification Event, as determined in good faith by the Manager.

iii)	Purchaser agrees to execute, make, acknowledge and deliver such other instruments, agreements and documents as may be required to fulfill the purposes of this Bad Actor Addendum and the Proxy.

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IN WITNESS WHEREOF, the undersigned Purchaser has executed this Bad Actor Addendum as of  __________________, 2015.

If Purchaser is an Entity:	If Purchaser is an Individual:

(print entity name)	(print name)

By:		(signature)
Name:	(print)	(signature)	Title:
(print)

Accepted By:

UR LIPPINCOTT DST,

a Delaware statutory trust

By: UR LIPPINCOTT Manager, LLC,

a Delaware limited liability company

Its:          Manager

By:
Name:
Its:

EXHIBIT A

TO BAD ACTOR ADDENDUM

UR LIPPINCOTT, DST

IRREVOCABLE PROXY

The undersigned Purchaser (the “Purchaser”) of Class 1 beneficial interests in UR LIPPINCOTT, DST, a Delaware statutory trust (the “Trust”), irrevocably authorizes UR LIPPINCOTT MANAGER, LLC (the “Manager”) to act as his or her proxy and to represent and vote all of Purchaser’s Class 1 beneficial interests in the Trust (“Interests”) at any meeting of the holders of Interests in the Trust, or in respect of any action taken by the holders of Interests in the Trust without a meeting during the Effective Period (as defined below) of this irrevocable proxy to the same extent and with the same effect as the Purchaser might or could do under the Trust Agreement dated as of [______], 2015 as may be amended, and any applicable laws or regulations governing the rights or powers of a holder of an interest in a Delaware statutory trust. This proxy is irrevocable and shall be effective for any matter brought before a meeting or set forth in a written consent of the holders of Interests in the Trust. This proxy shall become effective as of the date (the “Effective Date”) of any Disqualification Event, as such term defined in that certain Bad Actor Addendum dated as of________, 20___between the Purchaser and the Trust (the “Addendum”), and shall terminate as of the date (the “Termination Date”) that the Manager determines, in good faith, that the Purchaser is no longer subject to any Disqualification Event. The period beginning on the Effective Date and ending on the Termination Date is referred to in this irrevocable proxy as the “Effective Period”.

The undersigned Purchaser hereby affirms that this irrevocable proxy is given as a condition of the Purchase Agreement between the Purchaser and the Trust dated__________, 2015 and as such is coupled with an interest that is irrevocable.

If Purchaser is an Entity:	If Purchaser is an Individual:

(print entity name)	(print name)

By:		(signature)

Name:	(print)	(signature)	Title:
(print)

BENEFICIAL INTERESTS
IN

UR LIPPINCOTT, DST

REAL ESTATE BROKER
REPRESENTATIONS AND WARRANTIES

Standards of suitability have been established by the Manager and fully disclosed in the section of the Memorandum entitled “WHO MAY INVEST.” Prior to recommending purchase of the Interests, we have reasonable grounds to believe, on the basis of information supplied by the purchaser concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the purchaser meets the standards established by the Manager; (ii) the purchaser has a net worth and income sufficient to sustain the risks inherent in the Interests, including loss of the entire investment and lack of liquidity; and (iii) the Interests are otherwise a suitable investment for the purchaser. We will maintain in our files documents disclosing the basis upon which the suitability of this purchaser was determined.

We verify that the above subscription either does not involve a discretionary account or, if so, that the purchaser’s prior written approval was obtained relating to the liquidity and marketability of the Interests during the term of the purchase.

Purchaser Name
Broker Firm Name
Real Estate Broker
(Please Print)

Broker’s City, State, Zip

Real Estate Broker’s ID # (If applicable) ______________________________________________________________
Broker Phone Number ( ) ________________-____________________

E-mail address: ___________________________

I certify that I am licensed to sell real estate in the state in which this investor(s) reside(s). INITIAL_________Broker.

Signature of Real Estate Broker (REQUIRED)

ADDENDUM A

UR LIPPINCOTT, DST

BAD ACTOR ADDENDUM

The undersigned purchaser (“Purchaser”), in connection with Purchaser’s purchase (the “Purchase”) of Interests in UR LIPPINCOTT, DST (the “Trust”) dated as of ________, 2015 (the “Purchase Date”) and as a material inducement for the Trust to accept such Purchase, hereby represents, warrants and covenants to the Trust the following.

3)	Representations and Warranties.

i)	Purchaser has not been convicted, within ten years before the Purchase Date, of any felony or misdemeanor:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the United States Securities Exchange Commission (the “Commission”); or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

ii)	Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the Purchase Date, that, at such time, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

(a)	In connection with the purchase or sale of any security;

(b)	Involving the making of any false filing with the Commission; or

(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

iii)	Purchaser is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

(a)	As of the Purchase Date, bars the Purchaser from:

1.	Association with an entity regulated by such commission, authority, agency, or officer;

2.	Engaging in the business of securities, insurance or banking; or

3.	Engaging in savings association or credit union activities; or

(b)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the Purchase Date;

iv)	Purchaser is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, as of the Purchase Date:

(a)	Suspends or revokes Purchaser’s registration as a broker, dealer, municipal securities dealer or investment adviser;

(b)	Places limitations on the activities, functions or operations of Purchaser; or

(c)	Bars Purchaser from being associated with any entity or from participating in the offering of any penny stock;

v)	Is subject to any order of the Commission entered within five years before the Purchase Date, as of the Purchase Date, orders Purchaser to cease and desist from committing or causing a violation or future violation of:

(a)	Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or

(b)	Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

vi)	Purchaser is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

vii)	Purchaser has not filed (as a registrant or issuer), or was not named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the Purchase Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the Purchase Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

viii)	Purchaser is not subject to a United States Postal Service false representation order entered within five years before the Purchase Date, or is, as of the Purchase Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4)	Covenants.

i)	Purchaser shall immediately notify the Trust in writing if Purchaser becomes subject to any of the events set forth in Section 1 of this Bad Actor Addendum (a “Disqualification Event”) following the Purchase Date. Such notice shall be referred to as a “Bad Act Notice” and shall set forth in sufficient detail the nature of the Disqualification Event to which Purchaser has become subject and the date of the Disqualification Event’s occurrence (the “Disqualification Notice”).

ii)	Concurrently with Purchaser’s execution and delivery of this Bad Actor Addendum, Purchaser’s shall execute and deliver to the Trust an Irrevocable Proxy, in the form attached to this Addendum as Exhibit A (the “Proxy”), granting UR LIPPINCOTT DST Manager, LLC (the “Manager”) the right to vote, in manner as determined by the Manager in its sole discretion, all Interests in the Trust held by Purchaser on all matters requiring action by holders of Interests in the Trust. The Proxy shall automatically become effective as of the date of any Disqualification Event and shall cease to be effective as of the date the Purchaser ceases to be subject to any Disqualification Event, as determined in good faith by the Manager.

iii)	Purchaser agrees to execute, make, acknowledge and deliver such other instruments, agreements and documents as may be required to fulfill the purposes of this Bad Actor Addendum and the Proxy.

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IN WITNESS WHEREOF, the undersigned Purchaser has executed this Bad Actor Addendum as of __________________ , 2015.

If Purchaser is an Entity:	If Purchaser is an Individual:

(print entity name)	(print name)

By:		(signature)
Name:	(print)	(signature)	Title:
(print)

Accepted By:

UR LIPPINCOTT DST,

a Delaware statutory trust

By: UR LIPPINCOTT Manager, LLC,

a Delaware limited liability company

Its:          Manager

By:
Name:
Its:

EXHIBIT A

TO BAD ACTOR ADDENDUM

UR LIPPINCOTT, DST

IRREVOCABLE PROXY

The undersigned Purchaser (the “Purchaser”) of Class 1 beneficial interests in UR LIPPINCOTT, DST, a Delaware statutory trust (the “Trust”), irrevocably authorizes UR LIPPINCOTT MANAGER, LLC (the “Manager”) to act as his or her proxy and to represent and vote all of Purchaser’s Class 1 beneficial interests in the Trust (“Interests”) at any meeting of the holders of Interests in the Trust, or in respect of any action taken by the holders of Interests in the Trust without a meeting during the Effective Period (as defined below) of this irrevocable proxy to the same extent and with the same effect as the Purchaser might or could do under the Trust Agreement dated as of_____________, 2015 as may be amended, and any applicable laws or regulations governing the rights or powers of a holder of an interest in a Delaware statutory trust. This proxy is irrevocable and shall be effective for any matter brought before a meeting or set forth in a written consent of the holders of Interests in the Trust. This proxy shall become effective as of the date (the “Effective Date”) of any Disqualification Event, as such term defined in that certain Bad Actor Addendum dated as of________, 20______between the Purchaser and the Trust (the “Addendum”), and shall terminate as of the date (the “Termination Date”) that the Manager determines, in good faith, that the Purchaser is no longer subject to any Disqualification Event. The period beginning on the Effective Date and ending on the Termination Date is referred to in this irrevocable proxy as the “Effective Period”.

The undersigned Purchaser hereby affirms that this irrevocable proxy is given as a condition of the Purchase Agreement between the Purchaser and the Trust dated__________, 2015 and as such is coupled with an interest that is irrevocable.

If Purchaser is an Entity:	If Purchaser is an Individual:

(print entity name)	(print name)

By:		(signature)

Name:	(print)	(signature)	Title:
(print)

EXHIBIT B

UR LIPPINCOTT, DST

PURCHASE AGREEMENT

(ATTACHED)

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made and effective as of the date Seller executes this Agreement (“Effective Date”), by and between UR Lippincott, DST, a Delaware statutory trust (“Seller”), and the undersigned buyer (“Buyer”), with reference to the facts set forth below. All terms with initial capital letters not otherwise defined herein shall have the meanings set forth in the Memorandum (as defined below).

RECITALS

A.	UR Lippincott Manager, LLC (“Manager”), and VCORP Trust Services, LLC (“Trustee”) have entered into the Trust Agreement of the Seller (the “Trust Agreement”).

B.	United Realty Funds Management, LLC (the “Sponsor”) is sponsoring the offering of Class 1 beneficial interests in Seller (“Interests”) to purchasers who will become beneficial owners (“Beneficial Owners”) in Seller.

C.	Seller desires to sell and Buyer desires to buy Interests on the terms and conditions set forth in this Agreement. The Interests are being offered for sale pursuant to the Confidential Private Placement Memorandum dated April , 2015 (together with any amendments and supplements thereto, the “Memorandum”).

D.	Seller is the purchaser of a 53,100 square foot, single tenant office building located at 402 & 404 Lippincott Drive, Marlton, New Jersey (the “Property”).

E.	The Property will be subject to the Loan Documents.

NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1.     Agreement of Purchase and Sale.

1.1. Purchase, Sale and Purchase Price. Seller hereby agrees to sell, and Buyer hereby agrees to purchase, $ ___________ worth of Interest (the “Purchased Interest”) for a total purchase price (“Purchase Price”) equal to the Cash portion and the Debt Portion for each one percent (1% ) Interest to be acquired, which shall be allocated $73,000 in cash (for each 1 % ownership interest in the Seller purchased) (the “Cash Portion”) and one percent (1%) of the total Loan debt (for each 1% ownership interest in the Seller purchased)(the “Debt Portion”). The Purchase Price shall include the compensation and fees payable to Seller and its affiliates as set forth in the Memorandum. Seller has accepted a Loan offered by Lender to the Seller. The Loan shall be in the amount of $6,500,000, representing $65,000 of loan debt per 1% interest.

1.2.	Payment. Buyer shall pay the Cash Portion of the Purchase Price as follows:

1.2.1.	Purchase Price. The execution and delivery of this Agreement shall be deemed to constitute Buyer’s offer to purchase the Purchased Interest and shall constitute the Buyer’s confirmation of its capacity to fund the entirety of the Cash Portion of its Purchase Price. Upon Seller’s acceptance of the offer and written demand to close, the Buyer shall deliver to Seller (either directly or indirectly through Buyer’s Accommodator identified on the Purchaser Questionnaire (“Accommodator”)) by wire or by check payable to “UR Lippincott, DST” or another mutually agreed upon escrow party, as applicable (“Escrow Agent”) the full amount of the Cash Portion, to be received by Seller at least two (2) Business Days prior to the Closing, to commence the closing of the sale of the Purchased Interest.

1.3. Buyer's Deliveries. Concurrently with delivery of the Cash Portion, Buyer shall execute, acknowledge (where appropriate) and deliver to Seller: (i) an executed signature page or joinder to the Trust Agreement and (ii) such other documents as may reasonably be requested by Seller and/or Escrow Agent. The Trust Agreement (including all executed signature pages thereto) shall not be effective until the Closing Date.

1.4. Buyer’s Intent to Exchange . If Buyer’s acquisition is part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (“Code Section 1031”), it is a condition precedent to the closing of the purchase and sale of the Purchased Interest (the “Closing”) that Buyer is able to complete an exchange for all or a portion of its relinquished property pursuant to an exchange agreement between Buyer and___________________________(“Accommodator”). Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, provided that Seller’s cooperation in such regard shall be at no additional cost, expense or liability whatsoever to Seller, and that no additional delays in the Closing are incurred unless mutually agreed upon by Buyer and Seller. Buyer may assign its rights under this Agreement to Accommodator pursuant to an Exchange Agreement between Buyer and Accommodator to effect such exchange.

1.5. Advisors. Buyer has consulted with a qualified attorney or other knowledgeable professional as to the tax and real estate issues associated with a purchase of an Interest.

2.	Closing.

2.1. Cash Portion. Cash Portion. At least two (2) Business Days prior to the Closing, to commence the Closing, Buyer shall deliver the Cash Portion to the Escrow Agent and, upon Seller’s demand in order to close, the Escrow Agent shall deliver Buyer’s Cash Portion to Seller. Seller shall provide escrow instructions to the Escrow Agent consistent with the terms of this Agreement and, pending the Closing, the Buyer and Seller shall execute additional escrow instructions not inconsistent with the terms of this Agreement if reasonably required by Escrow Agent or the Accommodator.

2.2. Seller’s Deliveries . Prior to the Closing, Seller shall deposit into Escrow applicable certificates regarding federal and state withholding taxes and execute other customary documents in the appropriate form conveying the Purchased Interest to Buyer as of the Closing.

2.3. Closing Date. Closing shall occur on a date specified by Seller (the “Closing Date”), by delivering funds and documents as set forth in Section 4 IF AND ONLY IF all funds and instruments required pursuant to Sections 1 and 2 have been delivered to Seller or Escrow Agent, as the case may be. Seller is instructed to insert the Closing Date as the closing date of the other Transaction Documents.

2.4. Latest Closing. If the Closing has not occurred by 5:00 p.m. on the Business Day after the Closing Date, for any reason other than the default of either Buyer or Seller under this Agreement, either party may terminate this Agreement by written notice to the other party and to Escrow Agent. If this Agreement is so terminated for any reason other than the default of Buyer or Seller hereunder, (i) Buyer and Seller shall promptly execute and deliver any cancellation instructions reasonably requested by Escrow Agent; (ii) Escrow Agent shall return the Cash Portion to Buyer or Buyer’s Accommodator, as the case may be; and (iii) Buyer and Seller shall be released from their obligations under this Agreement, other than any obligations of Buyer that survive termination of this Agreement. If all conditions to the Closing have been satisfied or waived by the Closing Date and Buyer fails to consummate the purchase of the Purchased Interest, in addition to any other rights or remedies that Seller may have, Seller shall be entitled to terminate this Agreement and, upon such termination, Seller shall be released from all obligations under this Agreement.

3. Closing Cancellation. If Closing fails to occur due to Buyer’s default under this Agreement, Buyer shall pay all escrow cancellation charges. If Closing fails to occur for any other reason other than the foregoing, Seller shall pay any cancellation charges.

4.	Distribution of Funds and Documents.

4.1. Deposit of Funds. All cash received hereunder by Escrow Agent shall, until the Closing, be kept on deposit with other funds in Escrow Agent’s general account(s), in any state or national bank, and may be transferred to any other such general account(s).

4.2. Disbursements. Escrow Agent at the Closing will hold for personal pickup, or if requested, wire transfer to an account designated by the party receiving such funds, the following: (i) to Seller, or order, the Cash Portion, plus any proration or other credits to which Seller will be entitled less any appropriate proration or other charges due Buyer, and (ii) to Buyer or Buyer’s Accommodator, as the case may be, or order, the Cash Portion and any excess funds previously delivered to Escrow Agent by Buyer. All other disbursements by Escrow Agent shall be made by checks of Escrow Agent in accordance with the Escrow Agreement.

5. Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as of the Effective Date and the Closing Date that:

5.1. This Agreement has been duly authorized, executed and delivered by Seller.

5.2. This Agreement constitutes legal, valid and binding agreements enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the effect of (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar debtor relief laws from time to time in effect under state or federal law; (ii) general principles of equity, whether considered in a proceeding in equity or at law; (iii) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief, (iv) applicable fraudulent conveyance laws from time to time in effect; and (v) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

5.3. The execution and delivery by Seller of this Agreement and the sale of the Purchased Interests hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Seller, do not and shall not (1) conflict with or result in a breach of the terms, conditions, or provisions of, (2) constitute a material default under, (3) result in the creation of any lien or encumbrance upon Seller’s assets pursuant to, (4) give any third party the right to modify, terminate, or accelerate any obligation under, (5) result in a violation of, or (6) require any authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with any court or administrative or governmental body or agency pursuant to, the organizational documents of Seller, or any law, statute, rule or regulation, order, judgment or decree to which Seller is subject, or any material agreement or instrument to which Seller is subject.

5.4. On and after the Closing Date, Seller shall, for federal income tax purposes, treat Seller as an investment trust pursuant to Regulation Section 301.7701-4(c) and each Beneficial Owner as a “grantor” within the meaning of Code Section 671. Seller agrees to report Depositor’s and Buyer’s interest in Seller in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing. Accordingly, the Depositor and Seller shall, for federal income tax purposes, report the sale of the Purchased Interest to the Buyer pursuant to this Agreement as a sale to Buyer of a direct ownership interest in the Property.

6.	Buyer Representations and Warranties. The Buyer, as of the Effective Date and the Closing Date:

6.1. Represents and warrants that the undersigned: (i) understands and is aware that there are substantial uncertainties regarding the treatment of the undersigned’s Purchased Interest as an interest in real property for federal income tax purposes and has read the entire Memorandum and fully understands that there is a risk that the undersigned’s Interest will not be treated as an interest in real property for federal income tax purposes; (ii) has independently obtained advice from its legal counsel and/or accountant regarding any tax deferred exchange under Code Section 1031, including, without limitation, whether the acquisition of the undersigned’s Purchased Interest pursuant to this Agreement may qualify as part of a tax-deferred exchange, and the undersigned is relying on such advice and not on the opinion of counsel issued to Seller; (iii) is aware that the IRS has issued Rev. Rul. 2004- 86 specifically addressing Delaware Statutory Trusts, the Revenue Ruling is merely guidance and is not a “safe harbor” for taxpayers or sponsors, and, without the issuance of a Private Letter Ruling on a specific offering, there is no assurance that the undersigned’s Interest will not be partnership interests for federal income tax purposes; (iv) understands that neither Depositor, Seller nor the Sponsor has obtained, and will not request, a ruling from the IRS that the undersigned’s Interest will be treated as an undivided interest in real property as opposed to an interest in a partnership; (v) understands that the tax consequences of an investment in the undersigned’s Interest, especially the treatment of the transaction described herein under Code Section 1031 and the related rules, are complex and vary with the facts and circumstances of each individual Buyer; (vi) understands that, notwithstanding the opinion of special tax counsel issued to Seller stating that an Interest purchased in this offering “should” be considered a real property interest and not a partnership interest for federal income tax purposes, no assurance can be given that the IRS will agree with this opinion; and (vii) shall, for federal income tax purposes, report the purchase of the Purchased Interest by the undersigned pursuant to this Agreement as a purchase by the undersigned of a direct ownership interest in the Property.

6.2. Acknowledges that the undersigned (i) has received and reviewed the Memorandum and the Trust Agreement; and (ii) is familiar with and understands each of the foregoing including, without limitation, the “Risk Factors” set forth in the Memorandum.

6.3. Represents and warrants that the undersigned, in determining to purchase an Interest, has relied solely upon the Memorandum (including the exhibits thereto and other documents incorporated by reference therein) and the advice of the undersigned’s independent legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in purchasing Interests.

6.4. Acknowledges that the Purchased Interest being acquired will be governed by the terms and conditions of the Trust Agreement, and under certain circumstances by the limited liability company operating agreement contemplated by the Trust Agreement, both of which the undersigned accepts and by which the undersigned agrees by execution hereof to be legally bound.

6.5. Represents and warrants that the undersigned either (i) is an accredited investor, or (ii) is purchasing in a fiduciary capacity for a person meeting such condition.

6.6. Represents and warrants that the Purchased Interest being acquired will be acquired for the undersigned’s own account without a view to public distribution or resale and that the undersigned has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Interests or any portion thereof to any other Person.

6.7. Represents and warrants that the undersigned (i) can bear the economic risk of the purchase of the Purchased Interest including the total loss of the undersigned’s investment; and (ii) has such knowledge and experience in business and financial matters, including the analysis of or participation in offerings of privately issued securities, as to be capable of evaluating the merits and risks of purchasing Interests, or that the undersigned is being advised by others (acknowledged by the undersigned as being the “Buyer Representative(s)” of the undersigned) such that they and the undersigned together are capable of making such evaluation.

6.8. Understands that the undersigned will be required to provide current financial and other information to the Trust to enable it to determine whether the undersigned is qualified to purchase the Purchased Interest.

6.9. Understands that the Purchased Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and are subject to substantial restrictions on transfer as described in the Memorandum, which restrictions are in addition to certain other restrictions set forth in the Trust Agreement.

6.10.         Agrees that the undersigned will not sell or otherwise transfer or dispose of the Purchased Interest or any portion thereof unless (i) such Interest is registered under the Securities Act and any applicable state securities laws or, if required by Trust, the undersigned obtains an opinion of counsel that is satisfactory to Trust that such Interest may be sold in reliance on an exemption from such registration requirements, and (ii) the transfer is otherwise made in accordance with the Trust Agreement.

6.11.         Agrees that the transfer of the Purchased Interest is subject to a right of first refusal and the approval of the Manager and the Purchased Interest may not be transferred if the transfer would cause there to be more than 495 owners.

6.12.         Agrees that the undersigned will not sell or transfer the Purchased Interest to (i) an employee benefit plan within the meaning of section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA (a “plan”), or a plan within the meaning of Code Section 4975(e)(1) that is subject to Code Section 4975 (also, a “plan”), including a qualified plan (any pension, profit sharing or stock bonus plan that is qualified under Code Section 401(a)) or an individual retirement account; (ii) any person that is directly or indirectly acquiring the Purchased Interest on behalf of, as investment manager of, as fiduciary of, as trustee of, or with assets of a plan (including any insurance company using assets in its general or separate account that may constitute assets of a plan); (iii) a charitable remainder trust; (iv) any other tax-exempt entity; or (v) a foreign person.

6.13.         Acknowledges that the undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s individual net worth, and the undersigned’s purchase of the Purchased Interest will not cause such overall commitment to become excessive. The undersigned has adequate means of providing for the undersigned’s financial requirements, both current and anticipated, and has no need for liquidity in this investment. Buyer can bear and is willing to accept the economic risk of losing the undersigned’s entire investment in the Purchased Interest.

6.14.         Understands that (i) the Trust has no obligation or intention to register any Interest for resale or transfer under the Securities Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of any such laws, and (ii) the undersigned therefore may be precluded from selling or otherwise transferring or disposing of any Interest or any portion thereof for an indefinite period of time or at any particular time.

6.15.         Acknowledges that the undersigned has been encouraged to rely upon the advice of the undersigned’s own independent legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the purchase of the Purchased Interest and has been offered, during the course of discussions concerning the purchase of the Purchased Interest, the opportunity to ask such questions and inspect such documents concerning the Interests, the Trust, the Property and the offering as the undersigned has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

6.16.         Agrees that the information in the Memorandum, including but not limited to property or tenant financial information, property reports or summaries, and other agreements, documents, materials, and oral and/or written information with respect to the proposed purchase of the Purchased Interest is confidential “Business Information;” agrees that the Business Information is confidential and is intended solely for the undersigned’s limited use and benefit in determining the undersigned’s desire to purchase the Purchased Interest; and agrees to keep the Business Information permanently confidential, and not to disclose or divulge any Business Information to, or reproduce any Business Information for the benefit of, any Person other than those individuals who are actively and directly participating in the analysis of the proposed investment on behalf of the undersigned (to the extent reasonably required for such analysis) and who have been informed of the confidential nature of such information.

 6.17.         Represents and warrants that (i) if an individual, the undersigned is at least 19 years of age; (ii) if an individual, the undersigned is a United States citizen; (iii) the undersigned has adequate means of providing for the undersigned’s current needs and personal contingencies; (iv) the undersigned has no need for liquidity in the undersigned’s investments; (v) the undersigned maintains the undersigned’s principal residence at the address previously disclosed to Seller; (vi) all investments in and commitments to non-liquid investments are, and after the purchase of the Purchased Interest will be, reasonable in relation to the undersigned’s net worth and current needs; and (vii) any financial information that is provided by the undersigned, or is subsequently submitted by the undersigned at the request of Seller, does or will accurately reflect the undersigned’s financial condition with respect to which the undersigned does not anticipate any material adverse change.

6.18.         Understands that no federal or state agency including the Securities and Exchange Commission or the securities commission or authorities of any other state has approved or disapproved the Interests, passed upon or endorsed the merits of the Offering or the accuracy or adequacy of the Memorandum, or made any finding or determination as to the fairness of the Interests for public investment.

6.19.         Acknowledges that Seller has the unconditional right to accept or reject any offer to purchase the Interests.

6.20.         Understands that the Purchased Interest is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein and in the Purchaser Questionnaire in order to determine the suitability of the undersigned to purchase the Purchased Interest.

6.21.         Represents, warrants and agrees that, if the undersigned is acquiring the Purchase Interest in a fiduciary capacity, (i) the above representations, warranties, agreements, acknowledgments and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Purchased Interest is being acquired, (ii) the name of such person or persons is indicated below the Buyer’s name, and (iii) such further information as Seller deems appropriate shall be furnished regarding such person or persons.

6.22.         Represents and warrants that the Purchaser Questionnaire delivered to Seller is true and complete and agrees that Seller may rely on the truth and accuracy of the information for purposes of assuring Seller that it may rely on the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, and of any applicable state statutes or regulations; and, further, agrees that Seller may present such information to such parties as they deem appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration under Section 4(2) of the Securities Act, Regulation D or any state securities statutes or regulations or if the contents are relevant to any issue in any action, suit or proceeding by which it is or may be bound.

6.23.         Acknowledges and agrees that counsel, including special tax counsel, to Seller, the Sponsor, the Manager, and their Affiliates do not represent, and shall not be deemed under applicable codes of professional responsibility, to have represented or to be representing, any or all of the Buyers in any way in connection with the purchase of the Purchased Interest and the entering into of the related Transaction Documents.

6.24.         Represents and warrants that it has not dealt with any finder, real estate broker or realtor in connection with this Agreement.

6.25.         Agrees to indemnify, defend and hold harmless Seller, the Sponsor, the Manager, sales agents, soliciting dealers and each of their respective trustees, members, managers, shareholders, officers, directors, employees, consultants, affiliates and advisors (the “Indemnified Parties”) of and from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) that they may incur by reason of the untruth or inaccuracy of any of the representations, warranties, covenants or agreements contained herein or in any other document the undersigned has furnished to any of the foregoing in connection with this transaction. In addition, if any person shall assert a claim to a finder’s fee or real estate brokerage commission on account of alleged employment as a finder or real estate broker through or under the undersigned in connection with this Agreement, the undersigned shall indemnify and hold the Indemnified Parties harmless from and against any such claim. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) incurred by the Indemnified Parties defending against any alleged violation of federal or state securities laws, which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents the undersigned has furnished to any of the foregoing in connection with this transaction, and against any failure of the transaction to satisfy any Section 1031 requirements in connection with the undersigned’s exchange under such provisions.

6.26.          Acknowledges and agrees that that if requested by the Seller, the undersigned will execute and deliver the Bad Actor Addendum attached as Addendum A hereto, together with the Irrevocable Proxy attached as Exhibit A thereto, and if the undersigned is an entity, the undersigned will have each of its beneficial owners who by virtue of ownership thereof would own twenty percent (20%) or more of the Interests, as determined by the Seller, execute and deliver a Bad Actor Addendum. The undersigned understands that if the Seller requests that the undersigned execute and deliver a Bad Actor Addendum, such execution and delivery shall be a condition to its purchase of the Purchased Interest.

7.     Survival of Representations. The representations and warranties of Buyer set forth in Section 6 shall survive the Closing Date or termination of this Agreement and in the event of a Transfer Distribution and the issuance of LLC membership units in complete satisfaction of the Interests, these representations and warranties shall be deemed given as of the date thereof.

8.	General Provisions.

8.1.           Interpretation. The use herein of (i) one gender includes the masculine and the feminine, (ii) the singular number includes the plural, whenever the context so requires, and (iii) the words “I” and “me” include “we” and “us” if Buyer is more than one person. Captions in this Agreement are inserted for convenience of reference only and do not define, describe, or limit the scope or the intent of this Agreement or any of the terms hereof. All exhibits referred to herein and attached hereto are incorporated by reference. This Agreement together with the other Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein.

8.2.            Modification. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

8.3.            Cooperation. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein to complete the acquisition of the Purchased Interests as provided herein. Buyer and Seller agree to cooperate with each other in good faith by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the parties’ intent evidenced in this Agreement.

8.4.            Assignment. Buyer shall not assign its rights under this Agreement except to Accommodator without first obtaining Seller’s written consent, which consent may be withheld in Seller’s sole and absolute discretion. No such assignment shall operate to release the assignor from the obligation to perform all obligations of Buyer hereunder. Seller shall have the absolute right to assign its rights and obligations under this Agreement.

8.5.           Notices. Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be addressed as follows:

If to Seller, to:

UR Lippincott, DST
c/o United Realty

60 Broad Street, 34th Floor
New York, NY 10004
Phone: (212) 388.6800

Fax: (212) 202-5063

Attention: Jacob Frydman

If to Buyer, to the address listed under Buyer’s name on the signature page to this Agreement.

Either party may change such address by written notice to Escrow Agent and the other party. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be deemed to have been duly given and received: (i) upon personal delivery, or (ii) as of the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (iii) the immediately succeeding Business Day after deposit with Federal Express or other similar overnight delivery system.

8.6.           Periods of Time. All time periods referred to in this Agreement include all Saturdays, Sundays and state or United States holidays, unless Business Days are specified, provided that if the date or last date to perform any act or give any notice with respect to this Agreement falls on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding Business Day.

8.7.            Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be deemed fully executed originals.

8.8.          Attorneys’ Fees . If either party commences litigation for the judicial interpretation, enforcement, termination, cancellation, or rescission hereof, or for damages (including liquidated damages) for the breach hereof against the other party, then, in addition to any or all other relief awarded in such litigation, the substantially prevailing party therein shall be entitled to a judgment against the other for an amount equal to reasonable attorneys’ fees and court and other costs incurred.

8.9.            Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

8.10.         Choice of Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws principles. All actions arising out of or relating to this Agreement shall be heard and determined exclusively by a court of competent jurisdiction located in New York, NY, and each party hereto expressly and irrevocably consents and submits to personal jurisdiction therein. The parties hereby knowingly, voluntarily, and intentionally waive any right to a trial by jury with respect to any litigation arising out of or relating to this Agreement.

8.11.          Time. Time is of the essence with respect to all dates set forth in this Agreement.

8.12.         Third Party Beneficiaries. Buyer and Seller do not intend to benefit any party (including any other Beneficial Owner), other than the Indemnified Parties, that is not a party to this Agreement and no such party shall be deemed to be a third party beneficiary of this Agreement or any provision hereof.

8.13.          Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, such fact shall in no way affect the validity or enforceability of the other portions of this Agreement.

8.14.          Binding Agreement. Subject to any limitation on assignment set forth herein, all terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

8.15.          ACCEPTANCE OR REJECTION OF BUYER’S OFFER. THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OF ANY KIND BY SELLER AND SHALL NOT BIND SELLER UNLESS DULY EXECUTED AND DELIVERED BY SELLER. TO SUBMIT AN OFFER TO PURCHASE AN INTEREST, BUYER SHALL COMPLY WITH THE REQUIREMENTS OF SECTIONS 1 AND 2. SELLER SHALL HAVE THIRTY (30) DAYS TO EITHER ACCEPT OR REJECT BUYER’S OFFER. IF SELLER DOES NOT ACCEPT BUYER’S OFFER WITHIN SUCH 30-DAY PERIOD, THE OFFER SHALL BE DEEMED REJECTED.

8.16.         Waiver and Release. Buyer hereby waives all claims it might have against Lender for any loss, costs or damages, including any tax consequences arising from or relating to the organization structure or constitution of Seller and to Buyer’s acquisition of an Interest.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SELLER:		BUYER:

UR LIPPINCOTT, DST, a Delaware statutory trust

By:	UR LIPPINCOTT MANAGER, LLC
By:
Its:	Manager
Name:
By:

Name:

Its:		Its:

Dated:	,2015	Dated:	,2015

By:

Name:

Its:

Dated:	, 2015

DIRECT DEPOSIT FORM

Please direct distributions: (Select one.)

☐	VIA MAIL TO: MAILING ADDRESS OF RECORD

☐	VIA MAIL TO BANK OR BROKERAGE ACCOUNT: (Complete #1 through #4 in below box.)

☐	VIA ELECTRONIC DEPOSIT (ACH) TO: (Complete #1 through #5 and attach a voided check.)

1.
Name of Bank, Brokerage Firm or Individual

2.
Mailing Address

3.
City, State, Zip Code

4.
Account Number

5.
Bank ABA Number
☐ Checking ☐ Savings

Electronic Deposit (ACH) Authorization - I (we) authorize the Seller’s manager and signatory trustee (the “Manager”), to deposit distributions from my (our) interest in the Seller to my (our) account indicated blow at the depository financial institution (hereinafter, the “Depository”) indicated above. I (we) acknowledge that the origination of ACH transactions to my (our) account must comply with the provisions of U.S. law. I (we) further authorize the Manager to debit my (our) account noted below in the event that the Manager erroneously deposits additional funds to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Manager reverses such deposit, I (we) agree that the Manager has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amounts are recovered by the Manager. This authorization is to remain in full force and effect until the Manager has received written notification from me (or either of us) of its termination in such time and in such manner as to afford the Manager and the Depository a reasonable opportunity to act on it, or until the Manager has sent me written notice of termination of this authorization.

The signature(s) of all investors of record are required.

Signature of Investor	Signature of Co-Investor (if applicable)

EXHIBIT 10.4

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (the “Agreement”) is made and entered into on the 29 day of January, 2015 (the “Effective Date”) by and between Lippincott Real Estate Associates, LLC, a New Jersey limited liability company (“Seller”), and United Realty Funds Management, LLC, a Delaware limited liability company or its permitted assignee in accordance with Section 11 (“Purchaser”). Seller and Purchaser are sometimes collectively referred to herein as the “Parties” and each of the Parties is sometimes singularly referred to herein as a “Party.”

1.	Purchase and Sale Agreement.

a.	Purchase and Sale of Property. Upon the terms and conditions hereinafter stated, Seller hereby agrees to sell and convey to Purchaser, and Purchaser agrees to purchase from Seller, at the Purchase Price and upon the terms set forth herein, good and marketable title to the following:

(i)	An approximately 53,100 square foot building, located at 402 & 404 Lippincott Drive, Marlton, New Jersey, Block 24.23, Lot 2.02 an approximate description of which is set forth on Exhibit “A” attached hereto and incorporated herein by this reference for all purposes (the “Premises”), together with (a) all buildings, structures, fixtures and improvements presently located on the Land and owned by Seller (the “Improvements”), (b) all equipment, machinery, supplies and spare parts and personal property used in connection with the use, operation and maintenance of the Improvements, including, without limitation, the property particularly described on Exhibit “B” annexed hereto (the “Personal Property”), (c) all easements, licenses, rights and appurtenances relating to the Land and the Improvements (the “Rights”), and (d) if and to the extent assignable by Seller, all right, title and interest of Seller, if any, in and to any intangible personal property relating to the Land and the Improvements, including all licenses, permits, plans, specifications, operating manuals, guarantees and warranties and any structural, engineering, soil, seismic, geologic, hydrogeological, architectural and other reports and studies prepared for Seller by third party consultants relating to the Land and the Improvements and within Seller’s possession (the “Intangible Property”)

(ii)	Seller desires to sell, convey, transfer and assign to Purchaser, and Purchaser desires to purchase from Seller, the Land, the Improvements, the Rights, the Intangible Property and the Personal Property and certain other property described herein (all such property intended to be sold, conveyed, transferred or assigned by Seller to Purchaser being hereinafter called the “Property”), subject, nevertheless, to satisfaction of the conditions precedent hereinafter set forth.

b.	Condition. The Property is to be delivered to Purchaser at Closing in substantially the same condition as exists on the date of this Agreement, reasonable wear and tear excepted.

2.	Purchase Price. The purchase price for the Property, subject to adjustment and proration as herein set forth, is Nine Million Five Hundred Dollars ($9,500,000) (the “Purchase Price”). The Parties hereto acknowledge and agree that the value of the personal property is de minimis and that no part of the Purchase Price is allocable thereto.

a.	The Purchase Price shall be paid as follows:

(i)	One Hundred Thousand Dollars ($100,000.00) the “First Deposit”) to Madison Abstract Inc. (the “Escrow Holder”) within three (3) business days of full execution of this Agreement. The First Deposit shall be held in escrow pursuant to Section 2(b) hereof. Following the expiration of the Due Diligence Period, unless Seller terminates this Agreement pursuant to Section 3(c) the entire First Deposit shall become non-refundable to Purchaser unless Seller defaults under this Agreement such that Closing does not occur as a result of such Seller default;

(ii)	An additional Three Hundred Thousand Dollars ($300,000.00) (the “Second Deposit”) to the Escrow Holder within three (3) business days after the conclusion of the Due Diligence Period (as defined in Section 3 hereof) unless this Agreement is terminated in accordance with Section 3(c) hereof;

(iii)	The Deposit and the balance of the Purchase Price shall be paid to Seller, and/or applied to Seller’s closing costs, by Purchaser plus or minus any adjustments thereto in accordance with this Agreement, by immediately available funds at Closing; and

b.	The First Deposit and the Second Deposit, (collectively, the “Deposit”) shall be held by Escrow Holder in a federally insured account in accordance with the provisions of this Agreement. At Closing, the Deposit, together with any interest earned thereon, shall be paid to Seller and credited against the Purchase Price. In the event of defaults, the Deposit will be distributed as described in Section 9. Seller, Purchaser and Escrow Holder, by its joinder in this Agreement, agree as follows with respect to the duties of Escrow Holder hereunder:

(i)	Escrow Holder undertakes to perform only such duties as are expressly set forth in this Agreement and no implied duties or obligations shall be read into this Agreement against Escrow Holder;

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(ii)	Escrow Holder may act in reliance upon any writing or instrument or signature which it believes, in good faith, to be genuine, and may assume that any person purporting to give any writing, notice, advice or instrument in connection with the provisions of this Agreement has been duly authorized to do so. Escrow Holder shall not be liable in any manner for the sufficiency or correctness as to form, manner and execution, or validity of any instrument deposited in escrow, nor as to the identity, authority, or right of any person executing the same, and Escrow Holder’s duties under this Agreement shall be limited to those provided in this Agreement;

(iii)	Unless Escrow Holder discharges any of its duties under this Agreement in a negligent manner or is guilty of willful misconduct with regard to its duties under this Agreement, Seller and Purchaser hereby release and indemnify Escrow Holder and hold it harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or other expenses, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Holder under this Agreement; and, in such connection, Seller and Purchaser shall jointly indemnify Escrow Holder against any and all expenses including reasonable attorneys’ fees and the cost of defending any action, suit or proceeding or resisting any claim in such capacity;

(iv)	If the Parties (including Escrow Holder) shall be in disagreement about the interpretation of this Agreement, or about their respective rights and obligations, or the propriety of any action contemplated by Escrow Holder, Escrow Holder may, but shall not be required to, file an action in interpleader to resolve the disagreement. Escrow Holder shall be indemnified for all costs and reasonable attorneys’ fees in its capacity as Escrow Holder in connection with any such interpleader action and shall be fully protected in suspending all or part of its activities under this Agreement until a final judgment in the interpleader action is received; and

(v)	Escrow Holder may consult with counsel of its own choice and have full and complete authorization and protection in accordance with the opinion of such counsel. Escrow Holder shall otherwise not be liable for any mistakes of fact or errors of judgment, or for any acts or omissions of any kind, with respect to acting as Escrow Holder unless caused by its negligence or willful misconduct.

c.	Escrow Holder as Title Company. Notwithstanding that Escrow Holder is acting as an Escrow Holder for the Deposit, and, further, notwithstanding any subsequent dispute which arises between the Parties related to this Agreement, the Deposit or otherwise, Seller agrees that Escrow Holder may act as Title Company (as hereinafter defined).

d.	Federal Tax Identification Numbers. Seller represents that its federal tax identification number is 27-0971825.

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3.	Due Diligence Information and Due Diligence Period.

a.	The Purchaser shall have a period of forty five (45) days from the date of execution of this Agreement by Purchaser and Seller (the “Due Diligence Period”) to obtain financing and to conduct such tests and studies of the Property as Purchaser deems necessary, including, without limitation, environmental, engineering, and development tests and studies. During the Due Diligence Period, Purchaser will coordinate the property inspections with Seller or its agents to minimize any negative impact to the Property or unreasonable interference with the tenant’s operations. Purchaser shall obtain the consent of Seller before entering the Property and shall give reasonable notice before entering the Property.

b.	Purchaser shall repair and restore any damage to the Property caused by Purchaser’s, or Purchaser’s agents’ or representatives’, exercise of its rights during the Due Diligence Period, to substantially the same condition as existed prior to such damage occurring, normal wear and tear excepted. Purchaser shall:

a.	Indemnify, defend and save Seller and its members, employees and agents harmless of and from any and all claims and/or liabilities which Seller and its members, employees and agents may suffer or be subject by reason of or in any manner relating to such entry and such activities, including, without limitation, and claims by tenants and/or invitees of the Property;

b.	Not enter into any of Tenant’s leased premises or communicate with Tenant unless Seller gives Purchaser written consent to do so and Purchaser is accompanied by Seller in each instance.

c.	Not conduct any environmental investigations or testing other than a standard “Phase I” investigation, unless Purchaser provides notice to Seller that further investigations are required by Purchaser’s consultants, provided such further investigations shall be at no cost to Seller and shall not extend Closing. All inspections conducted under this paragraph shall be undertaken so as to not unreasonably interfere with Tenant’s occupancy rights.

c.	On or before the expiration of the Due Diligence Period, Purchaser may, in its sole discretion, elect, for any or no reason, by written notice to Seller, not to proceed with the purchase of the Property or Purchaser may proceed to Closing according to the Agreement. Following the end of the Due Diligence Period and Purchaser’s election to proceed with the purchase of the Property, the Deposit shall only be refundable to Purchaser if the conditions of Section 6 below are not met or if Seller defaults hereunder as described in Section 9. At Closing, the Deposit shall be applied toward the Purchase Price. If Purchaser does not proceed with the purchase of the Property and provides written notice to Seller on or before the expiration of the Due Diligence Period of Purchaser’s election to proceed with the purchase of the Property then notwithstanding anything to the contrary, this Agreement shall be deemed terminated as if Purchaser had given affirmative notice of termination and neither party shall have any liability to the other except for Seller’s obligation to return the Deposit Purchaser’s obligations under Section 3(b) and all other obligations which expressly survive termination.

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d.	Hazardous Substances. In the event that after the expiration of the Due Diligence Period and prior to Closing there occurs a spill, discharge, release, deposit or emplacement of any Hazardous Substance (as such term is defined in clause (v) of Section5(a)) on the Land or Improvements (other than caused by Purchaser or its agents) which results in contamination of the Land or Improvements beyond permitted governmental tolerances for commercial property, provided such condition was not caused by Purchaser, its agents, servants or contractors, Seller shall perform all remedial activity, including the installation of monitoring equipment necessary to remediate any such Hazardous Substance to Purchaser’s satisfaction, and, if necessary, the Closing shall be adjourned for a reasonable period to permit Seller to complete such activities. Notwithstanding the foregoing, if (i) the aggregate cost of such remediation exceeds $75,000, subject to the last sentence of this paragraph Purchaser and Seller shall each have the right to terminate this Agreement upon notice to the other; and (ii) in the event that the time required to remediate such spill, discharge, release, deposit or emplacement of Hazardous Substances will be in excess of ninety (90) days, as reasonably estimated by Purchaser, then Purchaser and Seller shall each have the right to terminate this Agreement upon notice to the other. In the event this Agreement is terminated by Purchaser or Seller pursuant to this Section 3(d), the Deposit shall be refunded to Purchaser, whereupon this Agreement and all rights and obligations of the Parties hereunder shall thereafter be null and void, except for Purchaser’s indemnification obligations under Section 3(b). In the event this Agreement is terminated by Seller pursuant to this Section 3(d), Purchaser shall have the right to nullify Seller’s termination notice and proceed to Closing with a credit against the Purchase Price of up to $75,000 to address the remediation costs, with Purchaser being responsible for any excess remediation costs.

e.	Availability of Documents and Inquiries. Within ten (10) days from the Effective Date, Seller shall deliver or make available for Purchaser’s review, copies of all of the items described on Exhibit “C” attached hereto and incorporated herein by this reference for all purposes which are in Seller’s possession or control.

4.	Title Commitment/Survey.

a.	Title to Property. Title to the Land and Improvements shall be good, marketable and insurable at regular rates by a reputable title insurance company selected by Purchaser doing business in the State of New Jersey (the “Title Company”), subject only to the Lease and those exceptions to which Purchaser does not object pursuant to Section 4(d) hereof (the “Permitted Exceptions”).

b.	Title Commitment. Within five (5) business days following the Effective Date, Purchaser shall request, at Purchaser’s expense: (i) a current ALTA Commitment for Owner’s Policy of Title Insurance and UCC lien searches of Seller and other such searches as Purchaser shall reasonably request (hereinafter collectively referred to as the “Title Commitment”) issued by Title Company, whereby said Title Company commits to issue an Owner’s Policy of Title Insurance (“Owner’s Policy”) in favor of Purchaser in the amount of the Purchase Price written in accordance with this Agreement; and (ii) copies of all instruments shown as exceptions on the Title Commitment (the “Exception Documents”). The Title Commitment shall describe the Property; shall list Purchaser as the prospective named insured; shall show as the policy amount the Purchase Price; shall contain the commitment of the Title Company to insure Purchaser’s fee simple interest in the Property upon the Closing. The Title Commitment shall show the status of the title of the Property and all exceptions which would appear in an Owner’s Policy, if issued.

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c.	Survey. Following the Effective Date, and prior to the expiration of the Due Diligence Period, Purchaser may, if it desires, obtain at Purchaser’s expense, a survey of the Property prepared in accordance with Purchaser’s requirements therefore (the “Survey”).

d.	Objections. Purchaser shall have until the expiration of the Due Diligence Period in which to review the Survey and Title Commitment and deliver to Seller, in writing, such objections as Purchaser may have to anything contained or set forth therein (“Purchaser’s Statement”). Such objections may include Purchaser’s inability to obtain (i) title insurance in an amount at least equal to the Purchase Price at ordinary rates, or (ii) commercially reasonable title endorsements and/or exclusion of so called “standard exceptions” desired by Purchaser. Any items to which Purchaser does not object within the thirty (30) day review period shall be deemed to be approved by Purchaser and shall be Permitted Exceptions for purposes of this Agreement, provided, however, that each monetary encumbrance such as a mortgage, judgment, lien for delinquent real estate taxes, attachment, lien claim, penalty or fine (which are or may become a lien on the Property), or other lien or encumbrance of a definite or ascertainable amount which may be removed by the payment of money that is revealed by the title report shall automatically, and without requirement that same be specified in Purchaser’s Statement, be deemed an unpermitted exception, and Seller agrees to remove same at Closing. Seller shall notify Purchaser within five (5) business days after receipt of Purchaser’s Statement if Seller will not remove or cure such defects during the fifteen (15) day period following Seller’s receipt thereof (the “Cure Period”), but Seller shall not be required to expend any funds to cure Purchaser’s objections. In the event Seller does not cure such objections prior to the expiration of the Cure Period, or such longer period as may be agreed to in writing by the Parties Purchaser shall have the right to: (i) terminate this Agreement by written notice to Seller, in which event Purchaser shall receive a refund of the Deposit; or (ii) proceed to Closing hereunder without adjustment of the Purchase Price.

e.	Title to Other Property. Title to the Personal Property and all other property intended to be conveyed or assigned hereunder shall be valid and subject to no encumbrances or security interests.

5.	Representations, Warranties and Covenants.

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a.	Seller’s Representations and Warranties. As an inducement to Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that the following are true in all material respects as of the date hereof or as of the Closing that:

(i)	the Seller is the owner of the Property, and will convey to Purchaser at Closing, good and marketable title to the Property free from all claims, liens and encumbrance except only the Permitted Exceptions;

(ii)	there are no parties in possession of any portion of the Property as lessees or tenants at sufferance other than Continuum Health Alliance, LLC (“Continuum”) under that certain lease between Seller and Continuum (the “Lease”). Seller has furnished to Purchaser true and complete copies of the Lease; the Lease is the only lease currently affecting or relating to the Land and the Improvements; except as set forth in the copy delivered to Purchaser, the Tenant is not currently in default under the Lease, the Tenant has paid its rents in a timely fashion since Seller’s ownership of the Property, and the Tenant has not asserted any claimed of Landlord default under the Lease;

(iii)	there are no proceedings at law or in equity before any court, grand jury, administrative agency or other investigative agency, bureau or instrumentality of any kind pending or, to the best of Seller’s knowledge, threatened, against or affecting Seller or the Property that (i) involve, or in any way may affect, the validity or enforceability of this Agreement or any other instrument or document to be delivered by Seller pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of Seller’s obligations hereunder or (iii) relate specifically to the Property (including, without limitation, the environmental condition of the Property) or the title thereto; and there is no other pending or, to the best of Seller’s knowledge, threatened litigation, governmental investigation or administrative proceeding affecting Seller or the Property.

(iv)	the execution and delivery of, and Seller’s performance under, this Agreement are within Seller’s powers and have been duly authorized by all requisite actions, and Seller obtained, or at Closing shall have obtained, all approvals required to be obtained by Seller to (i) consummate the sale of the Property to Purchaser as herein contemplated and (ii) to consummate all of the transactions contemplated in this Agreement, and this Agreement is the legal, valid and binding obligation of Seller enforceable in accordance with its terms. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Seller of this Agreement;

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(v)	the Seller is duly organized, validly existing and in good standing under the laws of, and is qualified to do business in, the State of New Jersey. Seller has full right, title, authority and capacity to execute and perform this Agreement and to consummate all of the transactions contemplated herein, and the individual who executes and delivers this Agreement and all documents to be delivered to Purchaser hereunder is and shall be duly authorized to do so. The execution and delivery hereof and the performance by Seller of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Seller is a party or by which it or the Property is bound;

(vi)	the execution, delivery and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation or agreement to which Seller or the Property is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Seller or the Property;

(vii)	except for the sale of the Property to Purchaser as set forth in this Agreement, Seller has not entered into any agreement nor otherwise granted to any person, and no person or entity has any right or option from Seller to (i) acquire any or all of the Property, (ii) right of first offer or right of first refusal to purchase all or any portion of the Property, and (iii) except with respect to Continuum, lease, license or otherwise occupy any portion of the Property;

(viii)	Seller is not a party to any service contracts, management or other employment agreements applicable to the Property which will not have been effectively terminated prior to Closing, other than those furnished to Purchaser and which are identified on Exhibit “D” attached hereto;

(ix)	there are no employees employed by Seller with respect to the Property and Seller has not entered into any collective bargaining agreement with respect to the Property, nor is Seller a party to any multi-employment agreement or plan, and at Closing there shall be no employees employed at or with respect to the Property;

(x)	Seller has no actual knowledge of any material latent physical defects affecting the Land or Improvements;

(xi)	Seller has not received any written notice of, and otherwise has no reason to believe that, any pending condemnation of the Land or Improvements or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Land or Improvements or the use thereof;

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(xii)	Seller has received no written notice and has no actual knowledge that there are any violations of laws, ordinances, rules and regulations of all Governmental Authorities having jurisdiction thereof at the Property, and has no actual knowledge of any existing or threatened violations with respect to the use and operation of the Property;

(xiii)	all sums payable by reason of any labor or materials heretofore furnished with respect to the Property have been, or in the ordinary course of business prior to Closing will be, paid, and Seller knows of no dispute in connection therewith;

(xiv)	neither the Land nor the Improvements is subject to or has been granted any abatement from real estate taxes and, to Seller’s, its members’ and principals’ knowledge, the Property will not be subject to a P.I.L.O.T agreement or an added assessment or omitted property taxes on account of improvements or betterments made prior to Closing;

(xv)	Seller is not in the hands of a receiver nor is an application for the appointment of a receiver pending; Seller has not made an assignment for the benefit of creditors, nor has Seller filed, or had filed against it, any petition in bankruptcy;

(xvi)	Seller is not a “foreign person” under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) and upon consummation of the transaction contemplated hereby, Purchaser will not be required to withhold from the Purchase Price any withholding tax;

(xvii)	Continuum has continuously occupied the Premises since December 16, 2009 and has paid its rent timely throughout the period of its tenancy at the Property.

(xviii)	to the best of Seller’s actual knowledge without investigation, all information and documents heretofore delivered by Seller to Purchaser or to be delivered by Seller to Purchaser and relating to the Property are true, complete and accurate in all material respects, and with respect to documents, are true, correct and complete copies thereof, and Seller has forwarded or will forward to Purchaser true and complete copies of all reports and investigations in its possession or under its control relating to the environmental condition of the Land and Improvements;

(xix)	from and after the Effective Date, Seller will not enter into contracts or agreements related to the operation or maintenance of the Property except in good faith and in the ordinary course of business and which provide that same may be terminated without cost by Seller on or before Closing; and Seller shall not, without the prior written approval of Purchaser, enter into any new lease affecting the Property nor terminate, amend or modify any existing lease affecting the Property;

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(xx)	No Liens or Encumbrances. Seller agrees that it will not create, suffer or permit to be created, and that it will promptly remove or discharge, any liens or encumbrances against the Property arising subsequent to the Effective Date of this Agreement;

(xxi)	Legal Requirements. Seller will, prior to the closing of title, promptly (a) comply with, and cure any violations of, all legal requirements relating to the Property (provided however, if the cost to cure any such violation exceeds $75,000, Seller may terminate this Agreement whereupon the Deposit shall be refunded to Purchaser, but Purchaser may nullify such Seller termination notice and receive a credit against the Purchase Price for $75,000 if it elects to proceed to Closing; nothing herein shall reduce Seller’s obligations under Section 4(d); (b) comply with all instruments of record affecting the Property in accordance with the provisions thereof and within the time period permitted thereby; and (c) comply with all requirements of any insurance company insuring the Property; and

(xxii)	Seller shall notify Purchaser promptly upon obtaining knowledge of any material change in any of Seller’s representations and warranties contained in this Section 5.

As used herein, “actual knowledge” of Seller shall mean the actual knowledge of Howard Orel and shall not be construed to refer to the knowledge of any officer, member, manager or agent of Seller or any affiliate of Seller, and shall in no event be deemed to include imputed or constructive knowledge.

b.	Maintenance of Property. From and after the Effective Date, Seller will cause the Property to be maintained in substantially the same manner and condition as now maintained and will operate the Property in substantially the same manner as it has heretofore operated the same; will not enter into any construction, management, maintenance or service contracts which might become the obligation of Purchaser; and will promptly inform Purchaser in writing of any material event adversely affecting the ownership, use, occupancy, operation or maintenance of the Property, whether or not insured against after Seller becomes aware of any such issue.

c.	Certificate of Occupancy and Permits. If any governmental authority requires that certificates of occupancy, certificates of continued occupancy, smoke detector certifications or other permits, inspection or occupancy certificates be obtained in connection with the conveyance of the Property to Purchaser, Seller shall, at its cost (subject to Section 5(a) (xxi), obtain such documents and make any repairs, replacements, alterations and changes to the Property required in connection therewith prior to the Closing of title. To the best of Seller’s knowledge all permits necessary for the use and occupancy of the Improvements (collectively the “Permits”) are in full force and effect; none of the Permits has been suspended or revoked.

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d.	Insurance. Attached as Exhibit “G” is a listing of all insurance policies covering the Property, which exhibit lists the policy number, insurer and type of coverage and amounts of coverage, and Seller will cause such insurance to be maintained in full force and effect as heretofore maintained by it.

e.	Survival. The truth, accuracy and completeness of each of the representations and warranties of Seller as of the date hereof, and as of the Closing, shall constitute a condition precedent to the obligations of Purchaser hereunder. Each such representation and warranty shall survive the Closing for a period of one (1) year, except with respect to fraud, which shall survive through the statute of limitations with respect to such fraud.

f.	Purchaser’s Representations and Warranties. Purchaser represents and warrants to Seller as of the date hereof, that the following are true in all material respects:

(i)	Purchaser is a limited liability company duly organized and validly existing under the laws of the State of Delaware, is in good standing, has the power and authority to enter into this Agreement and to consummate the transactions herein contemplated and the execution and delivery hereof and the performance by Purchaser of its obligations hereunder will not violate or constitute an event of default under the terms or provisions of any agreement, document or other instrument to which Purchaser is a party or by which it is bound;

(ii)	the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby in the manner contemplated herein will not violate any provision of law, statute, rule or regulation to which Purchaser is subject or violate any judgment, order, writ, injunction or decree of any court applicable to Purchaser; and

(iii)	No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental or public body, commission or authority is required in connection with the execution, delivery and performance by Purchaser of this Agreement.

(iv)	The truth, accuracy and completeness of each of the representations and warranties of Purchaser as of the date hereof, and as of the Closing, shall constitute a condition precedent to the obligations of Seller hereunder. Each such representation and warranty shall survive the Closing for a period of one (1) year, except with respect to fraud, which shall survive through the statute of limitations with respect to such fraud.

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6.	Contingencies. If Purchaser elects to proceed with the purchase of the Property following the conclusion of the Due Diligence Period, Purchaser shall not be obligated to close on the purchase of the Property until each of the following contingencies, each of which is a condition precedent to Purchaser’s obligation to close hereunder, are satisfied or Purchaser has elected, in its sole and absolute discretion, to waive same:

(i)	Title. Seller shall deliver good and marketable title;

(ii)	Environmental. No new material adverse environmental matter has been discovered which was not included in the report delivered by Seller to Purchaser prior to the execution of this Agreement;

(iii)	Lease. Seller has assigned the Lease to Purchaser, and the tenant shall not be in default in any manner at Closing;

(iv)	Tenant Estoppel Certificate and SNDA Agreement. Tenant under the Lease has executed an estoppel certificate and subordination, attornment and non-disturbance agreement in a form and substance reasonably acceptable to Purchaser and Purchaser’s lender;

(v)	Representations and Warranties of Seller. All of Seller’s representations and warranties made herein are true and correct in all material respects as of the date made and as of the Closing;

(vi)	Tenant. The Tenant under the Lease has not:

a.	filed for bankruptcy or been the subject of an involuntary bankruptcy;

b.	had any material adverse change in its financial condition since the Effective Date; or

c.	been made a party to any litigation or arbitration, nor is the tenant the subject of any investigation by any governmental or quasi-governmental authority or agency.

(vii)	Litigation. There is no pending or threatened litigation or arbitration effecting or relating to this Agreement, the transactions contemplated in this Agreement, Seller, or effecting the Property or the Lease or the tenant under the Lease;

(viii)	Permits. All Permits effecting the Property are validly issued and in effect;

(ix)	Breach. Seller has not breached any of the provisions, obligations, undertakings or promises of Seller under this Agreement;

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(x)	Compliance. All of the covenants and obligations of Seller required to be performed or complied with by Seller pursuant to this Agreement at or prior to the Closing, and each of the covenants and obligations (considered individually) of Seller hereunder, shall have been duly performed and complied with in all material respects;

(xi)	Other. Since the Effective Date of this Agreement, there shall not have been commenced or threatened against Purchaser, Seller or Tenant, or against any of the foregoing’s respective affiliates, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, this Agreement or any of the transactions contemplated under this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with any of the transactions contemplated hereunder.

At Closing, no orders, decrees, judgments or injunctions of any court or governmental body shall be in effect, and no claims, actions, suits, proceedings, arbitrations or investigations shall be pending or threatened, which challenge or seek to challenge, or which could reasonably be expected to prevent or cause the rescission of the consummation of the transactions contemplated in this Agreement;

(xii)	Financing. If Purchaser shall have obtained and accepted a commitment for financing or has accepted a term sheet, letter of intents or application for financing (the “Loan”) in connection with Purchaser’s acquisition of the Property (the “Loan Commitment”), lender issuing the Loan Commitment is ready, willing and able to and does close the Loan in accordance with the terms of said Loan Commitment at Closing. In the event Purchaser does not close because of this contingency, Seller shall receive from the Escrow Agent the First Deposit of $100,000 and Purchaser shall receive the Second Deposit of $300,000; and

(xiii)	Each of the foregoing are conditions precedent to Purchaser’s obligation to close on the transactions contemplated hereunder and in the event that any of the contingencies identified above shall not have been satisfied or waived by Purchaser (which waiver shall be in Purchaser’s sole and absolute discretion) then Purchaser may, upon notice to Seller at any time, elect to terminate this Agreement whereupon the Deposit shall be returned to Purchaser (except in the event of termination based on (xii)) and this Agreement, and all of the obligations of the Parties hereto, shall thereafter be null and void.

7.	Closing.

a.	Closing. Closing shall be on or prior to May 15, 2015 at 11:00 a.m. (prevailing time) via mail through closing instruction letters, unless Seller and Purchaser agree in writing to a different time and place (“Closing”). Purchaser shall provide at least five (5) days’ written notice to Seller prior to Closing; provided however, that Closing may only occur prior to April 15 if Seller’s prepayment penalty is waived by its lender.

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b.	Seller to Deliver. At the Closing, Seller shall furnish and deliver to the Title Company for delivery to Purchaser, at Seller’s expense (except as otherwise provided in Section 7(e) below), the following:

(i)	a Bargain and Sale Deed with covenants against grantor’s acts duly executed and acknowledged by Seller, dated as of the Closing, conveying good and marketable title to the Property to Purchaser;

(ii)	an assignment of the leases and tenant deposits (the “Assignment of Leases and Rents”), wherein Purchaser assumes the Landlord’s obligations under said lease and tenant deposits from and after Closing, and Seller shall agree to indemnify Purchaser and hold Purchaser harmless from any claims, causes of action, damages and expenses, including court costs and attorneys’ fees, resulting from any failure by Seller to perform the duties and obligations of the landlord or lessor arising prior to the date of Closing under such tenant leases, which shall survive Closing and Purchaser shall agree to indemnify Seller and hold Seller harmless from any claims, causes of action, damages and expenses, including court costs and attorneys’ fees resulting from any failure by Purchaser to perform the duties and obligations of Landlord or Lessor arising on and after the date of Closing under such tenant lease, which obligations shall survive Closing;

(iii)	a blanket conveyance, bill of sale and assignment (the “Bill of Sale”) conveying and assigning all of Seller’s right, title and interest in and to all Improvements, personal property and fixtures located on or relating to the use or operation of the Property, and Seller’s interest in (i) all assignable maintenance or service contracts, warranties, guaranties permits and certificates of occupancy relating to the Property, (ii) to the extent assignable, all right, title and interest of Seller in and to all site plans, surveys, soil and substrata studies, architectural drawings, plans and specifications, engineering plans and studies, environmental reports and studies, floor plans, landscape plans, and other plans and studies of any kind, and licenses, permits or similar documents in Seller’s possession that relate to the Property, and (iii) all right, title and interest of Seller in and to records relating to the tenant, keys, licenses, license agreements, and equipment leases (to the extent any of the foregoing are assignable by Seller), telephone exchanges and other materials of any kind in Seller’s possession or reasonably obtainable by Seller used in the continuing operation of the Property. It is intended and agreed that Seller remain responsible for all obligations incurred in operating the Property to the date of Closing;

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(iv)	a Non-Foreign Certification signed by the Seller under penalties of perjury;

(v)	possession of the Property subject to the Lease, a true and correct copy of which is attached hereto as of Exhibit “E”;

(vi)	such instruments or documents as are necessary, or reasonably required by Purchaser or the Title Company to evidence the status and capacity of Seller and the authority of the person or persons who are executing the various documents on behalf of Seller in connection with the purchase and sale transaction contemplated hereby;

(vii)	a title affidavit in the form attached hereto as Exhibit “F”;

(viii)	good standing certificate from the State of New Jersey dated no more than sixty (60) days prior to Closing evidencing that the Seller is in good standing in the State of New Jersey;

(ix)	the tenant estoppel certificate in the form attached hereto as Exhibit “I” for each tenant occupying the Property or for each lease effecting the Property;

(x)	such instruments or documents as are reasonably necessary, or reasonably required by Purchaser or the Title Company to evidence the authority of Purchaser to consummate the purchase and sale transaction contemplated hereby and to execute and deliver the closing documents to be delivered by Purchaser;

(xi)	all keys to all locks on the Property in the possession of Seller and originals or copies of the books and records and of all original documents in the possession of the Seller which are reasonably necessary for the continued operation of the Property, including, but not limited to all applications, correspondence and credit reports relating to each such tenant and original copies of all tenant leases;

(xii)	a letter to each tenant at the Property providing notice of the sale to Purchaser and Purchaser’s assumption of the obligations of the landlord under the tenant’s lease;

(xiii)	satisfaction and discharge of record any mortgage or deed of trust, liens and other encumbrances encumbering the Property;

(xiv)	FIRPTA Affidavit;

(xv)	the original tax bills for the Land or Improvements;

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(xvi)	certificates of occupancy or other permits effecting the use and occupancy of the Property issued to Seller;

(xvii)	all manuals, diagrams, shop drawings, warranties and related data in possession of Seller concerning the Property and the use, maintenance and operation of its systems and facilities in Seller’s possession;

(xviii)	duly executed certificate, dated Closing, stating that the representations and warranties contained in Section 5 are true, correct and complete as of such date; and

(xix)	duly executed statement showing all closing prorations (the “Closing Statement”).

c.	Purchaser to Deliver. At the Closing, Purchaser shall deliver to the Title Company for delivery to Seller, at Purchaser’s expense, the following:

(i)	the Purchase Price, less the Deposit, which shall be delivered by the Escrow Holder directly to the Seller, by wire transfer in immediately available funds;

(ii)	the Assignment of Leases and Rents;

(iii)	such other documents as be reasonably necessary or appropriate to effect the consummation of the transaction which is the subject of this Agreement; and

(iv)	such instruments or documents as are reasonably necessary, or reasonably required by Seller or the Title Company to evidence the authority of Purchaser to consummate the purchase and sale transaction contemplated hereby and to execute and deliver the closing documents to be delivered by Purchaser.

d.	Adjustments.

(i)	Seller shall be responsible for payment of all taxes and assessments levied or assessed prior to the Closing. Real and personal property taxes for the tax year in which the Closing takes place shall be prorated at the Closing between Purchaser and Seller through Closing, based on the current taxable year’s tax with due allowance made for the maximum discount allowable for prompt payment (if allowed for such year);

(ii)	Rents and fees, charges and reimbursements under any service contracts shall be adjusted and prorated between the Parties as of the Closing;

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(iii)	Charges for water, electricity, gas and other utilities shall be prorated at the Closing, effective as of Closing, utilizing the best available computation of such items. Seller shall furnish a current reading of each meter at the Closing, which readings shall have been made no earlier than five (5) business days prior to Closing. Seller shall pay the charges for all utilities up to and including Closing;

(iv)	Any realty transfer taxes imposed on the sale of the Property pursuant to this Agreement shall be borne by Seller except for the New Jersey Mansion Tax (“Mansion Tax”), which such Mansion Tax, if payable, shall be borne by Purchaser;

(v)	If there are any assessments against the Property at Closing, Seller shall pay same if the work giving rise to the assessment was completed prior to Closing, but if the work giving rise to the assessment is to be completed subsequent to Closing, such assessment shall be paid by Purchaser;

(vi)	If any adjustment between Seller and Purchaser hereunder proves to be in error or cannot be computed precisely at Closing, either Party shall be entitled to send written notice thereof to the other Party, and any Party owing the other Party monies as a result of such readjustment shall pay the same upon demand. The provisions of this Section 7(d) shall survive the Closing;

(vii)	Final Adjustment of Real Estate Taxes. If at Closing final real estate tax bills for the calendar year in which the closing occurs are not available and the real estate tax adjustment is based upon preliminary tax bills, a final tax adjustment shall be made within ten (10) days after the final tax bill is issued, and Seller or Purchaser, as the case may be, shall make an appropriate payment to the other based upon such re-adjustment;

(viii)	Errors in Closing Adjustments. If after the closing, the Parties discover any errors in adjustments and apportionments, same shall be corrected as soon after their discovery as possible. The provisions of this Section 7(d) shall survive the closing, except that, subject to Section 7, no adjustments shall be made later than six (6) months after Closing unless prior to such date the party seeking the adjustment shall have delivered a written notice to the other specifying the nature and basis for such claim; and

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(ix)	Final Apportionment of Operating Expense Reimbursements. If rents under the Leases (including expense reimbursement payments) are payable or accruable under the Leases on the basis of estimates or formulae and are subject to adjustment after Closing, such rents shall be apportioned at Closing on the basis of (i) the rents and/or expenses which are payable to Seller by the tenants under the Leases during the current period under the Leases, and (ii) the sums actually paid by the tenants under the Leases to Seller on account of such rents and/or expenses prior to Closing, and shall be subject to reapportionment on the basis of the rents and expenses as finally determined to be owing under the Leases. Within a reasonable time after Purchaser has made its calculations of the final rents and expense reimbursement payments in respect of the pertinent fiscal periods and has billed the tenants therefor, Purchaser shall prepare and submit to Seller a final reapportionment of the rents and other items to be apportioned pursuant to this Section 7(d) as of Closing (the “Final Apportionment Report”). Within ten (10) days after Purchaser submits the Final Apportionment Report to Seller, Seller shall pay to Purchaser, or Purchaser shall pay to Seller, as applicable, the amount determined to be due from such party to the other pursuant to the Final Apportionment Report; provided, however, that Purchaser shall not be required to pay to Seller any amount attributable to uncollected rents or other charges to tenants as of such date but shall pay to Seller such amounts within thirty (30) days after Purchaser has collected same. Purchaser may deduct from any amounts due to Seller under this Section 7(d) an amount equal to the costs incurred by Purchaser in connection with collecting such amounts.

e.	Expenses of Closing.

(i)	Seller shall pay: a) its proportionate share of the prorations set forth in Section 7(d); b) its own attorneys’ fees; and c) other charges required to be paid by Seller pursuant to this Agreement.

(ii)	Purchaser shall pay: a) all title examination fees and premiums for the Owner’s Title Policy and any title lender’s policy; b) closing fees charged by the Title Company, if any; c) the cost of any Survey; d) its proportionate share of the prorations set forth in Section 7(d); e) its own attorneys’ fees; and f) other charges required to be paid by Purchaser pursuant to this Agreement

(iii)	Any realty transfer taxes imposed on the sale of the Property pursuant to this Agreement shall be borne by Seller

f.	Form 1099. At Closing the Seller and Purchaser shall execute and deliver a Form 1099 and shall instruct counsel for Purchaser to file the same with the Internal Revenue Service.

g.	Failure to Deliver FIRPTA Affidavit. In the event Seller fails to execute and deliver to Purchaser, at Closing, the FIRPTA Affidavit, Purchaser shall have the right to withhold ten percent (10%) of the Purchase Price and Purchaser shall hold and dispose of such monies in accordance with the requirements of Section 1445 of the Internal Revenue Code. The amount of the withholding shall be credited to the Price due and payable at Closing.

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8.	Casualty or Condemnation Prior to Closing.

a.	Casualty. The risk of loss or damage to the Property by fire or other casualty before the delivery of the deed hereunder is assumed by Seller. In the event of any damage to or destruction of the Property due to fire or any other cause or hazard, Seller shall promptly give notice thereof to Purchaser describing such damage and indicating the estimated cost and period required for restoration to substantially the same condition as existed prior to the damage. If the cost of such restoration is reasonably estimated by Purchaser to be in excess of $250,000, then Purchaser and Seller shall each have the right to terminate this Agreement, upon notice to the other party given within fifteen (15) days after receipt by Purchaser of notice from Seller of such occurrence; provided, however, Seller shall not have the right to terminate this Agreement if Purchaser agrees to close title and accept a credit against the Purchase Price in the amount of Seller’s insurance deductible and accept an assignment of all insurance proceeds due Seller in connection with such casualty. In the event the period of time required to restore the Property to its condition immediately preceding such damage is estimated by Purchaser to be in excess of ninety (90) days, then Purchaser shall have the right to terminate this Agreement upon notice to Seller. Subject to the terms of the third (3rd) sentence of this Section 8(a), in the event of any casualty and this Agreement is not terminated pursuant to this Section 8(a), Purchaser shall be entitled to a credit against the Purchase Price in an amount equal to the cost of restoration of the Property. In the event this Agreement is terminated pursuant to this Section 8(a), the Deposit shall be refunded to Purchaser, whereupon this Agreement and all rights and obligations of the Parties hereunder shall be null and void.

b.	Condemnation. In the event any proceedings or negotiations are instituted which do or may result in a taking by condemnation or eminent domain of the Property or any portion thereof, Seller shall promptly notify Purchaser thereof, describing the nature and extent thereof. Purchaser may then, at its election, at any time before Closing terminate this Agreement by written notice to Seller, whereupon the Deposit shall be returned to Purchaser and thereafter neither party shall have any further rights against the other hereunder. In the event Purchaser does not terminate this Agreement by reason of any such taking, then and in that event, the sale of the Property shall be consummated as herein provided and Seller shall assign to Purchaser at Closing all of Seller’s right, title and interest in and to all awards payable by reason thereof and shall pay over to Purchaser all amounts theretofore received by Seller in connection with such taking, and such assignment shall be deemed an additional condition precedent to Purchaser’s obligation to close hereunder pursuant to Section 6 hereof. Seller agrees not to settle or compromise any claim for such award without the prior written consent of Purchaser. Purchaser shall have the right to participate in all condemnation proceedings and Seller shall provide Purchaser with reasonable notice thereof.

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9.	Default and Remedies.

a.	Default by Purchaser Prior to Closing. Seller may terminate this Agreement by notice to Purchaser at any time prior to Closing in the event of (a) a default by Purchaser under this Agreement which remains uncured for five (5) calendar days after Seller’s notice to Purchaser thereof, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such five (5) day period, in which case Purchaser shall have such longer period as shall be necessary to cure such default, so long as Purchaser proceeds promptly to cure such default within such five (5) day period, prosecutes such cure to completion with due diligence within ten (10) calendar days and advises Seller of the actions which Purchaser is taking and the progress being made or (b) a material breach of any representation or warranty by Purchaser expressly set forth in this Agreement.

b.	Default by Seller Prior to Closing. Purchaser may terminate this Agreement by notice to Seller at any time prior to Closing in the event of (a) a default by Seller under this Agreement which remains uncured for five (5) calendar days after Purchaser’s notice to Seller thereof, unless such default cannot be cured by the payment of money and cannot with due diligence be wholly cured within such five (5) day period, in which case Seller shall have such longer period as shall be necessary to cure such default, so long as Seller proceeds promptly to cure such default within such five (5) day period, prosecutes such cure to completion with due diligence within ten (10) days and advises Purchaser of the actions which Seller is taking and the progress being made or (b) a material breach of any representation or warranty by Seller expressly set forth in this Agreement, or (c) any of the contingencies set forth in Section 6 hereof cannot be satisfied.

c.	Remedies. If Seller intentionally and willfully fails to deliver title at Closing, Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Purchaser, together with Purchaser’s actual reasonable out-of-pocket expenses in an amount not to exceed $100,000; or (ii) seek specific performance of this Agreement within sixty days of such breach. If the Seller defaults by a negligent breach of a representation or warranty or negligent breach of a material condition, Purchaser, as its sole and exclusive remedy, may either: (i) terminate this Agreement in its entirety by delivery of notice of termination to Seller, whereupon the Deposit shall be immediately returned to Purchaser, together with Purchaser’s actual reasonable out-of-pocket expenses in an amount not to exceed $35,000; or (ii) seek specific performance of this Agreement, within sixty days of such breach. If the Purchaser defaults with respect to any material condition to this Agreement, Seller shall, as its sole and exclusive remedy hereunder, have the right to terminate this Agreement and receive the Deposit and such payment shall constitute and be liquidated and agreed damages, whereupon the Parties hereto shall be relieved of any further liability or obligation to each other, it being expressly understood that the receipt by Seller of such monies shall be the sole and exclusive right and remedy of Seller and constitutes a fair and reasonable amount for the damage sustained by Seller by reason of Purchaser’s breach of this Agreement. Seller hereby waives and releases any right to seek damages (direct or consequential) or specific performance against Purchaser.

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10.	Real Estate Brokerage. Purchaser and Seller acknowledge that Jason M. Wolf of Wolf Commercial Real Estate (“Broker”) is the sole, moving, efficient and procuring cause of this sale and in consideration of its services in making this sale and at Closing, provided the transaction closes and funds, Seller hereby agrees to pay to Broker a commission pursuant to a separate agreement (the “Commission”). The Parties agree to indemnify, defend and hold each other harmless from and against any claims relating to a commission or other compensation in connection with this Agreement, made by any broker, finder or any other party other than the Broker named above who claims to have dealt with or communicated to the Parties in connection with this Agreement

11.	Right of Assignment. Purchaser shall have the right to assign this Agreement. . Purchaser may not assign or suffer an assignment of this Agreement without the prior written consent of Seller, which consent Seller may deny in its sole and absolute discretion. Any assignment made without such prior written consent shall be deemed voidable and a default by Purchaser of the terms of this Agreement, entitling Seller to terminate this Agreement. Notwithstanding the foregoing, Seller’s consent shall not be required for an assignment of Purchaser’s interest under this Agreement, in its entirety only, to an entity controlled by Purchaser or its affiliates or principals (an “Approved Assignee”). Purchaser shall have no right, under any circumstances, to assign this Agreement to any person, or to any entity which is a “foreign person”, “foreign corporation” (each as defined by FIRPTA). In no event shall United Realty Funds Management, LLC be relieved of any liability hereunder by reason of an assignment of its rights hereunder, and the terms of any assignment by United Realty Funds Management, LLC shall expressly reaffirm United Realty Funds Management, LLC’s obligations hereunder.

12.	Miscellaneous.

a.	Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be valid only if delivered in person by hand delivery or nationally recognized overnight delivery service or sent by certified mail, return receipt requested, addressed as follows:

If intended for any Seller:	Lippincott Real Estate Associates, LLC c/o Howard Orel, MD 113 Fellswood Drive Moorestown, NJ 08057

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with a copy to:	Mark D. Shapiro, Esquire Hyland Levin LLP 6000 Sagemore Drive – Suite 6301 Marlton, NJ 08053

If intended for Purchaser:	United Realty Funds Management, LLC 60 Broad Street, 34th Floor New York, NY 10003

or at such other address, and to the attention of such other person, as the Parties shall give notice as herein provided. All such notices, demands, requests and other communications shall be deemed to have been sufficiently given for all purposes hereof upon receipt at such address if delivered in person, by nationally recognized overnight delivery, or one (1) business day after deposit with a nationally recognized overnight service, or if mailed by certified mail, three (3) days after deposit of both the original and any required copies in a post office or official depository of the United States Postal Service.

b.	Entire Agreement; Modifications. This Agreement embodies and constitutes the entire understanding between the Parties with respect to the transactions contemplated herein, and all prior or contemporaneous agreements, understandings, representations and statements (oral or written) are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument in writing signed by the Party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

c.	Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any of the provisions hereof.

d.	Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

e.	Counterpart Execution. This Agreement may be executed in multiple counterparts. A facsimile copy of this Agreement bearing the signature of a Party hereto shall be sufficient to bind such Party to the terms of this Agreement, and shall be considered an original.

f.	No Third Party Beneficiary. This Agreement is made solely and specifically among and for the benefit of the Parties hereto, and their respective heirs, personal representatives, successors and assigns subject to the express provisions hereof relating to successors and assigns, and no other person will have any rights, interest, or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third party beneficiary or otherwise.

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g.	No Partnership, etc. Nothing herein contained shall be deemed or construed by the Parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between the Purchaser and Seller.

h.	Confidentiality. It is understood that neither Purchaser nor Seller, nor any entity directly or indirectly controlled by Purchaser or Seller, will make any disclosure or publicity release pertaining to the existence of this Agreement or the subject matter contained herein or any information learned in connection with Purchaser’s investigations, except to Purchaser’s or Seller’s professional advisors and others in connection with the evaluation of the Property, the financing of the purchase hereunder and the performance of its obligations hereunder; provided, however, notwithstanding the foregoing, Purchaser may make disclosure to governmental agencies as Purchaser’s counsel shall deem necessary solely to complete studies and investigations of the Property or to maintain compliance with and to prevent violation of applicable environmental, securities, regulatory or other federal, state or local laws. Notwithstanding the foregoing, Purchaser or Purchaser’s affiliates may disclose such details regarding the transactions contemplated herein in public filings required to be made to the US Securities and Exchange Commission and all other governmental or regulatory bodies or agencies, and/or in connection with Purchaser’s or its affiliates sale of securities or other interests or placement of funds in connection with any of Purchaser’s or its affiliates offerings.

i.	Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey, without giving effect to its principles of conflicts of law.

j.	Attorney’s Fees. In the event any action or proceeding is commenced to obtain a declaration of rights hereunder, to enforce any provision hereof or to seek rescission of this Agreement for default contemplated herein, whether legal or equitable, the prevailing party in such action shall be entitled to recover its reasonable attorney’s fees in addition to all other relief to which it may be entitled therein. All indemnities provided for herein shall include, but without limitation, the obligation to pay costs of defense in the form of court costs and attorneys’ fees.

k.	Successors and Assigns. The terms, covenants and conditions herein contained shall be binding upon and inure to the benefit of the successors and assigns of the Parties hereto.

l.	Drafting Ambiguities; Interpretation. In interpreting any provision of this Agreement, no weight shall be given to, nor shall any construction or interpretation be influenced by, the fact that counsel for one of the Parties drafted this Agreement, each party recognizing that it and its counsel have had an opportunity to review this Agreement and have contributed to the final form of same. Unless otherwise specified (a) whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular; (b) the words “consent” or “approve” or words of similar import, mean the prior written consent or approval of Seller or Purchaser, (c) the words “include” and “including”, and words of similar import, shall be deemed to be followed by the words “without limitation”, and (d) the Exhibits to this Agreement are incorporated herein by reference.

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m.	Further Assurances. After Closing, Seller shall execute, acknowledge and deliver, for no further consideration, all such assignments, transfers, consents and other documents as Purchaser may reasonably request to vest in Purchaser, and protect Purchaser’s right, title and interest in, and enjoyment of, the Property.

n.	Interpretation. This Agreement shall be construed reasonably to carry out its intent without presumption against or in favor of either party. If any provision hereof shall be declared invalid by any court or in any administrative proceedings, then the provisions of this Agreement shall be construed in such manner so as to preserve the validity hereof and the substance of the transaction herein contemplated to the extent possible. The captions and paragraph headings are provided for purposes of convenience of reference only and are not intended to limit, define the scope of or aid in interpretation of any of the provisions hereof.

o.	Like-Kind Exchange. Seller acknowledges that Purchaser may, at Purchaser’s option, include Purchaser’s purchase of the Property in a like-kind exchange under Internal Revenue Code Section 1031 (the “Code”). Seller shall reasonably cooperate with Purchaser and shall execute any documents reasonably required to permit Purchaser to effect such a like-kind exchange pursuant to the Code, at no cost to Seller.

p.	SEC Filings. Seller acknowledges that Purchaser or its affiliates may be required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year and the current fiscal year through the date of acquisition for the Property. Seller agrees to use commercially reasonable efforts to assist Purchaser in preparing the SEC Filings and to provide access to Seller’s information reasonably required in connection thereto at no additional cost to Seller. In that regard, Seller acknowledges that as a publicly non-traded Real Estate Investment Trust (a “REIT”), Purchaser or its affiliates will be required after Closing to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller shall use commercially reasonable efforts to comply with the provisions set forth in Exhibit H attached hereto and made a part hereof in order to facilitate such compliance by Purchaser; provided that, notwithstanding anything contained in this Agreement or in Exhibit H to the contrary, it is understood and agreed that Seller will not be exposed to any liability on account thereof.

q.	Non-Binding Draft. The mailing or delivery of this document or any draft of this document by Purchaser or its agent to Seller, its agent or attorney shall not be deemed an offer by Purchaser on the terms set forth in this document or draft, and this document or draft may be withdrawn or modified by Purchaser or its agent at any time and for any reason. The purpose of this paragraph is to place Seller on notice that this document or draft shall not be effective, nor shall Purchaser have any rights with respect hereto, unless and until Purchaser shall execute and accept this document.

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r.	Entire Agreement, Basis of Purchase. Purchaser acknowledges that it has been afforded and/or shall be afforded the opportunity for itself and its engineers, contractors, accountants and other representatives of its choosing, to inspect the property. Purchaser expressly acknowledges that it is buying the property in its “as is” “where is” “with all faults” condition except as otherwise set forth herein. Purchaser affirms that Seller has not made, nor has Purchaser relied upon, any representation, express or implied, or promise made by Seller, or any of its employees or agents with respect to the Property or its operation or its ability to be developed except as otherwise set forth herein. Purchaser agrees that any and all documentation or other information of any type with respect to the Property which Purchaser has received or may receive from Seller or from any of employees or agents of Seller (including Seller’s brokers), was furnished on the express condition that Purchaser make an independent verification of the accuracy of any and all such documentation and information, all such documentation and information being furnished without any warranty whatsoever exception as otherwise set forth herein.

[Signatures to follow]

25

IN WITNESS WHEREOF and intending to be legally bound hereby, the Parties have executed this Agreement of Sale on the date set forth above.

SELLER:

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

By:
Name:	Howard Orel
Title:	Managing Partner

Date:	January 29, 2015

PURCHASER:

UNITED REALTY FUNDS MANAGEMENT, LLC

By:
Name:	Jacob Frydman
Title:	Authorized Signatory

Date:	January 29, 2015

THIS ESCROW HOLDER ON THIS ___ DAY OF__________, 2015 HEREBY JOINS IN AND AGREES AND ACCEPTS ALL OF THE RESPONSIBILITIES OF ESCROW HOLDER AS SET FORTH IN THIS AGREEMENT:

ESCROW HOLDER:

By:
Name:
Title:

Date:

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IN WITNESS WHEREOF and intending to be legally bound hereby, the Parties have executed this Agreement of Sale on the date set forth above.

SELLER:

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

By:
Name:
Title:

Date:

PURCHASER:

UNITED REALTY FUNDS MANAGEMENT, LLC

By:
Name:	Jacob Frydman
Title:	Authorized Signatory

Date:	January 29, 2015

THIS ESCROW HOLDER ON THIS ___ DAY OF__________, 2015 HEREBY JOINS IN AND AGREES AND ACCEPTS ALL OF THE RESPONSIBILITIES OF ESCROW HOLDER AS SET FORTH IN THIS AGREEMENT:

ESCROW HOLDER:
Madison Abstract, INC

By:
Name:	Jeffrey K. Hass
Title:	President

Date:	1/29/15

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EXHIBITS

Exhibit A	Property Description

Exhibit B	List of Personal Property

Exhibit C	Due Diligence Deliveries

Exhibit D	List of Contracts

Exhibit E	Lease

Exhibit F	Title Affidavit

Exhibit G	Insurance

Exhibit H	8-K and Audit Requirements

Exhibit I	Tenant Estoppel Certificate

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EXHIBIT A

Legal Description of the Property

Description of Property
Block 24.23, Lot 2.02

ALL THAT CERTAIN tract or parcel of land situated in the Township of Evesham, County of Burlington and State of New Jersey being more particularly described as follows:

BEGINNING at a point in the curved Easterly right-of-way line of Lippincott Drive (66.00 feet wide) where the same is intersected by the division line between Block 24.23, Lots 2.01 & 2.02 said point also being the following two courses and distances from where said Easterly right-of-way line of Lippincott Drive is intersected by the division line between Block 24.23, Lot l & Lot 2.01 as measured along said Easterly right-of-way line (a) S 00°24’21 “E a distance of 146.35 feet to a point of curvature in the same; thence, (b) still along the same on a curve to the left with a radius of 6,467.00 feet, through a central angle of 2°36’44”, said curve having a chord bearing and distance of S 01°42’43”E., 294.83 feet, Southwardly, an arc length of 294.85 feet to the point and Place of Beginning, as illustrated on the plan entitled “Plan of Minor Subdivision and Survey, Block 24.23, Lots 2 & 3, 400, 402, 404 & 406 Lippincott Drive” prepared by Taylor Wiseman and Taylor, dated Dec., 17, 2008, last revised to May 19, 2009, being Drawing No. 369-16966-MIN as filed in the Burlington County Recorder of :Deeds Office on July 16, 2009 and from said beginning point runs; thence along said division line between Block 24.23, Lots 2.01 & 2.02 the following five courses and distances: (1) N 89°34’45”E on a non-radial line a distance of 107.34 feet to a point; thence, (2) S 00°25’15”E a distance of 47.28 feet to a point; thence, (3) N 89°34’45”E a distance of 115.11 feet to a point; thence, (4) N 00°25’15”W a distance of 238.70 feet to a point; thence, (5) N 89°34’45”E a distance of 362.26 feet to a point in the Westerly line of Block 24.23, Lot 7; thence, along said Lot 7 (s) S 00°05’12”W a distance of 212.73 feet to a non-radial point in the curved Northerly line of Block 24.23, Lot 6; thence, along said Lot 6 on curve to the right with a radius of 1,000.00 feet, through a central angle o£00°37’43”, said curve having a chord bearing and distance of S 89°41 ‘OO’’W, 10.97 feet, (7) Westwardly, an arc length of 10.97 feet, to a point comer to the same; thence, still along the same, on a non-radial line (8) S 00°37’51”E a distance of 368.90 feet to a point where the same is intersected by the division line between Block 24.23, Lots 2.02 & 2.03; thence, along said division line the following five courses and distances: (9) S 89°34’45”W a distance of 303.64 feet to a point; thence, (10) N 00°25’15”W a distance of237.50 feet to a point; thence, (11) S 89°34’45”W a distance of 153.80 feet to a point; thence, (12) S 00°37’46”E a distance of47.32 feet to a point; thence, (13) S 89°34’45”W a distance of 103.76 feet to a non-radial point in the curved aforementioned Easterly right-of-way line of Lippincott Drive; thence, along said Easterly right-of-way line of Lippincott Drive on a curve to the right with a radius of 6,467.00 feet, through a central angle of 1°46’31”, said curve having a chord bearing and distance of N 03°54’21”W, 200.37, (14) Northwardly, an arc length of 200.38 feet to the POINT AND PLACE OF BEGINNING.

SAID above described tract of land being known as Block 24.23, Lot 2.02 and contains within said bounds 227,700± square feet, or 5.227± acres of land.

EXHIBIT B

List of Personal Property

NONE

EXHIBIT C

Due Diligence Deliveries

A.	Legal Description: A legal description of the property with metes and bounds description.

B.	Title Insurance: A copy of prior title report with copies of all exhibits and exceptions.

C.	State and Local Applications, Approvals and Building Permits: Copies of all State and local applications or approvals for historic tax credits, rezoning, site plans or building permits.

D.	Environmental, Engineering, Survey and Appraisal: Copies of any Phase I or Phase II environmental reports, engineering reports, ALTA surveys in last three years.

E.	Property Taxes: Copies of most recent property tax records, tax bills, assessments and assessment appeals.

F.	Construction Documents and Warranties: Copies of all current construction warranties on materials, labor and equipment, and all as-built architectural and engineering plans for the Property.

G.	Operating Statements and Budget: Copies of all operating statements for the past three fiscal years, as well as the current year’s budget.

H.	Contracts and Lease Agreement: A copy of all leases effecting the Property as well as copies of all third party contracts in any way effecting the Property, including management agreement, franchise agreements and service agreements.

I.	Improvements: A list of all capital expenditure made in the past five (5) years and all tenant improvements under each lease effecting the Property which was paid for, in whole or in part, by landlord.

J.	Insurance: A copy of each policy of insurance covering the Property

J.	Tenant Financials for Each Tenant Occupying 30% or More of the Property:

i.	Tenant year-to-date and year-end forecast operating financials
ii.	Audited tenant financials for the past three years
iii.	Tenant current year budget and five-year forecast P&L and balance sheet
iv.	Schedule of annual property level operating expenses
v.	Utility bills for the past three years
vi.	Past 36 months of invoices delivered to tenant by landlord.
vii.	If not otherwise included in the aforementioned invoices, an accounting of Additional Rent as defined in the Lease.

K.	Landlord Bank Statement and Tax Return:

i.	Landlord’s bank statements for the past 12 months.
ii.	Landlord’s federal tax returns for the past three (3) years.

L.	Certificates and Permits: A copy of the current certificate of occupancy for the Property and copies of all permits required to operate the Property.

M.	Notices and Violations: A copy of each notice from any tenant claiming or asserting a landlord default under any lease effecting the Property; and copies of all notices from any governmental authority within the past 24 months respecting the Property or any violations with respect to the Property.

N.	Additional Items:

i.	Detailed capital expenditures budget for tenant renovation
ii.	Continuum Business Plan to return to profitability

EXHIBIT D

Contracts

NONE

EXHIBIT E

Lease

[Attached]

OFFICE LEASE AGREEMENT

BETWEEN

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

AS LANDLORD

AND

CONTINUUM HEALTH ALLIANCE, LLC

AS TENANT

DATED

December 16, 2009

BASIC LEASE INFORMATION

This Basic Lease Information is attached to and incorporated by reference to an Office Lease Agreement between Landlord and Tenant, as defined below.

Lease Date:	December 16, 2009

Landlord:	Lippincott Real Estate Associates, LLC, a New Jersey limited liability company

Tenant:	Continuum Health Alliance, LLC, a New Jersey limited liability company

Premises:	Approximately 53.100 rentable square feet, in the buildings (collectively, the “Building”) whose street address is 402-404 Lippincott Drive, Marlton, New Jersey. The Premises are described on the plan attached to the Lease as Exhibit A. The term “Project” or “Complex” shall collectively refer to the Building, the land on which the Building is located, and the driveways, parking facilities, and similar improvements and easements associated with the foregoing or the operation thereof.

Term:	Fifteen (15) years, zero (0) months commencing on the Commencement Date and ending at 11:59 p.m. local time on the last day of the 180tb full calendar month following the Commencement Date, subject to adjustment and earlier termination as provided in the Lease.

Commencement Date:	January 1, 2010

Base Rent:	Base Rent shall be the following amounts for the following periods of time:

Lease Month	Annual Base Rent Rate Per Rentable Square Foot	Monthly Base Rent
1-12	$18.00	$79,650.00
13-24	$18.50	$81,862.50
25-36	$19.00	$84,075.00
37-48	$19.50	$86,287.50
49-60	$20.00	$88,500.00
61-72	$20.50	$90,712.50
73-84	$21.00	$92,925.00
85-96	$21.50	$95,137.50
97-108	$22.00	$97,350.00
109-120	$22.50	$99,562.50
121-132	$23.00	$101,775.00
133-144	$23.50	$103,987.50
145-156	$24.00	$106,200.00
157-168	$24.50	$108,412.50
169-180	$25.00	$110,625.00

As used herein, the term “Lease Month” shall mean each calendar month during the Term. The Term shall commence on the Commencement Date.

Rent:	Base Rent. Additional Rent, Taxes and Insurance (each as defined in Exhibit B hereto), and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use:	General office use. and for no other purpose whatsoever.

Initial Liability Insurance Amount:	$2,000,000

Security Deposit:	$0

Broker/Agent:	None

Tenant’s Address:	402-404 Lippincott Drive Marlton, NJ 08053

Landlord’s Address:	402-404 Lippincott Drive Marlton. NJ 08053

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The foregoing Basic Lease Information is incorporated into and made a part of the Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

LANDLORD:

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

By:
Name:	Howard Orel
Title:	Manager

TENANT:

CONTINUUM HEALTH ALLIANCE, LLC

By:
Name:	John M Tedeschi
Title:	CEO

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is entered into as of December 16, 2009, between Lippincott Real Estate Associates, LLC, a New Jersey limited liability company (“Landlord”), and Continuum Health Alliance, LLC, a New Jersey limited liability company (“Tenant”).

1.             Definitions and Basic Provisions. The definitions and basic provisions set forth in the Basic Lease Information (the “Basic Lease Information”) executed by Landlord and Tenant contemporaneously herewith are incorporated herein by reference for all purposes. Additionally, the following terms shall have the following meanings when used in this Lease: “Affiliate” means any person or entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the party in question; “Building’s Structure” means the Building’s exterior walls, roof, elevator shafts (if any), footings, foundations, structural portions of load-bearing walls, structural floors and subfloors, and structural columns and beams; “Building’s Systems” means the Premises’ and Building’s HVAC, life-safety, plumbing, electrical, and mechanical systems; “Business Day(s)” means Monday through Friday of each week, exclusive of Holidays; “Holidays” means New Year’s Day, Memorial Day, Independence Day. Labor Day, Thanksgiving Day. Christmas Day, and any other nationally or regionally recognized holiday; “including” means including, without limitation; “Laws” means all federal, state, and local laws, ordinances, rules and regulations, all court orders, governmental directives, and governmental orders and all interpretations of the foregoing, and all restrictive covenants affecting the Project, and “Law” shall mean any of the foregoing; “Tenant’s Off-Premises Equipment” means any of Tenant’s equipment or other property that may be located on or about the Project (other than inside the Premises); and “Tenant Party” means any of the following persons: Tenant; any assignees claiming by, through, or under Tenant; any subtenants claiming by. through. or under Tenant; and any of their respective agents, contractors, employees, and invitees.

2.             Lease Grant. Subject to the terms of this Lease, Landlord leases to Tenant, and Tenant leases from Landlord, the Premises (as defined in the Basic Lease Information).

3.             Tender of Possession. Landlord will deliver the Premises in “as is” condition. Occupancy of the Premises by Tenant prior to the Commencement Date shall be subject to all of the provisions of this Lease excepting only those requiring the payment of Rent.

4.             Rent. Tenant shall timely pay to Landlord Rent (as defined in the Basic Lease Information), including the amounts set forth in Exhibit B hereto, without notice, demand. deduction or set-off (except as otherwise expressly provided herein), by good and sufficient check drawn on a national banking association at Landlord’s address provided for in tin’s Lease or as otherwise specified by Landlord and shall be accompanied by all applicable state and local sales or use taxes. The obligations of Tenant to pay Base Rent (as defined in the Basic Lease Information) and other sums to Landlord and the obligations of Landlord under this Lease are independent obligations. Base Rent, adjusted as herein provided, shall be payable monthly in advance. The first (1st) monthly installment of Base Rent shall be payable contemporaneously with the execution of this Lease; thereafter. Base Rent shall be payable on the first (1st) day of each month beginning on the first (1st) day of the second (2nd ) full calendar month of the Term. The monthly Base Rent for any partial month at the beginning of the Term shall equal the product of 1/365 (or in the event of a leap year, 1/366) of the annual Base Rent in effect during the partial month and the number of days in the partial month, and shall be due on the Commencement Date. Payments of Base Rent for any fractional calendar month at the end of the Term shall be similarly prorated. Tenant shall pay Additional Rent, Taxes and Insurance (each as defined in Exhibit B) at the same time and in the same manner as Base Rent.

5.             Delinquent Payment; Handling Charges. All payments required of Tenant hereunder which are past due for more than five (5) business days shall bear interest from the date due until paid at the lesser of fifteen percent (15%) per annum or the maximum lawful rate of interest (such lesser amount is referred to herein as the “Default Rate”). In no event, however, shall the charges permitted under this Section 5 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

6.             Security Deposit. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord the Security Deposit (as defined in the Basic Lease Information), if any, which shall be held by Landlord to secure Tenant’s performance of its obligations under this Lease. The Security Deposit is not an advance payment of Rent or a measure or limit of Landlord’s damages upon an Event of Default (as defined in Section 17). Landlord may, at Landlord’s discretion, from time to time following an Event of Default or after Maturity and without prejudice to any other remedy, use all or a part of the Security Deposit to put the Premises in the condition required under this Lease and to perform any obligation Tenant fails to perform hereunder or in connection with Landlord’s remedies under this Lease. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Subject to the requirements of, and conditions imposed by, Laws applicable to security deposits under commercial leases, Landlord shall, within the time period required by applicable law (but not later than 45 days after Tenant vacates the Premises), return to Tenant the portion of the Security Deposit remaining after deducting all damages, charges and other amounts permitted by Law. Landlord and Tenant agree that such deductions shall include, without limitation, all damages and losses that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach of this Lease by Tenant. Unless required otherwise by applicable Law, the Security Deposit may be commingled with other funds, and no interest shall be paid thereon. If Landlord transfers its interest in the Premises, Landlord may assign the Security Deposit to the transferee and, upon such transfer (and the delivery to Tenant of an acknowledgement of the transferee’s responsibility for the Security Deposit if required by Law), Landlord thereafter shall have no further liability for the return of the Security Deposit. In the event the Security Deposit is a letter of credit, Landlord and Tenant (a) agree that the letter of credit shall in no event be deemed or treated as a “security deposit” under any law applicable to security deposits in the commercial context, (b) further acknowledge and agree that the Letter of Credit is not intended to serve as a security deposit and the laws applicable to security deposits shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations either party may now have, or in the future will have, relating to or arising from the laws applicable to security deposits.

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7.             Intentionally Omitted.

8.             Alterations; Repairs; Maintenance; Signs; Services; Utilities.

(a)            Alterations. Tenant shall not make any alterations, additions or improvements to the Premises (collectively, the “Alterations”) without the prior written consent of Landlord, except for the installation of unattached, movable trade fixtures which may be installed without drilling, cutting or otherwise defacing the Premises. Tenant shall furnish complete plans and specifications to Landlord for its approval at the time it requests Landlord’s consent to any Alterations if the desired Alterations: (i) will affect the Building’s Systems or Building’s Structure; or (ii) will require the filing of plans and specifications with any governmental or quasi-governmental agency or authority; or (iii) will cost in excess of Ten Thousand and 00/100 Dollars ($10,000.00). Subsequent to obtaining Landlord’s consent and prior to commencement of the Alterations, Tenant shall deliver to Landlord any building permit required by applicable Law and a copy of the executed construction contract(s). Tenant shall reimburse Landlord within ten (10) days after the rendition of a bill for all of Landlord’s actual out-of-pocket costs incurred in connection with any Alterations, including all management, engineering, outside consulting, and construction fees incurred by or on behalf of Landlord for the review and approval of Tenant’s plans and specifications and for the monitoring of construction of the Alterations. If Landlord consents to the making of any Alteration, such Alteration shall be made by Tenant at Tenant’s sole cost and expense by a contractor approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall require its contractor to maintain insurance in such amounts and in such form as Landlord may reasonably require. Any Alterations made by Tenant shall become the property of Landlord upon installation and shall remain on and be surrendered with the Premises upon the expiration or sooner termination of this Lease, unless Landlord requires the removal of Alterations, which are not customary for a business office. If Landlord requires the removal of such Alterations, it shall so notify Tenant at the time of its approval of same, and Tenant shall at its sole cost and expense, forthwith and with all due diligence (but in any event not later than ten (10) days after the expiration or earlier termination of the Lease) remove all or any portion of any Alterations made by Tenant which are designated by Landlord to be removed (including without limitation stairs, bank vaults, and cabling, if applicable) and repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted. All construction work dons by Tenant within the Premises shall be performed in a good and workmanlike manner with new materials of first-class quality, lien-free and in compliance with all Laws and insurance requirements. Tenant agrees to indemnify, defend and hold Landlord harmless from and against any and all loss, liability, damage cost or expense (including, without limitation, attorney’s fees and disbursements and court costs) resulting from such work, and Tenant shall, if requested by Landlord, furnish a bond or other security satisfactory to Landlord against any such loss, liability or damage. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Landlord’s consent to or approval of any alterations, additions or improvements (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord’s acceptance, that the same comply with sound architectural and/or engineering practices or with all applicable Laws and insurance requirements, and Tenant shall be solely responsible for ensuring all such compliance.

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(b)           Repairs; Maintenance.

(i)      By Landlord. Landlord shall, at Tenant’s cost and expense, keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) structural elements of the Building; (2) standard mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building generally; (3) the roof of the Building; and (4) exterior windows of the Building. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Tenant shall pay the costs of such repairs or maintenance to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to the lesser of fifteen percent (15%) of the cost of the repairs. Landlord shall not be liable to Tenant for any interruption of Tenant’s business or inconvenience caused due to any work performed in the Premises or in the Complex pursuant to Landlord’s rights and obligations under this Lease; provided, however, that Landlord agrees to take commercially reasonable steps to minimize any such interruption or inconvenience. To the extent allowed by law, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

(ii)     By Tenant. Tenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Premises that are not Landlord’s express responsibility under this Lease, and shall keep the Premises in compliance with all applicable Laws and insurance requirements and in good condition and repair, ordinary wear and tear excepted. Tenant’s repair obligations include, without limitation, repairs to: (1) floor covering and/or raised flooring: (2) interior partitions; (3) doors; (4) the interior side of demising walls; (5) electronic, phone and data cabling and related equipment (collectively, “Cable”) that is installed by or for the benefit of Tenant and located in the Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kilchens, including hot water heaters, plumbing, dishwashers, ice machines and similar facilities serving Tenant exclusively; (7) phone rooms used exclusively by Tenant; (8) Alterations performed by contractors retained by or on behalf of Tenant, including related HVAC balancing; and (9) all of Tenant’s furnishings, trade fixtures, equipment and inventory. Landlord reserves the right to perform any of the foregoing maintenance or repair obligations or require that such obligations be performed by a contractor approved by Landlord (such approval not to be unreasonably withheld, conditioned or delayed), all at Tenant’s expense. All work shall be performed in accordance with the rules and procedures described in Section 8(a). If Tenant fails to make any repairs to the Premises for more than fifteen (15) days after notice from Landlord (although notice shall not be required if there is an emergency, or if the area to be repaired is visible from the exterior of the Building), Landlord may (but without any obligation), in addition to any other remedy available to Landlord, make the repairs, and Tenant shall pay the reasonable cost of the repairs to Landlord within thirty (30) days after receipt of an invoice, together with an administrative charge in an amount equal to fifteen percent (15%) of the cost of the repairs. At the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in the condition required under this Lease, excepting reasonable wear and tear and losses described in Articles 14 and 15. If Landlord elects to store any personal property of Tenant, including goods, wares, merchandise, inventory, trade fixtures and other personal property of Tenant, same shall be stored at the sole cost and risk of Tenant. Landlord or its agents shall not be liable for any loss or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Complex or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface or from any other places resulting from dampness or any other cause whatsoever, or from the act or negligence of any other tenant or any officer, agent, employee, contractor or guest of any such tenant. It is generally understood that mold spores are present essentially everywhere and that mold can grow in most any moist location. Emphasis is properly placed on prevention of moisture and on good housekeeping and ventilation practices. Tenant acknowledges the necessity of housekeeping, ventilation, and moisture control (especially in kitchens, janitor’s closets, bathrooms, break rooms and around outside walls) for mold prevention. In signing this Lease, Tenant has first inspected the Premises and certifies that it has not observed mold, mildew or moisture within the Premises. Tenant agrees to immediately notify Landlord if it observes mold/mildew and/or moisture conditions (from any source, including leaks), and allow Landlord to evaluate and make recommendations and/or take appropriate corrective action. Tenant relieves Landlord from any liability for any bodily injury or illness or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises. In addition, execution of this Lease constitutes acknowledgement by Tenant that control of moisture and mold prevention are integral to its Lease obligations.

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(iii)   Performance of Work. All work described in this Section 8 shall be performed only by contractors and subcontractors approved in writing by Landlord, such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall cause all contractors and subcontractors to procure and maintain insurance coverage naming Landlord as an additional insured against such risks, in such amounts, and with such companies as Landlord may reasonably require. Tenant shall provide Landlord with the identities, mailing addresses and telephone numbers of all persons performing work or supplying materials prior to beginning such construction and Landlord may post on and about the Premises notices of non-responsibility pursuant to applicable Laws. All such work shall be performed in accordance with all Laws and insurance requirements and in a good and workmanlike manner so as not to damage the Building (including the Premises, the Building’s Structure and the Building’s Systems). All such work which may affect the Building’s Structure or the Building’s Systems, at Landlord’s election, must be performed by Landlord’s usual contractor for such work or a contractor approved by Landlord. All work affecting the roof of the Building must be performed by Landlord’s rooting contractor or a contractor approved by Landlord and no such work will be permitted if it would void or reduce the warranty on the roof.

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(c)           Construction Liens. All work performed, materials furnished, or obligations incurred by or at the request of a Tenant Party shall be deemed authorized and ordered by Tenant only, and Tenant shall not permit any construction liens to be filed against the Premises or the Project in connection therewith. Upon completion of any such work, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors and materialmen who performed such work. If such a lien is filed, then Tenant shall, within thirty (30) days after Landlord has delivered notice of the filing thereof to Tenant (or such earlier time period as may be necessary to prevent the forfeiture of the Premises, Project or any interest of Landlord therein or the imposition of a civil or criminal fine with respect thereto), either: (1) pay the amount of the lien and cause the lien to be released of record; or (2) diligently contest such lien and deliver to Landlord or the county clerk, with a copy to Landlord, a bond or other security reasonably satisfactory to Landlord. If Tenant fails to timely take either such action, then Landlord may pay the lien claim, and any amounts so paid, including expenses and interest at the Default Rate, shall be paid by Tenant to Landlord within ten (10) days after Landlord has invoiced Tenant therefor. Landlord and Tenant acknowledge and agree that their relationship is and shall be solely that of “landlord-tenant” (thereby excluding a relationship of “owner-contractor,” “owner-agent” or other similar relationships). Accordingly, all materialmen, contractors, artisans, mechanics, laborers and any other persons now or hereafter contracting with Tenant, any contractor or subcontractor of Tenant or any other Tenant Party for the furnishing of any labor services, materials, supplies or equipment with respect to any portion of the Premises, at any time from the date hereof until the end of the Term, are hereby charged with notice that they look exclusively to Tenant to obtain payment for same. Nothing herein shall be deemed a consent by Landlord to any liens being placed upon the Premises, Project or Landlord’s interest therein due to any work performed by or for Tenant or deemed to give any contractor or subcontractor or materialman any right or interest in any funds held by Landlord to reimburse Tenant for any portion of the cost of such work. Tenant shall indemnify, defend and hold harmless Landlord, its property manager, Invesco, any subsidiary or affiliate of the foregoing, and their respective officers, directors, shareholders, partners, employees, managers, contractors, attorneys and agents (collectively, the “Indemnitees”) from and against any and all claims, demands, causes of action, suits, judgments, damages and expenses (including reasonable attorneys’ fees and disbursements and court costs) in any way arising from or relating to the failure by any Tenant Party to pay for any work performed, materials furnished, or obligations incurred by the Tenant Party. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.

(d)           Signs. Tenant shall not place or permit to be placed any signs upon: (i) the roof of the Building; or (ii) any area visible from the exterior of the Premises without Landlord’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed provided any proposed sign is placed only in those locations as may be designated by Landlord, and complies with all Laws and insurance requirements and with the sign criteria promulgated by Landlord from time to time. Upon request of Landlord, Tenant shall immediately remove any sign, advertising material or lettering which Tenant has placed or permitted to be placed upon the exterior or interior surface of any door or window or at any point inside the Premises, which in Landlord’s reasonable opinion, is of such a nature as to not be in keeping with the standards or character of the Building, and if Tenant fails to do so, Landlord may without liability remove the same at Tenant’s expense. The Tenant, upon vacation of the Premises, or the removal or alteration of its sign for any reason, shall be responsible for the repair, painting or replacement of the Building fascia surface or other portion of the Building where signs are attached. If Tenant fails to do so, Landlord may have the sign removed and the cost of removal plus fifteen percent (15%) as an administrative fee shall be payable by Tenant within ten (10) days of invoice.

(e)           Services; Utilities. Tenant shall be responsible to obtain and maintain water supply, heated and refrigerated air conditioning, as appropriate, janitorial services, light bulbs and fluorescent tubes, and electrical current.

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9.            Use. Tenant shall continuously occupy and use the Premises only for the Permitted Use (as set forth in the Basic Lease Information) and shall comply with all Laws relating to the use. condition, access to and occupancy of the Premises and will not commit waste, overload the Building’s Structure or the Building’s Systems or subject the Premises to use that would damage the Premises. Tenant, at its sole cost and expense, shall obtain and keep in effect during the term, all permits, licenses, and other authorizations necessary to permit Tenant to use and occupy the Premises for the Permitted Use in accordance with applicable Law and all insurance requirements. Notwithstanding anything in this Lease to the contrary, as between Landlord and Tenant, Tenant shall bear the risk of complying with Title III of the Americans With Disabilities Act of 1990, any state laws governing handicapped access or architectural barriers, and all rules, regulations, and guidelines promulgated under such laws, as amended from time to time (the “Disabilities Acts”) in the Premises. Tenant shall not use or permit the storage of any explosives, fuel or other hazardous or inflammable materials within the Premises other than such materials and in such quantities which are normal and customary in office space of this type and in compliance with all applicable Laws and insurance requirements. Tenant shall not knowingly conduct or permit to be conducted in the Premises any activity, or place any equipment in or about the Premises or the Building, which will invalidate the insurance coverage in effect or increase the rate of fire insurance or other insurance on the Premises or the Building. In no event shall Tenant introduce or permit to be kept on the Premises or brought into the Building any dangerous, noxious, radioactive or explosive substance.

10.          Assignment and Subletting.

(a)           Transfers. Tenant shall not, without the prior written consent of Landlord: (I) assign, transfer, or encumber this Lease or any estate or interest herein, whether directly or by operation of law; (2) permit any other entity to become Tenant hereunder by merger, consolidation, or other reorganization; (3) if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant; (4) sublet any portion of the Premises; (5) grant any license, concession, or other right of occupancy of any portion of the Premises; or (6) permit the use of the Premises by any parties other than Tenant (any of the events listed in Section 10(a)(1) through Section 10(a)(6) being a “Transfer).

(b)           Consent Standards. Landlord shall not unreasonably withhold its consent to any assignment or subletting of the Premises, provided that no Event of Default is in effect under this Lease and the proposed transferee: (1) is creditworthy in Landlord’s reasonable judgment; (2) has a good reputation in the business community; (3) will use the Premises for the Permitted Use (thus, excluding without limitation, uses for credit processing and telemarketing) and will not use the Premises in any manner that would conflict with any exclusive use agreement or other similar agreement entered into by Landlord with any other tenant of the Project or Complex, as applicable; (4) will not use the Premises, Project or Complex in a manner that would materially increase the pedestrian or vehicular traffic to the Premises, Project or Complex; (5) is not a governmental entity, or subdivision or agency thereof or any other party which enjoys sovereign immunity; (6) is not another occupant of the Building or Complex, as applicable; and (7) is not a person or entity with whom Landlord is then, or has been within the six-month period prior to the time Tenant seeks to enter into such assignment or subletting, negotiating to lease space in the Building or Complex, as applicable, or any Affiliate of any such person or entity; otherwise, Landlord may withhold its consent in its sole discretion;

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(c)           Request for Consent. If Tenant requests Landlord’s consent to a Transfer, then, at least thirty (30) days prior to the effective date of the proposed Transfer, Tenant shall provide Landlord with a written description of all terras and conditions of the proposed Transfer, copies of the proposed pertinent documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character. Concurrently with Tenant’s notice of any request for consent to a Transfer, Tenant shall pay to Landlord a fee of $ 1,000 to defray Landlord’s expenses in reviewing such request.

(d)           Conditions to Consent. If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant’s obligations hereunder; however, any transferee of less than all of the space in the Premises shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer for the period of the Transfer. No Transfer shall release Tenant from its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable therefor. Landlord’s consent to any Transfer shall not be deemed consent to any subsequent Transfers. If an Event of Default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Rent. Tenant authorizes its transferees to make payments of rent directly to Landlord upon receipt of notice from Landlord to do so following the occurrence of an Event of Default hereunder, Tenant shall pay for the cost of any demising walls or other improvements necessitated by a proposed subletting or assignment.

(e)            Attornment by Subtenants. Each sublease by Tenant hereunder shall be subject and subordinate to this Lease and to the matters to which this Lease is or shall be subject or subordinate, and each subtenant by entering into a sublease is deemed to have agreed that in the event of termination, re-entry or dispossession by Landlord under this Lease, Landlord may, at its option, either terminate the sublease or take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord pursuant to the then executory provisions of such sublease, except that Landlord shall not be: (1) liable for any previous act or omission of Tenant under such sublease, provided such termination, re-entry or dispossession was conducted in conformity with the terms of this Lease; (2) subject to any counterclaim, offset or defense that such subtenant might have against Tenant; (3) bound by any previous modification of such sublease or by any rent or additional rent or advance rent which such subtenant might have paid for more than the current month to Tenant, and all such rent shall remain due and owing, notwithstanding such advance payment; (4) bound by any security or advance rental deposit made by such subtenant which is not delivered or paid over to Landlord and with respect to which such subtenant shall look solely to Tenant for refund or reimbursement; or (5) obligated to perform any work in the subleased space or to prepare it for occupancy, and in connection with such attornment, the subtenant shall execute and deliver to Landlord any instruments Landlord may reasonably request to evidence and confirm such attornment. Each subtenant or licensee of Tenant shall be deemed, automatically upon and as a condition of its occupying or using the Premises or any part thereof, to have agreed to be bound by the terms and conditions set forth in this Section 10(e). The provisions of this Section 10(e) shall be self-operative, and no further instrument shall be required to give effect to this provision.

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(f)            Cancellation. Landlord may, within thirty (30) days after submission of Tenant’s written request for Landlord’s consent to an assignment or subletting, cancel this Lease with respect to an assignment or cancel this Lease as to the portion of the Premises proposed to be sublet, as of the date the proposed Transfer is to be effective. If Landlord cancels this Lease as to any portion of the Premises, then this Lease shall cease for such portion of the Premises, Tenant shall pay to Landlord all Rent accrued through the cancellation date relating to the portion of the Premises covered by the proposed Transfer, and Rent shall be reduced proportionately based on the remaining square footage in the Premises. Thereafter, Landlord may lease such portion of the Premises to the prospective transferee (or to any other person) without liability to Tenant.

(g)           Additional Compensation. Tenant shall pay to Landlord, immediately upon receipt thereof, fifty percent (50%) of the excess of all compensation received by Tenant for a Transfer over the Rent allocable to the portion of the Premises covered thereby, less Tenant’s costs of the Transfer, including any brokerage commissions and actual fit-up costs or allowance. This provision shall not apply to Permitted Transfers made pursuant to Section 10(i).

(h)           Adequate Assurance of Future Performance. Notwithstanding any restriction on assignment contained elsewhere in this Section 10, if the Tenant is permitted by any bankruptcy court or other court of competent jurisdiction to assign this Lease in any action for bankruptcy, insolvency, reorganization, liquidation, dissolution, or other proceeding affecting Tenant, or any other similar action which may be taken by any trustee, receiver or liquidator of Tenant, the assignment shall be conditioned upon such assignee being required to satisfy all outstanding defaults, whether monetary or non-monetary, under this Lease, and providing Landlord with Adequate Assurance of Future Performance. For purposes hereof, the term “Adequate Assurance of Future Performance” shall mean (i) the delivery by such assignee to Landlord of all financial information necessary to establish, to Landlord’s reasonable satisfaction, that such assignee has a net worth (as determined in accordance with generally accepted accounting principles) of One Million and 00/100 Dollars or better, and (ii) the delivery by such assignee to Landlord of security to secure the assignee’s obligations under this Lease, which security may take the form of any one or more of the following as determined by Landlord: (A) an unconditional and irrevocable letter of credit available on sight in the amount of two (2) years of the then applicable Base Rent, issued by a bank satisfactory to Landlord, which shall contain, among other things, a so-called “evergreen clause”, and which shall otherwise be acceptable in form and substance to Landlord, (B) delivery by such assignee to Landlord of a cash security deposit in the amount of two (2) years of the then applicable Base Rent, and/or (C) delivery by such assignee to Landlord of an unconditional guaranty of the Lease, in form and substance satisfactory to Landlord, from an entity having a net worth (again, as determined in accordance with generally accepted accounting principles) of Fifty Million and 00/100 or better.

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(i)            Permitted Transfers. Notwithstanding Section 10(a), Tenant may transfer all or part of its interest in this Lease or all or part of the Premises (a “Permitted Transfer”) to the following types of entities (a “Permitted Transferee”) without the written consent of Landlord:

(i)      an Affiliate of Tenant;

(ii)      any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as (A) Tenant’s obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; and (B) the Tangible Net Worth of the surviving or created entity is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease; or

(iii)      any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s capital stock or assets if such entity’s Tangible Net Worth after such acquisition is not less than the Tangible Net Worth of Tenant as of the date of execution of this Lease.

Tenant shall promptly notify Landlord of any such Permitted Transfer. Tenant shall remain liable for the performance of all of the obligations of Tenant hereunder, or if Tenant no longer exists because of a merger, consolidation, or acquisition, the surviving or acquiring entity shall expressly assume in writing the obligations of Tenant hereunder. Additionally, the Permitted Transferee shall comply with all of the terms and conditions of this Lease, including the Permitted Use, and the use of the Premises by the Permitted Transferee may not violate any other agreements affecting the Premises, the Building or the Complex, Landlord or other tenants of the Complex. No later than five (5) business days after the effective date of any Permitted Transfer, Tenant agrees to furnish Landlord with (A) copies of the instrument effecting any of the foregoing Transfers, (B) documentation establishing Tenant’s satisfaction of the requirements set forth above applicable to any such Transfer, and (C) evidence of insurance as required under this Lease with respect to the Permitted Transferee. The occurrence of a Permitted Transfer shall not waive Landlord’s rights as to any subsequent Transfers. “Tangible Net Worth” means the excess of total assets over total liabilities, in each case as determined in accordance with generally accepted accounting principles consistently applied (“GAAP”), excluding, however, from the determination of total assets all assets which would be classified as intangible assets under GAAP including goodwill, licenses, patents, trademarks, trade names, copyrights, and franchises. Any subsequent Transfer by a Permitted Transferee shall be subject to the terms of this Section 10.

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11.           Insurance; Waivers: Subrogation; Indemnity.

(a)      Tenant’s Insurance. Effective as of the earlier of: (!) the date Tenant enters or occupies the Premises; or (2) the Commencement Date, and continuing throughout the Term, Tenant shall maintain the following insurance policies: (A) commercial general liability insurance in amounts of $2,000,000 per occurrence, or, following the expiration of the initial Term, such other amounts as Landlord may from time to time reasonably require (and, if the use and occupancy of the Premises include any activity or matter that is or may be excluded from coverage under a commercial general liability policy (e.g., the sale, service or consumption of alcoholic beverages), Tenant shall obtain such endorsements to the commercial general liability policy or otherwise obtain insurance to insure all liability arising from such activity or matter (including liquor liability, if applicable) in such amounts as Landlord may reasonably require), insuring Tenant, Landlord, Landlord’s property management company and Invesco against liability for injury to or death of a person or persons or damage to property arising from the use and occupancy of the Premises and (without implying any consent by Landlord to the installation thereof) the installation, operation, maintenance, repair or removal of Tenant’s Off-Premises Equipment with an additional insured endorsement in form CG 20 26 11 85; (B) All Risk Property insurance covering the frill value of all Alterations and improvements and betterments in the Premises, naming Landlord and Landlord’s Mortgagee (as defined in Section 12(a)) as additional loss payees as their interests may appear; (C) All Risk Property insurance covering the full value of all furniture, trade fixtures and personal property (including property of Tenant or others) in the Premises or otherwise placed in the Project by or on behalf of a Tenant Party (including Tenant’s Off-Premises Equipment) it being understood that no lack or inadequacy of insurance by Tenant shall in any event make Landlord subject to any claim by virtue of any theft of or loss or damage to any uninsured or inadequately insured properly; (D) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (but only if such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (E) worker’s compensation insurance in amounts not less than statutorily required, and Employers’ Liability insurance with limits of not less than Two Million Dollars ($2,000,000); (F) business interruption insurance in an amount that will reimburse Tenant for direct or indirect loss of earnings attributable to all perils insured against under Section 11(a)(2)(C) or attributable to the prevention of access to the Building or Premises; (G) in the event Tenant performs any alterations or repairs in, on, or to the Premises, Builder’s Risk Insurance on an All Risk basis (including collapse) on a completed value (non-reporting) form. or by endorsement including such coverage pursuant to Section 11(a)(2)(C) hereinabove, for full replacement value covering all work incorporated in the Building and all materials and equipment in or about the Premises; and (H) such other insurance or any changes or endorsements to the insurance required herein, including increased limits of coverage, as Landlord, or any mortgagee or lessor of Landlord, may reasonably require from time to time. Tenant’s insurance may contain commercially reasonable deductibles and shall provide primary coverage for the benefit of Landlord and shall not require contribution by any insurance maintained by Landlord, when any policy issued to Landlord provides duplicate or similar coverage, and in such circumstance Landlord’s policy will be excess over Tenant’s policy. Tenant shall furnish to Landlord certificates of such insurance, with an additional insured endorsement, where required, in form CG 20 26 11 85, and such other evidence satisfactory to Landlord of the maintenance of all insurance coverages required hereunder at least ten (10) days prior to the earlier of the Commencement Date or the date Tenant enters or occupies the Premises, and at least fifteen (15) days prior to each renewal of said insurance, and Tenant shall obtain a written obligation on the part of each insurance company to notify Landlord at least thirty (30) days before cancellation or a material change of any such insurance policies. All such insurance policies shall be in form reasonably satisfactory to Landlord, and issued by companies with a Best’s rating of A:VII or better. If Tenant fails to comply with the foregoing insurance requirements or to deliver to Landlord the certificates or evidence of coverage required herein, Landlord, in addition to any other remedy available pursuant to this Lease or otherwise, may, but shall not be obligated to, obtain such insurance and Tenant shall pay to Landlord on demand the premium costs thereof, plus an administrative fee equal fifteen percent (15%) of such cost. It is expressly understood and agreed that the foregoing minimum limits of insurance coverage shall not limit the liability of Tenant for its acts or omissions as provided in this Lease.

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(b)            Landlord’s Insurance. Throughout the Term of this Lease, Landlord shall maintain, as a minimum, the following insurance policies: (1) property insurance for the Building’s replacement value (excluding property required to be insured by Tenant), less a commercially-reasonable deductible if Landlord so chooses; and (2) commercial general liability insurance in an amount of not less than $5,000,000. Landlord may, but is not obligated to, maintain such other insurance and additional coverages as it may deem necessary. Tenant shall pay the cost of all insurance carried by Landlord with respect to the Project or Complex, as applicable, as set forth on Exhibit B. The foregoing insurance policies and any other insurance carried by Landlord shall be for the sole benefit of Landlord and under Landlord’s sole control, and Tenant shall have no right or claim to any proceeds thereof or any other rights thereunder.

(c)           No Subrogation. Landlord and Tenant each waives any claim it might have against the other for any damage to or theft, destruction, loss, or loss of use of any property, to the extent the same is insured against under any insurance policy that covers the Building, the Premises, Landlord’s or Tenant’s fixtures, personal property, leasehold improvements, or business, or is required to be insured against under the terms hereof, regardless of whether the negligence of the other party caused such Loss (defined below). Landlord and Tenant each hereby waive any right of subrogation and right of recovery or cause of action for injury including death or disease to respective employees of either as covered by Worker’s Compensation (or which would have been covered if Tenant or Landlord as the case may be, was carrying the insurance as required by this lease). Each party shall cause its insurance carrier to endorse all applicable policies waiving the earner’s rights of recovery under subrogation or otherwise against the other party.

(d)           Indemnity. Subject to Section 11(c), Tenant shall indemnify, defend and hold harmless Landlord and the Indemnitees from and against any and all claims, demands, liabilities, causes of action, suits, judgments, damages, and expenses (including reasonable attorneys’ fees and disbursements and court costs) and all losses and damages arising from: (1) any injury to or death of any person or the damage to or theft, destruction, loss, or loss of use of any property or inconvenience (a “Loss”) arising from any occurrence on the Premises, or arising out of the installation, operation, maintenance, repair or removal of any of Tenant’s Off-Premises Equipment; or (2) Tenant’s failure to perform its obligations under this Lease or Tenant’s breach of any of its covenants or negative covenants under this Lease, IN EACH CASE EVEN THOUGH CAUSED OR ALLEGED TO BE CAUSED BY THE NEGLIGENCE OR FAULT OF LANDLORD OR ITS AGENTS (OTHER THAN A LOSS ARISING FROM THE SOLE OR GROSS NEGLIGENCE OF LANDLORD OR ITS AGENTS), AND EVEN THOUGH ANY SUCH CLAIM, CAUSE OF ACTION, OR SUIT IS BASED UPON OR ALLEGED TO BE BASED UPON THE STRICT LIABILITY OF LANDLORD OR ITS AGENTS. THIS INDEMNITY IS INTENDED TO INDEMNIFY LANDLORD AND ITS AGENTS AGAINST THE CONSEQUENCES OF THEIR OWN NEGLIGENCE AS PROVIDED ABOVE WHEN LANDLORD OR THE INDEMNITEES ARE JOINTLY, COMPARATIVELY, CONTRIBUTIVELY, OR CONCURRENTLY NEGLIGENT WITH TENANT. The indemnities set forth in this Section 11(d) shall survive the expiration or earlier termination of this Lease and shall not terminate or be waived, diminished or affected in any manner by any abatement or apportionment of Rent under any provision of this Lease. If any proceeding is filed for which indemnity is required hereunder. Tenant agrees, upon request therefor, to defend Landlord in such proceeding at its sole cost utilizing counsel satisfactory to Landlord in its sole discretion.

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12.          Subordination; Attornment; Notice to Landlord’s Mortgagee.

(a)           Subordination. This Lease shall be subordinate to any deed of trust, mortgage, or other security instalment (each, a “Mortgage”), or any ground lease, master lease, or primary lease (a “Primary Lease”), that now or hereafter covers all or any part of the Premises (the mortgagee under any such Mortgage, beneficiary under any such deed of trust, or the lessor under any such Primary Lease is referred to herein as a “Landlord’s Mortgagee”). Any Landlord’s Mortgagee or ground lessor, as the case may be, may elect at any time, unilaterally, to make this Lease superior to its Mortgage, Primary Lease, or other interest in the Premises by so notifying Tenant in writing. The provisions of this Section shall be self-operative and no further instrument of subordination shall be required; however, in confirmation of such subordination. Tenant shall execute and return to Landlord (or such other party designated by Landlord) within ten (10) days after written request therefor such documentation, in recordable form if required, as a Landlord’s Mortgagee or ground lessor may reasonably request to evidence the subordination of this Lease to such Landlord’s Mortgagee’s or ground lessor’s Mortgage or Primary Lease (including a subordination, non-disturbance and attornment agreement) or, if the Landlord’s Mortgagee so elects, the subordination of such Landlord’s Mortgagee’s or ground lessor’s Mortgage or Primary Lease to this Lease.

(b)           Attornment. Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such parly’s request, and shall execute such agreements confirming such attornment as such party may reasonably request.

(c)           Notice to Landlord’s Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail, to any Landlord’s Mortgagee or ground lessor whose address has been given to Tenant, and affording such Landlord’s Mortgagee or ground lessor, a reasonable opportunity to perform Landlord’s obligations hereunder.

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(d)            Landlord’s Mortgagee’s Protection Provisions. If Landlord’s Mortgagee or ground lessor shall succeed to the interest of Landlord under this Lease, Landlord’s Mortgagee or ground lessor shall not be: (1) liable for any act or omission of any prior lessor (including Landlord): (2) bound by any rent or additional rent or advance rent which Tenant might have paid for more than one (1) month in advance to any prior lessor (including Landlord), and all such rent shall remain due and owing, notwithstanding such advance payment; (3) bound by any security or advance rental deposit made by Tenant which is not delivered or paid over to Landlord’s Mortgagee or ground lessor and with respect to which Tenant shall look solely to Landlord for refund or reimbursement; (4) bound by any termination (which is not specifically provided for in this Lease), amendment or modification of this Lease made without Landlord’s Mortgagee’s or ground lessors consent and written approval, except for those terminations, amendments and modifications permitted to be made by Landlord without Landlord’s Mortgagee’s or ground lessor’s consent pursuant to the terms of the loan documents between Landlord and Landlord’s Mortgagee or ground lessor; (5) subject to the defenses which Tenant might have against any prior lessor (including Landlord); and (6) subject to the offsets which Tenant might have against any prior lessor (including Landlord) except for those offset rights which (A) are expressly provided in this Lease, (B) relate to periods of time following the acquisition of the Building by Landlord’s Mortgagee or ground lessor, and (C) Tenant has provided written notice to Landlord’s Mortgagee or ground lessor and provided Landlord’s Mortgagee or ground lessor a reasonable opportunity to cure the event giving rise to such offset event. Landlord’s Mortgagee or ground lessor shall have no liability or responsibility under or pursuant to the terms of this Lease or otherwise after it ceases to own an interest in the Building. Nothing in this Lease shall be construed to require Landlord’s Mortgagee or ground lessor to see to the application of the proceeds of any loan, and Tenant’s agreements set forth herein shall not be impaired on account of any modification of the documents evidencing and securing any loan.

13.          Rules and Regulations. Tenant shall comply with the rules and regulations of the Building which are attached hereto as Exhibit D. Landlord may, from time to time, change such rules and regulations for the safety, care, or cleanliness of the Building and related facilities, provided that such changes are applicable to all tenants of the Building, will not unreasonably interfere with Tenant’s use of the Premises and are enforced by Landlord in a non-discriminatory manner. Tenant shall be responsible for the compliance with such rules and regulations by each Tenant Party.

14.          Condemnation.

(a)           Total Taking. If the entire Building or Premises are taken by right of eminent domain or conveyed in lieu thereof (a “Taking’’), this Lease shall terminate as of the date of the Taking.

(b)           Partial Taking - Tenant’s Rights. If any part of the Building becomes subject to a Taking and such Taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking for a period of more than one hundred twenty (120) days, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within thirty (30) days after the Taking, and Rent shall be apportioned as of the date of such Taking. If Tenant does not terminate this Lease, Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

(c)           Partial Taking - Landlord’s Rights. If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds arising from a Taking (other than a taking of a portion of the land of the Complex which, in Landlord’s reasonable opinion, does not materially affect the operation of the Complex) to a Landlord’s Mortgagee, then Landlord may terminate this Lease by delivering written notice thereof to Tenant within thirty (30) days after such Taking, and Rent shall be apportioned as of the date of such Taking. If Landlord does not so terminate this Lease, then this Lease will continue, but if any portion of the Premises has been taken, Rent shall abate as provided in the last sentence of Section 14(b),

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(d)           Award. If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken; however. Tenant may separately pursue a claim (to the extent it will not reduce Landlord’s award) against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

15.          Fire or Other Casualty.

(a)           Repair Estimate. If the Premises or the Building are damaged by fire or other casualty (a “Casualty”), Landlord shall use good faith efforts to deliver to Tenant within sixty (60) days after such Casualty a good faith estimate (the “Damage Notice”) of the time needed to repair the damage caused by such Casualty.

(b)           Tenant’s Rights. If a material portion of the Premises is damaged by Casualty such that Tenant is prevented from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Casualty and Landlord estimates that the damage caused thereby cannot be repaired within one hundred eighty (180) days after the commencement of repairs (the “Repair Period”), then Tenant may terminate this Lease by delivering written notice to Landlord of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(c)           Landlord’s Rights. If a Casualty damages the Premises or a material portion of the Building and: (1) Landlord estimates that the damage to the Premises cannot be repaired within the Repair Period; (2) the damage to the Premises exceeds fifty percent (50%) of the replacement cost thereof (excluding foundations and footings), as estimated by Landlord, and such damage occurs during the last two (2) years of the Term; (3) regardless of the extent of damage to the Premises, Landlord makes a good faith determination that restoring the Building would be uneconomical; or (4) Landlord is required to pay any insurance proceeds arising out of a material Casually to a Landlord’s Mortgagee, then Landlord may terminate this Lease by giving written notice of its election to terminate within thirty (30) days after the Damage Notice has been delivered to Tenant.

(d)           Repair Obligation. If neither party elects to terminate this Lease following a Casualty, then Landlord shall, within a reasonable time after such Casually, begin to repair the Premises and shall proceed with reasonable diligence to restore the Premises to substantially the same condition as they existed immediately before such Casualty; however. other than building standard leasehold improvements Landlord shall not be required to repair or replace any Alterations or betterments within the Premises (which shall be promptly and with due diligence repaired and restored by Tenant at Tenant’s sole cost and expense) or any furniture, equipment, trade fixtures or personal property of Tenant or others in the Premises or the Building, and Landlord’s obligation to repair or restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord for the Casualty in question. If this Lease is terminated under the provisions of this Section 15, Landlord shall be entitled to the full proceeds of the insurance policies providing coverage for all Alterations, improvements and betterments in the Premises (and, if Tenant has failed to maintain insurance on such items as required by this Lease, Tenant shall pay Landlord an amount equal to the proceeds Landlord would have received had Tenant maintained insurance on such items as required by this Lease).

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(e)           Abatement of Rent. If the Premises are damaged by Casualty, Rent for the portion of the Premises rendered untenantable by the damage shall be abated on a reasonable basis from the date of damage until the completion of Landlord’s repairs (or until the date of termination of this Lease by Landlord or Tenant as provided above, as the case may be), unless a Tenant Party caused such damage, in which case. Tenant shall continue to pay Rent without abatement, unless Landlord may recover such rental loss under insurance policies then in effect.

16.          Personal Property Taxes. Tenant shall be liable for all taxes levied or assessed against personal property, furniture, or fixtures placed by Tenant in the Premises or in or on the Building or Project. If any taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s properly and Landlord elects to pay the same, or if the assessed value of Landlord’s properly is increased by inclusion of such personal properly, furniture or fixtures and Landlord elects to pay the taxes based on such increase, then Tenant shall pay to Landlord, within thirty (30) days following written request therefor, the part of such taxes for which Tenant is primarily liable hereunder.

17.          Events of Default. Each of the following occurrences shall be an “Event of Default”:

(a)            Payment Default. Tenant’s failure to pay Rent within five (5) calendar days after its due date.

(b)            Abandonment. Tenant abandons the Premises by vacating the Premises or tailing to operate at the Premises for more than thirty (30) days.

(c)            Estoppel/Financial Statement/Commencement Date Letter. Tenant fails to provide: (i) any estoppel certificate after Landlord’s written request therefor pursuant to Section 26(e): (ii) any financial statement after Landlord’s written request therefor pursuant to Section 26(q): or (ii) the Confirmation of Commencement Date in the form of Exhibit E as required by Section 3, and such failure shall continue for five (5) calendar days after Landlord’s second (2nd ) written notice thereof to Tenant.

(d)            Insurance. Tenant fails to procure, maintain and deliver to Landlord evidence of the insurance policies and coverages as required under Section 11 (a) and such failure continues for five (5) calendar days after Landlord’s written notice thereof to Tenant.

(e)            Construction Liens. Tenant fails to pay and release of record, or diligently contest and bond around, any construction lien filed against the Premises or the Project for any work performed, materials furnished, or obligation incurred by or at the request of Tenant, within the time and in the manner required by Section 8(c).

(f)            Other Defaults. Tenant’s failure to perform, comply with, or observe any other agreement or obligation of Tenant under this Lease and the continuance of such failure for a period of thirty (30) calendar days or more after Landlord has delivered to Tenant written notice thereof; provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as is reasonably necessary provided Tenant commences to cure within ten (10) days after receipt of written notice from Landlord and diligently prosecutes such cure to completion within sixty (60) days of such notice.

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(g)            Insolvency. The filing of a petition by or against Tenant (the term “Tenant” shall include, for the purpose of this Section 17(f). any guarantor of Tenant’s obligations hereunder): (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any state or federal debtor relief law; (3) for the appointment of a liquidator or receiver for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for the reorganization or modification of Tenant’s capital structure; however, if such a petition is filed against Tenant, then such filing shall not be an Event of Default unless Tenant fails to have the proceedings initiated by such petition dismissed within sixty (60) calendar days after the filing thereof.

18.           Remedies. Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by law or equity, take any one or more of the following actions:

(a)            Termination of Lease. Terminate this Lease by giving Tenant written notice thereof, in which event Tenant shall pay to Landlord the sum of: (1) all Rent accrued hereunder through the date of termination; (2) all amounts due under Section 19(a); and (3) an amount equal to (A) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the Prime Rate (“Prime Rate” shall be the per annum interest rate publicly announced by a federally insured bank selected by Landlord in the state in which the Premises is located as such bank’s prime or base rale) minus one percent (1%), minus (B) the then present fair rental value of the Premises for such period, similarly discounted;

(b)           Termination of Possession. Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord: (1) all Rent and other amounts accrued hereunder to the date of termination of possession; (2) all amounts due from time to time under Section 19(a); and (3) all Rent and other net sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period, after deducting all costs incurred by Landlord in reletting the Premises. If Landlord elects to proceed under this Section 18(b), Landlord may remove all of Tenant’s property from the Premises and store the same in a public warehouse or elsewhere at the cost of, and for the account of, Tenant, without becoming liable for any loss or damage which may be occasioned thereby. Landlord shall have no obligation to mitigate its damages hereunder. In this regard, Landlord shall not be liable for, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or to collect rent due for such reletting. Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder. Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather, Landlord may, from time to time, bring an action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term. Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to dispossess or exclude Tenant from the Premises shall be deemed to be taken under this Section 18(b). If Landlord elects to proceed under this Section 18(b), it may at any time elect to terminate this Lease under Section 18(a). Landlord shall be obligated to mitigate Tenant’s damages pursuant to this Section 18(b) to the extent required by applicable Laws, if any;

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(c)           Perform Acts on Behalf of Tenant. Perform any act Tenant is obligated to perform under the terms of this Lease (and enter upon the Premises in connection therewith if necessary) in Tenant’s name and on Tenant’s behalf, without being liable for any claim for damages therefor, and Tenant shall reimburse Landlord on demand for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease (including, but not limited to, collection costs and legal expenses), plus interest thereon at the Default Rate; or

(d)           Alteration of Locks. Additionally, with or without notice, and to the extent permitted by Law, Landlord may alter locks or other security devices at the Premises to deprive Tenant of access thereto, and Landlord shall not be required to provide a new key or right of access to Tenant.

19.           Payment by Tenant; Non-Waiver; Cumulative Remedies.

(a)           Payment by Tenant. Upon any Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and reasonable attorneys’ fees and expenses) in: (1) obtaining possession of the Premises; (2) removing and storing Tenant’s or any other occupant’s property; (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant; (4) if Tenant is dispossessed of the Premises and this Lease is not terminated, reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting); (5) performing Tenant’s obligations which Tenant failed to perform; and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses arising out of the Event of Default. To the full extent permitted by Law, Landlord and Tenant agree the federal and state courts of the state in which the Premises are located shall have exclusive jurisdiction over any matter relating to or arising from this Lease and the parties’ rights and obligations under this Lease.

(b)           No Waiver. Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default. No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term. Landlord’s acceptance of any partial payment of Rent shall not waive Landlord’s rights with regard to the remaining portion of the Rent that is due, regardless of any endorsement or other statement on any instrument delivered in payment of Rent or any writing delivered in connection therewith; accordingly, Landlord’s acceptance of a partial payment of Rent shall not constitute an accord and satisfaction of the full amount of the Rent that is due.

(c)           Cumulative Remedies. Any and all remedies set forth in this Lease: (1) shall be in addition to any and all other remedies Landlord may have at law or in equity; (2) shall be cumulative; and (3) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

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20.          Intentionally Omitted.

21.          Surrender of Premises. No act by Landlord shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid unless it is in writing and signed by Landlord. At the expiration or termination of this Lease. Tenant shall deliver to Landlord the Premises with all improvements located therein in the condition required to be maintained under this Lease, free of Hazardous Materials (as defined below) placed on or released at the Premises during the Term by Tenant or any Tenant Party, broom-clean, reasonable wear and tear (and condemnation and Casualty damage, as to which Section 14 and Section 15 shall control) excepted, and shall deliver to Landlord all keys to the Premises. Provided that Tenant has performed all of its obligations hereunder, Tenant may remove all unattached trade fixtures, furniture, and personal properly placed in the Premises or elsewhere in the Building by Tenant (but Tenant may not remove any such item which was paid for, in whole or in part, by Landlord or any wiring or cabling unless Landlord requires such removal). Additionally, at Landlord’s option, subject to Section 8(a), Tenant shall (not later than ten (10) days after the expiration or earlier termination of the Lease) remove such alterations. additions (including stairs and bank vaults), improvements, trade fixtures, personal property, equipment, wiring, conduits, cabling and furniture (including Tenant’s Off-Premises Equipment) as Landlord may request; however. Tenant shall not be required to remove any addition or improvement to the Premises or the Project if Landlord has specifically agreed in writing that the improvement or addition in question need not be removed. Landlord’s failure to so notify Tenant shall be deemed an election by Landlord not to require the removal of such items. Tenant shall repair all damage caused by such removal. All items not so removed shall, at Landlord’s option, be deemed to have been abandoned by Tenant and may be appropriated, sold, stored. destroyed, or otherwise disposed of by Landlord at Tenant’s cost without notice to Tenant and without any obligation to account for such items; any such disposition shall not be considered a strict foreclosure or other exercise of Landlord’s rights in respect of the security interest granted under Section 20. The provisions of this Section 21 shall survive the expiration or earlier termination of the Lease.

22.          Holding Over. If Tenant fails to vacate the Premises at the end of the Term, then Tenant shall be a tenant at sufferance and, in addition to all other damages and remedies to which Landlord may be entitled for such holding over: (a) Tenant shall pay, in addition to the other Rent, Base Rent in an amount equal to one hundred fifty percent (150%) of the Base Rent payable during the last month of the Term; and (b) Tenant shall otherwise continue to be subject to all of Tenant’s obligations under this Lease. The provisions of this Section 22 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at Law. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against any and all loss, costs (including reasonable attorneys’ fees, disbursements and court costs) and liability resulting from such failure, including any claims made by any succeeding tenant founded upon such failure to surrender, and any lost profits to Landlord resulting therefrom. Notwithstanding the foregoing, if Tenant holds over with Landlord’s express written consent, then Tenant shall be a month-to-month tenant and Tenant shall pay, in addition to the other Rent, Base Rent equal to one hundred twenty five percent (125%) of the Base Rent payable during the last month of the Term.

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23.          Certain Rights Reserved by Landlord. Landlord shall have the following rights:

(a)           Building Operations. To decorate and to make inspections, repairs, alterations, additions, changes, or improvements, whether structural or otherwise, in and about the Project or Complex, as applicable, or any part thereof; to enter upon the Premises (after giving Tenant reasonable notice thereof, which may be oral notice, except in cases of real or apparent emergency, in which case no notice shall be required) and. during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; to change the name of the Building; and to change the arrangement and location of entrances or passageways, doors. and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building;

(b)          Security. To take such reasonable security measures as Landlord deems advisable (provided, however, that any such security measures are for Landlord’s own protection, and Tenant acknowledges that Landlord is not a guarantor of the security or safety of any Tenant Party and that such security matters are the responsibility of Tenant); including evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after Normal Business Hours and on Sundays and Holidays, subject, however, to Tenant’s right to enter when the Building is closed after Normal Business Hours under such reasonable regulations as Landlord may prescribe from time to time;

(c)           Repairs and Maintenance. To enter the Premises at all reasonable hours to perform Landlord’s repair and maintenance obligations and rights under the Lease:

(d)           Prospective Purchasers and Lenders. To enter the Premises at all reasonable hours to show the Premises to prospective purchasers or lenders; and

(e)           Prospective Tenants. At any time during the last twelve (12) months of the Term (or earlier if Tenant has notified Landlord in writing that it does not desire to renew the Term) or at any time following the occurrence of an Event of Default, to enter the Premises at all reasonable hours to show the Premises to prospective tenants.

(f)           Any entry by Landlord pursuant to this Section 23 shall be upon reasonable prior notice to Tenant, as described in (a), above, and Landlord agrees that it shall, in exercising its rights under this Section 23. make commercially reasonable efforts to minimize interference with Tenant’s operations in the Premises.

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24.           Intentionally Omitted.

25.           Hazardous Materials.

(a)           During the term of this Lease, Tenant shall comply with all Environmental Laws (as defined in Section 25(i) below) applicable to the operation or use of the Premises, will cause all other persons occupying or using the Premises to comply with all such Environmental Laws and all insurance requirements, will immediately pay or cause to be paid all costs and expenses incurred by reason of such compliance.

(b)           Tenant shall not generate, use, treat, store, handle, release or dispose of, or permit the generation, use, treatment, storage, handling, release or disposal of Hazardous Materials (as defined in Section 25(i) hereof) on the Premises or the Complex or transport or permit the transportation of Hazardous Materials to or from the Premises or the Complex except for limited quantities of office cleaning products and office supplies used or stored at the Premises and required in connection with the routine operation and maintenance of the Premises, and in compliance with all applicable Environmental Laws.

(c)          At any time and from time to time during this lease. Landlord may perform, at Tenant’s sole cost and expense, an environmental site assessment report concerning the Premises, prepared by an environmental consulting firm chosen by Landlord, indicating the presence or absence of Hazardous Materials or radon gas caused or permitted by Tenant or any Tenant Party and the potential cost of any compliance, removal or remedial action in connection with any such Hazardous Materials on the Premises. Tenant shall grant and hereby grants to Landlord and its agents access to the Premises and specifically grants Landlord an irrevocable non-exclusive license to undertake such an assessment; and the cost of such assessment shall be immediately due and payable within thirty (30) days of receipt of an invoice therefor.

(d)          Tenant will immediately advise Landlord in writing of any of the following: (1) any pending or threatened Environmental Claim (as defined in Section 25(i) below) against Tenant relating to the Premises or the Complex; (2) any condition or occurrence on the Premises or the Complex that (a) results in noncompliance by Tenant with any applicable Environmental Law or insurance requirement, or (b) could reasonably be anticipated to form the basis of an Environmental Claim against Tenant or Landlord or the Premises; (3) any condition or occurrence on the Premises, or any property adjoining the Premises that could reasonably be anticipated to cause the Premises to be subject to any restrictions on the ownership, occupancy, use or transferability of the Premises under any Environmental Law; and (4) the actual or anticipated taking of any removal or remedial action by Tenant in response to the actual or alleged presence of any Hazardous Material on the Premises or the Complex. All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Tenant’s response thereto. In addition, Tenant will provide Landlord with copies of all communications regarding the Premises with any governmental agency relating to Environmental Laws, communications with any insurance earners relating to environmental matters regarding the Premises, all such communications with any person relating to Environmental Claims, and such detailed reports of any such Environmental Claim as may reasonably be requested by Landlord.

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(e)           Tenant will not change or permit to be changed the present use of the Premises and will not use the Premises or allow the Premises to be used in any manner that will make the Premises subject to the Industrial Site Remediation Act, N.J.S.A. 1 3:1 K-6 et seq. and the regulations promulgated thereunder, as currently in effect (“ISRA”).

(f)           Tenant agrees to indemnify, defend and hold harmless the Indemnitees from and against any and all obligations (including removal and remedial actions), losses, claims, suits, judgments, liabilities, penalties, damages (including consequential and punitive damages), costs and expenses (including reasonable attorneys’ and consultants’ fees and expenses) of any kind or nature whatsoever that may at any time be incurred by. imposed on or asserted against such Indemnitees directly or indirectly based on, or arising or resulting from (a) the actual or alleged presence of Hazardous Materials and/or radon gas on the Complex which is caused or permitted by Tenant or a Tenant Party and (b) any Environmental Claim relating in any way to Tenant’s operation or use of the Premises (the “Hazardous Materials Indemnified Matters”). The foregoing indemnity shall not include any Hazardous Materials that were located at the Premises or the Project on the Commencement Date, nor any Hazardous Materials placed on the Premises or Project by Landlord, its employees, agents, or contractors. The provisions of this Section 25 shall survive the expiration or sooner termination of this Lease.

(g)           To the extent that the undertaking in the preceding paragraph may be unenforceable because it is violative of any law or public policy, Tenant will contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of all Hazardous Materials Indemnified Matters incurred by the Indemnitees.

(h)          All sums paid and costs incurred by Landlord with respect to any Hazardous Materials Indemnified Matter shall bear interest at the Default Rate from the date so paid or incurred until reimbursed by Tenant, and all such sums and costs shall be immediately due and payable on demand.

(i)            Without limiting any of the other provisions of this Section 25, if any of Tenant’s or Tenant Party’s activities at the Premises cause it to become subject to ISRA, Tenant shall, at all applicable times and at Tenant’s sole cost and expense, comply with ISRA. Tenant shall make all submissions to, provide all information to and comply with all requirements of the New Jersey Department of Environmental Protection (“NJDEP”). Tenant shall promptly furnish to Landlord photocopies of all reports, notices, correspondence, filings and other documentation (i) pertaining to the Worker and Community Right to Know Act, N.J.S.A 34:5A-1 et seq. and the regulations promulgated thereunder; (ii) pertaining to the Hazardous Substance Discharge—Reports and Notices Act, N.J.S.A. 13:1K-15 et seq. and the regulations promulgated thereunder; and (iii) from Tenant to, or from NJDEP, the United States Environmental Protection Agency (the “EPA”), the United States Occupational Safety and Health Administration, or any other local, state or federal authority to Tenant, pertaining to ISRA or other environmental matters. Tenant shall also promptly furnish to Landlord true and complete copies of all sampling and test results obtained from samples and tests taken at and around the Premises. Tenant shall promptly provide all information in Tenant’s possession, custody or control, requested by Landlord for Landlord’s preparation of any responses required by a government agency regarding environmental conditions on the Premises. Tenant shall bear all costs and expenses, including reasonable attorney fees, expert/consultant fees, and costs or expenses of investigation and/or remediation, incurred by Landlord associated with any actions necessary to comply with ISRA. As used in this Lease, costs and expenses necessary to comply with ISRA shall include. but not be limited to, the cost or expense of preparing applications for and obtaining determinations of non-applicability by the appropriate governmental authority. The foregoing undertaking shall survive the expiration or earlier termination of this Lease and surrender of the Premises and shall also survive any sale or other conveyance of the Premises by Landlord. Notwithstanding the foregoing, if Landlord sells the Premises to anyone other than Tenant or an affiliate thereof or there is a change in control of Landlord making 1SRA applicable, the Landlord shall be responsible for all 1SRA filings and Tenant shall cooperate with Landlord in connection therewith, provided that Tenant in any event shall be responsible for all costs associated with the investigation and/or remediation of any Hazardous Substances associated with Tenant’s use of the Premises.

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Within ten (10) business days of Landlord’s request for the same, Tenant agrees to prepare and execute an affidavit in support of a request for an 1SRA non-applicability letter by Landlord in the form required under ISRA.

If in connection with ISRA or any other Environmental Law a cleanup is to be undertaken because of any spill or discharge of Hazardous Substances or other event at the Premises occurring during the term of this Lease caused by Tenant or any Tenant Party, Tenant shall prepare and submit the required plans, provide necessary financial assurances and carry out the required plans.

To the extent required by ISRA, as a condition precedent to Tenant’s right to sublease all or any portion of the Premises or to assign this Lease, Tenant shall comply with ISRA. Any consent of Landlord to an assignment or subletting shall be contingent on Landlord’s receipt of satisfactory evidence of such compliance.

Tenant will not use the Premises, or permit the Premises to be used, as a “Major Facility,” as such term is defined in N.J.S.A. 58:10-23.1lb(l). Without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole and absolute discretion. Tenant shall not operate any business, allow any subtenant to operate any business, or assign this Lease to any party that will conduct any business, at the Premises which shall have a North American Industry Classification System Number as designated in the most recent edition of the North American Industry Classification System Code prepared by the Office of Management and Budget in the Executive Office of the President of the United States which is subject to ISRA.

Tenant will keep the Premises free of any lien imposed pursuant to any Environmental Law that imposes liability for handling, storage, use, treatment, transportation, disposal or discharge of Hazardous Substances by a Tenant Party to the extent that such lien arises from Tenant’s or any Tenant Party’s use of the Premises. Tenant shall notify Landlord of any liens threatened or attached against the Premises pursuant to any Environmental Laws promptly after Tenant becomes aware of such lien. In the event that any such lien is filed against the Premises arising from the release of any Hazardous Substances, at, on or about the Premises during the Term as a result of any intentional or unintentional act or omission of Tenant, then Tenant shall, within forty-five (45) days from the date that Tenant is given notice that the lien has been placed against the Premises (or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien), either (i) pay the claim and remove the lien from the Premises or post such security with NJDEP so that NJDEP will release the lien, or (ii) furnish to Landlord or its designee either (I) a bond satisfactory to Landlord in the amount of the claim out of which the lien arises, (2) a cash deposit in the amount of the claim out of which the lien arises, or (3) other security reasonably satisfactory to the Landlord in an amount sufficient to discharge the claim out of which the lien arises.

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If at any time during the Term a release or threat of release of Hazardous Materials has occurred at the Premises, or an event or condition has occurred that results in the Premises being in violation of or subject to liability under any Environmental Law (collectively, “Environmental Condition”), or any Environmental Claim (as defined below) shall have been received by Tenant, any Tenant Party or Landlord with respect to the Premises, Tenant shall promptly take (A) all actions in respect to such Environmental Condition caused by Tenant or a Tenant Party necessary to prevent and/or eliminate any risk to human health or the environment and to comply with Environmental Law and (B) all actions in response to such Environmental Claim caused by Tenant or a Tenant Party as necessary to cure any non-compliance and resolve any liability and/or penalties arising therefrom. If Landlord determines in its sole and absolute discretion that Tenant has failed to take prompt action to cure the Environmental Condition caused by Tenant or a Tenant Party or any condition caused by Tenant or a Tenant Party giving rise to an Environmental Claim, within the shorter of (A) the time period required by any applicable Environmental Law or (B) a reasonable time period. Landlord shall have the right, but not the obligation, to undertake any investigatory and/or remedial actions in response to any such condition that Landlord deems necessary or advisable in its sole and absolute discretion to prevent and/or eliminate any risk to human health or the environment and to comply with all applicable Environmental Laws. If Landlord determines in its sole and absolute discretion that Tenant has failed to diligently defend against any such Environmental Claim or to cure any noncompliance and/or resolve any liability and/or penalties arising therefrom to Landlord’s satisfaction within a reasonable time, Landlord shall have the right, but not the obligation, at Tenant’s sole cost and expense, to undertake any actions in order to cure any non-compliance, resolve any liability and/or penalties arising therefrom, and/or defend such Environmental Claim. At all times. Tenant shall consult with and obtain Landlord’s approval in performing any investigation and/or remediation of Environmental Conditions at the Premises and defending against any Environmental Claim, including but not limited to: (i) negotiating any compliance schedule, compliance orders, clean-up standards, permit, consent agreement, consent order, memorandum of understanding or other agreement, which may be required by any governmental agency; (ii) contesting, defending, settling or otherwise resolving complaints, directives or other demands by any such governmental agency; (iii) bringing claims against, defending against and settling or otherwise resolving claims brought by, or otherwise establishing liability of or to third parties; and/or (iv) implementing any measures necessary to satisfy the agreements or other terms resulting from any such negotiation, litigation, direction by a governmental agency, or other resolution of such matters.

With regard to any remedial action Tenant undertakes pursuant to this Article 25 or pursuant to any Environmental Law, Tenant shall (i) not propose or undertake to impose any institutional or engineering controls upon the Premises, including but not limited to deed notices. declarations of environmental restrictions or environmental caps, without first obtaining the consent of Landlord (which consent may be granted or withheld in Landlord’s sole and absolute discretion), and (ii) at Landlord’s sole and absolute discretion, perform all such investigation and/or remedial activities as are necessary to comply with Environmental Laws without the use of such institutional or engineering controls.

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Tenant’s obligations and liabilities under this Article 25 shall survive the (i) the expiration or earlier termination of this Lease even if the Tenant acquires title to the Premises, and (ii) and longer period during which Landlord remains responsible or liable for any Release or threat of Release of Hazardous Substances at the Premises arising from Tenant’s use of the Premises or any violations of Environmental Laws arising from or associated with Tenant’s use of the Premises.

(j)            “Hazardous Materials” means: (i) petroleum or petroleum products, natural or synthetic gas (but not radon), asbestos in any form that is or could become friable and urea formaldehyde foam insulation and radon gas; (ii) any substances defined as or included in the definition of “hazardous substances.” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar import, under any applicable Environmental Law; and (iii) any other substance exposure which is regulated by any governmental authority.

(k)           “Environmental Law” means any federal, state or local statute, law, rule, regulation, ordinance, code, policy or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safely or Hazardous Materials, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. §§ 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. §§ 1801 et seq.; the Clean Water Act, 33 U.S.C. §§ 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq.; the Clean Air Act, 42 U.S.C. §§ 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. §§ 300f el seq.; the Atomic Energy Act, 42 U.S.C. §§ 2011 et seq.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136 et seq.; the Occupational Safety and Health Act, 29 U.S.C. §§ 651 et seq.; the New Jersey Industrial Site Recovery Act, N.J.S.A. §§ 13:lK.-6 et seq.; the New Jersey Spill Compensation and Control Act, N.J.S.A. §§58:10-23.11 et. seq.

(l)           “Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements (collectively, “Claims”) relating in any way to any Environmental Law, including without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or radon gas or arising from alleged injury or threat of injury to health, safety or the environment.

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26.          Miscellaneous.

(a)           Landlord Transfer. Landlord may transfer any portion of the Building and any of its rights under this Lease If Landlord assigns its rights under this Lease, then Landlord shall thereby be released from any further obligations hereunder arising after the date of transfer, provided that the assignee assumes Landlord’s obligations hereunder in writing.

(b)           Landlord’s Liability. The liability of Landlord (and its partners, shareholders or members) to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the terms of this Lease or any matter relating to or arising out of the occupancy or use of the Premises and/or other areas of the Building or Project or Complex shall be limited to Tenant’s actual direct, but not consequential, damages therefor and shall be recoverable only from the interest of Landlord in the Complex, including the rents, issues and profits thereof, and Landlord (and its partners, shareholders or members) shall not be personally liable for any deficiency. Additionally, to the extent allowed by Law, Tenant hereby waives any statutory lien it may have against Landlord or its assets, including without limitation. the Building.

(c)           Force Majeure. Other than for Tenant’s obligations under this Lease that can be performed by the payment of money (e.g., payment of Rent and maintenance of insurance), whenever a period of time is herein prescribed for action to be taken by either parly hereto, such party shall not be liable or responsible for. and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, terrorism, shortages of labor or materials, war. governmental laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such parly.

(d)           Brokerage. Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Lease. Each party shall indemnify, defend and hold the other harmless from and against any and all costs, expenses, reasonable attorneys’ fees and disbursements, liens and other liability for commissions or other compensation claimed by any broker or agent claiming the same by, through, or under the indemnifying party. The foregoing indemnity shall survive the expiration or earlier termination of the Lease.

(e)           Estoppel Certificates. From time to time, Tenant shall furnish to any party designated by Landlord, within ten (10) days after Landlord has made a request therefor, a certificate signed by Tenant confirming and containing such factual certifications and representations as to this Lease as Landlord may reasonably request. Unless otherwise required by Landlord’s Mortgagee or a prospective purchaser or mortgagee of the Building, the initial form of estoppel certificate to be signed by Tenant is attached hereto as Exhibit F.

(f)            Notices. All notices and other communications given pursuant to this Lease shall be in writing and shall be: (1) mailed by first class, United States Mail, postage prepaid, certified, with return receipt requested, and addressed to the parties hereto at the address specified in the Basic Lease Information; (2) hand delivered to the intended addressee; (3) sent by a nationally recognized overnight courier service; or (4) sent by facsimile transmission during Normal Business Hours followed by a copy of such notice sent in another manner permitted hereunder. The parties hereto may change their addresses by giving notice thereof to the other in conformity with this provision.

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(g)          Severability. If any clause or provision of this Lease is illegal, invalid, or unenforceable under present or future laws, then the remainder of this Lease shall not be affected thereby and in lieu of such clause or provision, there shall be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid, or unenforceable clause or provision as may be possible and be legal, valid, and enforceable.

(h)          Amendments; Binding Effect. This Lease may not be amended except by instrument in writing signed by Landlord and Tenant. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord, and no custom or practice which may evolve between the parties in the administration of the terms hereof shall waive or diminish the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms and conditions contained in this Lease shall inure to the benefit of and be binding upon the parties hereto, and upon their respective successors in interest and legal representatives, except as otherwise herein expressly provided. This Lease is for the sole benefit of Landlord and Tenant, and, other than Landlord’s Mortgagee, no third party shall be deemed a third party beneficiary hereof.

(i)            Quiet Enjoyment. Provided Tenant has performed all of its obligations hereunder. Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through, or under Landlord, but not otherwise, subject to the terms and conditions of this Lease.

(j)            No Merger. There shall be no merger of the leasehold estate hereby created with the fee estate in the Premises or any part thereof if the same person acquires or holds, directly or indirectly, this Lease or any interest in this Lease and the fee estate in the leasehold Premises or any interest in such fee estate.

(k)           No Offer. The submission of this Lease to Tenant shall not be construed as an offer, and Tenant shall not have any rights under this Lease unless Landlord executes a copy of this Lease and delivers it to Tenant.

(l)           Entire Agreement. This Lease constitutes the entire agreement between Landlord and Tenant regarding the subject matter hereof and supersedes all oral statements and prior writings relating thereto. Except for those set forth in this Lease, no representations, warranties, or agreements have been made by Landlord or Tenant to the other with respect to this Lease or the obligations of Landlord or Tenant in connection therewith. The normal rule of construction that any ambiguities be resolved against the drafting party shall not apply to the interpretation of this Lease or any exhibits or amendments hereto.

(m)         Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT. DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

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(n)          Governing Law. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located.

(o)           Recording. Tenant shall not record this Lease or any memorandum or short form of this Lease without the prior written consent of Landlord, which consent may be withheld or denied in the sole and absolute discretion of Landlord, and any recordation by Tenant shall be a material breach of this Lease. Tenant grants to Landlord a power of attorney to execute and record a release releasing any such recorded instrument of record that was recorded without the prior written consent of Landlord, which power of attorney is coupled with an interest and is non-revocable during the Term.

(p)          Joint and Several Liability. If Tenant is comprised of more than one (1) party, each such party shall be jointly and severally liable for Tenant’s obligations under this Lease. All unperformed obligations of Tenant hereunder not fully performed at the end of the Term shall survive the end of the Term, including payment obligations with respect to Rent and all obligations concerning the condition and repair of the Premises.

(q)           Financial Reports. Within fifteen (15) days after Landlord’s request. Tenant will furnish Tenant’s most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant’s internally prepared financial statements. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by providing to Landlord Tenant’s most recent annual and quarterly reports. Tenant will discuss its financial statements with Landlord and, following the occurrence of an Event of Default hereunder, will give Landlord access to Tenant’s books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant’s financial statements that Tenant designates to Landlord as confidential except: (1) to Landlord’s Mortgagee or prospective mortgagees or purchasers of the Building; (2) in litigation between Landlord and Tenant; and (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 26(q) more than once in any twelve (12) month period unless requested by Landlord’s Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

(r)            Landlord’s Fees. Whenever Tenant requests Landlord to take any action not required of it hereunder or give any consent required or permitted under this Lease, Tenant will reimburse Landlord for Landlord’s reasonable, out-of-pocket costs payable to third parties and incurred by Landlord in reviewing the proposed action or consent, including reasonable attorneys’, engineers’ or architects’ fees, within thirty (30) days after Landlord’s delivery to Tenant of a statement of such costs. Tenant will be obligated to make such reimbursement without regard to whether Landlord consents to any such proposed action.

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(s)           Telecommunications. Tenant and its telecommunications companies, including local exchange telecommunications companies and alternative access vendor services companies, shall have no right of access to and within the Building, for the installation and operation of telecommunications systems, including voice, video, data, Internet, and any other services provided over wire, fiber optic, microwave, wireless, and any other transmission systems (“Telecommunications Services”), for part or all of Tenant’s telecommunications within the Building and from the Building to any other location without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. All providers of Telecommunications Services shall be required to comply with the rules and regulations of the Building, applicable Laws and Landlord’s policies and practices for the Building. Tenant acknowledges that Landlord shall not be required to provide or arrange for any Telecommunications Services and that Landlord shall have no liability to any Tenant Party in connection with the installation, operation or maintenance of Telecommunications Services or any equipment or facilities relating thereto. Tenant, at its cost and for its own account, shall be solely responsible for obtaining all Telecommunications Services.

(t)           Confidentiality. Landlord and Tenant agree to hold the terms of this Lease in strict confidence, and will not disclose, except for any disclosure required by Laws, such terms to any person other than the respective partners, directors, officers, employees, attorneys, accountants or financing sources of Landlord and Tenant, without the prior written consent of the other parly. Notwithstanding the foregoing, Landlord may disclose any information in public notices required by Laws or otherwise traditionally made by entities similar to Landlord and the financial community.

(u)          Authority. Tenant (if a corporation, partnership or other business entity) hereby represents and warrants to Landlord that Tenant is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Tenant is authorized to do so. Landlord hereby represents and warrants that it is a duly formed and existing entity qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to execute and deliver this Lease, and that each person signing on behalf of Landlord is authorized to do so.

(v)          List of Exhibits. All exhibits and attachments attached hereto are incorporated herein by this reference.

Exhibit A -	Outline of Premises
Exhibit B -	Additional Rent, Taxes and Insurance
Exhibit C -	Tenant Finish Work
Exhibit D -	Building Rules and Regulations

[REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS.]

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This Lease is executed on the respective dates set forth below, but for reference purposes,’ this Lease shall be dated as of the date first above written. If the execution date is left blank, this Lease shall be deemed executed as of the date first written above.

LANDLORD:

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

By:
Name:	Howard Orel
Title:	Manager

TENANT:

CONTINUUM HEALTH ALLIANCE, LLC

By:
Name:	John M Tedeschi
Title:	CEO

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EXHIBIT A

DESCRIPTION OF PREMISES

A-1

EXHIBIT B

ADDITIONAL RENT, TAXES, AND INSURANCE

1.            Additional Rent. Tenant shall pay to Landlord the amount (“Additional Rent”) of the Operating Costs (defined below) to Landlord on a monthly basis with the payment of Base Rent. Landlord may make a good faith estimate of the Additional Rent to be due by Tenant for any calendar year or part thereof during the Term. During each calendar year or partial calendar year of the Term after the Base Year, Tenant shall pay to Landlord, in advance concurrently with each monthly installment of Base Rent, an amount equal to the estimated Additional Rent for such calendar year or part thereof divided by the number of months therein. From time to time, Landlord may estimate and re-estimate the Additional Rent to be due by Tenant and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Additional Rent payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question. Tenant shall have paid all of the Additional Rent as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment as herein provided when actual Operating Costs are available for each calendar year.

2.            Operating Costs. The term “Operating Costs” shall mean all expenses and disbursements (subject to the limitations set forth below) that Landlord incurs in connection with the ownership, operation, and maintenance of the Project or Complex, as applicable, determined in accordance with sound accounting principles consistently applied, including the following costs: (a) wages and salaries of all on-site employees engaged in the management, operation, maintenance, repair or security of the Project or Complex, as applicable (together with Landlord’s reasonable allocation of expenses of off-site employees who perform a portion of their services in connection with the operation, maintenance or security of the Project or Complex, as applicable), including taxes, insurance and benefits relating thereto; (b) all supplies and materials used in the operation, maintenance, repair, replacement, and security of the Project or Complex, as applicable; (c) costs for improvements, whether capital or not made to the Project or Complex; (d) cost of all utilities; (e) repairs, replacements, and general maintenance of the Project or Complex, as applicable; (f) fair market rental and other costs with respect to the management office for the Building or Complex, if any; and (g) service, maintenance and management contracts with independent contractors for the operation, maintenance, management, repair, replacement, or security of the Project or Complex, as applicable. If the Building is part of a Complex, Operating Costs may be prorated among the Project and the other buildings of the Complex, as reasonably determined by Landlord.

Operating Costs shall not include costs for: (1) repair, replacements and general maintenance paid by proceeds of insurance or by Tenant or other third parties; (2) interest, amortization or other payments on loans to Landlord; (3) depreciation; (4) leasing commissions; (5) legal expenses for services, other than those that benefit the Project or Complex tenants, as applicable (e.g., tax disputes).

B-1

3.            Taxes. Tenant shall also pay all Taxes for each year and partial year falling within the Term. Tenant shall pay the Taxes in the same manner as provided above for the Operating Costs. “Taxes” shall mean taxes, assessments, and governmental charges or fees whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently (axing or by others, subsequently created or otherwise, and any other taxes and assessments (including non-governmental assessments for common charges under a restrictive covenant or other private agreement that are not treated as part of Operating Costs) now or hereafter attributable to the Project or Complex, as applicable (or its operation), excluding, however, penalties and interest thereon and federal and state taxes on income (if the present method of taxation changes so that in lieu of or in addition to the whole or any part of any Taxes, there is levied on Landlord a capital tax directly on the rents received therefrom or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Project or Complex, as applicable, then all such taxes, assessments, or charges, or the part thereof so based, shall be deemed to be included within the term “Taxes” for purposes hereof). Taxes shall include the costs of consultants retained in an effort to lower taxes and all costs incurred in disputing any taxes or in seeking to lower the tax valuation of the Project. For property tax purposes, to the extent allowed by Law, Tenant waives all rights to protest or appeal the appraised value of the Premises, as well as the Project and Complex, and all rights to receive notices of reappraisement.

4.             Insurance. Tenant shall also pay the cost of Insurance for each year and partial year falling within the Term. Tenant shall pay the cost of Insurance in the same manner as provided above for the Operating Costs. “Insurance” shall mean property, liability and other insurance coverages carried by Landlord, including without limitation deductibles and risk retention programs and an allocation of a portion of the cost of blanket insurance policies maintained by Landlord and/or its affiliates.

5.            Operating Costs and Tax and Insurance Statement. By [May 1] of each calendar year, or as soon thereafter as practicable. Landlord shall furnish to Tenant a statement of Operating Costs for the previous year, and of the Taxes and Insurance for the previous year (the “Operating Costs. Tax and Insurance Statement”). If Tenant’s estimated payments of Operating Costs or Taxes or Insurance under this Exhibit B for the year covered by the Operating Costs. Tax and Insurance Statement exceed Tenant’s payments of such items as indicated in the Operating Costs. Tax and Insurance Statement, then Landlord shall promptly credit or reimburse Tenant for such excess; likewise, if Tenant’s estimated payments of Operating Costs, Taxes or Insurance under this Exhibit B for such year are less than Tenant’s payments of such items as indicated in the Operating Costs, Tax and Insurance Statement, then Tenant shall promptly pay Landlord such deficiency, notwithstanding that the Term has expired and Tenant has vacated the Premises. Within sixty (60) days (the “Audit Election Period”) after Landlord furnishes to Tenant the Operating Costs, Tax and Insurance Statement for any calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs, Taxes and Insurance for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national standing; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement (“or Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. Notwithstanding the foregoing, Tenant shall have no right to conduct an audit if Landlord furnishes to Tenant an audit report for the calendar year in question prepared by an independent certified public accounting firm of recognized national standing (whether originally prepared for Landlord or another party). This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs, Taxes and Insurance. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or. if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or earlier termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If the audit proves that Landlord’s calculation of Operating Costs, Taxes and Insurance for the calendar year under inspection was overstated by more than five percent (5%) in the aggregate, then, after verification. Landlord shall pay Tenant’s actual reasonable out-of-pocket audit and inspection fees applicable to the review of said calendar year statement within thirty (30) days after receipt of Tenant’s invoice therefore.

B-2

EXHIBIT C

TENANT FINISH-WORK: ALLOWANCE

1.             Acceptance of Premises. Tenant accepts the Premises in their “AS-IS” condition on the date that this Lease is entered into.

2.             Space Plans. Landlord and Tenant acknowledge their agreement and approval of the Plans attached as Exhibit 1 hereto depicting improvements to be installed in the Premises (the “Plans”).

3.             Construction Representatives. Landlord’s and Tenant’s representatives for coordination of construction and approval of change orders will be as follows, provided that either party may change its representative upon written notice to the other;

Landlord’s Representative:

Telephone:
Telecopy:

Tenant’s Representative:

Telephone:
Telecopy:

4.              Miscellaneous. To the extent not inconsistent with this Exhibit, Sections 8(a) and 21 of this Lease shall govern the performance of the Work and Landlord’s and Tenant’s respective rights and obligations regarding the improvements installed pursuant thereto.

C-1

EXHIBIT 1

Space Plans

C-2

EXHIBIT D

BUILDING RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith, and the appurtenances thereto:

1.             Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

2.             Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

3.             No signs, advertisements or notices (other than those that are not visible outside the Premises) shall be painted or affixed on or to any windows or doors or other part of the Building without the prior written consent of Landlord.

4.             Landlord shall provide all door locks in each tenant’s leased premises, at the cost of such tenant, and no tenant shall place any additional door locks in its leased premises without Landlord’s prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant’s leased premises, at such tenant’s cost, and no tenant shall make a duplicate thereof.

5.             If the Building is multi-tenant, movement in or out of the Building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord’s supervision at such limes and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

6.             Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant’s property while in the Building, shall be repaired at the expense of such tenant.

7.             Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals (other than seeing-eye dogs) shall be brought into or kept in, on or about any tenant’s leased premises. No portion of any tenant’s leased premises shall at any time be used or occupied as sleeping or lodging quarters.

D-1

8.             Tenant shall not make or permit any vibration or improper, objectionable or unpleasant noises or odors in the Building or otherwise interfere in any way with other tenants or persons having business with them.

9.             No machinery of any kind (other than normal office equipment) shall be operated by any tenant on its leased area without Landlord’s prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance (other than typical office supplies (e.g., photocopier toner) used in compliance with all Laws).

10.           Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant’s leased premises or public areas regardless of whether such loss occurs when the area is locked against entry or not.

11.           No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, other than those used for Tenant’s employees.

12.           Tenant shall not conduct any activity on or about the Premises or Building which will draw pickets, demonstrators, or the like.

13.           No tenant may enter into phone rooms, electrical rooms, mechanical rooms, or other service areas of the Building unless accompanied by Landlord or the Building manager.

14.           Tenant shall not permit its employees, invitees or guests to smoke in the Premises or the lobbies, passages, corridors, elevators, vending rooms, rest rooms, stairways or any other areas in the Building. Nor shall the tenant permit its employees, invitees, or guests to loiter at the Building entrances for the purposes of smoking. Landlord may, but shall not be required to, designate an area for smoking outside the Building.

15.           Canvassing, soliciting or peddling in or about the Premises or the Property is prohibited and Tenant shall cooperate to prevent same.

D-2

EXHIBIT F

Title Affidavit

ON THE _______________ DAY OF _________________ , 2015, before me, the subscribed, personally appeared the undersigned, who being duly sworn according to law and intending to be legally bound, depose(s) and say(s):

That Lippincott Real Estate Associates, LLC is the owner of the property known as 402 & 404 Lippincott Drive, Marlton, New Jersey (the “Property”).

To the best of the knowledge, information and belief of each of the undersigned, there have been no repairs, additions or improvements made, ordered or contracted to be made on or to the premises by or on behalf of the undersigned, nor are there any appliances or fixtures attached to said premises, which have not been paid for in full; and that there are no outstanding claims for any such work or item.

That the Grantor is/are in actual possession of the entire premises, and there are no leases or agreements affecting the premises, or any part thereof, outstanding, other than those that are presently being assigned.

That the party executing on behalf of the owner are authorized to execute and deliver all documents and are of full legal age and in every respect competent to convey or encumber the title to the Property in question.

The deponent(s) aver(s) the foregoing statements to be his/her/their/its knowledge and belief.

By:
Name:
Title:

SUBSCRIBED AND SWORN TO before me, a Notary Public of the State of ______ the date and year hereinabove set forth.

Notary Public

My Commission Expires:

EXHIBIT G

Insurance

[Attached]

THE HARTFORD

*2000213NX71800115 01007

01LIPPENCOTT REAL ESTATE ASSOC, LLC

C/O HOWARD OREL MD 113 FELLSWOOD DR
MOORESTOWN NJ 08057

RE: Policy Type: BUSINESS OWNERS
Policy Number: 13 SBA NX7180

Renewal Date: 12/16/14

Thank you for being a loyal customer of The Hartford.

Enclosed are renewal documents for your BUSINESS OWNERS policy, which is scheduled to renew on 12/16/14. Along with a new Declarations Page, which details the coverages provided by your BUSINESS OWNERS policy, we are enclosing important policy documents. Please be aware that you will receive an invoice for the new policy term approximately 30 days prior to the renewal date; no action is required now.

To ensure the premium you paid for this past policy term was accurate, we may contact you by letter, phone or email to conduct a premium audit. If contacted, we will advise what information is needed to complete the audit.

Should you have questions about your policy, please feel free to contact us at (866) 467-8730. We are available Monday – Friday; 7 am to 7 pm CST. For your convenience, you can also pay your bill and request certain documents, such as Certificates of Insurance and Auto Identification cards online, any time, day or night. To learn more about our Online Service capabilities, visit the Business Service Center at www.thehartford.com/servicecenter where you also have access to tips, tools and coverage information designed to help protect the business you've worked so hard to build.

On behalf of **JOHN MORGAN MCLACHLAN AGCY INC/PHS** and The Hartford, we appreciate the opportunity to have been of service to you this past year and look forward to serving your business insurance needs for the upcoming year.

Sincerely,

Your Hartford Team

POLICYHOLDER NOTICE - NEW JERSEY

Date: 11/03/14

Policy Number: 13 SBA NX7180

Renewal Date: 12/16/14

THE HARTFORD

The Hartford Company: SENTINEL INSURANCE COMPANY, LIMITED

Your Hartford Agent: **JOHN MORGAN MCLACHLAN AGCY INC/PHS** (866) 467-8730

01LIPPENCOTT REAL ESTATE ASSOC, LLC

C/O HOWARD OREL MD 113 FELLSWOOD DR
MOORESTOWN NJ 08057

*2000213NX71800115 00362

Dear Valued Hartford Customer,

Your current policy provided by The Hartford will expire shortly. The purpose of this notice is to advise you of your premium as well as any changes to your policy for the upcoming policy term. This is not a bill. You will receive a separate bill for all or part of the premium due for your upcoming policy.

A. **Policy Premium**
The premium indicated below is based on the underwriting information that we currently have on file and may be subject to change based on additional information that may be developed during the underwriting process. If you desire additional information regarding your premium determination, please contact your agent or broker, or you may contact us directly.

New Premium = $ 23,247.00

B. **Coverage Changes (if applicable)**
Your policy for the upcoming term will include certain reductions or additional restrictions in coverage, as indicated by an (x) below.

( ) Increase in Deductible to:

( ) Reduction in Limits to:

( ) Reductions in Coverage:

( ) Other Changes, Clarifications or Restrictions in Coverage:

You may receive other notices of coverage changes for the upcoming policy term under separate cover. Those other changes will apply in addition to the changes described above.

C. **Transfer to Another Company of The Hartford**
( ) Due to a change in rate that will apply to your upcoming term, your policy will be written by another insurance company of The Hartford. Your payment of the premium will constitute your consent to the transfer.

Some states consider the change(s) described in this notice to be a nonrenewal of your prior policy, in which case this is our notice to you in compliance with the applicable law.

Form IH 70 39 01 13 (WC 66 03 64 B)

Page 1

POLICY NUMBER: 13 SBA NX7180

THIS ENDORSEMENT IS ATTACHED TO AND MADE PART OF YOUR POLICY IN RESPONSE TO THE DISCLOSURE REQUIREMENTS OF THE TERRORISM RISK INSURANCE ACT.

DISCLOSURE PURSUANT TO TERRORISM RISK INSURANCE ACT

*3100213NX71800115 01010

SCHEDULE

Terrorism Premium (Certified Acts):

$ $433.00

A. Disclosure Of Premium

In accordance with the federal Terrorism Risk Insurance Act, as amended ("TRIA"), we are required to provide you with a notice disclosing the portion of your premium, if any, attributable to coverage for certified acts of terrorism under TRIA. The portion of your premium attributable to such coverage is shown in the Schedule of this endorsement.

B. Disclosure Of Federal Share Of Terrorism Losses

The United States Department of the Treasury will reimburse insurers for 85% of that portion of insured losses attributable to "certified acts of terrorism" under TRIA that exceeds the applicable insurer deductible.

However, if aggregate industry insured losses under TRIA exceed $100 billion in a Program Year (January 1 through December 31), the Treasury shall not make any payment for any portion of the amount of such losses that exceeds $100 billion. The United States government has not charged any premium for their participation in covering terrorism losses.

C. Cap On Insurer Liability for Terrorism Losses

If aggregate industry insured losses attributable to "certified acts of terrorism" under TRIA exceed $100 billion in a Program Year (January 1 through December 31) and we have met, or will meet, our insurer deductible under TRIA, we shall not be liable for the payment of any portion of the amount of such losses that exceed $100 billion. In such case, your coverage for terrorism losses may be reduced on a pro-rata basis in accordance with procedures established by the Treasury, based on its estimates of aggregate industry losses and our estimate that we will exceed our insurer deductible. In accordance with the Treasury's procedures, amounts paid for losses may be subject to further adjustments based on differences between actual losses and estimates.

D. All other terms and conditions remain the same.

Form SS 83 76 03 12 Page 1 of 1

© 2012, The Hartford
(Includes copyrighted material of the Insurance Services Office, Inc., with its permission.)

IMPORTANT NOTICE TO POLICYHOLDERS

To help your insurance keep pace with increasing costs, we have increased your amount of insurance . . . giving you better protection in case of either a partial, or total loss to your property.

If you feel the new amount is not the proper one, please contact your agent or broker.

*3100213NX71800115 01011

Form PC-374-0 Printed in U.S.A.

NEW JERSEY EARTHQUAKE INSURANCE AVAILABILITY NOTICE

All insureds and applicants are cautioned that commercial fire and extended coverage insurance policies do not provide coverage for earthquake damage.

The definition of an ***earthquake***:

- is a shaking or trembling of the earth that is geologic or tectonic in nature;
- includes shock waves or tremors before, during or after a volcanic eruption; and
- can also include after shocks that occur within a seventy-two hour period following an ***earthquake***.

A typical commercial fire and extended coverage insurance policy:

- **does not** cover the cost to replace or repair your damaged dwelling, premises or structures, such as garages, resulting from an ***earthquake***.
- **does not** cover the cost to replace or repair the contents of your business if the damages result from an ***earthquake***; and
- **does not** pay for any additional business expenses if your property is badly damaged or destroyed by an ***earthquake***.

***Earthquake* insurance is available through an endorsement to your policy for an additional premium. The decision to purchase earthquake insurance is one that should be carefully considered based on individual circumstances.**

Historically, an earthquake in New Jersey is a rare event, although the possibility exists that it could happen. Over the five year period from 1997 to 2002, for every $1 of ***earthquake*** insurance premium, 3/10 of one cent has been paid out for losses.

Please contact your Hartford agent or broker if you have any questions or want additional information on how you can obtain *earthquake* insurance.

This notice is a general description of coverage and does not change, modify or invalidate any of the provisions, terms or conditions of your policy or endorsements.

*3100213NX71800115 01012

Form G-3313-0

Page 1 of 1

80 This **Spectrum Policy** consists of the Declarations, Coverage Forms, Common Policy Conditions and any
71 other Forms and Endorsements issued to be a part of the Policy. This insurance is provided by the stock
NX insurance company of The Hartford Insurance Group shown below.
SBA

INSURER: SENTINEL INSURANCE COMPANY, LIMITED
ONE HARTFORD PLAZA, HARTFORD, CT 06155
COMPANY CODE: A

THE HARTFORD

Policy Number: 13 SBA NX7180 DW

SPECTRUM POLICY DECLARATIONS

ORIGINAL

*3100213NX71800115 01013

Named Insured and Mailing Address: 01LIPPENCOTT REAL ESTATE ASSOC, LLC
(No., Street, Town, State, Zip Code)
C/O HOWARD OREL MD 113 FELLSWOOD DR
MOORESTOWN NJ 08057

Policy Period: **From** 12/16/14 **To** 12/16/15 1 YEAR
12:01 a.m., Standard time at your mailing address shown above. **Exception:** 12 noon in New Hampshire.

Name of Agent/Broker: JOHN MORGAN MCLACHLAN AGCY INC/PHS
Code: 657580

Previous Policy Number: 13 SBA NX7180

Named Insured is: LIMITED LIAB CORP

Audit Period: NON-AUDITABLE

Type of Property Coverage: SPECIAL

Insurance Provided: In return for the payment of the premium and subject to all of the terms of this policy, we agree with you to provide insurance as stated in this policy.

TOTAL ANNUAL PREMIUM IS: $23,247

NJPLGA SURCHARGE: $ 209.00

Countersigned by Susan L. Castaneda
Authorized Representative

11/03/14
Date

Form SS 00 02 12 06
Process Date: 11/03/14

Page 001 (CONTINUED ON NEXT PAGE)
Policy Expiration Date: 12/16/15

INSURED COPY

SPECTRUM POLICY DECLARATIONS (Continued)
POLICY NUMBER: 13 SBA NX7180

Location(s), Building(s), Business of Named Insured and Schedule of Coverages for Premises as designated by Number below.

Location: 001 **Building:** 001

402-404 LIPPINCOTT ROAD
MARLTON NJ 08053

Description of Business:
Building Owner - Lessors Risk Only - Office Occupancy

Deductible: $ 2,500 PER OCCURRENCE

BUILDING AND BUSINESS PERSONAL PROPERTY	LIMITS OF INSURANCE
BUILDING	
REPLACEMENT COST	$11,028,500
BUSINESS PERSONAL PROPERTY	
REPLACEMENT COST	$ 59,800
PERSONAL PROPERTY OF OTHERS	
REPLACEMENT COST	NO COVERAGE
MONEY AND SECURITIES	
INSIDE THE PREMISES	$ 10,000
OUTSIDE THE PREMISES	$ 5,000

MORTGAGE HOLDER: 'A' APPLIES

Form SS 00 02 12 06
Process Date: 11/03/14
Page 002 (CONTINUED ON NEXT PAGE)
Policy Expiration Date: 12/16/15

SPECTRUM POLICY DECLARATIONS (Continued)
POLICY NUMBER: 13 SBA NX7180

Location(s), Building(s), Business of Named Insured and Schedule of Coverages for Premises as designated by Number below.

Location: 001 **Building:** 001

PROPERTY OPTIONAL COVERAGES APPLICABLE TO THIS LOCATION	LIMITS OF INSURANCE
SUPER STRETCH FOR BUSINESS SERVICES FORM: SS 40 05 THIS FORM INCLUDES MANY ADDITIONAL COVERAGES AND EXTENSIONS OF COVERAGES. A SUMMARY OF THE COVERAGE LIMITS IS ATTACHED.	
LIMITED FUNGI, BACTERIA OR VIRUS COVERAGE: FORM SS 40 93 THIS IS THE MAXIMUM AMOUNT OF INSURANCE FOR THIS COVERAGE, SUBJECT TO ALL PROPERTY LIMITS FOUND ELSEWHERE ON THIS DECLARATION.	$ 50,000
INCLUDING BUSINESS INCOME AND EXTRA EXPENSE COVERAGE FOR:	30 DAYS

*3100213NX71800115 01014

Form SS 00 02 12 06
Process Date: 11/03/14
Page 003 (CONTINUED ON NEXT PAGE)
Policy Expiration Date: 12/16/15

SPECTRUM POLICY DECLARATIONS (Continued)
POLICY NUMBER: 13 SBA NX7180

PROPERTY OPTIONAL COVERAGES APPLICABLE TO ALL LOCATIONS	LIMITS OF INSURANCE
BUSINESS INCOME AND EXTRA EXPENSE COVERAGE COVERAGE INCLUDES THE FOLLOWING COVERAGE EXTENSIONS:	12 MONTHS ACTUAL LOSS SUSTAINED
ACTION OF CIVIL AUTHORITY:	30 DAYS
EXTENDED BUSINESS INCOME:	30 CONSECUTIVE DAYS
EQUIPMENT BREAKDOWN COVERAGE COVERAGE FOR DIRECT PHYSICAL LOSS DUE TO: MECHANICAL BREAKDOWN, ARTIFICIALLY GENERATED CURRENT AND STEAM EXPLOSION	
THIS ADDITIONAL COVERAGE INCLUDES THE FOLLOWING EXTENSIONS	
HAZARDOUS SUBSTANCES	$ 50,000
EXPEDITING EXPENSES	$ 50,000
MECHANICAL BREAKDOWN COVERAGE ONLY APPLIES WHEN BUILDING OR BUSINESS PERSONAL PROPERTY IS SELECTED ON THE POLICY	
IDENTITY RECOVERY COVERAGE FORM SS 41 12	$ 15,000

Form SS 00 02 12 06
Process Date:11/03/14
Page 004 (CONTINUED ON NEXT PAGE)
Policy Expiration Date: 12/16/15

SPECTRUM POLICY DECLARATIONS (Continued)
POLICY NUMBER: 13 SBA NX7180

*3100213NX71800115 01015

BUSINESS LIABILITY	LIMITS OF INSURANCE
LIABILITY AND MEDICAL EXPENSES	$1,000,000
MEDICAL EXPENSES - ANY ONE PERSON	$ 10,000
PERSONAL AND ADVERTISING INJURY	$1,000,000
DAMAGES TO PREMISES RENTED TO YOU ANY ONE PREMISES	$1,000,000
AGGREGATE LIMITS	
PRODUCTS-COMPLETED OPERATIONS	$2,000,000
GENERAL AGGREGATE	$2,000,000
EMPLOYMENT PRACTICES LIABILITY COVERAGE: FORM SS 09 01	
EACH CLAIM LIMIT	$ 10,000
DEDUCTIBLE - EACH CLAIM LIMIT NOT APPLICABLE	
AGGREGATE LIMIT	$ 10,000
RETROACTIVE DATE: 12162009	

This **Employment Practices Liability Coverage** contains claims made coverage. Except as may be otherwise provided herein, specified coverages of this insurance are limited generally to liability for injuries for which claims are first made against the insured while the insurance is in force. Please read and review the insurance carefully and discuss the coverage with your Hartford Agent or Broker.

The Limits of Insurance stated in this Declarations will be reduced, and may be completely exhausted, by the payment of "defense expense" and, in such event, The Company will not be obligated to pay any further "defense expense" or sums which the insured is or may become legally obligated to pay as "damages".

AMENDMENT OF LIQUOR LIABILITY
EXCLUSION: FORM SS 40 34
DESCRIPTION OF ACTIVITY:
NONE

BUSINESS LIABILITY OPTIONAL
COVERAGES

Form SS 00 02 12 06
Process Date: 11/03/14
Page 005 (CONTINUED ON NEXT PAGE)
Policy Expiration Date: 12/16/15

SPECTRUM POLICY DECLARATIONS (Continued)
POLICY NUMBER: 13 SBA NX7180

BUSINESS LIABILITY OPTIONAL COVERAGES (Continued)	LIMITS OF INSURANCE
HIRED/NON-OWNED AUTO LIABILITY FORM: SS 01 69	$1,000,000
UMBRELLA LIABILITY - SEE SCHEDULE ATTACHED	

Form SS 00 02 12 06
Process Date: 11/03/14
Page 006 (CONTINUED ON NEXT PAGE)
Policy Expiration Date: 12/16/15

SPECTRUM POLICY DECLARATIONS (Continued)
POLICY NUMBER: 13 SBA NX7180

MORTGAGE HOLDER 'A':

COLUMBIA BANK
SOUTHERN NJ COMMERCIAL LEASING
WHITE HORSE & ECHELON ROAD
VOORHEES, NJ. 08043

*3100213NX71800115 01016

Form Numbers of Forms and Endorsements that apply:

SS 00 01 03 14	SS 00 05 10 08	SS 00 07 07 05	SS 00 08 04 05
SS 84 32 09 07	SS 01 30 04 08	SS 01 69 09 09	SS 10 39 07 05
SS 04 15 07 05	SS 04 19 04 09	SS 04 22 07 05	SS 04 30 07 05
SS 04 39 07 05	SS 04 41 04 09	SS 04 42 09 07	SS 04 44 07 05
SS 04 45 07 05	SS 04 46 09 14	SS 04 47 04 09	SS 04 78 07 05
SS 04 80 03 00	SS 04 86 03 00	SS 40 05 09 07	SS 40 18 07 05
SS 40 34 03 00	SS 40 93 07 05	SS 41 12 12 07	SS 41 51 10 09
SS 41 62 06 11	SS 41 63 06 11	IH 10 01 09 86	SS 05 47 09 01
SS 50 57 04 05	SS 09 01 10 08	SS 50 19 03 12	IH 99 40 04 09
IH 99 41 04 09	SX 80 01 06 97	SS 38 25 12 07	SS 83 76 03 12

Form SS 00 02 12 06
Process Date: 11/03/14
Page 007
Policy Expiration Date: 12/16/15

*3100213NX71800115 01017

COMMON POLICY CONDITIONS

Form SS 00 05 10 08

© 2008, The Hartford

QUICK REFERENCE - SPECTRUM POLICY

DECLARATIONS
and
COMMON POLICY CONDITIONS

I. DECLARATIONS

Named Insured and Mailing Address
Policy Period
Description and Business Location
Coverages and Limits of Insurance

II. COMMON POLICY CONDITIONS

	Beginning on Page
A. Cancellation	1
B. Changes	1
C. Concealment, Misrepresentation Or Fraud	2
D. Examination Of Your Books And Records	2
E. Inspections And Surveys	2
F. Insurance Under Two Or More Coverages	2
G. Liberalization	2
H. Other Insurance - Property Coverage	2
I. Premiums	2
J. Transfer Of Rights Of Recovery Against Others To Us	2
K. Transfer Of Your Rights And Duties Under This Policy	3
L. Premium Audit	3

Form SS 00 05 10 08

COMMON POLICY CONDITIONS

All coverages of this policy are subject to the following conditions.

A. Cancellation

1. The first Named Insured shown in the Declarations may cancel this policy by mailing or delivering to us advance written notice of cancellation.

2. We may cancel this policy by mailing or delivering to the first Named Insured written notice of cancellation at least:

a. 5 days before the effective date of cancellation if any one of the following conditions exists at any building that is Covered Property in this policy:

(1) The building has been vacant or unoccupied 60 or more consecutive days. This does not apply to:

(a) Seasonal unoccupancy; or

(b) Buildings in the course of construction, renovation or addition.

Buildings with 65% or more of the rental units or floor area vacant or unoccupied are considered unoccupied under this provision.

(2) After damage by a Covered Cause of Loss, permanent repairs to the building:

(a) Have not started; and

(b) Have not been contracted for,

within 30 days of initial payment of loss.

(3) The building has:

(a) An outstanding order to vacate;

(b) An outstanding demolition order; or

(c) Been declared unsafe by governmental authority.

(4) Fixed and salvageable items have been or are being removed from the building and are not being replaced. This does not apply to such removal that is necessary or incidental to any renovation or remodeling.

(5) Failure to:

(a) Furnish necessary heat, water, sewer service or electricity for 30 consecutive days or more, except during a period of seasonal unoccupancy; or

(b) Pay property taxes that are owing and have been outstanding for more than one year following the date due, except that this provision will not apply where you are in a bona fide dispute with the taxing authority regarding payment of such taxes.

b. 10 days before the effective date of cancellation if we cancel for nonpayment of premium.

c. 30 days before the effective date of cancellation if we cancel for any other reason.

3. We will mail or deliver our notice to the first Named Insured's last mailing address known to us.

4. Notice of cancellation will state the effective date of cancellation. The policy period will end on that date.

5. If this policy is canceled, we will send the first Named Insured any premium refund due. Such refund will be pro rata. If the first Named Insured cancels, the refund may be less than pro rata. The cancellation will be effective even if we have not made or offered a refund.

6. If notice is mailed, proof of mailing will be sufficient proof of notice.

B. Changes

This policy contains all the agreements between you and us concerning the insurance afforded. The first Named Insured shown in the Declarations is authorized to make changes in the terms of this policy with our consent. This policy's terms can be amended or waived only by endorsement issued by us and made a part of this policy.

*3100213NX71800115 01018

Form SS 00 05 10 08 **Page 1 of 3**

© 2008, The Hartford
(Includes copyrighted material of Insurance Services Office, Inc. with its permission)

COMMON POLICY CONDITIONS

C. Concealment, Misrepresentation Or Fraud

This policy is void in any case of fraud by you as it relates to this policy at any time. It is also void if you or any other insured, at any time, intentionally conceal or misrepresent a material fact concerning:

1. This policy;
2. The Covered Property;
3. Your interest in the Covered Property; or
4. A claim under this policy.

D. Examination Of Your Books And Records

We may examine and audit your books and records as they relate to the policy at any time during the policy period and up to three years afterward.

E. Inspections And Surveys

1. We have the right but are not obligated to:
   a. Make inspections and surveys at any time;
   b. Give you reports on the conditions we find; and
   c. Recommend changes.
2. Any inspections, surveys, reports or recommendations will relate only to insurability and the premiums to be charged. We do not make safety inspections. We do not undertake to perform the duty of any person or organization to provide for the health or safety of any person. We do not represent or warrant that conditions:
   a. Are safe or healthful; or
   b. Comply with laws, regulations, codes or standards.
3. This condition applies not only to us, but also to any rating, advisory, rate service or similar organization which makes insurance inspections, surveys, reports or recommendations on our behalf.

F. Insurance Under Two Or More Coverages

If two or more of this policy's coverages apply to the same loss or damage, we will not pay more than the actual amount of the loss or damage.

G. Liberalization

If we adopt any revision that would broaden the coverage under this policy without additional premium within 45 days prior to, or at any time during, the policy period, the broadened coverage will immediately apply to this policy.

H. Other Insurance - Property Coverage

If there is other insurance covering the same loss or damage, we will pay only for the amount of covered loss or damage in excess of the amount due from that other insurance, whether you can collect on it or not. But we will not pay more than the applicable Limit of Insurance.

I. Premiums

1. The first Named Insured shown in the Declarations:
   a. Is responsible for the payment of all premiums; and
   b. Will be the payee for any return premiums we pay.
2. The premium shown in the Declarations was computed based on rates in effect at the time the policy was issued. If applicable, on each renewal, continuation or anniversary of the effective date of this policy, we will compute the premium in accordance with our rates and rules then in effect.
3. With our consent, you may continue this policy in force by paying a continuation premium for each successive one-year period. The premium must be:
   a. Paid to us prior to the anniversary date; and
   b. Determined in accordance with Paragraph **2.** above.

   Our forms then in effect will apply. If you do not pay the continuation premium, this policy will expire on the first anniversary date that we have not received the premium.
4. Changes in exposures or changes in your business operation, acquisition or use of locations that are not shown in the Declarations may occur during the policy period. If so, we may require an additional premium. That premium will be determined in accordance with our rates and rules then in effect.

J. Transfer Of Rights Of Recovery Against Others To Us

Applicable to Property Coverage:

If any person or organization to or for whom we make payment under this policy has rights to recover damages from another, those rights are transferred to us to the extent of our payment. That person or organization must do everything necessary to secure our rights and must do nothing after loss to impair them. But you may waive your rights against another party in writing:

1. Prior to a loss to your Covered Property; or
2. After a loss to your Covered Property only if, at time of loss, that party is one of the following:

Page 2 of 3

Form SS 00 05 10 08

COMMON POLICY CONDITIONS

a. Someone insured by this insurance;

b. A business firm:

(1) Owned or controlled by you; or

(2) That owns or controls you; or

c. Your tenant.

You may also accept the usual bills of lading or shipping receipts limiting the liability of carriers.

This will not restrict your insurance.

K. Transfer Of Your Rights And Duties Under This Policy

Your rights and duties under this policy may not be transferred without our written consent except in the case of death of an individual Named Insured.

If you die, your rights and duties will be transferred to your legal representative but only while acting within the scope of duties as your legal representative. Until your legal representative is appointed, anyone having proper temporary custody of your property will have your rights and duties but only with respect to that property.

L. Premium Audit

a. We will compute all premiums for this policy in accordance with our rules and rates.

b. The premium amount shown in the Declarations is a deposit premium only. At the close of each audit period we will compute the earned premium for that period. Any additional premium found to be due as a result of the audit are due and payable on notice to the first Named Insured. If the deposit premium paid for the policy term is greater than the earned premium, we will return the excess to the first Named Insured.

c. The first Named Insured must maintain all records related to the coverage provided by this policy and necessary to finalize the premium audit, and send us copies of the same upon our request.

Our President and Secretary have signed this policy. Where required by law, the Declarations page has also been countersigned by our duly authorized representative.

Terence Shields, Secretary

André A. Napoli, President

*3100213NX71800115 01019

Form SS 00 05 10 08

Page 3 of 3

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

TEMPERATURE CHANGE

This endorsement modifies insurance provided under the following:

STANDARD PROPERTY COVERAGE FORM
SPECIAL PROPERTY COVERAGE FORM

This coverage applies only when it is indicated in the Declarations. The provisions of this policy apply to the coverage stated in this endorsement, except as indicated below.

A. We will pay for direct physical loss of or physical damage to "perishable stock" at the "scheduled premises" caused by or resulting from:

1. A change in temperature or humidity resulting from:

(a) Mechanical breakdown or failure of:

(1) Stationary heating plants; or

(2) Refrigerating, cooling or humidity control apparatus or equipment;

But only while such plants, equipment or apparatus are at the "scheduled premises".

(b) Complete or partial failure of electric power, either on or away from your "scheduled premises". Such failure of power must be due to conditions beyond your control; or

2. Contamination by a refrigerant.

B. SELLING PRICE

We will determine the value of finished "perishable stock" in the event of direct physical loss or physical damage at the selling price, as if no physical loss or physical damage had occurred less discounts and expenses you otherwise would have had.

C. We will not pay for direct physical loss of or physical damage to "perishable stock" located:

1. On buildings;

2. In the open; or

3. In vehicles, other than trailers used for storage located within 1000 feet of the "scheduled premises'.

D. EXCLUSIONS

1. The following exclusions under SECTION **B** - EXCLUSIONS are deleted:

(a) Ordinance or Law;

(b) Power Failure; and

(c) Mechanical Breakdown in the Standard Property Coverage Form.

2. The following exclusions are added:

We will not pay for direct physical loss or physical damage caused by or resulting from:

(a) The disconnecting of any of the following systems from the source of power:

(1) Refrigerating;

(2) Cooling; or

(3) Humidity control.

(b) The loss of electrical power caused by the shutting off of any switch or other device used to control the flow of electric power or current.

(c) The inability of an electrical utility company, your stationary heating plant or any other power source to provide sufficient heat or power due to:

(1) Lack of fuel;

(2) Lack of capacity to make enough heat or power; or

(3) Order of the government.

(d) Breaking of any glass that is a permanent part of a refrigerating, cooling or humidity control unit.

E. DEDUCTIBLE

We will not pay for loss in any one occurrence unless the amount of loss exceeds the deductible stated in paragraph **D.5.** of the Standard Property Coverage Form or **D.5**. of the Special Property Coverage Form., unless a different deductible is stated in the

Form SS 04 46 09 14 Page 1 of 2
© 2014, The Hartford

*3100213NX71800115 01020

Declarations for Temperature Change. We will then pay the amount of loss in excess of the deductible, up to the Limit of Insurance.

F. LIMIT OF INSURANCE

The most we will pay for direct physical loss or physical damage in any one occurrence is the Limit of Insurance for Temperature Change shown in the Declarations.

G. ADDITIONAL CONDITIONS

1. We will pay for direct physical loss or physical damage under this Optional Coverage only when:
   - (a) Such physical loss or physical damage is not covered elsewhere in this policy or any other policy that insures the "perishable stock" at the "scheduled premises"; and
   - (b) This Temperature Change coverage is shown as a specific item of insurance in the Declarations.
2. In the event of physical loss or physical damage, none of the other coverages under this policy or any other policy will share in its payment unless the provisions of the policy are similar to the provisions of this Optional Coverage.
3. We will not pay more than the Limit of Insurance shown in the Declarations for the Temperature Change.

H. ADDITIONAL DEFINITIONS

For the purpose of this insurance:

1. "Mechanical breakdown" means:
   - (a) Breaking or separation of any mechanical part(s) other than gas pipes or lines; or
   - (b) Burning out of any electrical motor servicing such unit; and

   requiring replacement of the damaged parts to become functional.

   But "mechanical breakdown" does not mean faulty operation or failure of equipment which results in temperature change but does not require replacement of broken parts.

   We will not pay for direct physical loss or physical damage to "perishable stock" caused by such faulty operation or failure of equipment.
2. "Perishable stock" means personal property:
   - (a) Maintained under controlled conditions for its preservation; and
   - (b) Susceptible to direct physical loss or physical damage if the controlled conditions change.

Page 2 of 2

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

BUILDING LIMIT- AUTOMATIC INCREASE REVISION

This endorsement modifies insurance provided under the following:

SPECIAL PROPERTY COVERAGE FORM
STANDARD PROPERTY COVERAGE FORM

*3100213NX71800115 01021

Except as otherwise stated in this endorsement, the terms and conditions of the policy apply to the insurance stated below.

A. Paragraph **C.5 Building Limit-Automatic Increase** of the **SPECIAL PROPERTY COVERAGE FORM** or **STANDARD PROPERTY COVERAGE FORM** is deleted.

B. The following is added to **Additional Coverages,** paragraph **A.5** of the **SPECIAL PROPERTY COVERAGE FORM** or paragraph **A.4.** of the **STANDARD PROPERTY COVERAGE FORM**:

Building Limit - Automatic Increase

a. If the covered loss or damage to Building property at a "scheduled premises" exceeds the Limit of Insurance stated in the Declarations, the Limit of Insurance available for the covered loss or damage in that occurrence will automatically increase by up to 8%.

b. The amount of increase will be:

(1) The Limit of Insurance for Buildings that applied on the most recent of the policy inception date, policy anniversary date, or the date of any other policy change amending the Building limit, multiplied by

(2) The 8% annualized percentage of Automatic Increase, expressed as a decimal

(08), multiplied by

(3) The number of days since the beginning of the current policy year or the effective date of the most recent policy change amending the Limit of Insurance for Buildings, divided by 365.

Example:

The applicable Limit of Insurance for Buildings is $100,000. The automatic increase percentage is 8%. The number of days since the beginning of the policy period (or last policy change) is 146.

The amount of increase is:

$100,000 X .08 X 146 divided by 365 = $3,200

Form SS 41 51 10 09

Page 1 of 1

© 2009, The Hartford

THE HARTFORD

*3100213NX71800115 01022

U.S. DEPARTMENT OF THE TREASURY, OFFICE OF FOREIGN ASSETS CONTROL ("OFAC") ADVISORY NOTICE TO POLICYHOLDERS

No coverage is provided by this Policyholder Notice nor can it be construed to replace any provisions of your policy. You should read your policy and review your Declarations page for complete information on the coverages you are provided.

This Notice provides information concerning possible impact on your insurance coverage due to directives issued by the United States. **Please read this Notice carefully.**

The Office of Foreign Assets Control ("OFAC") of the U.S. Department of the Treasury administers and enforces economic and trade sanctions based on U.S. foreign policy and national security goals against targeted foreign countries and regimes, terrorists, international narcotics traffickers, those engaged in activities related to the proliferation of weapons of mass destruction, and other threats to the national security, foreign policy or economy of the United States. OFAC acts under Presidential national emergency powers, as well as authority granted by specific legislation, to impose controls on transactions and freeze assets under U.S. jurisdiction. OFAC publishes a list of individuals and companies owned or controlled by, or acting for or on behalf of, targeted countries. It also lists individuals, groups, and entities, such as terrorists and narcotics traffickers designated under programs that are not country-specific. Collectively, such individuals and companies are called "Specially Designated Nationals and Blocked Persons" or "SDNs". Their assets are blocked and U.S. persons are generally prohibited from dealing with them. This list can be located on OFAC's web site at – http//www.treas.gov/ofac.

In accordance with OFAC regulations, if it is determined that you or any other insured, or any person or entity claiming the benefits of this insurance has violated U.S. sanctions law or is an SDN, as identified by OFAC, the policy is a blocked contract and all dealings with it must involve OFAC. When an insurance policy is considered to be such a blocked or frozen contract, no payments nor premium refunds may be made without authorization from OFAC.

Form IH 99 40 04 09

Page 1 of 1

THE HARTFORD

01023

*3100213NX71800115

Named Insured: **01LIPPENCOTT REAL ESTATE ASSOC, LLC**

Policy Number: 13 SBA NX7180

Effective Date: 12/16/14 Expiration Date: 12/16/15

Company Name: SENTINEL INSURANCE COMPANY, LIMITED

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

TRADE OR ECONOMIC SANCTIONS ENDORSEMENT

This insurance does not apply to the extent that trade or economic sanctions or other laws or regulations prohibit us from providing insurance, including, but not limited to, the payment of claims.

All other terms and conditions remain unchanged.

Form IH 99 41 04 09 Page 1 of 1

01024 *3100213NX71800115

Insurer: SENTINEL INSURANCE COMPANY, LIMITED
ONE HARTFORD PLAZA, HARTFORD, CT 06155

This Declarations Page, with Umbrella Liability Provisions and Endorsements, if any, issued to form a part thereof, shall together constitute this Umbrella Liability Supplemental Contract, which in turn forms a part of Policy Number shown below.

None of the provisions of the policy to which this Supplemental Contract is attached applies to the Umbrella Liability Insurance provided hereunder.

Wherever the word "policy" appears in this form or in endorsements attached to or made a part of this Supplemental Contract, it means "Supplemental Contract".

POLICY NUMBER: 13 SBA NX7180

DECLARATIONS

Named Insured and Mailing Address: 01LIPPENCOTT REAL ESTATE ASSOC, LLC

C/O HOWARD OREL MD 113 FELLSWOOD DR
MOORESTOWN NJ 08057

Policy Period **From:** 12/16/14 **To:** 12/16/15
12:01 A.M., Standard time at the address of the named insured as stated herein.

Premium **$ INCLUDED** ADVANCE PREMIUM

Self Insured Retention $10,000 each occurrence

The Limits of Insurance subject to all the terms of this policy that apply are:

Each Occurrence	$ 5,000,000	Products-Completed Operations Aggregate Limit	$ 5,000,000
General Aggregate Limit (Other than Products - Completed Operations, Bodily Injury By Disease and Automobile)	$ 5,000,000	Bodily Injury By Disease Aggregate Limit	$ 5,000,000

Schedule of Underlying Insurance Policies

See Attached "Extension Schedule of Underlying Insurance Policies"

Form Numbers of Forms and Endorsements that apply.

SX80041008	SX80020405	SX02211008	SX21040697
SX21050697	SX21771206	SX21821008	SX24010401
SX24330610	SX24351008	SX24580901	

Countersigned by Susan L. Castaneda 11/03/14
Authorized Representative Date

Form SX 80 01 06 97 T Printed in U.S.A. (NS)
Process Date: 11/03/14 **Policy Expiration Date:** 12/16/15

EXTENSION SCHEDULE OF UNDERLYING INSURANCE POLICIES

This extension schedule forms a part of the policy designated in the Declarations.

Carrier, Policy Number and Policy Period:

A. SENTINEL INSURANCE COMPANY, LIMITED

13 SBA NX7180 12/16/14 TO 12/16/15

Type of Coverage	**Applicable Limits**
(X) Business Liability - including:	Bodily Injury and Property Damage Liability Combined $1,000,000 each occurrence $2,000,000 general aggregate
Employees as Additional Insureds Contractual Liability Limited Non-Owned Watercraft Additional Insureds Damages To Premises Rented To You	Property Damage Liability $1,000,000 each occurrence
(X) Personal and Advertising Injury	$1,000,000
(X) Products/Completed Operations	$2,000,000 Prod./Comp. Ops. aggregate
(X) Hired Auto and Non-Owned Auto	$1,000,000 Limit of Liability

B.

( ) Comprehensive Automobile Liability - Owned Automobiles	Bodily Injury Liability each person each accident
( ) Non-Owned Automobiles	Property Damage Liability each accident
( ) Hired Automobiles	Bodily Injury and Property Damage Liability Combined each accident
( ) Uninsured Motorist	each occurrence

C.

( ) Employer's Liability	each accident* each employee by disease* total policy by disease*

D.

( ) Liquor Liability

An "X" marked in the box indicates the coverage is provided in the Underlying Policies.

(Note Maintenance of Underlying Insurance Condition SX 80 02 or SX 80 03)

*Except that in any jurisdiction where the amount of Employers Liability Coverage afforded by the underlying insurer is by law unlimited, the limit stated does not apply and the policy of which this extension schedule forms a part shall afford no insurance with respect to Employers Liability in such jurisdiction.

*3100213NX71800115 01025

Form SX 80 04 10 08
Process Date: 11/03/14
Policy Expiration Date: 12/16/15
Page 1 of 2
INSURED COPY

EXTENSION SCHEDULE OF UNDERLYING INSURANCE POLICIES (Continued)

POLICY NUMBER: 13 SBA NX7180

Carrier, Policy Number and Policy Period:
E.

Type of Coverage	Applicable Limits
( ) Foreign Commercial General Liability- including:	each occurrence
Personal and Advertising Injury	Personal and Advertising Injury aggregate
Products/Completed Operations	Products/Completed Operations aggregate
( ) Foreign Contingent Auto Liability	each accident
( ) Foreign Employer's Liability	each accident * each employee by disease* total policy by disease*

An "X" marked in the box indicates the coverage is provided in the Underlying Policies.

(Note Maintenance of Underlying Insurance Condition SX 80 02 or SX 80 03)

*Except that in any jurisdiction where the amount of Employers Liability Coverage afforded by the underlying insurer is by law unlimited, the limit stated does not apply and the policy of which this extension schedule forms a part shall afford no insurance with respect to Employers Liability in such jurisdiction.

Form SX 80 04 10 08
Process Date: 11/03/14
Policy Expiration Date: 12/16/15
Page 2 of 2

EXHIBIT H

8-K and Audit Requirements

For the period of time commencing on the Effective Date and continuing through the last day of the third month following Closing, Seller shall, from time to time, upon reasonable advance notice from Purchaser, use commercially reasonable efforts to provide Purchaser and its representatives, agents and employees with access to information which is relevant and reasonably necessary, for the Purchaser’s outside third patty accountants (the “Accountants”), to enable Purchaser and its Accountants to prepare financial statements in compliance with any and or all of(a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, rep011 or disclosure statement filed with the Commission by, or on behalf of Purchaser; provided, however, that in any such event(s), Purchaser shall reimburse Seller for all out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Purchaser and the Accountants may require in order to comply with (a), (b) and (c) above. Seller shall provide the following information, to the extent the same is available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar month in which Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which Closing occurs;

2.	Most currently available real estate tax bills;

3.	Seller’s schedule of expense reimbursements required under the Leases in effect at Closing;

4.	Access to Seller’s invoices with respect to expenditures made during the final fiscal year; and

5.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least thirty (30) days prior written notice and not more than once during the three (3) month period, upon Purchaser’s request, Seller shall on a one (1)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation relating solely to the Premises, that are not deemed by Seller to be privileged, available to Purchaser for inspection, copying and audit by Purchaser’s designated accountants, at the expense of Purchaser. This obligation shall survive the Closing for a period of three (3) months following the Closing and shall not be merged with any instrument of conveyance delivered at the Closing.

EXHIBIT I

Tenant Estoppel Certificate

TENANT ESTOPPEL CERTIFICATE

This Certificate and Agreement is made by _____________________________, a ____________________ , with an address of __________________________________ (the “Tenant”) in favor of COLUMBIA BANK, its Successors, and/or Assigns, with an address of 900 White Horse Road, P.O. Box 1645, Voorhees, NJ 08043, as their interests may appear (the “Lender).

In connection with a loan by Lender to _________________________________ , a Delaware limited liability company (the “Landlord”) which is secured by a Mortgage from Landlord to Lender on certain premises situated at _____________________ , in the County of _______________________ , New Jersey (the “Premises”), a portion of which is leased to Tenant, Tenant certifies and agrees, for the benefit of Lender, as follows:

1.	Tenant is party to a certain Lease Agreement ___________________ dated (the “Lease”). The Lease commenced on __________________________ . The Lease is presently in full force and effect; it has not been amended or modified in any way; and it represents the entire agreement between Landlord and Tenant.

2.	Tenant has paid to Landlord the following sums (other than rent in the ordinary course of business) pursuant to the terms of Lease:

	a.	_________________________ dollars as security deposit;
	b.	_________________________ dollars of prepaid rent;
	c.	_____________________________ dollars toward tenant improvement; and
	d.	_____________________________ other (specify)

3.	Tenant as of this date, has no claims or offset under the Lease, or otherwise against rents or other charges due or to become due hereunder.

4.	All rentals and other charges due and payable under the Lease by Tenant have been paid up to the date hereof. No rent under the Lease has been or will be paid more than thirty (30) days in advance of its due date.

5.	Neither Tenant, nor to the best knowledge of Tenant, Landlord is now in default in a performance of any obligation under the Lease, and Tenant knows of no event which will, with the passage of time or the giving of notice, or both, become an event of default under the Lease.

6.	Tenant has not assigned its interest in the Lease, and Tenant has received no notice of any assignment by Landlord of the rents accrued under the Lease.

7.	Tenant has no option or right to purchase the Premises or any part thereof.

8.	The Tenant makes these representations and warranties for the benefit and protection of the Lender, as Mortgagee of the Premises, with the understanding that the Lender, and its successors and/or assigns shall be entitled to rely on such representation and warranties.

9.	It is acknowledged and agreed by Tenant that the Mortgage, or any other security interest, which is or may hereafter be recorded, perfected, or acquired as to the Premises identified in the Lease, executed by the Landlord in favor of Lender, is a superior and prior in lien to the Lease.

10.	It is acknowledged that in the event of default by Landlord to Lender and Lender takes possession or control of the Premises or takes control of the leases or rents of the property pursuant to an Assignment of Rents and/or appointment of a rent receiver, the Lender has the right to increase the rents to Market Rent to the extent Market Rent is not being paid at that time.

TENANT:

By:

STATE OF NEW JERSEY	:
: SS
COUNTY OF	:

I CERTIFY that on _________________________ , 2014, ________________________________ came before me in person and stated to my satisfaction that he/she:

(A)	made the attached instrument; and
(B)	was authorized to and did execute this instrument on his/her own behalf and/or on behalf of the entity named in this instrument.

Sworn and subscribed to before me the day and year aforesaid.

(Notary Public)

Side Letter

Gentlemen:

Reference is made to that certain Purchase and Sale Agreement (the “PSA”) dated January 29, 2015 between United Realty Funds Management, LLC as Purchaser and Lippincott Real Estate Associates, LLC as Seller, as amended by that certain Side Letter (“March 13th Side Letter”) to the PSA dated March 13, 2015 between Purchase and Seller.

The parties acknowledge the following:

1.	This letter shall act as a side letter to the PSA (the “Side Letter”). Capitalized terms used herein and not otherwise defined shall have such meaning as set forth in the PSA. To the extent that there is any conflict between the terms of this Side Letter and the terms of the PSA, the terms of this Side Letter shall control.

2.	The Due Diligence Period shall end on April 24, 2015. The date of Closing shall remain May 15, 2015.

3.	Other than as expressly amended herein, all other terms of the PSA shall remain in full force and effect.

4.	This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument

5.	In the event Seller does not execute this letter on the date of April 17,2015, this letter shall then serve as notice of termination of Purchaser Due Diligence period.

[Signatures to Follow]

Date:	4/17/2015

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

By:
Howard Orel, Managing Partner

UNITED REALTY FUNDS MANAGEMENT, LLC

By:	, Managing Director 4/17/15
Joseph LeVine, Authorized Signatory

Side Letter

Gentlemen:

Reference is made to that certain Purchase and Sale Agreement (the “PSA”) dated January 29, 2015 between United Realty Funds Management, LLC as Purchaser and Lippincott Real Estate Associates, LLC as Seller.

The parties acknowledge the following:

1.	This letter shall act as a side letter to the PSA (the “Side Letter”). Capitalized terms used herein and not otherwise defined shall have such meaning as set forth in the PSA. To the extent that there is any conflict between the terms of this Side Letter and the terms of the PSA, the terms of this Side Letter shall control.

2.	The Due Diligence Period shall end on April 17, 2015. The date of Closing shall remain May 15, 2015.

3.	Other than as expressly amended herein, all other terms of the PSA shall remain in full force and effect.

4.	This Side Letter may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures to Follow]

Date:	3/13/2015

LIPPINCOTT REAL ESTATE ASSOCIATES, LLC

By:
Howard Orel, Managing Partner

UNITED REALTY FUNDS MANAGEMENT, LLC

By:
Jacob Frydman Authorized Signatory

ASSIGNMENT AND ASSUMPTION OF CONTRACT OF SALE

AGREEMENT made as of the 15 day of May 2015, between United Realty Funds Management, LLC, a Delaware limited liability company, having an address at 60 Broad Street, 34th Floor, New York, NY 10004 (“Assignor”) and UR Lippincott, DST, having an address c/o United Realty, 60 Broad Street, 34th Floor, New York, NY 10004 (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor is the purchaser under a Purchase and Sale Agreement (“Contract”) dated as of January 29, 2015 between Assignor, as Purchaser, and Lippincott Real Estate Associates, LLC, as seller (“Seller”) for the sale of the property located at 402 & 404 Lippincott Drive, Marlton, New Jersey, Block 24.23, Lot 2.02 (“Property”). A copy of the Contract is attached hereto as Exhibit A;

WHEREAS, Assignor has the right, under the Contract, to assign its rights and obligations thereunder to the an entity controlled by Assignor or its affiliates or principals at Closing;

WHEREAS, Assignor is desirous of transferring its rights under the Contract to Assignee and having Assignee assume the rights and obligations of Assignor under the Contract, for the purchase price as set forth below;

WHEREAS, Assignee is desirous of acquiring Assignor’s rights under Contract and assuming the rights and obligations of Assignor under the Contract; and

WHEREAS, Assignee acknowledges and agrees that Assignee shall only have such rights as Assignor may have under the Contract and Assignor makes no representations or warranties concerning the Property being acquired under the Contract.

NOW THEREFORE, in consideration of the sum of ten ($10) dollars and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	All of the foregoing recitals are incorporated herein by reference.

2.	All capitalized terms not otherwise defined herein shall have the meanings as set forth in the Contract.

3.	Assignor agrees to assign to Assignee all of its right, title and interest to the Contract to Assignee. Assignee hereby agrees to assume all of Assignor’s obligations under the Contract.

4.	The Purchase Price payable to the Assignor for the right, title and interest in and to the Contract is the sum of ELEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($11,750,000) (which shall include the purchase price payable under the Contract). The Purchase Price is payable as follows:

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	a.	ONE THOUSAND DOLLARS ($1,000) down payment (“Deposit”), which shall be made payable to the order of Madison Abstract Inc., as escrow agent (“Escrow Agent”). The Deposit is due at the time of the execution of this Agreement; and

	b.	ELEVEN MILLION SEVEN HUNDRED FORTY NINE THOUSAND DOLLARS $11,749,000 (“Balance”), representing the balance of the Purchase Price which shall be payable on the Closing (defined below) by wire transfer of immediately available federal funds to the Escrow Agent under the Contract or to an account specified or designated by Assignor.

5.	Assignee shall be responsible for the payment of the purchase price under the Contract (which shall be paid out of the Purchase Price hereunder), including the payment of any adjustments or other amounts which are the obligation of the Purchaser under the Contract, in addition to all of Purchaser’s title expenses and closing expenses (other than any and all transfer taxes due with respect to the assignment hereunder). Assignee acknowledges and agrees that Assignor shall have no obligation or responsibility for the payment of any expense in connection with the purchase of the Property. Assignor and Assignee shall each be responsible for their own legal fees in connection with this Agreement.

6.	The closing of the transfer of title to the Property (the “Closing”) shall occur in the time and manner set forth in the Contract. This transaction shall be consummated simultaneously with the transaction covered by the Contract.

7.	Assignee acknowledges and agrees that “TIME IS OF THE ESSENCE” in connection with its obligations to make payments hereunder, since Assignor shall be under contractual restraints with the Seller, in connection with the Contract. TIME IS OF THE ESSENCE for Assignee to close under the Contract upon five (5) days prior written notice to Assignee.

9.	Assignee acknowledges and agrees that it has carefully read the Contract and recognizes that Assignee’s obligations hereunder are not conditioned upon Assignee’s obtaining financing from any lender (or upon Assignee’s obtaining funds from any other funding source), but nothing shall preclude Assignee from applying for, obtaining and closing the purchase of the Property with financing.

10.	Assignee further acknowledges the following:

a) Until the Closing, Assignor reserves and retains all of Purchaser's rights under the Contract;

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b) Assignee shall not have any right to assign this Agreement or to further assign the Contract without the express written consent of the Assignor;

c) The deposit and additional deposit referred to in the Contract shall remain the property of Assignor until Closing;

d) At Closing, Escrow Agent shall release the Deposit to Assignor; and

e) Assignee acknowledges and agrees that Assignor shall not be liable to Assignee in the event the Closing is delayed due to any reason other than the fault of Assignor.

11.	Assignor agrees to pay the transfer taxes that are payable in connection with the assignment of the Contract to Assignee, if any. Assignor and Assignee each agree to complete and execute any returns and/or statements required in connection with the transfer taxes. In addition, Assignor agrees to indemnify Assignee and to hold Assignee harmless from and against any costs, liability and expense (including reasonable attorneys’ fees) arising from or relating to any transfer taxes owing in connection with the assignment described herein. The provisions of this paragraph shall survive the Closing.

12.	ASSIGNEE HAS RESEARCHED THE PROPERTY OR HAS CAUSED OR HAS WAIVED AN INSPECTION THEREOF TO BE MADE ON ASSIGNEE'S BEHALF, AND IT IS AGREED AND UNDERSTOOD THAT NEITHER ASSIGNOR NOR ANY PERSON PURPORTING TO ACT FOR ASSIGNOR HAS MADE OR NOW MAKES ANY REPRESENTATIONS AS TO THE PHYSICAL CONDITION, TENANTS, INCOME, EXPENSE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PROPERTY, OR ANY DOCUMENTS RELATING THERETO, EXCEPT AS HEREIN SPECIFICALLY SET FORTH OR AS SET FORTH IN THE CONTRACT (WITH RESPECT TO WHICH REPRESENTATIONS ASSIGNEE SHALL LOOK ONLY TO THE SELLER TO THE EXTENT PERMITTED UNDER THE CONTRACT). ASSIGNEE HEREBY EXPRESSLY ACKNOWLEDGES THAT NO REPRESENTATIONS HAVE BEEN MADE AND ASSIGNEE AGREES THAT ASSIGNOR IS NOT LIABLE TO BE BOUND IN ANY MANNER BY ANY FINANCIAL STATEMENTS OR WRITTEN AGREEMENTS OR STATEMENTS OR REPRESENTATIONS WHICH HAVE BEEN MADE, AND REAL ESTATE BROKERS' "SET-UPS" OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT OR EMPLOYEE, SERVANT OR OTHER PERSONS, UNLESS THE SAME ARE SPECIFICALLY STATED HEREIN OR AS SET FORTH IN THE CONTRACT (WITH RESPECT TO WHICH REPRESENTATIONS ASSIGNEE SHALL LOOK ONLY TO THE SELLER TO THE EXTENT PERMITTED UNDER THE CONTRACT). IT IS UNDERSTOOD AND AGREED THAT ALL UNDERSTANDINGS AND AGREEMENTS HERETOFORE HAD BETWEEN THE PARTIES HERETO, ARE HEREBY MERGED IN THIS AGREEMENT, WHICH ALONE FULLY AND COMPLETELY EXPRESSES THEIR AGREEMENT, AND THAT THE SAME IS ENTERED INTO AFTER FULL INVESTIGATION, NEITHER PARTY RELYING UPON ANY STATEMENT OR REPRESENTATIONS MADE BY ASSIGNOR OR ASSIGNEE, NOT EMBODIED IN THIS AGREEMENT.

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13.	a) Escrow Agent shall hold the Deposit in an Escrow Account maintained with JP Morgan Chase, 676 White Plains Road, Scarsdale, New York 10583, until closing or sooner termination of this Agreement and shall pay or apply the Deposit in accordance with the terms of this Paragraph. Escrow Agent shall hold the Deposit in such non-interest bearing account, for the benefit of the parties as hereinabove provided. At Closing, the Deposit shall be paid by Escrow Agent to Assignor. If for any reason Closing does not occur and either party gives notice to Escrow Agent demanding payment of the Deposit, Escrow Agent shall give prompt notice to the other party of such demand. If Escrow Agent does not receive notice of objection from such other party to the proposed payment within ten (10) days after the giving of such notice, Escrow Agent is hereby authorized to release the Deposit in accordance with such notice demanding payment of the Deposit or a judgment, order or decree of a court. However, Escrow Agent shall have the right at any time to deposit the Deposit and the interest thereon with the clerk of a court in New York County and shall give notice of such Deposit to Assignor and Assignee. Furthermore, Escrow Agent shall have the right to disburse the Deposit in accordance with any written instructions signed on behalf of all the parties to this Agreement. Upon such deposit with the clerk or other disbursement in accordance with the terms of this Paragraph, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

b) The parties acknowledge that Escrow Agent, in holding the Deposit is acting solely as a stakeholder at the parties’ request and for their convenience and that Escrow Agent shall not be liable to either party for any act or omission on its part unless taken or suffered in bad faith or in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent. The parties jointly and severally agree to defend, indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses (including reasonable attorneys' fees, regardless of whether Escrow Agent retains separate counsel or defends itself) incurred in connection with the performance of Escrow Agent’s duties hereunder, except with respect to actions taken or suffered by Escrow Agent in gross negligence or in willful disregard of this Agreement or involving gross negligence on the part of Escrow Agent.

c) Escrow Agent or any member of its firm, shall be permitted to act as counsel for Assignor or any affiliate of Assignor in any dispute as to the disbursement of the Deposit.

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(d) Escrow Agent shall have the right to act in reliance upon any document, instrument or signature believed by him to be genuine and to assume that any person purporting to give any notice or instruction in accordance with the provisions hereof has been duly authorized to do so. Escrow Agent may act or refrain from acting in respect of any matter referred to herein in full reliance upon and with the advice of counsel which may be selected by it (including any member of his firm) and shall be fully protected in so acting or refraining from acting upon the advice of such counsel.

(e) Assignor and Assignee agree that there shall be no liability to Assignor or Assignee for any loss of all or any portion of the monies deposited hereunder by reason of insolvency or failure of the institution or depository with whom deposit(s) hereunder have been made.

14.	Assignor or its counsel shall promptly deliver to Assignee or its counsel a copy of any and all notices or other written correspondence received by Assignor from the Seller or received by Assignor from the Seller in connection with the Contract.

15.	Assignor and Assignee represent and warrant that it has not dealt with any broker in connection with this transaction.

16.	Assignee acknowledges that it has neither the right nor the authority to directly communicate with the Seller, its principal or agents prior to closing; Assignee represents that any communications, notices, correspondence and all inquiries in connection with the Contract, or the Property will be made through the Assignor or its agents.

17.	Any and all notices, requests, communications, or demands required or permitted to be given pursuant hereto shall be in writing, and shall be delivered by nationally recognized overnight courier as follows:

To Assignor:	United Realty Funds Management, LLC
60 Broad Street, 34th Floor
New York, NY 10004
Attention: Jacob Frydman
Email: j.frydman@unitedrealty.com

To Assignee:	UR Lippincott, DST
60 Broad Street, 34th Floor New
York, NY 10004 Attention:
Alex Libin, Esq. Email:
a.libin@unitedrealty.com

Notices delivered by nationally recognized overnight courier shall be deemed to have been given one (1) day after placing such materials in the possession of a representative of such nationally recognized overnight carrier. Attorneys for the parties hereto are hereby authorized to give notices on behalf of their respective client.

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18.	The parties hereto further agree and acknowledge that:

a) Assignor shall have no obligations under the Contract or this Agreement, following the closing on the Contract and the delivery of all documents in connection therewith. As such, Assignor shall have no obligations whatsoever in connection with any financial or other obligations which survive the closing; and

b) That Assignee hereby indemnifies and holds Assignor harmless from any loss or claim arising out of the ownership of the Property subsequent to the closing under the Contract, other than a breach of this Agreement.

19.	This Agreement may not be recorded by either party.

20.	The submission of this Agreement to Assignee shall not constitute an offer by Assignor, and Assignor shall not be bound hereby in any manner whatsoever unless and until (a) Assignee has executed and delivered a copy hereof to Assignor, and delivered the monies in accordance with the provisions of Paragraph 4 hereof and (b) Assignor has executed and delivered a copy hereof to Assignee.

21.	Assignor represents that Assignor has not heretofore assigned mortgaged, pledged nor has transferred their interest in the Contract and that Assignor is the sole owner and holder of the interest of Purchaser thereunder.

22.	In the event that Assignee defaults under this Agreement for any or no reason, then the Deposit paid to Seller shall be forfeited as liquidated damages and this Agreement shall be null and void, with neither party having any further liability toward the other.

23.	This Agreement shall be governed by the laws of the State of New York without giving effect to conflict of laws principles thereof.

24.	The provisions of this Agreement are severable, and if any provision or part hereof or the application thereof to any person or circumstance shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of this Agreement and the application of such provision or part hereof to other persons or circumstances shall not be affected thereby, unless the invalidation of such provision or its application materially interferes with the intent of the parties hereto.

25.	In the event that Seller requires an operating agreement or other agreement evidencing that Assignor and Assignee are members/partners of the Purchaser under the Contract, then Assignee agrees to provide same to Seller, provided, however, that Assignor acknowledges that it does not own and will not be entitled to any financial or managerial interest in the purchaser of the Property and hereby relinquishes and waives all such rights. At Closing, Assignor agrees to execute any and all documents to effectuate and demonstrate the foregoing.

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26.	In the event of a default by the Seller, Assignor hereby assigns all of its remedial rights to Assignee, at Assignee’s option. If the Seller is unable to deliver title as provided in the Contract, Assignee has the right to waive any such condition, and/or direct Assignor, on behalf of Assignee, to pursue and prosecute legal action against the Owner at Assignee’s sole cost and expense.

27.	Assignor shall not amend or modify the Agreement in any way without the express written consent of the Assignee. Assignor shall comply with all conditions and requirements of the Agreement between the date hereof and through Closing.

28.	The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns.

29.	This Agreement may be executed the parties in counterparts. For purposes of this Agreement, facsimile transmitted and/or electronically transmitted signatures shall be deemed the equivalent of originals, in all respects.

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

ASSIGNOR:

UNITED REALTY FUNDS MANAGEMENT, LLC

By:
Name:	Jacob Frydman
Title:	Authorized Signatory

ASSIGNEE:

UR LIPPINCOTT, DST

By:
Name:	Alexander Libin
Title:	Authorized Signatory

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EXHIBIT A

“Contract”

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EXHIBIT 10.5

PURCHASE AGREEMENT

FOR DST INTERESTS

UR HANES, DST

Dear Prospective Purchaser:

Thank you for your interest in the offering of Class 1 beneficial interests in UR HANES, DST, a Delaware statutory trust (“Interests”), sponsored by United Realty Funds Management, LLC. We would like to provide you every opportunity to review the accompanying offering materials before deciding to invest.

In order to subscribe, please complete and deliver to:

c/o United Realty (Attn: Investor Relations)

60 Broad Street, 34th Floor

New York, NY 10004

	DOCUMENT	INSTRUCTIONS

1.	Purchaser Questionnaire	Instructions included in document (attached hereto as Exhibit A).

2.	Copy of Entity Documents (if applicable)	If taking title as a Corporation, Trust, Partnership, or LLC, please include a copy of all current formation/organization documents.

3.	Memorandum Identification	Please insert the copy number of the Confidential Private Placement Memorandum (“Memorandum”) that you reviewed/received (located on the top right corner of the Memorandum) on the first page of the Purchaser Questionnaire, where indicated.

4.	Purchase Agreement	Instructions included in document (attached hereto as Exhibit B)

5.	Direct Deposit Form	Please fill out the Direct Deposit form attached to the Purchaser Questionnaire to facilitate distributions into the Purchaser’s account.

Available Interests will be secured on a first come first served basis after the cooling off period. Documents must be mailed (not faxed) to the address above and must be entirely complete in order to secure the slot.

Available Interests will be secured on a first come first served basis after the cooling off period. Documents must be mailed (not faxed) to the address above and must be entirely complete in order to secure the slot.

Upon receipt of these documents, we will forward them, as applicable, to the Sponsor, the Sponsor’s Lender and your Accommodator. Once you have been approved, upon request, we will send you the following documents, to the extent they are available to the Sponsor, for your review and/or execution:

1.	Loan Documents
2.	Third Party Reports (Appraisals, Property Condition Assessments and Phase I Environmental Site Assessments)
3.	Title Policies, underlying title documents and surveys
4.	Trust Agreement

Upon receipt of these documents, we will arrange to send to you: (a) escrow instructions; (b) an estimated closing statement for your approval; and (c) documentation evidencing purchase of Interest to be executed.

To facilitate the closing process, please make sure that your Accommodator (if applicable) has the following documents: (a) Wiring instructions; (b) Signed Estimated Closing Statement; and (c) Exchange documents.

If you have any questions regarding the completion of the documents, the closing process, or anything else feel free to contact us at (212) 388-6800 or IR@unitedrealty.com.

Thank you,

Jacob Frydman
Chief Executive Officer

EXHIBIT A

UR HANES, DST

PROSPECTIVE PURCHASER QUESTIONNAIRE

(ATTACHED)

PROSPECTIVE PURCHASER QUESTIONNAIRE

BENEFICIAL INTERESTS

IN

UR HANES, DST

Before deciding to subscribe, please read carefully the Confidential Private Placement Memorandum dated April , 2015, and all exhibits and supplements thereto (collectively, the “Memorandum”) for Class 1 beneficial interests (the “Interests”) in a Delaware statutory trust (the “Trust”) formed for the purpose of acquiring and owning a 101,555 square foot single tenant office building located at 799 Hanes Boulevard, Winston-Salem, North Carolina (the “Property”). The Trust will be managed by UR DST Manager, LLC, a Delaware limited liability company (the “Manager”). Defined terms used herein and not otherwise defined shall have the meaning ascribed to them in the Memorandum.

EACH PROSPECTIVE INVESTOR SHOULD EXAMINE THE SUITABILITY OF THIS TYPE OF INVESTMENT IN THE CONTEXT OF HIS OWN NEEDS, PURCHASE OBJECTIVES, AND FINANCIAL CAPABILITIES AND SHOULD MAKE HIS OWN INDEPENDENT INVESTIGATION AND DECISION AS TO SUITABILITY AND AS TO THE RISK AND POTENTIAL GAIN INVOLVED. ALSO, EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CONSULT WITH HIS ATTORNEY, ACCOUNTANT, FINANCIAL CONSULTANT OR OTHER BUSINESS OR TAX ADVISOR REGARDING THE RISKS AND MERITS OF THE PROPOSED INVESTMENT.

This Offering is limited to a purchaser who certifies that he meets all of the qualifications set forth in the Memorandum. If you satisfy these qualifications and desire to purchase the Interests, please complete, execute and deliver the following: (i) this Purchaser Questionnaire and (ii) if you are an entity (as opposed to a natural person), the entity documents described herein.

These documents should be mailed or delivered to:

UR HANES, DST

c/o United Realty (Attn: Investor Relations)

60 Broad Street, 34th Floor

New York, NY 10004

Phone: (212) 388.6800

Upon receipt of the signed Purchaser Questionnaire, verification of your investment qualifications, and acceptance of your subscription, the Manager will notify you of receipt and acceptance of your subscription. The Manager reserves the right, in its sole discretion, to accept or reject a subscription for any reason whatsoever.

Important Note: The person or entity actually making the decision to purchase the Interests should complete and execute this Purchaser Questionnaire. For example, retirement plans often hold certain real estate purchases in trust for their beneficiaries, but the beneficiaries may maintain control and discretion over the real estate. In such a situation, the beneficiary with control must complete and execute the Purchase Agreement and Escrow Instructions, this Purchaser Questionnaire and the other agreements listed above (this also applies to trusts, custodial accounts and similar arrangements).

BENEFICIAL INTERESTS

IN

UR HANES, DST

PURCHASER QUESTIONNAIRE

To induce the Manager to accept the Purchase Agreement and as further consideration for such acceptance, I hereby make the following representations, warranties and acknowledgments, with the full knowledge that the Manager will expressly rely thereon in making a decision to accept or reject the Purchase Agreement:

1.	My primary state of residence is:

2.	My date of birth is:

3.	If a natural person, I hereby represent and warrant that I am an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended (initial as appropriate):

_____(a) That I have an individual net worth, or joint net worth with my spouse, of more than $1,000,000*; or

_____(b) That I have individual income in excess of $200,000 or joint income with my spouse in excess of $300,000, in each of the two most recent years and I have a reasonable expectation of reaching the same income level in the current year.

*For purposes of calculating your net worth, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Interests were purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Interests for the purpose of investing in the Interests. In the case of fiduciary accounts, the net worth and/or income suitability requirements must be satisfied by the beneficiary of the account, or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Interests.

If other than a natural person, such entity represents and warrants that (check as appropriate):

_____it is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, which includes:

• any corporation, Massachusetts or similar business trust, partnership, or organization described in Code Section 501(c)(3), not formed for the specific purpose of acquiring Interests, with total assets over $5,000,000;

• any trust, with total assets over $5,000,000, not formed for the specific purpose of acquiring Interests and whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the Interests as described in Rule 506(b)(2)(ii) under the Securities Act;

• any broker-dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended;

• any investment company registered under the Investment Company Act or a business development company (as defined in Section 2(a)(48) of the Investment Company Act);

•	any small business investment company licensed by the Small Business Administration under Section 301(c) or (d) or the Small Business Investment Act of 1958, as amended;

•	any employee benefit plan within the meaning of ERISA, if the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA), which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if such employee benefit plan has total assets over $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are accredited investors;

•	any private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended);

•	any bank as defined in Section 3(a)(2) of the Securities Act, any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity, or any insurance company as defined in Section 2(13) of the Securities Act;

•	any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets of more than $5,000,000;

•	any executive officer of the Manager or, if applicable, its manager; or,

•	any entity in which all of the equity owners are accredited investors.

Furthermore, if other than a natural person, such entity represents and warrants that it meets the requirements of the initialed category: (INITIAL AND COMPLETE THE APPLICABLE CATEGORY)

_____(a) The entity is purchasing the Interests with funds that constitute, directly or indirectly, the assets of a Benefit Plan Investor (defined below). The entity hereby represents and warrants that its investment in the Trust: (i) does not violate and is not otherwise inconsistent with the terms of any legal document constituting or governing the employee benefit plan; (ii) has been duly authorized and approved by all necessary parties; and (iii) is in compliance with all applicable laws.

_____(b) The entity is not purchasing the Interests with funds that constitute, directly or indirectly, the assets of a “Benefit Plan Investor” (defined below).

The term “Benefit Plan Investor” means a benefit plan investor within the meaning of U.S. Department of Labor Regulation 29 C.F.R. Section 2510.3-101, which includes (i) any employee benefit plan (as defined in Section 3(3) of ERISA), whether or not such plan is subject to Title I of ERISA (which includes both U.S. and Non-U.S. plans, plans of governmental entities as well as private employers, church plans and certain assets held in connection with nonqualified deferred compensation plans); (ii) any plan described in Code Section 4975(e)(1) (which includes a trust described in Code Section 401(a) which forms a part of a plan, which trust or plan is exempt from tax under Code Section 501(a), a plan described in Code Section 403(a), an individual retirement account described in Code Sections 408(a) or 408A, an individual retirement annuity described in Code Section 408(b), a medical savings account described in Code Section 220(d), and an education individual retirement account described in Code Section 530); and (iii) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (generally because 25 percent (25%) or more of a class of interests in the entity is owned by plans). Benefit Plan Investors also include that portion of any insurance company’s general account assets that are considered “plan assets” and the assets of any insurance company separate account or bank common or collective trust in which plans invest. 100% of an investor’s Interests whose underlying assets include “plan assets,” such as a fund investor, shall be treated as “plan assets” by the Trustees for purposes of meeting an exemption under the Department of Labor regulation.

4.	I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of a purchase of the Interests. The following is a description of my experience in financial and business matters:

5.	Title to the Interests to be taken in accordance with the attached vesting instructions.

6.	I acknowledge that the sale of the Interests has not been accompanied by the publication of any advertisement, any general solicitation, or as the direct result of an investment seminar sponsored by the Manager or any of its affiliates.

7.	THE INTERESTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

8.	I have read the Memorandum, and I have specifically read, and specifically acknowledge and agree to the matters set forth in the section titled “FEDERAL INCOME TAX CONSEQUENCES,” which provides, in relevant part, that before buying an Interest, each Purchaser must represent and warrant that he:

(i).	has independently obtained advice from his legal counsel and/or accountant about any tax- deferred exchange under Code Section 1031 and applicable state laws, including, without limitation, whether the acquisition of an Interest may qualify as part of a tax-deferred exchange, and he is relying on such advice;

(ii).	understands that neither the Trust, the Sponsor nor any of their affiliates have obtained a ruling from the IRS that an Interest will be treated as an undivided interest in real estate, as opposed to a partnership;

(iii).	understands that the tax consequences of an investment in an Interest, especially the treatment of the transaction under Code Section 1031 and the related “1031 Exchange” rules, are complex and vary with the facts and circumstances of each individual Purchaser; and

(iv).	understands that the opinion of Tax Counsel is only Tax Counsel’s view of the anticipated tax treatment and there is no guarantee that the IRS will agree with such opinion.

I further specifically acknowledge and agree as follows:

(i).	Except for the matters specifically addressed in the tax opinion attached as Exhibit C to the Memorandum, (and only concerning such matters), I am not relying on the Sponsor, the Manager or any of their Affiliates or agents, including their counsel, Tax Counsel, or accountants, or any member of the Selling Group for tax advice regarding the qualification of the Interests under Section 1031 of the Code or any other matter;

(ii).	Except for the matters specifically addressed in the tax opinion attached as Exhibit C to the Memorandum, (and only concerning such matters), which is based on numerous assumptions, I am not relying on any statements made in the Memorandum regarding the qualifications of the Interests under Section 1031 of the Code;

(iii).	I am aware that the IRS has issued Revenue Ruling 2004-86, 2004-2 C.B. 191 addressing Delaware Statutory Trusts, the Revenue Ruling is merely guidance and is not a “safe harbor” for taxpayers and, without the issuance of a private letter ruling on a specific offering, there is no assurance that the Interests will not be deemed a partnership interest for federal income tax purposes; and

(iv).	I shall, for federal income tax purposes, report the purchase of the Interest pursuant to the Purchase Agreement and Escrow Instructions as a purchase of a direct ownership interest in the Properties.

9.	I hereby agree to indemnify, defend and hold harmless United Realty Funds Management, LLC, the Manager, the Trust and all of their members, managers, officers, affiliates and advisors, of and from any and all damages, losses, liabilities, costs and expenses (including attorneys’ fees and costs) that they may incur by reason of my failure to fulfill all of the terms and conditions of the associated Purchase Agreement or by reason of the untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) incurred by United Realty Funds Management, L.L.C., the Manager, the Trust or any of their members, managers, officers, affiliates or advisors, defending against any alleged violation of federal or state securities laws which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents I have furnished to any of the foregoing in connection with this transaction.

10.	In connection with this Purchaser Questionnaire, a consumer report may be requested. Upon my request, I will be informed whether or not such a report was requested, and, if so, the name and address of the consumer reporting agency that furnished the report. I hereby authorize such reports and verification of my employment history.

11.	To the extent I am purchasing an Interest in connection with a tax-deferred exchange under Section 1031 of the Code, I agree to provide the Manager (including its representatives and agents), upon request, any documentation relating to my identification of replacement properties with respect to such tax-deferred exchange.

12.	Neither I nor any subsidiary, affiliate, owner, shareholder, partner, member, indemnitor, guarantor or related person or entity:

	a.	is a Sanctioned Person (as defined below);

	b.	has more than 15% of its assets in Sanctioned Countries (as defined below); or

	c.	derives more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.

For purposes of the foregoing, a “Sanctioned Person” shall mean (a) a person named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at http://www.treasury.gov/resource-center/sanctions/SDNList/ Pages/default.aspx, or as otherwise published from time to time, or (b) (1) an agency of the government of a Sanctioned Country, (2) an organization controlled by a Sanctioned Country, or (3) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource- center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

* * * * * * *

A.	REGISTRATION	Please print the exact name of the purchaser:
INFORMATION

B.	CONTACT	Please send all correspondence to the following:
INFORMATION
Contact Name:

Mailing Address:

		Primary Phone:	Primary Fax:

Additional Phone:

Email Address:

C.	PAYMENTS	Please provide below the mailing address to which payments should be sent by the Manager, if different from Section B above.

Mailing Address:

Attention:

RELEASE OF
INFORMATION		As your personal information and privacy are among our top priorities, United Realty Funds Management, LLC. does not release this information without your prior written consent. Please complete the authorization below by indicating which, if any, information may be released to all purchasers of Interests in this Offering.

[BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

EXECUTION	Please execute this Purchaser Questionnaire by completing the appropriate section below.

INDIVIDUAL	If the purchaser is an INDIVIDUAL, please complete the following:

	Signature of Investor	Signature of Joint Owner (if applicable)

	Name (Please type or print)	Name of Joint Owner (if applicable)

	Social Security Number	Social Security Number of Joint Owner (if applicable)

State of Legal Residence

CORPORATION	If the purchaser is a CORPORATION, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned has been duly authorized by all requisite action on the part of the corporation listed below (the “Corporation”) to acquire the Interests, (ii) the Corporation has all requisite power and authority to acquire the Interests, and (iii) the undersigned officer of the Corporation has authority under the Articles of Incorporation, Bylaws, and resolutions of the Board of Directors of the Corporation to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned officer encloses a true copy of the Articles of Incorporation, the Bylaws and, as necessary, the resolutions of the Board of Directors authorizing a purchase of the Interests, in each case as amended to date.

Name of Corporation (Please type or print)

By:

Name:

Title:

Federal Employer ID Number

State of Formation

PARTNERSHIP	If the purchaser is a PARTNERSHIP, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned is a general partner of the partnership named below (the “Partnership”), (ii) the undersigned general partner has been duly authorized by the Partnership to acquire the Interests and the general partner has all requisite power and authority to acquire the Interests, and (iii) the undersigned general partner is authorized by the Partnership to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned general partner encloses a true copy of the Partnership Agreement of the Partnership, as amended to date, together with a current and complete list of all partners and, as necessary, the resolutions of the Partnership authorizing the purchase of the Interests.

Name of Partnership (Please type or print)

By:

Name:

	Title:	General Partner

Federal Employer ID Number

State of Formation

TRUST	If the purchaser is a TRUST, complete the following:

The undersigned hereby represents, warrants and agrees that (i) the undersigned trustee is duly authorized by the terms of the trust instrument (the “Trust Instrument”) for the Trust (“Trust”) set forth below to acquire the Interests, (ii) the undersigned, as trustee, has all requisite power and authority to acquire the Interests for the Trust, and (iii) the undersigned trustee is authorized by the Trust to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned trustee encloses a true copy of the Trust Instrument of said Trust, as amended to date, and, as necessary, the resolutions of the trustees authorizing the purchase of the Interests.

Name of Trust (Please type or print)

By:

Name:

	Title:	Trustee

Federal Employer ID Number

State of Formation

HUSBAND AND WIFE	If the purchasers are HUSBAND AND WIFE, compete the following:

Name of Spouse (Please type or print)

Federal ID Number

Name of Spouse (Please type or print)

Federal ID Number

State of Residence

LIMITED LIABILITY COMPANY	If the purchaser is a LIMITED LIABILITY COMPANY, complete the following:
The undersigned hereby represents, warrants and agrees that (i) the undersigned is either the authorized manager or authorized representative of the limited liability company named below (the “LLC”), (ii) the undersigned has been duly authorized by the LLC to acquire the Interests and has all requisite power and authority to acquire the Interests, and (iii) the undersigned is authorized by the LLC to execute this Purchaser Questionnaire and the Purchase Agreement and Escrow Instructions. The undersigned encloses a true copy of the Articles of Organization and the Operating Agreement of the LLC, as amended to date, together with a current and complete list of all members and managers and, as necessary, the resolutions of the LLC authorizing the purchase of the Interests.

Name of LLC (Please type or print)

By:

Name:

Title:

Federal Employer ID Number

State of Formation

BENEFIT PLAN INVESTOR	If the prospective purchaser is a BENEFIT PLAN INVESTOR (as defined in Question 4, above), complete the following:

The undersigned hereby represents, warrants and agrees that: (i) the undersigned is duly authorized by the terms of the such investor’s governing instrument trust instrument (the “Governing Instrument”) for the entity (“entity”) set forth below to acquire the Interests; (ii) the entity has all requisite power and authority to acquire the Interests; and (iii) the undersigned has authority under the Governing Instrument to execute this Purchaser Questionnaire and the Purchase Agreement. The undersigned encloses a true copy of the Governing Instrument of the entity, as amended to date, and, as necessary, any resolutions authorizing the purchase of the Interests.

Name of entity (please type or print)

	By:	By:

	Print Name:	Print Name:

	Title:	Title:

Federal Employer ID Number

State of Formation

VESTING INSTRUCTIONS

Ownership of the Interests is to be vested as follows:

Please indicate vesting by marking the appropriate box and print names exactly as they appear on the Deed of your relinquished property. PLEASE REMEMBER TO SIGN WHERE INDICATED AT THE BOTTOM OF THIS PAGE.

•	A Single Man	•	A Single Woman (Single means never married)

•	An Unmarried Man	•	An Unmarried Woman (Unmarried means divorced)

•	A Widower	•	A Widow

Complete Name:

•	Husband and Wife as Joint Tenants	•	Husband and Wife as Community Property

•	A Married (Man) (Woman) as (His) (Her) Sole and Separate Property (Both spouses must be listed below)

Name of Spouse:	Name of Spouse:

•	As Joint Tenants (Joint Tenants have right of survivorship)

•	As Tenants in Common (Tenants in Common must set forth each person’s undivided interest percentage)

Joint Tenant or TIC Name:	Joint Tenant or TIC Name:

•	Trust	Name of Trust:

Date of Trust:

This Trust is:	•	Revocable	•	Irrevocable

Trustee Name:	Trustee Name:
**Please attach a copy of your trust agreement.

•	Corporation	•	Partnership
•	Limited Liability Company

Company Name:	State Formed:

GP/President/Manager:	Tax ID #:
**Please attach copies of your Articles of Incorporation/Formation, LLC/partnership agreement, and authorizing consents.

•	Benefit Plan Investor

Name of entity:

By:

Print Name:

Title:

Tax ID #:

State Formed:

•	Other

Signature (Purchaser)	Signature (Purchaser)

Signature (Purchaser)	Signature (Purchaser)

Signature (Purchaser)	Signature (Purchaser)

1031 EXCHANGE INFORMATION AND AUTHORIZATION AGREEMENT

Prospective Purchaser’s Intent to Exchange

If the undersigned is completing a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code in connection with an investment in the Trust, please complete the this page. The minimum equity investment for an investor is $______, which equals a ______ % Interest. In addition, for purposes of determining liabilities assumed in connection with the investor’s Section 1031 Exchange, each _____ % Interest will have a pro rata percentage of the Loan made to the Trust of $__________.

The undersigned’s exchange information is as follows:

The proposed equity investment amount is ______________, of which _____________is exchanged equity.

Cash to complete this investment will be available on: _______________________________

The undersigned hereby confirms that the acquisition of Interests is part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, pursuant to an Exchange Agreement between Buyer and  ____________________________ (the “Accommodator”) whose address, telephone number and contact person are as follows (Please complete in full):

Street Address

City	State	Zip Code

Telephone No.	Fax No.	E-mail

Contact Person

Authorization of Inquiry

Signing this form authorizes the Trust and its authorized representatives to contact the Accommodator to obtain and confirm the following information:

•	Funds available for exchange;

•	Expiration date of 45-day identification period; and

•	Expiration date of 180-day exchange period.

The Trust will use this information solely for the purpose of approving the undersigned’s investment in the Interest and establishing the required time period for completing the exchange.

Please indicate the undersigned’s approval by printing the undersigned’s name and signing below.

Print Name:	Date:

Signature:

BENEFICIAL INTERESTS
IN

UR HANES, DST

BROKER-DEALER AND REGISTERED REPRESENTATIVE REPRESENTATIONS AND WARRANTIES

Standards of suitability have been established by the Manager and fully disclosed in the section of the Memorandum entitled “WHO MAY INVEST.” Prior to recommending purchase of the Interests, we have reasonable grounds to believe, on the basis of information supplied by the purchaser concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the purchaser meets the standards established by the Manager; (ii) the purchaser has a net worth and income sufficient to sustain the risks inherent in the Interests, including loss of the entire investment and lack of liquidity; and (iii) the Interests are otherwise a suitable investment for the purchaser. We will maintain in our files documents disclosing the basis upon which the suitability of this purchaser was determined.

We verify that the above subscription either does not involve a discretionary account or, if so, that the purchaser’s prior written approval was obtained relating to the liquidity and marketability of the Interests during the term of the purchase.

Purchaser			Name
Broker/Dealer	Firm		Name
Registered Representative
(Please Print)

Registered Representative’s BRANCH ADDRESS, City, State, Zip

Registered Representative CRD #_________________________________________________________________
Branch Phone Number (                  )__________________-_______________________

E-mail address: _____________________________

I certify that I am registered to sell securities in the state in which this investor(s) reside(s). INITIAL____________Reg. Rep.

I certify that I am currently licensed with the FINRA and all necessary state regulatory agencies to sell the security which is the subject of this document.

INITIAL____________Reg. Rep.

I certify that I have not participated in any general solicitation or advertising of the offering of this security and I have a pre-existing relationship with this investor.

INITIAL____________Reg. Rep.

Signature of Registered Representative (REQUIRED)

Signature of Broker/Dealer Principal (REQUIRED)

ADDENDUM A

UR HANES, DST

BAD ACTOR ADDENDUM

The undersigned purchaser (“Purchaser”), in connection with Purchaser’s purchase (the “Purchase”) of Interests in UR HANES, DST (the “Trust”) dated as of April 13, 2015 (the “Purchase Date”) and as a material inducement for the Trust to accept such Purchase, hereby represents, warrants and covenants to the Trust the following.

1) Representations and Warranties.

i)	Purchaser has not been convicted, within ten years before the Purchase Date, of any felony or misdemeanor:

	(a)	In connection with the purchase or sale of any security;
	(b)	Involving the making of any false filing with the United States Securities Exchange Commission (the “Commission”); or
	(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

ii)	Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the Purchase Date, that, at such time, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

	(a)	In connection with the purchase or sale of any security;
	(b)	Involving the making of any false filing with the Commission; or
	(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

iii)	Purchaser is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

	(a)	As of the Purchase Date, bars the Purchaser from:

		1.	Association with an entity regulated by such commission, authority, agency, or officer;
		2.	Engaging in the business of securities, insurance or banking; or
		3.	Engaging in savings association or credit union activities; or

	(b)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the Purchase Date;

iv)	Purchaser is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, as of the Purchase Date:

	(a)	Suspends or revokes Purchaser’s registration as a broker, dealer, municipal securities dealer or investment adviser;
	(b)	Places limitations on the activities, functions or operations of Purchaser; or
	(c)	Bars Purchaser from being associated with any entity or from participating in the offering of any penny stock;

v)	Is subject to any order of the Commission entered within five years before the Purchase Date, as of the Purchase Date, orders Purchaser to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or
(b) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

vi)	Purchaser is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

vii)	Purchaser has not filed (as a registrant or issuer), or was not named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the Purchase Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the Purchase Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

viii)	Purchaser is not subject to a United States Postal Service false representation order entered within five years before the Purchase Date, or is, as of the Purchase Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

2) Covenants.

i)	Purchaser shall immediately notify the Trust in writing if Purchaser becomes subject to any of the events set forth in Section 1 of this Bad Actor Addendum (a “Disqualification Event”) following the Purchase Date. Such notice shall be referred to as a “Bad Act Notice” and shall set forth in sufficient detail the nature of the Disqualification Event to which Purchaser has become subject and the date of the Disqualification Event’s occurrence (the “Disqualification Notice”).

ii)	Concurrently with Purchaser’s execution and delivery of this Bad Actor Addendum, Purchaser’s shall execute and deliver to the Trust an Irrevocable Proxy, in the form attached to this Addendum as Exhibit A (the “Proxy”), granting UR DST Manager, LLC (the “Manager”) the right to vote, in manner as determined by the Manager in its sole discretion, all Interests in the Trust held by Purchaser on all matters requiring action by holders of Interests in the Trust. The Proxy shall automatically become effective as of the date of any Disqualification Event and shall cease to be effective as of the date the Purchaser ceases to be subject to any Disqualification Event, as determined in good faith by the Manager.

iii)	Purchaser agrees to execute, make, acknowledge and deliver such other instruments, agreements and documents as may be required to fulfill the purposes of this Bad Actor Addendum and the Proxy.

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IN WITNESS WHEREOF, the undersigned Purchaser has executed this Bad Actor Addendum as of  _____________________,2015.

If Purchaser is an Entity:			If Purchaser is an Individual:

(print entity name)			(print name)

By:		(signature)

Name:	(print)	(signature) Title:
(print)

Accepted By:

UR HANES DST,
a Delaware statutory trust

By:	UR DST Manager, LLC,
a Delaware limited liability company
Its:	Manager

By:

Name:

Its:

EXHIBIT A

TO BAD ACTOR ADDENDUM

UR HANES, DST

IRREVOCABLE PROXY

The undersigned Purchaser (the “Purchaser”) of Class 1 beneficial interests in UR HANES, DST, a Delaware statutory trust (the “Trust”), irrevocably authorizes UR DST MANAGER, LLC (the “Manager”) to act as his or her proxy and to represent and vote all of Purchaser’s Class 1 beneficial interests in the Trust (“Interests”) at any meeting of the holders of Interests in the Trust, or in respect of any action taken by the holders of Interests in the Trust without a meeting during the Effective Period (as defined below) of this irrevocable proxy to the same extent and with the same effect as the Purchaser might or could do under the Trust Agreement dated as of April 13, 2015 as may be amended, and any applicable laws or regulations governing the rights or powers of a holder of an interest in a Delaware statutory trust. This proxy is irrevocable and shall be effective for any matter brought before a meeting or set forth in a written consent of the holders of Interests in the Trust. This proxy shall become effective as of the date (the “Effective Date”) of any Disqualification Event, as such term defined in that certain Bad Actor Addendum dated as of ________, 2015 between the Purchaser and the Trust (the “Addendum”), and shall terminate as of the date (the “Termination Date”) that the Manager determines, in good faith, that the Purchaser is no longer subject to any Disqualification Event. The period beginning on the Effective Date and ending on the Termination Date is referred to in this irrevocable proxy as the “Effective Period”.

The undersigned Purchaser hereby affirms that this irrevocable proxy is given as a condition of the Purchase Agreement between the Purchaser and the Trust dated _______, 2015 and as such is coupled with an interest that is irrevocable.

If Purchaser is an Entity:			If Purchaser is an Individual:

(print entity name)			(print name)

By:		(signature)

Name:	(print)	(signature) Title:
(print)

BENEFICIAL INTERESTS

IN

UR HANES, DST

REAL ESTATE BROKER

REPRESENTATIONS AND WARRANTIES

Standards of suitability have been established by the Manager and fully disclosed in the section of the Memorandum entitled “WHO MAY INVEST.” Prior to recommending purchase of the Interests, we have reasonable grounds to believe, on the basis of information supplied by the purchaser concerning his or her investment objectives, other investments, financial situation and needs, and other pertinent information that: (i) the purchaser meets the standards established by the Manager; (ii) the purchaser has a net worth and income sufficient to sustain the risks inherent in the Interests, including loss of the entire investment and lack of liquidity; and (iii) the Interests are otherwise a suitable investment for the purchaser. We will maintain in our files documents disclosing the basis upon which the suitability of this purchaser was determined.

We verify that the above subscription either does not involve a discretionary account or, if so, that the purchaser’s prior written approval was obtained relating to the liquidity and marketability of the Interests during the term of the purchase.

Purchaser Name
Broker Firm Name
Real Estate Broker
(Please Print)

Broker’s City, State, Zip

Real Estate Broker’s ID # (If applicable)
Broker Phone Number	( )	-
E-mail address:

I certify that I am licensed to sell real estate in the state in which this investor(s) reside(s).
INITIAL _____________ Broker.

Signature of Real Estate Broker (REQUIRED)

ADDENDUM A

UR HANES, DST

BAD ACTOR ADDENDUM

The undersigned purchaser (“Purchaser”), in connection with Purchaser’s purchase (the “Purchase”) of Interests in UR HANES, DST (the “Trust”) dated as of April 13, 2015 (the “Purchase Date”) and as a material inducement for the Trust to accept such Purchase, hereby represents, warrants and covenants to the Trust the following.

3) Representations and Warranties.

i)	Purchaser has not been convicted, within ten years before the Purchase Date, of any felony or misdemeanor:

	(a)	In connection with the purchase or sale of any security;
	(b)	Involving the making of any false filing with the United States Securities Exchange Commission (the “Commission”); or
	(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

ii)	Purchaser is not subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the Purchase Date, that, at such time, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

	(a)	In connection with the purchase or sale of any security;
	(b)	Involving the making of any false filing with the Commission; or
	(c)	Arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities;

iii)	Purchaser is not subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations, or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

	(a)	As of the Purchase Date, bars the Purchaser from:

		1.	Association with an entity regulated by such commission, authority, agency, or officer;
		2.	Engaging in the business of securities, insurance or banking; or
		3.	Engaging in savings association or credit union activities; or

	(b)	Constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative, or deceptive conduct entered within ten years before the Purchase Date;

iv)	Purchaser is not subject to an order of the Commission entered pursuant to section 15(b) or 15B(c) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (b) or 78 o -4(c)) or section 203(e) or (f) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-3(e) or (f)) that, as of the Purchase Date:

	(a)	Suspends or revokes Purchaser’s registration as a broker, dealer, municipal securities dealer or investment adviser;
	(b)	Places limitations on the activities, functions or operations of Purchaser; or
	(c)	Bars Purchaser from being associated with any entity or from participating in the offering of any penny stock;

v)	Is subject to any order of the Commission entered within five years before the Purchase Date, as of the Purchase Date, orders Purchaser to cease and desist from committing or causing a violation or future violation of:

(a) Any scienter-based anti-fraud provision of the federal securities laws, including without limitation section 17(a)(1) of the Securities Act of 1933 (15 U.S.C. 77q(a)(1)), section 10(b) of the Securities Exchange Act of 1934 (15 U.S.C. 78j(b)) and 17 CFR 240.10b-5, section 15(c)(1) of the Securities Exchange Act of 1934 (15 U.S.C. 78 o (c)(1)) and section 206(1) of the Investment Advisers Act of 1940 (15 U.S.C. 80b-6(1)), or any other rule or regulation thereunder; or
(b) Section 5 of the Securities Act of 1933 (15 U.S.C. 77e).

vi)	Purchaser is not suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade;

vii)	Purchaser has not filed (as a registrant or issuer), or was not named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the Purchase Date, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is, as of the Purchase Date, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued; or

viii)	Purchaser is not subject to a United States Postal Service false representation order entered within five years before the Purchase Date, or is, as of the Purchase Date, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations.

4) Covenants.

i)	Purchaser shall immediately notify the Trust in writing if Purchaser becomes subject to any of the events set forth in Section 1 of this Bad Actor Addendum (a “Disqualification Event”) following the Purchase Date. Such notice shall be referred to as a “Bad Act Notice” and shall set forth in sufficient detail the nature of the Disqualification Event to which Purchaser has become subject and the date of the Disqualification Event’s occurrence (the “Disqualification Notice”).

ii)	Concurrently with Purchaser’s execution and delivery of this Bad Actor Addendum, Purchaser’s shall execute and deliver to the Trust an Irrevocable Proxy, in the form attached to this Addendum as Exhibit A (the “Proxy”), granting UR DST Manager, LLC (the “Manager”) the right to vote, in manner as determined by the Manager in its sole discretion, all Interests in the Trust held by Purchaser on all matters requiring action by holders of Interests in the Trust. The Proxy shall automatically become effective as of the date of any Disqualification Event and shall cease to be effective as of the date the Purchaser ceases to be subject to any Disqualification Event, as determined in good faith by the Manager.

iii)	Purchaser agrees to execute, make, acknowledge and deliver such other instruments, agreements and documents as may be required to fulfill the purposes of this Bad Actor Addendum and the Proxy.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the undersigned Purchaser has executed this Bad Actor Addendum as of  _____________________,2015.

If Purchaser is an Entity:			If Purchaser is an Individual:

(print entity name)			(print name)

By:		(signature)

Name:	(print)	(signature) Title:
(print)

Accepted By:

UR HANES DST,
a Delaware statutory trust

By:	UR DST Manager, LLC,
a Delaware limited liability company
Its:	Manager

By:

Name:

Its:

EXHIBIT A

TO BAD ACTOR ADDENDUM

UR HANES, DST

IRREVOCABLE PROXY

The undersigned Purchaser (the “Purchaser”) of Class 1 beneficial interests in UR HANES, DST, a Delaware statutory trust (the “Trust”), irrevocably authorizes UR DST MANAGER, LLC (the “Manager”) to act as his or her proxy and to represent and vote all of Purchaser’s Class 1 beneficial interests in the Trust (“Interests”) at any meeting of the holders of Interests in the Trust, or in respect of any action taken by the holders of Interests in the Trust without a meeting during the Effective Period (as defined below) of this irrevocable proxy to the same extent and with the same effect as the Purchaser might or could do under the Trust Agreement dated as of April 13, 2015 as may be amended, and any applicable laws or regulations governing the rights or powers of a holder of an interest in a Delaware statutory trust. This proxy is irrevocable and shall be effective for any matter brought before a meeting or set forth in a written consent of the holders of Interests in the Trust. This proxy shall become effective as of the date (the “Effective Date”) of any Disqualification Event, as such term defined in that certain Bad Actor Addendum dated as of ___________, 2015 between the Purchaser and the Trust (the “Addendum”), and shall terminate as of the date (the “Termination Date”) that the Manager determines, in good faith, that the Purchaser is no longer subject to any Disqualification Event. The period beginning on the Effective Date and ending on the Termination Date is referred to in this irrevocable proxy as the “Effective Period”.

The undersigned Purchaser hereby affirms that this irrevocable proxy is given as a condition of the Purchase Agreement between the Purchaser and the Trust dated ______________ , 2015 and as such is coupled with an interest that is irrevocable.

If Purchaser is an Entity:			If Purchaser is an Individual:

(print entity name)			(print name)

By:		(signature)

Name:	(print)	(signature) Title:
(print)

EXHIBIT B

UR HANES, DST

PURCHASE AGREEMENT

(ATTACHED)

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (“Agreement”) is made and effective as of the date Seller executes this Agreement (“Effective Date”), by and between UR Hanes, DST, a Delaware statutory trust (“Seller”), and the undersigned buyer (“Buyer”), with reference to the facts set forth below. All terms with initial capital letters not otherwise defined herein shall have the meanings set forth in the Memorandum (as defined below).

RECITALS

A.	UR DST Manager, LLC (“Manager”), and VCORP Trust Services, LLC (“Trustee”) have entered into the Trust Agreement of the Seller (the “Trust Agreement”).

B.	United Realty Funds Management, LLC (the “Sponsor”) is sponsoring the offering of Class 1 beneficial interests in Seller (“Interests”) to purchasers who will become beneficial owners (“Beneficial Owners”) in Seller.

C.	Seller desires to sell and Buyer desires to buy Interests on the terms and conditions set forth in this Agreement. The Interests are being offered for sale pursuant to the Confidential Private Placement Memorandum dated April __________, 2015 (together with any amendments and supplements thereto, the “Memorandum”).

D.	Seller is the purchaser of a 101,555 square foot, single tenant office building located at 799 Hanes Boulevard, Winston-Salem, North Carolina (the “Property”).

E.	The Property will be subject to the Loan Documents.

NOW, THEREFORE, in consideration of the covenants and mutual agreements set forth herein and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

1. Agreement of Purchase and Sale.

1.1. Purchase, Sale and Purchase Price. Seller hereby agrees to sell, and Buyer hereby agrees to purchase, $ _________ worth of Interest (the “Purchased Interest”) for a total purchase price (“Purchase Price”) equal to the Cash portion and the Debt Portion for each one percent (1% ) Interest to be acquired, which shall be allocated $90,651 in cash (for each 1 % ownership interest in the Seller purchased) (the “Cash Portion”) and one percent (1%) of the total Loan debt (for each 1% ownership interest in the Seller purchased)(the “Debt Portion”). The Purchase Price shall include the compensation and fees payable to Seller and its affiliates as set forth in the Memorandum. The Loan debt shall be computed once the Seller has accepted a Loan offered by Lender to the Seller. The Seller anticipates that the Loan debt shall be $10,650,000 representing $106,500 of loan debt per 1% interest.

1.2. Payment. Buyer shall pay the Cash Portion of the Purchase Price as follows:

1.2.1	Purchase Price. The execution and delivery of this Agreement shall be deemed to constitute Buyer’s offer to purchase the Purchased Interest and shall constitute the Buyer’s confirmation of its capacity to fund the entirety of the Cash Portion of its Purchase Price. Upon Seller’s acceptance of the offer and written demand to close, the Buyer shall deliver to Seller (either directly or indirectly through Buyer’s Accommodator identified on the Purchaser Questionnaire (“Accommodator”)) by wire or by check payable to “UR Hanes, DST” or another mutually agreed upon escrow party, as applicable (“Escrow Agent”) the full amount of the Cash Portion, to be received by Seller at least two (2) Business Days prior to the Closing, to commence the closing of the sale of the Purchased Interest.

1.3. Buyer’s Deliveries. Concurrently with delivery of the Cash Portion, Buyer shall execute, acknowledge (where appropriate) and deliver to Seller: (i) an executed signature page or joinder to the Trust Agreement and (ii) such other documents as may reasonably be requested by Seller and/or Escrow Agent. The Trust Agreement (including all executed signature pages thereto) shall not be effective until the Closing Date.

1.4. Buyer’s Intent to Exchange. If Buyer’s acquisition is part of a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended (“Code Section 1031”), it is a condition precedent to the closing of the purchase and sale of the Purchased Interest (the “Closing”) that Buyer is able to complete an exchange for all or a portion of its relinquished property pursuant to an exchange agreement between Buyer and ____________________ (“Accommodator”). Seller agrees to execute such documents or instruments as may be necessary or appropriate to evidence such exchange, provided that Seller’s cooperation in such regard shall be at no additional cost, expense or liability whatsoever to Seller, and that no additional delays in the Closing are incurred unless mutually agreed upon by Buyer and Seller. Buyer may assign its rights under this Agreement to Accommodator pursuant to an Exchange Agreement between Buyer and Accommodator to effect such exchange.

1.5. Advisors. Buyer has consulted with a qualified attorney or other knowledgeable professional as to the tax and real estate issues associated with a purchase of an Interest.

2. Closing.

2.1. Cash Portion. Cash Portion. At least two (2) Business Days prior to the Closing, to commence the Closing, Buyer shall deliver the Cash Portion to the Escrow Agent and, upon Seller’s demand in order to close, the Escrow Agent shall deliver Buyer’s Cash Portion to Seller. Seller shall provide escrow instructions to the Escrow Agent consistent with the terms of this Agreement and, pending the Closing, the Buyer and Seller shall execute additional escrow instructions not inconsistent with the terms of this Agreement if reasonably required by Escrow Agent or the Accommodator.

2.2. Seller’s Deliveries. Prior to the Closing, Seller shall deposit into Escrow applicable certificates regarding federal and state withholding taxes and execute other customary documents in the appropriate form conveying the Purchased Interest to Buyer as of the Closing.

2.3. Closing Date. Closing shall occur on a date specified by Seller (the “Closing Date”), by delivering funds and documents as set forth in Section 4 IF AND ONLY IF all funds and instruments required pursuant to Sections 1 and 2 have been delivered to Seller or Escrow Agent, as the case may be. Seller is instructed to insert the Closing Date as the closing date of the other Transaction Documents.

2.4. Latest Closing. If the Closing has not occurred by 5:00 p.m. on the Business Day after the Closing Date, for any reason other than the default of either Buyer or Seller under this Agreement, either party may terminate this Agreement by written notice to the other party and to Escrow Agent. If this Agreement is so terminated for any reason other than the default of Buyer or Seller hereunder, (i) Buyer and Seller shall promptly execute and deliver any cancellation instructions reasonably requested by Escrow Agent; (ii) Escrow Agent shall return the Cash Portion to Buyer or Buyer’s Accommodator, as the case may be; and (iii) Buyer and Seller shall be released from their obligations under this Agreement, other than any obligations of Buyer that survive termination of this Agreement. If all conditions to the Closing have been satisfied or waived by the Closing Date and Buyer fails to consummate the purchase of the Purchased Interest, in addition to any other rights or remedies that Seller may have, Seller shall be entitled to terminate this Agreement and, upon such termination, Seller shall be released from all obligations under this Agreement.

3. Closing Cancellation. If Closing fails to occur due to Buyer’s default under this Agreement, Buyer shall pay all escrow cancellation charges. If Closing fails to occur for any other reason other than the foregoing, Seller shall pay any cancellation charges.

4. Distribution of Funds and Documents.

4.1. Deposit of Funds. All cash received hereunder by Escrow Agent shall, until the Closing, be kept on deposit with other funds in Escrow Agent’s general account(s), in any state or national bank, and may be transferred to any other such general account(s).

4.2. Disbursements. Escrow Agent at the Closing will hold for personal pickup, or if requested, wire transfer to an account designated by the party receiving such funds, the following: (i) to Seller, or order, the Cash Portion, plus any proration or other credits to which Seller will be entitled less any appropriate proration or other charges due Buyer, and (ii) to Buyer or Buyer’s Accommodator, as the case may be, or order, the Cash Portion and any excess funds previously delivered to Escrow Agent by Buyer. All other disbursements by Escrow Agent shall be made by checks of Escrow Agent in accordance with the Escrow Agreement.

5. Seller’s Representations and Warranties. Seller hereby represents and warrants to Buyer as of the Effective Date and the Closing Date that:

5.1. This Agreement has been duly authorized, executed and delivered by Seller.

5.2. This Agreement constitutes legal, valid and binding agreements enforceable against Seller in accordance with its terms, except as such enforceability may be limited by the effect of (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar debtor relief laws from time to time in effect under state or federal law; (ii) general principles of equity, whether considered in a proceeding in equity or at law; (iii) the exercise of the discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable remedies, including, without limitation, specific performance and injunctive relief, (iv) applicable fraudulent conveyance laws from time to time in effect; and (v) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport or are construed to provide indemnification from securities law liabilities.

5.3. The execution and delivery by Seller of this Agreement and the sale of the Purchased Interests hereunder, and the fulfillment of and compliance with the respective terms hereof and thereof by Seller, do not and shall not (1) conflict with or result in a breach of the terms, conditions, or provisions of, (2) constitute a material default under, (3) result in the creation of any lien or encumbrance upon Seller’s assets pursuant to, (4) give any third party the right to modify, terminate, or accelerate any obligation under, (5) result in a violation of, or (6) require any authorization, consent, approval, exemption, or other action by or notice or declaration to, or filing with any court or administrative or governmental body or agency pursuant to, the organizational documents of Seller, or any law, statute, rule or regulation, order, judgment or decree to which Seller is subject, or any material agreement or instrument to which Seller is subject.

5.4. On and after the Closing Date, Seller shall, for federal income tax purposes, treat Seller as an investment trust pursuant to Regulation Section 301.7701-4(c) and each Beneficial Owner as a “grantor” within the meaning of Code Section 671. Seller agrees to report Depositor’s and Buyer’s interest in Seller in a manner consistent with the foregoing and otherwise not to take any action that would be inconsistent with the foregoing. Accordingly, the Depositor and Seller shall, for federal income tax purposes, report the sale of the Purchased Interest to the Buyer pursuant to this Agreement as a sale to Buyer of a direct ownership interest in the Property.

6. Buyer Representations and Warranties. The Buyer, as of the Effective Date and the Closing Date:

6.1. Represents and warrants that the undersigned: (i) understands and is aware that there are substantial uncertainties regarding the treatment of the undersigned’s Purchased Interest as an interest in real property for federal income tax purposes and has read the entire Memorandum and fully understands that there is a risk that the undersigned’s Interest will not be treated as an interest in real property for federal income tax purposes; (ii) has independently obtained advice from its legal counsel and/or accountant regarding any tax deferred exchange under Code Section 1031, including, without limitation, whether the acquisition of the undersigned’s Purchased Interest pursuant to this Agreement may qualify as part of a tax-deferred exchange, and the undersigned is relying on such advice and not on the opinion of counsel issued to Seller; (iii) is aware that the IRS has issued Rev. Rul. 2004- 86 specifically addressing Delaware Statutory Trusts, the Revenue Ruling is merely guidance and is not a “safe harbor” for taxpayers or sponsors, and, without the issuance of a Private Letter Ruling on a specific offering, there is no assurance that the undersigned’s Interest will not be partnership interests for federal income tax purposes; (iv) understands that neither Depositor, Seller nor the Sponsor has obtained, and will not request, a ruling from the IRS that the undersigned’s Interest will be treated as an undivided interest in real property as opposed to an interest in a partnership; (v) understands that the tax consequences of an investment in the undersigned’s Interest, especially the treatment of the transaction described herein under Code Section 1031 and the related rules, are complex and vary with the facts and circumstances of each individual Buyer; (vi) understands that, notwithstanding the opinion of special tax counsel issued to Seller stating that an Interest purchased in this offering “should” be considered a real property interest and not a partnership interest for federal income tax purposes, no assurance can be given that the IRS will agree with this opinion; and (vii) shall, for federal income tax purposes, report the purchase of the Purchased Interest by the undersigned pursuant to this Agreement as a purchase by the undersigned of a direct ownership interest in the Property.

6.2. Acknowledges that the undersigned (i) has received and reviewed the Memorandum and the Trust Agreement; and (ii) is familiar with and understands each of the foregoing including, without limitation, the “Risk Factors” set forth in the Memorandum.

6.3. Represents and warrants that the undersigned, in determining to purchase an Interest, has relied solely upon the Memorandum (including the exhibits thereto and other documents incorporated by reference therein) and the advice of the undersigned’s independent legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in purchasing Interests.

6.4. Acknowledges that the Purchased Interest being acquired will be governed by the terms and conditions of the Trust Agreement, and under certain circumstances by the limited liability company operating agreement contemplated by the Trust Agreement, both of which the undersigned accepts and by which the undersigned agrees by execution hereof to be legally bound.

6.5. Represents and warrants that the undersigned either (i) is an accredited investor, or (ii) is purchasing in a fiduciary capacity for a person meeting such condition.

6.6. Represents and warrants that the Purchased Interest being acquired will be acquired for the undersigned’s own account without a view to public distribution or resale and that the undersigned has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any Interests or any portion thereof to any other Person.

6.7. Represents and warrants that the undersigned (i) can bear the economic risk of the purchase of the Purchased Interest including the total loss of the undersigned’s investment; and (ii) has such knowledge and experience in business and financial matters, including the analysis of or participation in offerings of privately issued securities, as to be capable of evaluating the merits and risks of purchasing Interests, or that the undersigned is being advised by others (acknowledged by the undersigned as being the “Buyer Representative(s)” of the undersigned) such that they and the undersigned together are capable of making such evaluation.

6.8. Understands that the undersigned will be required to provide current financial and other information to the Trust to enable it to determine whether the undersigned is qualified to purchase the Purchased Interest.

6.9. Understands that the Purchased Interest has not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state and are subject to substantial restrictions on transfer as described in the Memorandum, which restrictions are in addition to certain other restrictions set forth in the Trust Agreement.

6.10. Agrees that the undersigned will not sell or otherwise transfer or dispose of the Purchased Interest or any portion thereof unless (i) such Interest is registered under the Securities Act and any applicable state securities laws or, if required by Trust, the undersigned obtains an opinion of counsel that is satisfactory to Trust that such Interest may be sold in reliance on an exemption from such registration requirements, and (ii) the transfer is otherwise made in accordance with the Trust Agreement.

6.11. Agrees that the transfer of the Purchased Interest is subject to a right of first refusal and the approval of the Manager and the Purchased Interest may not be transferred if the transfer would cause there to be more than 495 owners.

6.12. Agrees that the undersigned will not sell or transfer the Purchased Interest to (i) an employee benefit plan within the meaning of section 3(3) of ERISA that is subject to the fiduciary responsibility provisions of Title I of ERISA (a “plan”), or a plan within the meaning of Code Section 4975(e)(1) that is subject to Code Section 4975 (also, a “plan”), including a qualified plan (any pension, profit sharing or stock bonus plan that is qualified under Code Section 401(a)) or an individual retirement account; (ii) any person that is directly or indirectly acquiring the Purchased Interest on behalf of, as investment manager of, as fiduciary of, as trustee of, or with assets of a plan (including any insurance company using assets in its general or separate account that may constitute assets of a plan); (iii) a charitable remainder trust; (iv) any other tax-exempt entity; or (v) a foreign person.

6.13. Acknowledges that the undersigned’s overall commitment to investments that are not readily marketable is not disproportionate to the undersigned’s individual net worth, and the undersigned’s purchase of the Purchased Interest will not cause such overall commitment to become excessive. The undersigned has adequate means of providing for the undersigned’s financial requirements, both current and anticipated, and has no need for liquidity in this investment. Buyer can bear and is willing to accept the economic risk of losing the undersigned’s entire investment in the Purchased Interest.

6.14. Understands that (i) the Trust has no obligation or intention to register any Interest for resale or transfer under the Securities Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the Securities Act) which would make available any exemption from the registration requirements of any such laws, and (ii) the undersigned therefore may be precluded from selling or otherwise transferring or disposing of any Interest or any portion thereof for an indefinite period of time or at any particular time.

6.15. Acknowledges that the undersigned has been encouraged to rely upon the advice of the undersigned’s own independent legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the purchase of the Purchased Interest and has been offered, during the course of discussions concerning the purchase of the Purchased Interest, the opportunity to ask such questions and inspect such documents concerning the Interests, the Trust, the Property and the offering as the undersigned has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

6.16. Agrees that the information in the Memorandum, including but not limited to property or tenant financial information, property reports or summaries, and other agreements, documents, materials, and oral and/or written information with respect to the proposed purchase of the Purchased Interest is confidential “Business Information;” agrees that the Business Information is confidential and is intended solely for the undersigned’s limited use and benefit in determining the undersigned’s desire to purchase the Purchased Interest; and agrees to keep the Business Information permanently confidential, and not to disclose or divulge any Business Information to, or reproduce any Business Information for the benefit of, any Person other than those individuals who are actively and directly participating in the analysis of the proposed investment on behalf of the undersigned (to the extent reasonably required for such analysis) and who have been informed of the confidential nature of such information.

6.17. Represents and warrants that (i) if an individual, the undersigned is at least 19 years of age; (ii) if an individual, the undersigned is a United States citizen; (iii) the undersigned has adequate means of providing for the undersigned’s current needs and personal contingencies; (iv) the undersigned has no need for liquidity in the undersigned’s investments; (v) the undersigned maintains the undersigned’s principal residence at the address previously disclosed to Seller; (vi) all investments in and commitments to non-liquid investments are, and after the purchase of the Purchased Interest will be, reasonable in relation to the undersigned’s net worth and current needs; and (vii) any financial information that is provided by the undersigned, or is subsequently submitted by the undersigned at the request of Seller, does or will accurately reflect the undersigned’s financial condition with respect to which the undersigned does not anticipate any material adverse change.

6.18. Understands that no federal or state agency including the Securities and Exchange Commission or the securities commission or authorities of any other state has approved or disapproved the Interests, passed upon or endorsed the merits of the Offering or the accuracy or adequacy of the Memorandum, or made any finding or determination as to the fairness of the Interests for public investment.

6.19. Acknowledges that Seller has the unconditional right to accept or reject any offer to purchase the Interests.

6.20. Understands that the Purchased Interest is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws and that Seller is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein and in the Purchaser Questionnaire in order to determine the suitability of the undersigned to purchase the Purchased Interest.

6.21. Represents, warrants and agrees that, if the undersigned is acquiring the Purchase Interest in a fiduciary capacity, (i) the above representations, warranties, agreements, acknowledgments and understandings shall be deemed to have been made on behalf of the person or persons for whose benefit such Purchased Interest is being acquired, (ii) the name of such person or persons is indicated below the Buyer’s name, and (iii) such further information as Seller deems appropriate shall be furnished regarding such person or persons.

6.22. Represents and warrants that the Purchaser Questionnaire delivered to Seller is true and complete and agrees that Seller may rely on the truth and accuracy of the information for purposes of assuring Seller that it may rely on the exemptions from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act and Regulation D promulgated under the Securities Act, and of any applicable state statutes or regulations; and, further, agrees that Seller may present such information to such parties as they deem appropriate if called upon to verify the information provided or to establish the availability of an exemption from registration under Section 4(2) of the Securities Act, Regulation D or any state securities statutes or regulations or if the contents are relevant to any issue in any action, suit or proceeding by which it is or may be bound.

6.23. Acknowledges and agrees that counsel, including special tax counsel, to Seller, the Sponsor, the Manager, and their Affiliates do not represent, and shall not be deemed under applicable codes of professional responsibility, to have represented or to be representing, any or all of the Buyers in any way in connection with the purchase of the Purchased Interest and the entering into of the related Transaction Documents.

6.24. Represents and warrants that it has not dealt with any finder, real estate broker or realtor in connection with this Agreement.

6.25. Agrees to indemnify, defend and hold harmless Seller, the Sponsor, the Manager, sales agents, soliciting dealers and each of their respective trustees, members, managers, shareholders, officers, directors, employees, consultants, affiliates and advisors (the “Indemnified Parties”) of and from any and all damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) that they may incur by reason of the untruth or inaccuracy of any of the representations, warranties, covenants or agreements contained herein or in any other document the undersigned has furnished to any of the foregoing in connection with this transaction. In addition, if any person shall assert a claim to a finder’s fee or real estate brokerage commission on account of alleged employment as a finder or real estate broker through or under the undersigned in connection with this Agreement, the undersigned shall indemnify and hold the Indemnified Parties harmless from and against any such claim. This indemnification includes, but is not limited to, any damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) incurred by the Indemnified Parties defending against any alleged violation of federal or state securities laws, which is based upon or related to any untruth or inaccuracy of any of the representations, warranties or agreements contained herein or in any other documents the undersigned has furnished to any of the foregoing in connection with this transaction, and against any failure of the transaction to satisfy any Section 1031 requirements in connection with the undersigned’s exchange under such provisions.

6.26. Acknowledges and agrees that that if requested by the Seller, the undersigned will execute and deliver the Bad Actor Addendum attached as Addendum A hereto, together with the Irrevocable Proxy attached as Exhibit A thereto, and if the undersigned is an entity, the undersigned will have each of its beneficial owners who by virtue of ownership thereof would own twenty percent (20%) or more of the Interests, as determined by the Seller, execute and deliver a Bad Actor Addendum. The undersigned understands that if the Seller requests that the undersigned execute and deliver a Bad Actor Addendum, such execution and delivery shall be a condition to its purchase of the Purchased Interest.

7. Survival of Representations. The representations and warranties of Buyer set forth in Section 6 shall survive the Closing Date or termination of this Agreement and in the event of a Transfer Distribution and the issuance of LLC membership units in complete satisfaction of the Interests, these representations and warranties shall be deemed given as of the date thereof.

8. General Provisions.

8.1. Interpretation. The use herein of (i) one gender includes the masculine and the feminine, (ii) the singular number includes the plural, whenever the context so requires, and (iii) the words “I” and “me” include “we” and “us” if Buyer is more than one person. Captions in this Agreement are inserted for convenience of reference only and do not define, describe, or limit the scope or the intent of this Agreement or any of the terms hereof. All exhibits referred to herein and attached hereto are incorporated by reference. This Agreement together with the other Transaction Documents contain the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations, and statements, oral or written, are merged herein.

8.2. Modification. No modification, waiver, amendment, discharge, or change of this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement thereof is or may be sought.

8.3. Cooperation. Buyer and Seller acknowledge that it may be necessary to execute documents other than those specifically referred to herein to complete the acquisition of the Purchased Interests as provided herein. Buyer and Seller agree to cooperate with each other in good faith by executing such other documents or taking such other action as may be reasonably necessary to complete this transaction in accordance with the parties’ intent evidenced in this Agreement.

8.4. Assignment. Buyer shall not assign its rights under this Agreement except to Accommodator without first obtaining Seller’s written consent, which consent may be withheld in Seller’s sole and absolute discretion. No such assignment shall operate to release the assignor from the obligation to perform all obligations of Buyer hereunder. Seller shall have the absolute right to assign its rights and obligations under this Agreement.

8.5. Notices. Unless otherwise specifically provided herein, all notices, demands or other communications given hereunder shall be in writing and shall be addressed as follows:

If to Seller, to:

UR Hanes, DST

c/o United Realty

60 Broad Street, 34th Floor

New York, NY 10004

Phone: (212) 388.6800

Fax: (212) 202-5063

Attention: Jacob Frydman

If to Buyer, to the address listed under Buyer’s name on the signature page to this Agreement.

Either party may change such address by written notice to Escrow Agent and the other party. Unless otherwise specifically provided for herein, all notices, payments, demands or other communications given hereunder shall be deemed to have been duly given and received: (i) upon personal delivery, or (ii) as of the third business day after mailing by United States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth above, or (iii) the immediately succeeding Business Day after deposit with Federal Express or other similar overnight delivery system.

8.6. Periods of Time. All time periods referred to in this Agreement include all Saturdays, Sundays and state or United States holidays, unless Business Days are specified, provided that if the date or last date to perform any act or give any notice with respect to this Agreement falls on a Saturday, Sunday or state or national holiday, such act or notice may be timely performed or given on the next succeeding Business Day.

8.7. Counterparts. This Agreement may be executed in counterparts, all of which when taken together shall be deemed fully executed originals.

8.8. Attorneys’ Fees. If either party commences litigation for the judicial interpretation, enforcement, termination, cancellation, or rescission hereof, or for damages (including liquidated damages) for the breach hereof against the other party, then, in addition to any or all other relief awarded in such litigation, the substantially prevailing party therein shall be entitled to a judgment against the other for an amount equal to reasonable attorneys’ fees and court and other costs incurred.

8.9. Joint and Several Liability. If any party consists of more than one person or entity, the liability of each such person or entity signing this Agreement shall be joint and several.

8.10. Choice of Law. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Delaware, without regard to its conflicts of laws principles. All actions arising out of or relating to this Agreement shall be heard and determined exclusively by a court of competent jurisdiction located in New York, NY, and each party hereto expressly and irrevocably consents and submits to personal jurisdiction therein. The parties hereby knowingly, voluntarily, and intentionally waive any right to a trial by jury with respect to any litigation arising out of or relating to this Agreement.

8.11. Time. Time is of the essence with respect to all dates set forth in this Agreement.

8.12. Third Party Beneficiaries. Buyer and Seller do not intend to benefit any party (including any other Beneficial Owner), other than the Indemnified Parties, that is not a party to this Agreement and no such party shall be deemed to be a third party beneficiary of this Agreement or any provision hereof.

8.13. Severability. If any term, covenant, condition, provision or agreement herein contained is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, such fact shall in no way affect the validity or enforceability of the other portions of this Agreement.

8.14. Binding Agreement. Subject to any limitation on assignment set forth herein, all terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective legal representatives, successors and assigns.

8.15. ACCEPTANCE OR REJECTION OF BUYER’S OFFER. THIS AGREEMENT DOES NOT CONSTITUTE AN OFFER OF ANY KIND BY SELLER AND SHALL NOT BIND SELLER UNLESS DULY EXECUTED AND DELIVERED BY SELLER. TO SUBMIT AN OFFER TO PURCHASE AN INTEREST, BUYER SHALL COMPLY WITH THE REQUIREMENTS OF SECTIONS 1 AND 2. SELLER SHALL HAVE THIRTY (30) DAYS TO EITHER ACCEPT OR REJECT BUYER’S OFFER. IF SELLER DOES NOT ACCEPT BUYER’S OFFER WITHIN SUCH 30-DAY PERIOD, THE OFFER SHALL BE DEEMED REJECTED.

8.16. Waiver and Release. Buyer hereby waives all claims it might have against Lender for any loss, costs or damages, including any tax consequences arising from or relating to the organization structure or constitution of Seller and to Buyer’s acquisition of an Interest.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed as of the Effective Date.

SELLER:		BUYER:

UR HANES, DST, a Delaware statutory trust

By:	UR DST MANAGER, LLC
By:
Its:	Manager
Name:
By:

Name:

Its:		Its:

Dated:	, 2015	Dated	, 2015

By:

Name:

Its:

		Dated:	2015

DIRECT DEPOSIT FORM

Please direct distributions: (Select one.)

☐	VIA MAIL TO: MAILING ADDRESS OF RECORD

☐	VIA MAIL TO BANK OR BROKERAGE ACCOUNT: (Complete #1 through #4 in below box.)

☐	VIA ELECTRONIC DEPOSIT (ACH) TO: (Complete #1 through #5 and attach a voided check.)

1.
Name of Bank, Brokerage Firm or Individual

2.
Mailing Address

3.
City, State, Zip Code

4.
Account Number

5.
Bank ABA Number
☐ Checking ☐ Savings

Electronic Deposit (ACH) Authorization - I (we) authorize the Seller’s manager and signatory trustee (the “Manager”), to deposit distributions from my (our) interest in the Seller to my (our) account indicated blow at the depository financial institution (hereinafter, the “Depository”) indicated above. I (we) acknowledge that the origination of ACH transactions to my (our) account must comply with the provisions of U.S. law. I (we) further authorize the Manager to debit my (our) account noted below in the event that the Manager erroneously deposits additional funds to which I (we) am (are) not entitled, provided that such debit shall not exceed the original amount of the erroneous deposit. In the event that I (we) withdraw funds erroneously deposited into my (our) account before the Manager reverses such deposit, I (we) agree that the Manager has the right to retain any future distributions to which I (we) am (are) entitled until the erroneously deposited amounts are recovered by the Manager. This authorization is to remain in full force and effect until the Manager has received written notification from me (or either of us) of its termination in such time and in such manner as to afford the Manager and the Depository a reasonable opportunity to act on it, or until the Manager has sent me written notice of termination of this authorization.

The signature(s) of all investors of record are required.

Signature of Investor	Signature of Co-Investor (if applicable)

EXHIBIT 10.6

AGREEMENT FOR PURCHASE AND SALE OF

REAL ESTATE AND RELATED PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (this “Agreement”) is made and entered into as of this 13th day of April, 2015 (the “Effective Date”), by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”), and UNITED REALTY FUND MANAGEMENT, LLC, a Delaware limited liability company (or its Permitted Assignee, as defined in Paragraph 13(a) hereof), both of which are, or will be, authorized to do business in the State of North Carolina as a foreign limited liability company (“Purchaser”).

RECITALS:

A.     Seller is the owner of fee simple title to the Property (as such term is hereinafter defined).

B.      Seller desires to sell the Property to Purchaser, and Purchaser desires to purchase the Property from Seller, each upon and subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of and in reliance upon the above Recitals which are incorporated herein, the terms, covenants and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.      PURCHASE AND SALE OF PROPERTY.

Subject to the terms and conditions of this Agreement, Seller shall sell, convey and assign to Purchaser or its nominee or assignee, and Purchaser or its nominee or assignee shall purchase all rights, title and interest of Seller relating to the following described property (all of which is hereinafter collectively referred to as the “Property”):

(a)     That certain tract of real estate containing approximately 10.329 acres improved with one (1) building containing approximately 101,555 rentable square feet, a parking lot and other improvements located in Forsyth County, North Carolina, which real estate is legally described on Exhibit A attached hereto and made a part hereof, together with (i) all and singular easements, covenants, agreements, rights, privileges, tenements, hereditaments and appurtenances thereunto now or hereafter belonging or appertaining thereto and (ii) any and all oil, gas and mineral rights relating to such real estate, water and water rights, ditch and any other rights to use and appropriate water from or relating to such real estate (collectively, the “Land”); and

(b)     all right, title and interest of Seller (whether now or hereafter existing) in and to any land lying in the bed of any street, alley, road or avenue (whether open, closed or proposed) within, in front of, behind or otherwise adjoining the Land or any of it, and, subject to the provisions of Section 6, all right, title and interest of Seller (whether now or here after existing) in and to any award made or to be made as a result of or in lieu of condemnation, and in and to any award for damage to the Property or any part thereof by reason of casualty (all of the foregoing being included within the term “Land”); and

(c)     all of the buildings, structures, fixtures, facilities, installations and other improvements of every kind and description now or hereafter in, on, over and under the Land, including, without limitation, any and all plumbing, air conditioning, heating, ventilating, mechanical, electrical and other utility systems, loading docks, parking lots and facilities, landscaping, roadways, sidewalks, security devices, signs and light fixtures (collectively, the “Improvements”) (the Land and Improvements being collectively referred to as the “Premises”); and

(d)     all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, and window treatments utilized by Seller exclusively in connection with the Property, and other tangible personal property owned by Seller or in which Seller otherwise has an interest (other than a leasehold interest) if utilized by Seller solely in connection with the Property which is not owned by Tenant under the Lease (as such terms are hereinafter defined), as described on Exhibit B attached to this Agreement, together with all replacements and substitutions therefor (together with the intangible personal property hereinafter identified, collectively the “Personal Property”); and

(e)     all right, title and interest of Seller in all existing surveys, blue prints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) and other documentation for or with respect to the Property or any part thereof; all use, occupancy, building and operating permits, licenses and approvals relating to the Property or any part thereof; to the extent assignable, all existing guarantees and warranties issued in connection with the purchase, construction, alteration, installation or repair of all or any portion of the Property; to the extent assignable, construction drawings, soil tests, and environmental reports related to the Property, all available correspondence relating to the leasing, repair, maintenance and operation of the Property with the Tenant, vendors, suppliers, utility companies and other third parties; and such other existing books, records and documents (including, without limitation, those relating to ad valorem taxes and the lease) used in connection with the operation of the Property or any part thereof; and

(f)      all right, title and interest of Seller in and to the Lease and, to the extent assignable, Service Contracts (as hereinafter defined) which Purchaser elects to assume, if any, and the other intangible personal property, together with any associated good will, now or hereafter owned by Seller or in which Seller otherwise has an interest and used in connection with or arising from the business now or hereafter conducted on or from the Property or any part thereof, including, without limitation, lease and other contract rights, names, but excluding the name Highwoods, Highwoods Properties, Highwoods Realty Limited Partnership, or any derivation thereof and trademarks adopted by Seller or any of its affiliates which identifies the name Highwoods and also excluding claims and other choses in action of Seller. The only Lease encumbering the Premises, or any part thereof, Property is that Lease with US Airways, Inc. (the “Tenant”) described on Exhibit C attached hereto and incorporated herein by reference (the “Lease”). The term “Lease” shall also include any modifications, amendments, renewals or extensions of the Lease. A list of all employment, union, purchase, service and maintenance agreements, equipment leases and any other agreements, contracts, licenses and permits affecting or pertaining in any way to the Property or any part thereof to which Seller is a party (the “Service Contracts”) is attached to this Agreement as Exhibit D.

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2.      PURCHASE PRICE.

The total consideration to be paid by Purchaser to Seller for the Property (the “Purchase Price”) is Fifteen Million Three Hundred Thousand and No/100 Dollars ($15,300,000.00). The Purchase Price is subject to any adjustments as provided below in this Agreement, and shall be paid as follows:

(a)      Earnest Money.

(i)     Within two (2) business days of the Effective Date of this Agreement (as defined herein), Purchaser shall deliver to the Title Insurer (as hereinafter defined), as escrowee (“Escrowee”), the sum of One Hundred Fifty Thousand and No/100 Dollars ($150,000.00) (the “Initial Deposit”) in the form of a check payable to Escrowee, or a federal funds wire transfer to an account designated by Escrowee. In the event Purchaser does not terminate this Agreement by the end of the Due Diligence Period (as defined in Section 9 hereof), within two (2) business days of the expiration of the Due Diligence Period, Purchaser will deposit with the Escrowee an additional Earnest Money Deposit of Three Hundred Fifty Thousand and No/100 Dollars ($350,000.00) (the “Additional Deposit”). The Initial Deposit, the Additional Deposit and the Closing Extension Deposit (as defined in Paragraph 5(a) below) are referred to in this Agreement as the “Earnest Money.” The Earnest Money shall be held by Escrowee pursuant to a joint order escrow agreement between Seller and Purchaser in the form of the Escrow Agreement attached as Exhibit E hereto.

(ii)    If the transaction contemplated by this Agreement closes in accordance with the terms and conditions of this Agreement, at Closing, the Earnest Money shall be delivered by the Escrowee to Seller as payment toward the Purchase Price. Notwithstanding anything to the contrary contained herein, if this Agreement is terminated in its entirety by Purchaser pursuant to the terms hereof, or if the transaction fails to close with respect to the Property for any reason other than solely by reason of a default on the part of Purchaser, the Earnest Money shall be delivered by the Escrowee to Purchaser, together with any and all interest earned thereon, without deduction or setoff. If the transaction fails to close solely due to a default on the part of Purchaser, the Earnest Money shall be delivered by the Escrowee to Seller as its sole and exclusive remedy (provided Purchaser shall be responsible for Purchaser’s Continuing Obligations [as hereinafter defined in Paragraph 9(d) below] regardless of the amount thereof), as more particularly provided for in Paragraph 12(b) below.

(b)     Cash at Closing.   At Closing, Purchaser shall pay to Seller the Purchase Price less the Earnest Money delivered by the Escrowee to Seller, subject to the adjustments and prorations required by this Agreement, by wire transfer of federal funds to Escrowee (such amount, as adjusted, being referred to herein as the “Cash Balance”).

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3.      OPERATION OF PROPERTY THROUGH CLOSING.     From the Effective Date through and including the first to occur of (i) the termination of this Agreement or (ii) the Closing Date:

(a)     Seller shall manage and operate the Property in the same manner that it is currently managing same and keep the Premises and the tangible Personal Property in good condition and repair, ordinary wear and tear and casualty damage excepted. Seller shall not transfer nor remove any Personal Property that is material to the operation or value of the Premises subsequent to the Effective Date unless Seller replaces the same prior to the Closing Date with Personal Property of equivalent or better utility and quality to the items replaced.

(b)     Without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole and absolute discretion, Seller shall not sell, mortgage, pledge, hypothecate or otherwise transfer or dispose of all or any part of the Property or any interest therein, nor shall Seller initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to all or any part of the Property other than such action as is necessary to maintain the Property in compliance with such rules and regulations applicable to all or any part of the Property, provided Seller may encumber the Property with deeds of trust existing on the Property as of the Effective Date (which deeds of trust shall be canceled at Closing), general utility easements if necessary for the proper operation thereof, but only after consent by Purchaser, which consent shall not be unreasonably withheld or delayed.

(c)     From and after Effective Date, without the prior written consent of Purchaser, which consent may be withheld in Purchaser’s sole and absolute discretion, Seller shall not modify, extend, amend or renew the Lease or enter into any new lease with respect to the Property (including without limitation reducing the amount of any security deposit or releasing or modifying any guaranty, if any, of the Lease). Any modification, extension, amendment, or renewal entered into in accordance with this Paragraph 3(c) shall be deemed a part of the Lease, subject to the covenants, representations and warranties set forth in this Agreement with respect to the Lease.

(d)     Seller shall comply with all federal, state, municipal and other governmental laws, ordinances, requirements, rules, regulations, notices and orders, and all agreements, covenants, conditions, easements and restrictions relating to the Property, including, without limitation, any such requirements, rules, regulations, notices or orders issued or imposed after the date of this Agreement.

(e)     If and when Seller has knowledge of the occurrence of any event which affects the truth or accuracy of any representations or warranties made by Seller under or pursuant to this Agreement, Seller shall promptly give written notice to Purchaser of such event, including, but not limited to, Seller’s receipt of (i) any written notices of material default or alleged material default by the landlord or the Tenant under the Lease or by any party under any of the Service Contracts delivered or received by Seller from and after the Effective Date, and (ii) any written notices of alleged material violations of applicable law with respect to the Premises received by Seller from and after the Effective Date.

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(f)      Purchaser shall have access to the Property upon reasonable prior notice to Seller (oral or written) or during normal business hours as is reasonably necessary for it to inspect same to assure that Seller is complying with the requirements of this Section 3, provided Purchaser’s access shall not unreasonably interfere with the Tenant’s use and enjoyment thereof under the Lease, nor shall such access violate the terms and provisions thereof.

(g)     Seller shall cause to be maintained in force fire and extended coverage insurance and commercial general liability insurance upon the Premises in amounts of not less than One Million and 00/100 Dollars ($1,000,000.00).

(h)     Seller shall not enter into any new Service Contract that is not terminable within thirty days of written notice relating to the Premises without the prior written consent of Purchaser, which shall not be unreasonably withheld, and Seller shall comply in all material respects with its obligations under any Service Contracts that exist as of the Effective Date. Seller hereby agrees and acknowledges that Purchaser may require Seller to terminate the existing Service Contracts, if any, at Seller’s sole cost and expense effective not later than thirty (30) days after the Closing Date as a condition of Purchaser’s consummating the purchase of the Premises. Seller further agrees that any and all management agreements and brokers’ agreements affecting the Premises shall be terminated as of the Closing Date. Seller shall provide Purchaser with evidence confirming the termination of all such Service Contracts prior to Closing.

(i)      Seller shall not construct or permit to be constructed any improvements or capital items to or on the Improvements, including Tenant improvements, without the prior written approval of Purchaser, which approval shall not be unreasonably withheld or delayed, except for Tenant improvements that the Tenant is entitled to, or that Seller is required to, make pursuant to the Lease.

4.      STATUS OF TITLE TO PROPERTY.

(a)     State of Title.   At Closing, Seller shall convey to Purchaser, or Purchaser’s permitted designee or assignee, the entire fee simple estate in and to the Premises by a recordable special warranty deed, subject only to: (i) those covenants, conditions and restrictions and other exceptions to title to the Property which are not disclosed by Purchaser to Seller as Unacceptable Title Matters pursuant to Paragraph 4(d) below (or implicitly approved by Purchaser not objecting to any such Unacceptable Title Matters during the Title Review Period [as defined in Paragraph 4(d) below] for the Property), (ii) the lien of general real estate taxes for the current year and subsequent years which are not yet due or payable, and (iii) the rights of the Tenant to occupy the Premises pursuant to the Lease (the above enumerated exceptions collectively referred to as the “Permitted Exceptions”).

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(b)     Preliminary Evidence of Title.   Within fifteen (15) days after the Effective Date, Purchaser shall obtain (and deliver copies to Seller of) a commitment (the “Title Commitment”) (and copies of the documents of record disclosed by the Title Commitment) for an Owner’s Title Insurance Policy proposing to insure Purchaser and committing to insure the Property in the amount of the Purchase Price, issued by a title insurance company selected by Purchaser in its reasonable discretion (the “Title Insurer”). The Title Commitment shall be effective as of a date after the date of this Agreement and must show fee simple title in Seller.

(c)     Survey.   Purchaser, at Purchaser’s sole cost and expense, may cause an accurate as-built survey and legal description of the Property to be prepared and certified to Purchaser and the Title Company (the “Survey”), which shall be delivered to Seller upon the completion thereof.

(d)     Title Defects.   If the Title Commitment or Survey discloses with respect to the Property, exceptions to title or other matters unacceptable to Purchaser in its sole discretion (the “Unacceptable Title Matters”), Purchaser shall notify Seller of any Unacceptable Title Matter related to the Property on or before the date which is twenty (20) business days after the Purchaser receives both the Title Commitment (and complete copies of the documents of record disclosed by the Title Commitment) and Survey (such twenty (20) business day period from the final delivery to Purchaser of the Title Commitment, copies of documents of record and Survey being hereinafter referred to as the “Title Review Period” for the Property, provided such notice shall be delivered to Seller, if at all, no later than five (5) business days prior to the end of the Due Diligence Period), and Seller shall have ten (10) business days from the date of such notice to have each such Unacceptable Title Matter removed (without any obligation to do so, except Seller will be obligated to remove at Closing any monetary liens encumbering the Property), or, to attempt to have the Title Insurer commit to insure over such Unacceptable Title Matter, in a manner reasonably acceptable to Purchaser (provided if the Title Insurer fails to insure over such Unacceptable Title Matter, Purchaser may terminate this Agreement, and as its sole remedy receive a refund of the Earnest Money), or to correct each such other matter, in each case to the reasonable satisfaction of Purchaser. If within the time specified, Seller fails to have each such Unacceptable Title Matter removed, insured over or corrected as aforesaid, Purchaser may elect to either (i) terminate this Agreement and receive a refund of the Earnest Money, or (ii) elect to accept title to the Property subject to the Unacceptable Title Matter with the right to deduct from the Purchase Price a sum equal to the amount required to discharge liens or encumbrances of a definite or ascertainable amount. If Purchaser fails to make either such election, Purchaser shall be deemed to have elected option (i) above.

5.      CLOSING.

(a)     Closing Date.   The “Closing” of the transaction contemplated by this Agreement (that is, the payment of the Cash Balance, the transfer of good and marketable title to the Property, and the satisfaction of all other terms and conditions of this Agreement) shall occur at 10:00 a.m. Eastern time at the office of the Title Insurer or such other place as agreed to by the parties on the date that is the later to occur of (i) the thirtieth (30th) day after the end of the Due Diligence Period, or (ii) on such other date as may be mutually agreed upon by the parties hereto (the “Closing Date”). Except as set forth in Paragraph 13(c) hereof, time is of the essence with respect to the Closing Date. The Closing shall be subject to the satisfaction of the conditions precedent set forth in Section 10 herein, unless waived by the party in whose favor the condition runs. If the date of Closing above provided for falls on a Saturday, Sunday or legal holiday, the Closing Date shall be the next business day. Notwithstanding the foregoing, in the event that Purchaser is unable to complete Closing on the Closing Date as set forth herein, Purchaser shall have the right to postpone the Closing by written notice to Seller for a maximum of fourteen (14) days by depositing with the Escrowee the sum of One Hundred Thousand and No/100 Dollars ($100,000) (the “Closing Extension Deposit”) which will be held by the Escrowee as part of the Earnest Money pursuant to Paragraph 2(a) hereof.

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(b)     Closing Documents.

(i)     Seller.   Except as specifically provided herein, not later than three (3) business days prior to the Closing Date, Seller shall deliver or cause to be delivered to Purchaser a copy of each of the following (the original of each, in form and substance acceptable to Purchaser, if not attached as an Exhibit to this Agreement, to be executed (if necessary)) and delivered at Closing to the Escrowee:

(1)     a special warranty deed for the Property, in form attached hereto as Exhibit F, subject only to the Permitted Exceptions, sufficient to transfer and convey to Purchaser or Purchaser’s designee or assignee fee simple title to the Property as required by this Agreement, and otherwise in form acceptable to the Title Insurer;

(2)     a bill of sale for the tangible Personal Property, in form attached hereto as Exhibit G. sufficient to transfer to Purchaser or Purchaser’s designee or assignee title to the tangible Personal Property and containing appropriate warranties of title and condition as required by this Agreement;

(3)     a letter for the Property advising Tenant under the Lease of the change in ownership of the Premises and directing it to pay rent to Purchaser or as Purchaser may direct;

(4)     any and all affidavits, certificates or other documents customarily required by the Title Insurer in order to cause it to issue the Owner’s Title Insurance Policies in the form and condition required by this Agreement;

(5)     an Assignment and Assumption of the Lease for the Property, in form attached hereto as Exhibit H, which will provide that Seller shall indemnify Purchaser with respect to all obligations that accrue under the Lease prior to the date of Closing (except for Tenant security deposit which is turned over to Purchaser);

(6)     to the extent applicable, an Assignment and Assumption of Assumed Service Contracts for the Property, in form attached hereto as Exhibit L which shall provide that Seller shall indemnify Purchaser with respect to all obligations that accrue under the Assumed Service Contracts (defined in Section 9 below) on and prior to the date of Closing; and evidence of termination of all Service Contracts not assumed, including any and all management contracts affecting the Property;

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(7)     no later than two (2) business days after Closing, the original Lease and Assumed Service Contracts and any and all building plans, surveys, site plans, engineering plans and studies, utility plans, landscaping plans, development plans, specifications, drawings, marketing artwork, construction drawings, soil tests, complete warranty book including all contractors and subcontractors and other documentation concerning all or any part of the Property and in the possession of Seller or any manager or submanager of the Property;

(8)     any assignable bonds, warranties or guaranties which are in any way applicable to the Property or any part thereof;

(9)     Seller’s affidavit stating, under penalty of perjury, Seller’s U.S. taxpayer identification number and that Seller is not a foreign person within the meaning of Paragraph 1445 of the Internal Revenue Code;

(10)   required Estoppel in accordance with Paragraph 10(d) below, and required Subordination Agreement in accordance with Paragraph 10(e) below;

(11)   all other documents reasonably required by Purchaser or the Title Insurer in order to perfect the conveyance, transfer and assignment of the Property to Purchaser or Purchaser’s designee and issue the Owner’s Title Insurance Policy;

(12)   the Tenant security deposit, if any, if in the form of a letter of credit or other form which is not cash shall be transferred to Purchaser in a form sufficient for Purchaser to draw upon the same;

(14)   a recertification of Seller’s representations and warranties hereunder as of Closing, if true, or if not true, a statement informing Purchaser why such representation or warranty is not true; and

(15)   a lien waiver signed by Seller’s Named Broker (as defined in Section 11).

(ii)    Purchaser.   Purchaser, or its nominee or assignee, shall deliver or cause to be delivered to Seller at Closing:

(1)     the Cash Balance;

(2)     duly executed Assignment and Assumption of Lease for the Property, in form attached hereto as Exhibit H. which will provide that Purchaser shall indemnify Seller with respect to all obligations that accrue under the Lease after the date of Closing;

(3)     to the extent applicable, the duly executed Assignment and Assumption of Assumed Service Contracts for the Property, in form attached hereto as Exhibit I. which will provide that Purchaser shall indemnify Seller with respect to all obligations that accrue under the respective Assumed Service Contracts after the date of Closing;

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(4)     A lien waiver signed by Purchaser’s Named Broker; and

(5)     any and all affidavits, certificates or other documents required by the Title Insurer in order to cause it to issue the Owner’s Title Insurance Policies in the form and condition required by this Agreement.

(c)     Closing Prorations and Adjustments.   Statements of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Agreement and submitted to Purchaser for review and approval not less than three (3) business days prior to the Closing Date. For purposes of prorations, Purchaser shall be deemed the owner of the Property on the Closing Date. In addition to prorations and other adjustments that may otherwise be provided for in this Agreement, the following items are to be prorated or adjusted, as the case may require, as of the Closing Date:

(i)     If not paid by the Tenant pursuant to the Lease, real estate and personal property taxes and assessments (initially prorated on the basis of the most recent ascertainable bill, but subject to reproration upon issuance of the actual bill therefor to effectuate the actual proration), provided that Seller shall pay prior to Closing or give Purchaser a credit at Closing for, the amount of all installments of special assessments levied prior to Closing and which are payable after Closing;

(ii)    Seller and Purchaser shall prorate the rent, charges and other amounts payable by Tenant to Seller for the month of Closing, including expense “pass-throughs” which are due for the month of Closing. With respect to rent, charges and other amounts payable by Tenant to Seller (including expense “pass-throughs”) for months prior to the month of Closing (“Delinquent Amounts”), Purchaser shall make a commercially reasonable good faith effort to collect such Delinquent Amounts for a period of three months following Closing), but Purchaser shall not be required to take legal action with respect to Delinquent Amounts. At Closing, Seller shall deliver to Purchaser a schedule of all Delinquent Amounts. Notwithstanding the foregoing or any direction from Tenant to the contrary, rental and other payments received by Purchaser from Tenant shall first be applied toward Purchaser’s actual out-of-pocket costs of collection, then toward the payment of rent and other charges owed to Purchaser for periods after the Closing, and any excess monies received shall be applied toward the payment of Delinquent Amounts. Purchaser may not waive any Delinquent Amounts or modify a Lease so as to reduce amounts or charges owed under Lease for any period in which Seller is entitled to receive a share of charges or amounts, without first obtaining the written consent of Seller and Seller shall have the right to collect same after Closing.

Purchaser shall make year-end reconciliations of reimbursements owed by Tenant under the Lease to the landlord thereunder of the Tenant’s share of property taxes and assessments, insurance premiums, common area maintenance and other expenses related to the operation of the Property for the calendar year 2015 (collectively, “Reimbursable Tenant Expenses”). In order to enable Purchaser to make any year-end reconciliations of Reimbursable Tenant Expenses for calendar year 2015, Seller shall deliver to Purchaser, in writing, within sixty (60) days after the Closing Date, the Reimbursable Tenant Expenses actually paid or incurred by Seller for the portion of the calendar year 2015 during which Seller owned the Property (“Seller’s Actual Reimbursable Tenant Expenses”) and the Tenant reimbursements for such Reimbursable Tenant Expenses actually paid to Seller by Tenant for the portion of the calendar year 2015 during which Seller owned the Property (“Seller’s Actual Tenant Reimbursements”). On or before March 31, 2016, Purchaser shall deliver to Seller a reconciliation statement (the “Reconciliation Statement”) setting forth (i) the Actual Reimbursable Tenant Expenses paid or incurred during calendar year 2015, (ii) the Actual Tenant Reimbursements actually paid in calendar year 2015, and (iii) a calculation of the difference between the two (i.e., establishing that the Actual Reimbursable Tenant Expenses were either more or less than the Actual Tenant Reimbursements for the calendar year 2015), with Purchaser utilizing the information delivered to Purchaser by Seller related to the period of the calendar year 2015 which is prior to the Closing Date.

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Any amount due Seller pursuant to the foregoing calculation (in the event Seller’s Actual Tenant Reimbursements for the period January 1 to the date prior to Closing are less than Seller’s Actual Reimbursable Tenant Expenses for the same period) or Purchaser (in the event the Actual Tenant Reimbursements are more than the Actual Reimbursable Tenant Expenses), as the case may be, shall be paid by Purchaser to Seller within fourteen (14) business days after Purchaser has collected such sums from any tenant who owes same, or if Seller owes Purchaser for any such sum, Seller shall pay to Purchaser within fourteen (14) business days after delivery of the Reconciliation Statement to Seller, all such sums owed by Seller to Purchaser. If Purchaser is paid any such amount by Seller, Purchaser thereafter shall be obligated to promptly remit the applicable portion to the Tenant entitled thereto. If Purchaser has transferred its interest in the Property to a successor-in-interest or assignee prior to such date, then, on or before the transfer of its interest in the Property, Purchaser shall (i) in writing expressly obligate such successor-in-interest or assignee to be bound by the provisions of this Section, and (ii) deliver written notice of such transfer to Seller, and thereafter Seller shall make the deliveries specified above to Purchaser’s successor-in-interest or assignee. Seller’s Reconciliation Statement shall be final and binding for purposes of this Contract;

(iii)   the full amount of the security deposit, paid under the Lease, if any, and not theretofore applied, together with interest thereon to the extent any interest is required by law or otherwise to be paid to the Tenant, shall be delivered by Seller to Purchaser on the date of Closing. Prior to the Closing, Seller shall not apply the security deposit;

(iv)   water, electric, telephone and all other utility and fuel charges not paid by the Tenant under the Lease shall be prorated ratably on the basis of the last ascertainable bills (and reprorated upon receipt of the actual bills or invoices) unless final meter readings and final invoices can be obtained. To the extent practicable, if Tenant does not pay the water, electric, telephone and other utility charges pursuant to the Lease, Seller shall cause meters for utilities to be read not more than one (1) business day prior to the date of Closing;

(v)    amounts paid or owing under any Assumed Service Contracts, if any;

(vi)   assignable license and permit fees;

(vii)  other expenses of operation and similar items;

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(viii) Seller shall be responsible for all leasing commissions and other leasing costs due and payable prior to the Effective Date with respect to the Lease. Purchaser shall be responsible for all leasing commissions and other leasing costs attributable to the Lease or the renewal, extension or expansion of the Lease due and payable after the Effective Date. If Seller has, prior to the Closing, paid any leasing commissions or other leasing costs which are Purchaser’s responsibility hereunder, Seller will receive a credit for same from Purchaser at the Closing. Purchaser shall have no obligation to pay for any leasing commissions in connection with the initial terms of the Lease. This subsection shall survive Closing;

(ix)   The cost of all Tenant improvement work owed or to be owed in connection with the current term of the Lease existing as of the date hereof (collectively “Seller TI Work Payable”) shall be the responsibility of Seller, and shall be paid in full by Seller at or prior to Closing. To the extent not completed prior to Closing, Purchaser shall agree to complete such Seller TI Work Payable, and to pay the cost of such Tenant improvement work, and the amount of the Purchase Price due Seller hereunder shall be reduced by the cost of such Seller TI Work Payable. In the event the costs of any portion of the Seller TI Work Payable is not determinable as of the Closing Date, the amount of the Purchase Price otherwise to be paid hereunder shall be reduced by Purchaser and Seller making a reasonable estimate of the costs of such Seller TI Work Payable (the “Holdback”). To the extent the final costs paid by Purchaser for Seller TI Work Payable is more or less than the Holdback, Purchaser and Seller agree that the Purchase Price will be increased or decreased, as the case may be, and Seller shall pay Purchaser the amount by which the sum of the Holdback is less than the actual cost of the Seller TI Work Payable and Purchaser will pay Seller the amount by which the Holdback is more than the actual cost of the TI Work Payable; and

(x)    All obligations to pay Tenant improvement work owed or to be owed in connection with extension or renewal terms of the Lease shall be paid by Purchaser when due after the Closing Date without an adjustment to the Purchase Price. Notwithstanding the foregoing, to the extent any portion of the term of the Lease for which Purchaser shall pay the Tenant improvement cost in connection therewith occurs prior to the Closing Date, the amount of the Purchase Price will be reduced by a pro rata share of such cost based upon the percentage of such term (exclusive of any renewal options) which occurs prior to the Closing Date.

Except with respect to general real estate and personal property taxes (which shall be reprorated upon the issuance of the actual bills, if necessary), and expense “pass throughs” (which shall be trued up within the sixty (60) day period set forth above) any proration which must be estimated at Closing shall be reprorated and finally adjusted as soon as practicable after the Closing Date with any refunds payable to Seller or Purchaser to be made as soon as practicable after such amounts are determined, otherwise all prorations shall be final. Amounts on deposit with utility companies shall be disclosed to Purchaser within ten (10) days after the Effective Date and shall not be prorated; provided, however, that promptly following the Closing, Purchaser shall substitute its own deposit for any amounts on deposit with utility companies and shall refund to Seller any portion of Seller’s deposit which is refunded by the utility company. The rights, covenants and obligations contained in this Paragraph 5(c) shall survive the Closing.

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(d)     Closing Costs.

(i) Transfer Taxes.   All transfer taxes, documentary stamps, intangible taxes and similar taxes or charges shall be paid by Seller.

(ii) Title Insurance.   The cost of any title insurance commitment and title insurance commitment cancellation fees shall be paid by Purchaser and the Owner’s Title Insurance Policy as well as any endorsements issued in connection therewith shall be paid for by Purchaser.

(iii) Survey.   Any Survey obtained for the Property shall be paid for by Purchaser.

(iv) Recording Charges.   Purchaser shall pay the cost of recording the deed referenced in Paragraph 5(b)(i)(l).

(v) Attorney and Consultant Fees.   Seller and Purchaser shall each be responsible for the fees and costs of their respective attorneys and consultants.

(vi) UCC Searches.   Purchaser shall pay all charges for UCC Searches.

(vii) Loan Costs.   In the event Purchaser procures a loan from a lender in connection with this transaction, all financing and other costs related to such loan shall be paid by Purchaser.

(e)     Possession.   Upon Closing, Seller shall deliver to Purchaser full, complete and exclusive possession of the Property, including keys and pass codes, subject only to the rights of possession of the Tenant under the Lease and the other Permitted Exceptions.

6.      CASUALTY LOSS AND CONDEMNATION.

If, prior to Closing the building on the Land or any part thereof shall be condemned, or destroyed or materially damaged by fire or other casualty (that is, damage or destruction which Purchaser reasonably believes could be in excess of Five Hundred Thousand and No/100 Dollars ($500,000.00) for such building located on the Property, or in the event of a condemnation or eminent domain taking which materially prevents access to the Property or any part thereof), Purchaser shall have the option which shall be exercised not later than twenty (20) business days following the date Purchaser receives written notice of the condemnation or damage (with Closing being extended, if necessary, to accommodate such time periods) either to (a) to terminate this Agreement, or (b) to consummate the transaction contemplated by this Agreement notwithstanding such condemnation, destruction or material damage. If Purchaser elects to consummate the transaction contemplated by this Agreement, Purchaser shall be entitled to receive all of the condemnation proceeds or settle the loss under all policies of insurance applicable to the destruction or damage and receive all of the proceeds of insurance applicable thereto, and Seller shall, at Closing and thereafter, execute and deliver to Purchaser all required proofs of loss, assignments of claims and other similar items. If there is any other damage or destruction to the Land (that is, damage or destruction to the Land which Purchaser reasonably believes could be Five Hundred Thousand and No/100 Dollars ($500,000.00) or less for the building located on the Land, or which does not substantially prevent access to the Land or any part thereof), Seller shall either completely repair such damage prior to Closing in a manner satisfactory to Purchaser or, at Seller’s option, either assign all insurance claims pertaining to such damage or destruction to Purchaser by executing and delivering to Purchaser at Closing and thereafter all required proofs of loss, assignments of claims and other similar items, or allow Purchaser a credit against the Purchase Price in an amount equal to Purchaser’s reasonably estimated cost of repair. If Purchaser elects to take an assignment of all insurance claims as provided for in this Section 6. Purchaser shall receive at Closing a credit against the Cash Balance in an amount equal to any deductible(s) and uninsured amounts applicable thereto. In the event this Agreement is terminated pursuant to this Section 6. the Earnest Money shall be refunded to Purchaser, whereupon this Agreement and all rights and obligations of the parties hereunder shall be null and void. In the event Seller shall assign its insurance proceeds to Purchaser then, in addition thereto, Purchaser shall be entitled to a reduction in the Purchase Price equal to the amount of Seller’s deductible.

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Notwithstanding anything to the contrary herein, the provisions of this Section shall not waive or release any duty or obligation of Seller herein or waive any condition to Purchaser’s obligations at Closing.

7.      REPRESENTATIONS AND WARRANTIES.

(a)      Representations and Warranties of Seller.   Seller represents and warrants to Purchaser that the following are true, complete and correct as of the date of this Agreement:

(i)     Seller has done nothing to impair or encumber such title to the Land that Seller received, and Seller will warrant and defend the title to the Land against the lawful claims of all persons claiming by, through or under the Seller, except for Permitted Exceptions;

(ii)    Seller has no employees at the Property. Any employees at the Property are employees of the Tenant occupying the Property. Seller is not a party to any collective bargaining agreement, and there are no negotiations for such an agreement, and no strikes or labor representation questions which affect or may affect the operation by Seller of the Premises or any business conducted thereon are pending or, to the knowledge of Seller, threatened.

(iii)   Seller has not entered into any agreement to lease (other than the Lease), sell, mortgage or otherwise encumber or dispose of its interest in the Property or any part thereof, except for this Agreement and any of the Permitted Exceptions executed by Seller.

(iv)   Except as set forth on Exhibit J. there is no action, proceeding or investigation pending or to Seller’s knowledge, threatened against Seller related to the Property before any court or governmental department, commission, board, agency or instrumentality; and Seller does not know of any basis for any such action, proceeding or investigation.

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(v)    No Liens or Encumbrances. Seller agrees that it will not create, suffer or permit to be created, and that it will promptly remove or discharge, any liens or encumbrances against the Premises arising subsequent to the Effective Date of this Agreement;

(vi)   Except as set forth on Exhibit K attached hereto, Seller has not received notice of any violation from (i) any governmental authority of any zoning, building, fire or health code or any other statute, ordinance rule or regulation applicable (or alleged to be applicable) to the Property, or any part thereof, (ii) the governing body of the office, industrial, business or similar park or association of which the Property or any part thereof is a part, or (iii) any other person or entity entitled to enforce any right, covenant or restriction against Seller or the Property or any part thereof.

(vii)  there are no proceedings at law or in equity before any court, grand jury, administrative agency or other investigative agency, bureau or instrumentality of any kind pending or, to the best of Seller’s knowledge, threatened, against or affecting Seller or the Property that (i) involve, or in any way may affect, the validity or enforceability of this Agreement or any other instrument or document to be delivered by Seller pursuant hereto, (ii) enjoin or prevent or threaten to enjoin or prevent the performance of Seller’s obligations hereunder or (iii) relate specifically to the Property (including, without limitation, the environmental condition of the Property) or the title thereto; and there is no other pending or, to the best of Seller’s knowledge, threatened litigation, governmental investigation or administrative proceeding affecting Seller or the Property;

(viii) Except for the sale of the Premises to Purchaser as set forth in this Agreement, Seller has not entered into any agreement nor otherwise granted to any person, and no person or entity has any right or option from Seller to (i) acquire any or all of the Property, (ii) right of first offer or right of first refusal to purchase all or any portion of the Property, and (iii) except with respect to the Lease, no right to lease, license or otherwise occupy any portion of the Property;

(ix)   The Service Contracts described on Exhibit D attached hereto comprise every material contract, agreement, relationship and commitment, oral or written, (exclusive of the Lease and agreements of record encumbering the Property) which affects the Property, to which Seller is a party, or by which it is bound. Neither Seller nor, to Seller’s knowledge, any other party is in default under the terms of any Service Contract.

(x)    Seller is duly organized, validly existing and qualified and empowered to conduct its business, and has full power and authority to enter into and fully perform and comply with the terms of this Agreement. Neither the execution and delivery of this Agreement nor its performance by Seller, will conflict with or result in the breach of any contract, agreement, law, rule or regulation to which Seller is a party or by which Seller is bound. This Agreement is valid and enforceable against Seller in accordance with its terms and each instrument to be executed by Seller pursuant to this Agreement or in connection herewith will, when executed and delivered, be valid and enforceable against Seller in accordance with its terms.

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(xi)   The Lease, which has or will be delivered to Purchaser, constitutes the entire agreement between Seller and Tenant with respect to the Premises. No commissions to any broker or leasing agent are currently due on account of the Lease. Seller has received no notice of any default on the part of the Tenant. To Seller’s knowledge, no right or claim of setoff against rent exists, or has been asserted by the Tenant under the Lease. Seller has not received any advance payment of rent (other than for the current month) on account of the Lease. There are no written or oral leases or tenancies or rights of possession affecting the Property other than the Lease. All obligations of Seller under the Lease with respect to the performance of work or the installation of equipment or materials required to have been performed at or prior to the date hereof have been fully observed and performed in all material respects.

(xii)  During the time the Seller has owned the Premises, neither the Land nor the Improvements is subject to or has been granted any abatement from real estate taxes and the Premises will not be subject to a P.I.L.O.T agreement or an added assessment or omitted property taxes on account of improvements or betterments made prior to Closing;

(xiii) Seller has not received any notice of any pending condemnation of the Land or Improvements or any portion thereof, or any change in any law, ordinance or regulation that would materially affect the Land or Improvements or the use thereof;

(xiv) Except as set forth on Exhibit L, Seller has not received any notice of any civil, criminal or administrative suit, claim, hearing, violation, investigation, proceeding or demand against Seller related to the Property relating in any way to a Release, the use of Hazardous Materials or compliance with Environmental Laws. For purposes of this Agreement, the phrase “Environmental Laws” shall mean any federal, state or local law, statute, ordinance, order, decree, rule or regulation and any common laws regarding radioactive materials, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. § 9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act, 42 U.S.C. § 6901, et seq. (“RCRA”); the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq. (“TSCA”), the Clean Air Act, 42 U.S.C. § 7401, et seq. (“CAA”), the Federal Water Pollution Control Act, 33 U.S.C. § 1251, et seq. (“FWPCA”), the Safe Drinking Water Act, 42 U.S.C. § 3001, et seq. (“SDWA”), the Hazardous Materials Transportation Act, 49 U.S.C. § 1802, et seq. (“HMTA”) and the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 11001, et seq. (“EPCRA”), the Endangered Species Act of 1973, 16 U.S.C. § 1531 et seq. (“ESA”), the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. § 136 et seq. (“FIFRA”) and other comparable federal, state or local laws, each as amended, and all rules, regulations and guidance documents promulgated pursuant thereto or published thereunder. The phrase “Hazardous Materials” shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified as hazardous or toxic under Environmental Laws (as hereinafter defined) or the Release of which is regulated under Environmental Laws. Without limiting the generality of the foregoing, the term “Hazardous Materials” will include: crude oil, used oil, petroleum and petroleum products or any fraction thereof; radioactive materials including source, by-product or special nuclear materials; asbestos or asbestos-containing materials (whether or not friable); lead paint; polychlorinated biphenyls, ureaformaldehyde in any of its forms; and any substance defined as “hazardous substances,” “extremely hazardous substances,” “hazardous waste,” “hazardous materials,” “chemical substance or mixture,” “solid waste,” “hazardous chemicals,” “toxic substances,” “hazardous air pollutants,” “pollutants,” contaminants,” or “toxic chemicals” under any of the CAA, CWA, RCRA, CERCLA, EPCRA, SDWA, TSCA or OSHA. The term “Release” shall mean the discharge, disposal, deposit, injection, dumping, spilling, leaking, leaching, placing, presence, pumping, pouring, emitting, emptying, escaping, or other release of any Hazardous Material.

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(xv)  All bills and invoices for labor and material of any kind relating to the Property has been, or prior to the Closing will be, paid in full, and there are no mechanic’s liens or claims outstanding in connection with any of the Property.

(xvi) Seller is not a Foreign Person within the meaning of Sections 1445 and 7701 of the Internal Revenue Code of 1954, as amended, and any applicable regulations thereunder.

(xvii) There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorships, or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated or filed by Seller and Seller has received no notice of any of the same pending or threatened against Seller or the Premises

(xviii) Seller is not in the hands of a receiver nor is an application for the appointment of a receiver pending; Seller has not made an assignment for the benefit of creditors, nor has Seller filed, or had filed against it, any petition in bankruptcy;

(xix)  Legal Requirements. Seller will, prior to the Closing Date, promptly (a) comply with all instruments of record affecting the Premises in accordance with the provisions thereof and within the time period permitted thereby; and (b) comply with all requirements of any insurance company insuring the Premises; and

Any representation or warranty by Seller made to Seller’s knowledge, actual knowledge or words of similar meaning, shall mean, with the knowledge of Rick Dehnert, the Vice President of Seller’s Triad North Carolina Division, who is knowledgeable about the Property, and any individual who replaces him in that capacity as an employee of Seller, but no others, and such knowledge shall be without having made or having any obligation to make any investigation related to Sellers’ representations and warranties herein.

(b)    Accuracy at Closing.   As of the date of Closing, each of the warranties and representations set forth in Paragraph 7(a) above shall be true, complete and correct in every respect with respect to the Property, except for changes in the operation of the Property occurring prior to Closing, which are specifically permitted by this Agreement. Seller shall notify Purchaser promptly upon obtaining knowledge of any material change in any of Seller’s representations and warranties contained in this Section 7. If any of the foregoing representations and warranties is true as of the Effective Date, but are not true in every material respect with respect to the Property as of the date of Closing as a result of a matter, circumstance or event beyond the reasonable control of Seller, and such matter is disclosed by Seller to Purchaser expressly in writing at any time and from time to time prior to Closing promptly upon such occurrence, or Purchaser first discovers such untruth prior to Closing, and Seller does not cure such matter prior to Closing, then Purchaser shall not be entitled to consider the untruth of the representation or warranty as an event of default under this Agreement, but instead Purchaser may, at its election and as its sole remedy, either (i) close and consummate the Closing contemplated by this Agreement; or (ii) terminate this Agreement by notice to Seller, whereupon Escrowee shall return the Earnest Money to Purchaser.

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(c)    Survival of Representations and Warranties.   The representations and warranties set forth in this Section 7 shall expire on that date which is six (6) months after the date of Closing unless (and only to the extent), on or before such date, Purchaser delivers written notice to Seller of a breach of any representation or warranty hereunder and, within six (6) months after the date of Closing, Purchaser files a claim against Seller for breach of a representation or warranty in a court of competent jurisdiction. Any such claim shall be limited to actual damages (including attorneys’ fees and expenses and court costs) suffered by Purchaser up to a maximum amount of One Million and No/100 Dollars ($1,000,000.00). In addition to the foregoing, Purchaser shall have no claim against Seller for any representation or warranty which was untrue, inaccurate or incorrect when made by Seller as of the Effective Date if the facts or circumstances which caused such representation or warranty to be untrue, inaccurate or incorrect were disclosed in writing to Purchaser prior to Closing or of which Purchaser had actual knowledge prior to Closing and Purchaser nevertheless closed the acquisition of the Property and paid the Purchase Price to Seller, or unless the damages suffered by Purchaser because of such untrue, inaccurate or incorrect representation or warranty exceeds Twenty Thousand and No/100 Dollars ($25,000.00), in which case Purchaser shall be entitled to file a claim for all actual damages suffered by Purchaser including the said Twenty Five Thousand and No/100 Dollars ($25,000.00) threshold amount.

(d)   “As-Is” Purchase.   Purchaser acknowledges for Purchaser and Purchaser’s successors, and assignees, that Purchaser has been or will be given a reasonable opportunity to inspect and investigate the Property, all improvements thereon and all aspects relating thereto, including all documents and contracts related to the Property, either independently or through agents and experts of Purchaser’s choosing. EXCEPT AS LIMITED BELOW OR AS OTHERWISE SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS DELIVERED PURSUANT TO THIS AGREEMENT (“CLOSING DOCUMENTS”), SELLER AND PURCHASER AGREE THAT THE PROPERTY SHALL BE SOLD AND THAT PURCHASER SHALL ACCEPT POSSESSION OF THE PROPERTY ON THE CLOSING DATE “AS IS, WHERE IS, WITH ALL FAULTS” WITH NO RIGHT OF SET-OFF OR REDUCTION IN THE PURCHASE PRICE, AND EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS THAT SUCH SALE SHALL BE WITHOUT REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, WARRANTY OF INCOME WHICH MAY BE EARNED IN THE FUTURE, FUTURE OPERATING EXPENSES, USES, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE (BUT SPECIFICALLY EXCLUDING THE LIMITED WARRANTY OF TITLE TO BE GIVEN IN THE DEED FROM SELLER TO PURCHASER), AND SELLER DOES HEREBY DISCLAIM AND RENOUNCE ANY SUCH REPRESENTATION OR WARRANTY. EXCEPT FOR SELLER’S REPRESENTATIONS WHICH ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS, PURCHASER SPECIFICALLY ACKNOWLEDGES THAT PURCHASER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, AGENT OR OTHER AGENTS OR BROKERS AS TO THE FOLLOWING MATTERS: (1) THE CONDITION OR SAFETY OF THE PROPERTY OR ANY SEWER, HEATING AND ELECTRICAL SYSTEMS, ROOFING, AIR CONDITIONING, IF ANY, FOUNDATIONS, SOILS AND GEOLOGY INCLUDING HAZARDOUS MATERIALS; LOT SIZE, OR SUITABILITY OF THE PROPERTY OR ITS IMPROVEMENTS FOR A PARTICULAR PURPOSE; (2) WHETHER THE APPLIANCES, IF ANY, PLUMBING OR UTILITIES ARE IN WORKING ORDER; (3) THE HABITABILITY OR SUITABILITY FOR OCCUPANCY OF ANY STRUCTURE AND THE QUALITY OF ITS CONSTRUCTION; (4) THE FITNESS OF ANY PERSONAL PROPERTY; OR (5) WHETHER THE IMPROVEMENTS ARE STRUCTURALLY SOUND, IN GOOD CONDITION, OR IN COMPLIANCE WITH APPLICABLE CITY, COUNTY, STATE OR FEDERAL STATUTES, CODES OR ORDINANCES. EXCEPT FOR SELLER’S REPRESENTATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE CLOSING DOCUMENTS PURCHASER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTY WITH REGARD TO THE ABOVE-REFERENCED MATTERS, AND NOT UPON ANY REPRESENTATIONS TO THE ABOVE-REFERENCED MATTERS, MADE TO IT BY ANY PERSON WHOMSOEVER CONCERNING SUCH MATTERS.

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(e)    Representations and Warranties of Purchaser.   Purchaser hereby represents and warrants to Seller as follows:

(i)      Purchaser and/or the Permitted Assignee has been, or will be, duly formed and is validly existing as a Delaware limited liability company and is duly qualified to do business and is in good standing in all jurisdictions where such qualification is necessary to carry on its business as now conducted. Purchaser has all power and authority under its constituent documents to enter into this Agreement and to enter into and deliver all of the documents and instruments required to be executed and delivered by Purchaser and to perform its obligations hereunder and thereunder.

(ii)     Purchaser has full power and authority to enter into this Agreement and to assume and perform all of its obligations hereunder; the execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder have been duly authorized by such limited liability company action as may be required (including, without limitation, proper approval by the members thereof) and no further action or approval is required in order to constitute this Agreement as a binding and enforceable obligation of Purchaser; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereunder on the part of Purchaser do not and will not violate the constituent documents of Purchaser, and do not and will not conflict with or result in the breach of any condition or provision of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Purchaser by reason of the terms of any contract, mortgage, lien, lease, agreement, indenture, instrument or judgment to which Purchaser is a party or which is or purports to be binding upon Purchaser or which affects Purchaser; and no action by any federal, state or municipal or other governmental department, commission, board, bureau or instrumentality is necessary to make this Agreement a valid instrument binding upon Purchaser in accordance with its terms;

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(iii)    To the actual knowledge of Purchaser, Purchaser is not in violation of any of its organizational documents;

(iv)  To the actual knowledge of Purchaser, there is no existing or threatened action nor governmental proceeding of any kind involving Purchaser, any of its assets, or the operation thereof which if determined adversely to Purchaser or its assets would interfere with Purchaser’s ability to close the transaction contemplated hereby; and

(v)     Neither Purchaser nor any owner, officer, director or manager of Purchaser is or will become a person described by Section 1 of The Anti-Terrorism Executive Order 13,224 of September 23, 2001, blocking property and prohibiting transactions with persons who commit, threaten to commit, or support terrorism, 66 Fed. Reg. 49,049 (2001), or described in any rule or regulation implementing the same and, to the best knowledge and belief of the Purchaser after due and adequate diligence, neither Purchaser nor any owner, officer, director or manager of Purchaser engages or will engage in any dealings or transactions, or be otherwise associated with, any such persons.

8.      DUE DILIGENCE DELIVERIES

Seller has previously furnished to Purchaser, or will, not later than three (3) business days after the Effective Date, at Seller’s expense, deliver to Purchaser, or make available to Purchaser on a secure website (except where as indicated below information is to be made available at Seller’s office) the following materials (collectively, the “Seller’s Information”) to the extent in Seller’s possession or in the possession of any manager or submanager of any portion of the Property, together with any other information on the Property that Purchaser may reasonably request:

(a)     A copy of the most recent title policy for the Property;

(b)     A true, correct and complete copy of the Lease, guaranty of Lease, if any, and any letters of credit, if any, given by the Tenant as a security deposit;

(c)     A true, correct and complete copy of each written Service Contract, if any, and a true, correct and complete written summary of each oral Service Contract, if any, together with copies of any and all other contracts and agreements relating to the ownership, operation, maintenance and repair of the Property;

(d)     That Phase I Environment Site Assessment Update prepared by Trigon Engineering Consultants, Inc., dated November 3, 1997 (Job #151-97-081) which is the only environmental assessment of the Property prepared for Seller in Seller’s possession.

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(e)      Certificates of occupancy for the Property, if available;

(f)      At a single office of Seller, copies of any available plans and specifications relating to the improvements on the Property;

(g)     A list of all Personal Property owned by Seller and utilized by it exclusively in connection with the operation of the Property;

(h)     Copies of all permits, warranties and unexpired guaranties for the Property, if available;

(i)       At a single office of Seller, all Tenant correspondence files and copies of outstanding Tenant work order requests for the Property and will allow Purchaser, at Purchaser’s expense, to make copies of any such information if requested;

(j)       Copies of all Tenant billings for the Property;

(k)     A copy of each notice from any tenant claiming or asserting a landlord default under any lease affecting the Property; and copies of all notices from any governmental authority within the past 24 months respecting the Property or any violations with respect to the Property;

(1)      Copy of existing property level loan documents, if any;

(m)    Copies of all State and local applications or approvals for historic tax credits, rezoning, site plans or building permits;

(n)     Copies of most recent and prior two years’ property tax records, tax bills, assessments and assessment appeals;

(o)    Copies of all current construction warranties on materials, labor and equipment, and all as-built architectural and engineering plans for the Property;

(p)     Copies of all operating statements for the past three fiscal years, as well as the current year’s budget which are accurate and complete in every material respect.

(q)     A list of all capital expenditure made in the past five (5) years and all tenant improvements under each lease affecting the Property which was paid for, in whole or in part, by landlord which is accurate and complete in every material respect.

Seller makes no representation or warranty with respect to the accuracy or completeness of items (a), (d), (f), (j), (1), (m) and (o) above, but Seller states that it does not know of any inaccuracies or lack of completeness of any of the foregoing

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9.       INSPECTION.

(a)      Due Diligence Period.   During the period commencing on the Effective Date and continuing until 5:00 PM Eastern Standard Time on the thirtieth (30th) day thereafter (the “Due Diligence Period”), subject to the rights of the Tenant under the Lease, Purchaser shall have the right to make such physical inspections, studies and tests of the Premises that Purchaser deems necessary or advisable in Purchaser’s sole discretion, including, but not limited to, the right to verify, inspect, investigate and review, in the Purchaser’s sole discretion: (i) physical inspection, surveying and testing of the Property including without limitation engineering investigation, (ii) valuation appraisal of the Property, (iii) the Lease, (iv) the Service Contracts, (v) environmental condition of the Property (including conducting a Phase I Environmental Assessment (the “Phase I”) and if recommended by the Phase I consultant, a Phase II Environmental Report (the “Phase II”), and (vi) any and all other documentation or evidence relating to the ownership, zoning, financing, value, construction, income, expense, operation, leasing, options and maintenance and repair of the Property. In addition, during the Due Diligence Period, Purchaser shall have the right, at its sole cost, to have a licensed termite exterminator conduct an inspection of the Property to determine whether there is a visible, active termite infestation, and Purchaser shall also have the right to interview Tenant under the Lease and their respective employees prior to Closing, upon reasonable advance notice to Seller.

(b)     Termination of Agreement.   If for any reason whatsoever, or for no reason, Purchaser determines, in its sole and absolute discretion, that the Property is unsuitable for its purposes and delivers written notice to Seller of such decision within the Due Diligence Period, the Earnest Money, less One Hundred and No/100 Dollars ($100) (which shall be paid to Seller as consideration for Purchaser’s right to terminate this Agreement pursuant to the terms of this Paragraph 9(b)) and any interest earned thereon, shall be returned to Purchaser, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement, except for Purchaser’s Continuing Obligations (as defined in Paragraph 9(d) below). In the event Purchaser terminates this Agreement, Purchaser shall deliver to Seller upon such termination copies of all reports, studies or other assessments of the Property procured by Purchaser and in Purchaser’s possession or control during the Due Diligence Period.

(c)     General Inspection of Property. From the Effective Date through Closing, Purchaser and its agents, engineers, surveyors, appraisers, auditors and other representatives shall have the right to enter upon the Property to inspect, examine, survey, obtain engineering inspections, perform environmental testing and studies, appraise, and otherwise do that which, in the opinion of Purchaser, is necessary to determine the boundaries, acreage and condition of the Property and to determine the suitability of the Property for the uses intended by Purchaser (including, without limitation, inspect, review and copy any and all documents in the possession of Seller, its agents, contractors or employees, and which pertain to the construction, ownership, use, occupancy or operation of the Property or any part thereof), provided these activities will not interfere with the Tenant’s use and enjoyment of its leased premises and will not violate the terms and provisions of its Lease therefor. Seller shall cooperate with Purchaser in connection with Purchaser’s activities, and during ordinary business hours, after reasonable advance notice to Seller. Seller shall, subject to the rights of the Tenant under the Lease, make the Property and all of Seller’s books, files and records relating to the Property available for examination by Purchaser and Purchaser’s agents and representatives, who shall have the right, all at Purchaser’s expense, to make copies of such books, files and records and to extract therefrom such information as they may desire.

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(d)     Indemnity.   Purchaser shall indemnify and hold Seller and the Tenant under the Lease harmless against any losses and damages to persons or property suffered by Seller and/or Tenant arising out of Purchaser’s due diligence activities hereunder; provided, however, that (i) this indemnity shall not apply to the extent such liability arises in connection with the negligence or willful misconduct of Seller or the Tenant, and (ii) Purchaser shall have no liability to Seller, the Tenant or to any other person or entity by reason of, nor shall Purchaser have any duty to indemnify, defend or hold any person or entity harmless from or against, any claim, demand, damage, loss, action, liability, cause of action or judgment, including, without limitation, any claim, for diminution in value of the Property or for environmental remediation or clean-up costs, arising out of or in connection with the fact of having discovered and/or reported (as may be required by law) any adverse physical condition, title condition or other defect with respect to the Property, unless such condition was caused by Purchaser. The indemnity obligations of Purchaser to Seller and the Tenant under this Paragraph 9(d) shall survive the termination of this Agreement for any reason, and such surviving obligations are referred to herein as “Purchaser’s Continuing Obligations”.

(e)     Assumed Service Contracts.   On or prior to the expiration of the Due Diligence Period, Purchaser shall deliver a written list to Seller identifying the Service Contracts, if any, that Purchaser desires to assume at Closing, if any (the “Assumed Service Contracts”).

10.    PURCHASER’S CONDITIONS PRECEDENT TO CLOSING   The obligations of Purchaser under this Agreement are contingent and conditional upon the conditions precedent set forth below in (a) through (p) of this Section being satisfied at Closing (the “Purchaser’s Conditions Precedent”). If any Purchaser’s Condition Precedent is not satisfied, Purchaser, as its sole remedy, may (Y) terminate this Agreement and receive a refund of the Earnest Money, or (Z) waive the failure of any condition precedent and proceed to Closing unless Seller has intentionally or willfully caused same in which case Seller shall be considered in default hereunder and shall have the remedies set forth in Paragraph 12(a) hereof:

(a)      Each and every representation and warranty of Seller with respect to the Property must be true, correct and complete in all material respects as of Closing, provided, however, if any of the representations and warranties of Seller with respect to the Property are true as of the Effective Date, but are not true as of the date of Closing as a result of a matter, circumstance or event beyond the reasonable control of Seller, and Purchaser first discovers such untruth prior to Closing, Purchaser shall not be entitled to consider the untruth of the representation or warranty as an event of default under this Agreement, but instead Purchaser may, at its election proceed in accordance with the terms in Paragraph 7(b) hereof;

(b)    As of Closing, Seller shall have fully performed and satisfied in all material respects each and every obligation, term and condition to be performed and satisfied by Seller under this Agreement with respect to the Property;

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(c)      Except with respect to the Assumed Service Contracts, Seller shall have terminated all Service Contracts, including any management contracts affecting the Property;

(d)    At least five (5) business days prior to Closing, Seller will have delivered to Purchaser an executed estoppel certificate in a form substantially in the form attached hereto as Exhibit M, the terms of which are hereby incorporated herein by reference (unless the Lease calls for an estoppel in a form different than the form on Exhibit M, in which event the estoppel form called for in the Lease will be delivered) dated no earlier than five (5) days prior to the expiration of the Due Diligence Period (the “Estoppel”) from the Tenant. In determining whether the foregoing requirement has been satisfied, Purchaser agrees not to object to any non-material qualifications or modifications which the Tenant may make to the form of its Estoppel. If the Tenant indicates in its Estoppel that it has a claim (relating to a single default of a non-recurring nature) which would entitle it to set-off the amount of the claim against rent due under its Lease, the amount of such claim is ascertainable, and such default does not give such Tenant the right to terminate its Lease, or such Tenant has otherwise waived in writing its right to terminate its Lease as the result thereof, Seller shall have the right to give Purchaser a credit against the Purchase Price in the amount of the claim, in which event such claim shall not provide grounds for (A) a claim by Purchaser that such estoppel is not acceptable or (B) Purchaser terminating this Agreement for failure of the condition set forth in this Paragraph 10(d);

(e)     Provided Purchaser shall have provided a form of such agreement which is commercially reasonable and acceptable to Purchaser’s lender for Seller to complete and deliver to the Tenant not later than the end of the Due Diligence Period, Seller shall have obtained a subordination, non-disturbance and attornment agreement acceptable to Purchaser’s institutional lender, executed by the Tenant (the “Subordination Agreement”);

(f)     At Closing, Purchaser shall have received good and marketable title in accordance with the Title Commitment obtained by Purchaser;

(g)     No new adverse environmental matter has been discovered which was not included in the report delivered by Seller to Purchaser prior to the execution of this Agreement;

(h)     The Tenant under the Lease has not:

(1) filed for bankruptcy or been the subject of an involuntary bankruptcy; or

(2) had any material adverse change in its financial condition since the Effective Date.

(i)      There is no pending or threatened litigation or arbitration affecting or relating to this Agreement, the transactions contemplated in this Agreement, or affecting the Property or the Lease;

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(j)      Seller has not breached any of the provisions, obligations, undertakings or promises of Seller under this Agreement;

(k)      This Agreement has been approved by Seller’s General Partner’s Investment Committee;

(1)    All of the covenants and obligations of Seller required to be performed or complied with by Seller pursuant to this Agreement at or prior to the Closing, and each of the covenants and obligations (considered individually) of Seller hereunder, shall have been duly performed and complied with in all material respects;

(m)    Since the Effective Date of this Agreement, there shall not have been commenced or threatened against Purchaser, Seller or Tenant, or against any of the foregoing’s respective affiliates, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, this Agreement or any of the transactions contemplated under this Agreement, or (b) that may have the effect of preventing, delaying, making illegal, imposing limitations or conditions on, or otherwise interfering with any of the transactions contemplated hereunder;

(n)     Neither the consummation nor the performance of any of undertakings of the parties to this Agreement or the transactions contemplated hereunder, will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a violation of, or cause Purchaser or any of Purchaser’s affiliates to suffer any adverse consequence under, (a) any applicable legal requirement or order, or (b) any legal requirement or order that has been published, introduced, or otherwise proposed by or before any governmental body, authority, agency regulatory authority; and

(o)     At Closing, no orders, decrees, judgments or injunctions of any court or governmental body shall be in effect, and no claims, actions, suits, proceedings, arbitrations or investigations shall be pending or threatened, which challenge or seek to challenge, or which could reasonably be expected to prevent or cause the rescission of the consummation of the transactions contemplated in this Agreement.

11.    BROKERAGE.    Each party represents and warrants to the other party that it has dealt with no broker or finder in connection with this transaction other than the Stan Johnson Company, which has represented Seller (the “Seller’s Broker”) and Purchaser’s Broker, GCT Commercial Real Estate which has represented Purchaser (“Purchaser’s Broker”). If and when the transaction contemplated hereby closes, Seller shall pay all commissions due to the Seller’s Broker and the Purchaser’s Broker in connection with this transaction. Each party indemnifies, defends and holds the other party harmless from and against any all other claims of all brokers and finders claiming by, through or under said party and in any way related to the sale and purchase of the Property pursuant to this Agreement, including, without limitation, attorneys’ fees incurred by the other party in connection with such claims. The rights, covenants and obligations contained in this Section 11 shall survive the Closing. At the Closing, each of Seller and Purchaser shall be responsible for delivery to the other party and to the Title Insurer, a lien waiver executed by its Named Broker.

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12.    DEFAULTS AND REMEDIES.

(a)     Seller’s Breach Generally.   Notwithstanding anything to the contrary contained in this Agreement, if Seller fails to perform in accordance with the terms of this Agreement and Seller fails to cure such failure or breach, or remedy, within five (5) business days after written notice, at Purchaser’s option, Purchaser may elect:

(i)     to terminate this Agreement and receive the Earnest Money and all interest earned thereon;

(ii)    to sue for specific performance of the sale of the Property in accordance with the terms of this Agreement.

(b)     Purchaser’s Breach.   Notwithstanding anything to the contrary contained in this Agreement, if Purchaser fails to close the transaction contemplated by this Agreement solely by reason of a default by Purchaser hereunder, and fails to cure such default within ten (10) business days after written notice thereof from Seller, the Earnest Money shall be forfeited to Seller as liquidated damages, which shall be Seller’s sole and exclusive remedy against Purchaser, at which time this Agreement shall be null and void and neither party shall have any rights or obligations under this Agreement, except that Purchaser shall remain obligated for Purchaser’s Continuing Obligations. Seller acknowledges and agrees that, except for Purchaser’s Continuing Obligations, (1) the Earnest Money is a reasonable estimate of and bears a reasonable relationship to the damages that would be suffered and costs incurred by Seller as a result of having withdrawn the Property from sale and the failure of Closing to occur due to a default of Purchaser under this Agreement; (2) the actual damages suffered and costs incurred by Seller as a result of such withdrawal and failure to close due to a default of Purchaser under this Agreement would be extremely difficult and impractical to determine; and (3) the Earnest Money shall be and constitute valid liquidated damages (except for any sums due Seller in connection with Purchaser’s Continuing Obligations).

(c)     Survival.    The rights, covenants and obligations contained in this Section 12 shall survive the Closing or earlier termination hereof.

13.    MISCELLANEOUS.

(a)     Assignment.   Except as set forth in the next sentence hereof, it is expressly understood that Purchaser may not assign this Agreement without the prior written consent of Seller, which consent may be withheld in Seller’s sole discretion. Notwithstanding the above, Purchaser may assign this Agreement to an entity authorized to do business in the State of North Carolina which is owned and/or controlled by Purchaser (a “Permitted Assignee”), however an assignment of this Agreement by Purchaser to a Permitted Assignee shall in no way relieve Purchaser of its obligations hereunder, and Purchaser shall remain liable for same.

(b)     Entire Agreement.   This Agreement constitutes the entire agreement between Seller and Purchaser with respect to the Property and shall not be modified or amended except in a written document signed by Seller and Purchaser. Any prior agreement or understanding between Seller and Purchaser concerning the Property is hereby rendered null and void.

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(c)     Time is of the Essence.   Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is a Saturday, Sunday, or legal holiday, in which case the period shall be deemed to run until the end of the next day which is not a Saturday, Sunday or legal holiday. Furthermore, if the Closing does not occur on the Closing Date because of the occurrence of a “Force Majeure”, the Closing Date shall be extended to the next practical business day subsequent to such occurrence. Notwithstanding the foregoing, in the event that Purchaser is unable to complete Closing on the date of Closing set forth above, Purchaser shall have the right to postpone the Closing by written notice to Seller for a maximum of seven (7) days and by paying to the Escrowee the Closing Extension Deposit. For purposes of this Paragraph 13(c), the term “Force Majeure” means acts of God (including, but not limited to tornadoes, floods, hurricanes or other national disasters) expropriation or confiscation of facilities by any governmental authority, compliance with any order or request of any governmental authority, strikes, lockouts, riots, or other labor troubles or a national emergency, or similar causes not within Purchaser’s control. Additionally, notwithstanding that time is of the essence of this Agreement (except as set forth above), the parties hereto shall also have the notice and cure rights set forth in Section 12 of this Agreement prior to being in default hereunder.

(d)    Headings.    The captions and headings of this Agreement are for convenience of reference only and do not in any way limit or amplify the terms and provisions hereof.

(e)    Further Assurances.    As requested by one party, the other party will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the requesting party, all rights, interests, powers or benefits intended to be conferred upon it by this Agreement. The rights, covenants and obligations contained in this Paragraph 13(e) shall survive the Closing hereof.

(f)     Construction.    The parties acknowledge that each party and its counsel have reviewed and revised this Agreement, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

(g)    Legal Fees.    In the event of a default by either party of its obligations under this Agreement, the prevailing party in any action or proceeding in any court in connection therewith shall be entitled to recover from such other party its costs and expenses, including reasonable legal fees and associated court costs.

(h)    Notices.    All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by certified mail, return receipt requested, postage prepaid, by overnight courier (such as Federal Express) or by facsimile or other electronic transmission (email) (provided any notice given by facsimile or email shall be followed the same notice given by overnight courier, personal delivery or certified mail), addressed as follows:

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If to Seller:	HIGHWOODS REALTY LIMITED PARTNERSHIP
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604-1051
Attn: Jeffrey D. Miller
Fax: 919/431-1446
Email: jeff.miller@highwoods.com

With a copy to:	ALLMAN SPRY DAVIS LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700
Winston-Salem, North Carolina 27103
Attn: Thomas T. Crumpler
Fax: 336/721-0414
Email: tcrumpler@allmanspry.com

If to Purchaser:	UNITED REALTY FUNDS MANAGEMENT, LLC
c/o United Realty
60 Broad Street, 34th Floor
New York, NY 10004
Attn: Jacob Frydman
Fax: 212.202.5063
Email: j.frydman@unitedrealty.com

With a copy to:	UNITED REALTY FUNDS MANAGEMENT, LLC
c/o United Realty
60 Broad Street, 34th Floor
New York, NY 10004
Attn: Alex Libin, Esq.
Fax: 212.202.5063
Email: a.libin@unitedrealty.com

If to Escrowee:	Chicago Title Insurance Company
711 Third Ave, Suite 500
New York, NY 10017
Attention: Neal J. Miranda, VP & Senior-Counsel
Fax: 212-880-1400
Email: neal.miranda@ctt.com

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(i)     Governing Law.   This Agreement shall be governed and interpreted in accordance with the laws of the State of North Carolina

(j)     Counterparts.   This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of fewer than all of the parties but all of which shall be taken together as a single instrument. Facsimile copies or electronic images of signature pages shall be treated and deemed as originals.

(k)    Tax Deferred Exchange.    The parties acknowledge that the conveyance of the Property to Purchaser may be structured by Seller as a like-kind exchange pursuant to Section 1031 of the Internal Revenue Code (the “Code”). Purchaser agrees to cooperate with Seller in effecting such like-kind exchange, provided that Seller shall bear all of the expenses associated therewith, and provided further that Seller’s ability to undertake any such exchange shall not in any manner be considered a condition of Seller’s obligations under this Agreement. It is contemplated that Seller may assign this Agreement to a “qualified intermediary” pursuant to Treasury Regulation Section 1.103(k)-I(g)4(v) and, notwithstanding any other provision hereof, Purchaser expressly consents to such assignment. Accordingly, in the event of such assignment, Purchaser shall, upon notice from Seller, direct Purchaser’s payment for the Property directly to the qualified intermediary and shall to the extent of the assignment, treat the qualified intermediary as the valid assignee hereof. Notwithstanding anything contained herein, Purchaser shall not be required to acquire or hold legal or beneficial title to, or any other interest, in any property other than the Property for purposes of consummating the exchange. In the event of any exchange, and notwithstanding that in connection with such exchange record title to the Property may be conveyed by Seller to an accommodation entity which thereupon conveys title to the Property to Purchaser, all covenants, agreements and indemnifications of Seller pursuant to this Agreement shall be deemed to be made by Seller, shall survive any conveyance to an accommodation party, shall continue in favor of and inure to the benefit of Purchaser and shall be enforceable by Purchaser against Seller to the extent provided in this Agreement as though the Property had been conveyed directly by Seller to Purchaser and the exchange shall in no way reduce, abridge or modify any of Seller’s obligations or any of Purchaser’s rights or remedies hereunder. Purchaser will have no liability to Seller under or in connection with the exchange, including in the event the exchange is not consummated, or in the event Seller does not achieve the desired tax treatment.

Seller acknowledges that Purchaser may, at Purchaser’s option, include Purchaser’s purchase of the Property in a like-kind exchange under the Code. Seller shall reasonably cooperate with Purchaser and shall execute any documents reasonably required to permit Purchaser to effect such a like-kind exchange pursuant to the Code, provided there shall be no additional cost to Seller. Purchaser acknowledges that Seller may, at Seller’s option, include Seller’s sale of the Property in a like-kind exchange under the Code. Purchaser shall reasonably cooperate with Seller and shall execute any documents reasonably required to permit Seller to effect such a like-kind exchange pursuant to the Code, provided there shall be no additional cost to Purchaser.

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(l)   Confidential Information.   Purchaser acknowledges that all material information with respect to the Property furnished by Seller to Purchaser and information regarding the Property discovered by Purchaser during its due diligence thereof, other than information available generally to the public (collectively, the “Confidential Information”), is and has been so furnished, or will be discovered by Purchaser, on the condition that Purchaser maintains the confidentiality thereof. Accordingly, Purchaser shall, and shall cause its members, officers, employees, agents, contractors and representatives to, hold in strict confidence, and not disclose to any other person or entity without the prior written consent of Seller until the Closing shall have been consummated, any of the Confidential Information in respect of the Property. If the Closing does not occur and this Agreement is terminated, Purchaser shall promptly return, or cause to be returned, to Seller all copies of such Confidential Information without retaining, or permitting retention of, any copy thereof. Notwithstanding anything to the contrary hereinabove set forth, Purchaser may disclose such Confidential Information (i) on a need-to-know basis to its employees, its title insurer, equity investors, lenders and members of professional firms serving it in connection with this transaction, including, without limitation, its attorneys, accountants, architects, environmental consultants and engineers, and its clients; (ii) as any governmental agency or authority may require in order to comply with applicable laws or regulations; and (iii) if required by an order of any court of competent jurisdiction. Seller and Purchaser agree not to disclose to anyone the financial terms of the transactions contemplated by this Agreement, other than as required by law or a court order. The provisions of this subparagraph shall survive Closing.

(m)   Press Releases.   Purchaser agrees that it will not make any public statement, including without limitation, any press release, with respect to this Agreement and the transaction contemplated hereby. Notwithstanding the foregoing, Purchaser shall be permitted to make such public announcements concerning this Agreement or the transactions contemplated herein as required by the SEC and FINRA.

(n)    No Shop Provision.   In consideration of the time and effort which the Purchaser will be committing to this undertaking and in recognition of the time necessary to successfully consummate any or all of the proposed transactions contemplated hereby, the Seller agrees that from the Effective Date until the end of the Due Diligence Period or such sooner date that this Agreement terminates, Seller shall not directly or indirectly through any officer, director, employee, stockholder, agent, partner, member, manager, affiliate, or otherwise (i) enter into any agreement, agreement in principle or other commitment (whether or not legally binding) relating to the sale of any or all of the Property or any interest therein (a “Competing Transaction”), or (ii) solicit, initiate or encourage the submission of any proposal or offer from any person or entity (including any of its officers, directors, partners, members, managers, employees, or agents) relating to any Competing Transaction. Notwithstanding the above, Seller may have discussions regarding the Property and the possible sale thereof, with (i) persons and entities with whom Seller had discussions regarding same prior to the Effective Date, and (ii) new third parties, provided Seller is not the initiator of discussions with these new third parties (that is, if Seller is approached by a new third party regarding same), but such discussions shall not be of a “negotiating” nature, but rather informing these parties that the Property is under contract with a third party, and such discussions shall be subject to the confidentiality provisions set forth in Paragraph 13(1) hereof.

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(o)    SEC Filings.   Seller acknowledges that Purchaser or its affiliates may be required to make certain filings with the Securities and Exchange Commission (the “SEC Filings”) that relate to the most recent pre-acquisition fiscal year and the current fiscal year through the date of acquisition for the Property. Seller agrees to use commercially reasonable efforts to assist Purchaser in preparing the SEC Filings and to provide access to Seller’s information reasonably required in connection thereto. In that regard, Seller acknowledges that as a publicly non-traded Real Estate Investment Trust (a “REIT”), Purchaser or its affiliates will be required after Closing to comply with certain requirements of the Securities and Exchange Commission; accordingly, Seller shall use commercially reasonable efforts to comply with the provisions set forth in Exhibit H attached hereto and made a part hereof in order to facilitate such compliance by Purchaser; provided that, notwithstanding anything contained in this Agreement or in Exhibit N to the contrary, it is understood and agreed that Seller will not incur any costs nor be exposed to any liability on account thereof.

(p)    Exhibits.    The following exhibits are acknowledged to be attached to and form a part of this Agreement, provided that any exhibit not attached hereto on the Effective Date shall be agreed to and attached within ten (10) days after the Effective Date:

Exhibit A	Legal Description of the Property

Exhibit B	List of Personal Property

Exhibit C	Description of Lease

Exhibit D	List of Service Contracts for the Property

Exhibit E	Form of Earnest Money Escrow Agreement

Exhibit F	Form of Special Warranty Deed

Exhibit G	Form of Bill of Sale

Exhibit H	Form of Assignment and Assumption of Lease

Exhibit I	Form of Assignment and Assumption of Assumed Service Contracts

Exhibit J	Description of Tenant Litigation

Exhibit K	Schedule of Building Code, Zoning Violations or Other Violations

Exhibit L	Environmental Notices

Exhibit M	Form of Estoppel

Exhibit N	8-K and Audit Requirements

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14.    INDEMNITOR’S RIGHTS OF PARTICIPATION.   Any party entitled to indemnification under this Agreement (the “Indemnified Party”) shall, within ten (10) business days after the receipt of written notice of the assertion or imposition of any claim (but in no event later than fifteen (15) business days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from the party against whom an indemnity obligation is asserted pursuant to this Agreement (the “Indemnifying Party”), notify the Indemnifying Party in writing of the receipt of existence of such claim and afford the Indemnifying Party the right and opportunity to participate in any litigation or arbitration related to such claim (but without any obligation to so participate). The omission of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability in respect of such claim which it may have to the Indemnified Party on account of this Agreement, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure to so notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall assume the defense thereof with counsel free of conflict and otherwise reasonably satisfactory to the Indemnified Party, and, after actually so assuming the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not assume the defense, or conduct settlement of any claim, the Indemnified Party may settle such claim without the written consent of the Indemnifying Party. Nothing in this Section 14 shall be construed to mean that Purchaser shall be responsible for any obligations, acts or omissions of Seller prior to Closing, except for those obligations and liabilities expressly assumed by Purchaser pursuant to this Agreement, and nothing in this Agreement shall be construed to mean that Seller shall be responsible for any obligations, acts or omissions of Purchaser on or after Closing, except for those obligations and liabilities arising on or after Closing expressly assumed (if any) by Seller pursuant to this Agreement.

15.     INTENTIONALLY DELETED

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

[SIGNATURE PAGES FOLLOW]

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SIGNATURE PAGE

TO

AGREEMENT FOR PURCHASE AND SALE OF

REAL ESTATE AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP (“Seller”)

AND

UNITED REALTY FUNDS MANAGEMENT, LLC (“Purchaser”)

DATED APRIL  13 , 2015

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:	Jeffrey D. Miller
Title:	Vice President & General Counsel

32

SIGNATURE PAGE

TO

AGREEMENT FOR PURCHASE AND SALE OF

REAL ESTATE AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP (“Seller”)

AND UNITED REALTY FUNDS MANAGEMENT, LLC (“Purchaser”)

DATED APRIL 13 , 2015

PURCHASER:	UNITED REALTY FUNDS MANAGEMENT, LLC
a Delaware limited liability company

By:
Name:	Jacob Frydman
Its:	Manager

33

EXHIBIT A

Legal Description of Property

COMMENCING at an existing iron in the eastern right-of-way of Griffith Road, said iron being located at the northwestern corner of Lot 210, Tax Block 3807 as recorded in Deed Book 1723, Page 149, and the southwest comer of Lot 3, Highwoods Square as recorded in Plat Book 48, Page 33, Forsyth County Registry; thence with the southern line of said Highwoods Square the two (2) following courses and distances: 1) N. 87°53’19” E. 127.93’ to a point; thence 2) N. 87°59’26” E. 236.55’ to the point of BEGINNING and being the southeast corner of said Lot 3 and the southwest corner of 14M, Tax Block 3807; thence with the eastern line of said lot 3 and the western line of said Lot 14M N. 01°28’57” W. 421.47’, the northeast corner of said Lot 3 and the southeast corner of Lot 1 of said Highwoods Square; thence N 01°32’35” W. 169.52’ to a new iron place; thence on a new line and crossing Lot 1, Highwoods Square as recorded in Plat Book 48, Page 33 the three following courses and distances: 1) S. 88°49’37” W. 24.14’ to a new iron placed; thence 2) N. 01°26’16” W. 64.98’ to a new iron placed; thence 3) N. 88°36’25” E. 24.04’ to a new iron placed in the western line of said Lot 14M; thence with the western line of said Lot 14M N. 01°32’35” W. crossing an existing iron at 87.25’ and continuing 9.87 to a point for a total of 97.12’, the northwest corner of said Lot 14M and being in the southern right-of-way of Hanes Mall Boulevard; thence with the southern right-of-way of Hanes Mall Boulevard the two (2) following courses and distances: 1) on a curve to the left (having a radius of 994.93’) an arc distance of 79.15’, a chord bearing and distance of S. 85°24’10” E. 79.13’ to and existing iron; thence 2) S. 87°40’54” E. 503.78’ to an existing iron, the northeast corner of Lot 14D, Tax Block 3807 as recorded in Deed Book 1973, Page 2153 and the northwest corner of 1A, Tax Block 6260 as recorded in Deed Book 1805, Page 3984; thence with the eastern line of said Lot 14D and the western line of said Lot 1A the three following courses and distances: 1) S. 01°56’35” E. 45.00’ to an existing iron; thence 2) N. 89°58’57” E. 52.96’ to an existing iron; thence 3) S. 01°08’43” W. 660.18’ to an existing iron, the southeast corner of said Lot 14D and the southwest comer of said Lot 1A; thence with the southern line of said Lot 14D and the northern line of said Lot 210 S. 87°59’26” W. 604.07’ to the place of Beginning and containing 10.329 Acres more or less as surveyed by W. Max Brady, Jr. Surveyor for Brady Surveying Company, P. A. Drawing No. 07077, dated October 26, 2007, last revised November 14, 2007.

Being a portion of that property conveyed to Highwoods/Forsyth Limited Partnership, a North Carolina limited partnership, by First Associates, a North Carolina general partnership, in deed recorded in Book 1973, Page 2153, Forsyth County Registry.

EXHIBIT B

List of Personal Property

None

EXHIBIT C

Description of Lease

Lease Agreement dated December 29, 1986 by and between First Associates, a North Carolina General Partnership, as Landlord, and Piedmont Aviation, Inc., a North Carolina corporation, as Tenant, which Lease has been amended as follows:

•	Agreement Amending Lease dated June 10, 1987 between Piedmont Aviation, Inc. and The Shelton Companies
•	Agreement Amending Lease dated February 8, 1988 between First Associates and Piedmont Aviation, Inc.
•	Agreement Amending Lease dated June 30, 1989 between First Associates and Piedmont Aviation, Inc.
•	Agreement Amending Lease dated September 29, 1995 between First Associates, and US Air, Inc. (successor in interest through merger on August 5, 1989 to Piedmont Aviation, Inc.)
•	Fifth Amendment to Lease dated February 26, 2003, between Highwoods Realty Limited Partnership, successors in interest to First Associates, and US Airways, Inc.
•	Sixth Amendment to Lease dated March 9, 2007 by and between Highwoods Realty Limited Partnership and US Airways, Inc.
•	Seventh Amendment to Lease dated October 20, 2014 between Highwoods Realty Limited Partnership and U.S. Airways, Inc.

EXHIBIT D

List of Service Contracts

None

EXHIBIT E

Form of Earnest Money Escrow Agreement

SUBJECT TO REVIEW BY CHICAGO TITLE

EARNEST MONEY ESCROW AGREEMENT

1.     This Escrow Agreement (the “Agreement”) is made and entered into the date set forth below, between CHICAGO TITLE INSURANCE COMPANY, as escrow agent, herein called the “Escrow Agent” and HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (the “Seller”), and_____________________, a_____________(“Purchaser”). Seller and Purchaser are herein referred to collectively as “Depositors”.

2.      Whereas, Depositors are parties to a certain Agreement for Purchase of Real Estate and Related Property (the “Contract”) of even date herewith relating to the sale of certain property located in Forsyth County, North Carolina.

3.   Whereas, Depositors wish to place an earnest money deposit in the amount of up to __________________________________ ($____________), in the form of cash in the possession of an independent third party, said Escrow Agent; and

4.      Whereas, the Escrow Agent is willing to hold said funds in trust, as escrow agent, for the benefit of the Depositors.

5.     Now, therefore, subject to the General Provisions set forth in Exhibit A attached to this document and specifically incorporated herein by reference, the Escrow Agent agrees to hold such earnest money deposit in trust, until the first to occur of (i) receipt of a joint written direction by Seller and Purchaser, (ii) receipt of a notification(s) and passage of specified time period pursuant to the terms of Section 6. 7 or 8 below, or (iii) written instructions by Purchaser to apply the earnest money deposit at the Contract closing. During the period the Escrow Agent is in possession of the earnest money deposit, all funds, at Purchaser’s option and provided the same are not in the form of a letter of credit, will be deposited in a federally insured national bank.

6.      Notwithstanding any contrary provisions hereof, Escrow Agent shall disburse the entire earnest money to Purchaser if Purchaser delivers a written demand on Escrow Agent for such funds (i) on or prior to the expiration of the Due Diligence Period (as defined in the Contract), which demand shall include a certification by Purchaser that it has properly terminated the Contract during the Due Diligence Period, (ii) on or prior to Closing (as defined in the Contract), which demand shall include a certification by Purchaser that a closing condition has not been satisfied, or (iii) on or prior to Closing, which demand shall include a certification by Purchaser that it has properly terminated the Contract pursuant to its terms. Escrow Agent shall, within one (1) business day following disbursement of the earnest money to Purchaser pursuant to this Section 6, notify Seller in writing that it has made such disbursement.

7.      In the event Seller allegedly violates or defaults under the terms of the Contract, Purchaser shall notify the Escrow Agent and Seller of such default in writing in the manner provided in Section 11 herein. If after 5 business days from the date of notice of default was given to Seller, as certified to the Escrow Agent by Purchaser in writing, the Escrow Agent has been informed by Purchaser that Seller has not cured such default satisfactorily to Purchaser, the Escrow Agent shall refund the earnest money deposit to Purchaser.

8.      If, after the expiration of the Due Diligence Period, Purchaser allegedly violates or defaults the terms of the Contract, Seller shall notify the Escrow Agent and Purchaser of such default in writing in the manner provided in Section 11 hereof. If after 5 business days from the date notice of default was given to Purchaser, as certified to the Escrow Agent by Seller in writing, the Escrow Agent has been informed by Seller that Purchaser has not cured such default satisfactorily to Seller, the Escrow Agent shall pay over the earnest money deposit to Seller.

9.      A fully executed copy of the Contract to which the earnest money deposit applies shall be delivered to the Escrow Agent simultaneously herewith. The Escrow Agent shall not undertake to construe the Contract or determine compliance therewith. Written notice of an election to invoke any specific Contract provision shall be given to the Escrow Agent by the party invoking such specific Contract provision. As between Seller and Purchaser, the terms of the Contract shall govern and control in the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Contract.

10.    If Purchaser and Seller are in disagreement as to the disposition of the earnest money deposit, Section 7 of Exhibit A shall apply.

11.     All notices, requests, demands or other communications required or permitted under this Agreement shall be in writing and delivered personally or by reputable overnight courier (such as Federal Express) or by facsimile or other electronic transmission (email) (provided any notice given by facsimile or email shall be followed the same notice given by overnight courier, personal delivery or certified mail), addressed as follows:

If to Seller:	HIGHWOODS REALTY LIMITED PARTNERSHIP
3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604-1051
Attn: Jeffrey D. Miller
Fax: 919/431-1446
Email: jeff.miller@highwoods.com

With a copy to:	ALLMAN SPRY DAVIS LEGGETT & CRUMPLER, P.A.
380 Knollwood Street, Suite 700
Winston-Salem, North Carolina 27103
Attn: Thomas T. Crumpler
Fax: 336/721-0414
Email: tcrumpler@allmanspry.com

If to Purchaser:

Attention:
Fax:
Email:

With a copy to:

Attention:
Fax:
Email:

If to Escrowee:	CHICAGO TITLE INSURANCE COMPANY
711 Third Ave, Suite 500
New York, NY 10017
Attention: Neal J. Miranda, VP & Senior-Counsel
Fax: 212-880-1400
Email: neal.miranda@ctt.com

All notices given in accordance with the terms hereof shall be deemed given and received when (i) on the date delivered, if personally delivered, (ii) on the date sent by facsimile or other electronic means (email), provided the sender receives confirmation that such facsimile or email was sent on a business day between the hours of 8:00 a.m. and 5:00 p.m. EST, and if not, then on the following business day, and (iii) on the following business day if sent by reputable overnight courier. Either party hereto may change the address for receiving notices, requests, demands or other communication by notice sent in accordance with the terms of this Section.

12.    Governing Law. This Agreement shall be governed and interpreted in accordance with the laws of the State of North Carolina.

13.    Counterparts.    This Agreement may be executed in any number of identical counterparts, all of which shall be taken together as a single instrument.

IN WITNESS WHEREOF, the undersigned have read and executed this Agreement as of this_____day of_______________, 2015.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE TO

EARNEST MONEY ESCROW AGREEMENT

BETWEEN

CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”),

HIGHWOODS REALTY LIMITED PARTNERSHIP (“Seller”)

AND

UNITED REALTY FUNDS MANAGEMENT, LLC (“Purchaser”)

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:	Jeffrey D. Miller
Title:	Vice President & General Counsel

SIGNATURE PAGE TO

EARNEST MONEY ESCROW AGREEMENT

BETWEEN

CHICAGO TITLE INSURANCE COMPANY (“Escrow Agent”),

HIGHWOODS REALTY LIMITED PARTNERSHIP (“Seller”)

AND

UNITED REALTY FUNDS MANAGEMENT, LLC (“Purchaser”)

SELLER:
a

By:
Name:
Title:

Accepted and Agreed:

CHICAGO TITLE INSURANCE COMPANY

By:
Neal J. Miranda, VP & Senior-Counsel
Re: USAir Bldg in Winston-Salem #15001268

Date:	4/__/15

EXHIBIT A TO ESCROW AGREEMENT

GENERAL PROVISIONS

1.      These instructions may be supplemented, amended, or revoked in writing only, signed by all of the parties hereto.

2.      No assignment, transfer, conveyance, or hypothecation of any rights, title, or interest in and to the subject matter of this escrow shall be binding upon the Escrow Agent unless written notice thereof shall be served upon the Escrow Agent.

3.      The Escrow Agent shall not be personally liable for any act it may do or omit to do hereunder as such agent, other than for its willful misconduct or gross negligence. Escrow Agent shall be entitled to rely upon the advice of its own attorneys in connection with any act done or omitted by the Escrow Agent.

4.      The Escrow Agent is hereby expressly authorized to disregard any and all notices or warnings given by any of the parties hereto, or by any other person, firm, or corporation, excepting only orders or process of court, and is hereby expressly authorized to comply with and obey any and all process, orders, judgments or decrees of any court, and in case the Escrow Agent obeys or complies with any such process, order, judgment or decrees of any court, it shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such process, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated, or found to have been issued or entered without jurisdiction.

5.      In consideration of the acceptance of this escrow by the Escrow Agent, the undersigned agree to pay the Escrow Agent its reasonable charges hereunder and to indemnify and hold it harmless as to any liability by it incurred to any other person, firm or corporation by reason of its having accepted the deposit, or carrying out any of the terms hereof, and to reimburse it for all its reasonable expenses, including among other things, reasonable counsel fees and court costs incurred in connection herewith. Each party shall be responsible to Escrow Agent for one-half of any such costs or expenses.

6.      The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver these instructions or any documents or papers or payments deposited or called for hereunder, and assumes no responsibility or liability for the validity or sufficiency of these instructions or any documents or papers or payments deposited or called for hereunder, other than the duty and obligation to act in good faith and in a reasonably prudent manner.

7.      In the event of any dispute between the parties hereto as to the facts of default, the validity or meaning of these instructions or any other fact or matter relating to the transaction between the parties, the Escrow Agent is instructed as follows:

(a)      That it shall be under no obligation to act, except under process or order of court, or until it has been adequately indemnified to its full satisfaction, and shall sustain no liability for its failure to act pending such process or court order or indemnification;

(b)      That it may, in its sole and absolute discretion, deposit the property described herein or so much thereof as remains in its hands with the Clerk of the Forsyth County, North Carolina Court, in whose jurisdiction it falls. Upon so depositing such property and filing its complaint in interpleader it shall be relieved of all liability under the terms hereof as to the property so deposited. The institution of any such interpleader action shall not impair the rights of the Escrow Agent under Section 5 herein.

8.     The Escrow Agent shall not be required to deposit the same in any interest bearing or income producing account. All funds received in the Escrow, shall be deposited in a segregated escrow account of Escrow Agent with a federally-insured national bank.

9.     The provisions of these instructions shall be binding upon the legal representatives, heirs, successors and assigns of the parties hereto.

10.   All checks, money orders or drafts deposited with Escrow Agent under this Escrow Agreement will be processed for collection in the normal course of business. Escrow Agent may commingle funds received by it in escrow with funds of others and may, without limitation, deposit such funds in its trust or escrow accounts with a bank, savings bank or savings association, provided the same is a federally insured banking institution. It is understood that Escrow Agent shall be under no obligation to invest the funds deposited with it on behalf of any depositor, nor shall it be accountable for any incidental benefit attributable to the funds which may be received by Escrow Agent while it holds such funds. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of any such investment vehicle or fund.

11.     Escrow Agent shall not be liable for any loss or damage resulting from the following:

(a)       Any defects or conditions of title to any property, except those resulting from its own acts, or insured by a title insurance policy of Escrow Agent which is issued or to be issued. No title insurance liability is created by this Agreement.

(b)       Any defects in the property purchased, obligations or rights of any tenant or other party in possession, the surrender of possession or any misrepresentations made by any other party.

I          Any default, error, action or omission of any other party, which is not Escrow Agent or an agent or representative thereof.

(d)       The expiration of any time limit or other delay, unless such time limit was known to Escrow Agent and such loss is solely caused by failure of Escrow Agent to proceed in its ordinary course of business.

(e)       Lack of authenticity, sufficiency and effectiveness of any documents delivered to it by Depositors and lack of genuineness of any signature or authority of any person to sign any such document.

(f)        Any loss or impairment of funds deposited in the course of collection or while on deposit with any other reputable bank, savings bank or savings association, provided the same is a federally insured banking institution, resulting from failure, insolvency or suspension of such institution.

(g)       Escrow Agent complying with any and all legal process, writs, orders, judgments and decrees of any court whether issued with or without jurisdiction and whether or not subsequently vacated, modified, set aside or reversed.

(h)       Escrow Agent asserting or failing to assert any cause of action or defense in any judicial, administrative or other proceeding either in the interest of itself or any other party or parties.

(i)        Any good faith act or forbearance by Escrow Agent.

EXHIBIT F

Form of Special Warranty Deed

SUBJECT TO REVIEW BY LOCAL COUNSEL

Drawn by:	Thomas T. Crumpler, Esquire
Return to:

Tax Parcel:	6814-33-6961.00
Property Address:	799 Hanes Mall Boulevard Winston-Salem, North Carolina

Excise Tax:	$

STATE OF NORTH CAROLINA	)
	)	SPECIAL WARRANTY DEED
COUNTY OF FORSYTH	)

THIS SPECIAL WARRANTY DEED, made this_______day of______________, 2015, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, party of the first part (hereinafter referred to as “Grantor”); and_______________________________________, a__________________________, party of the second part (hereinafter referred to as “Grantee” );

WITNESSETH:

That the Grantor, for a valuable consideration paid by the Grantee, the receipt of which is hereby acknowledged, has and by these presents does grant, bargain, sell and convey unto the Grantee, with SPECIAL WARRANTY, in fee simple, all that certain lot or parcel of land situated in Forsyth County, North Carolina and more particularly as follows:

All those certain lots or parcels of land situated in Forsyth County, North Carolina, and more particularly described as follows:

SEE EXHIBIT A ATTACHED HERETO AND INCORPORATED

HEREIN BY REFERENCE.

TO HAVE AND TO HOLD the aforesaid lot or parcel of land and all privileges and appurtenances thereto belonging to the Grantee in fee simple. And the Grantor covenants with the Grantee, that Grantor has done nothing to impair or encumber such title as Grantor received, and Grantor will warrant and defend the title against the lawful claims of all persons claiming by, under or through Grantor, except for the Permitted Exceptions identified on Exhibit “B” attached hereto and incorporated herein.

IN WITNESS WHEREOF, Grantor has caused these presents to be executed, as of the day and year first above written.

HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:
Title:

STATE OF	)
SS:
COUNTY OF	)

I certify that the following person(s) personally appeared before me this day, each acknowledging to me that he or she voluntarily signed the foregoing document for the purpose stated therein and in the capacity indicated:________________________________________.

Date:
	Printed Name:	, Notary Public

My commission expires:

EXHIBIT A to Special Warranty Deed

Legal Description

EXHIBIT B to Special Warranty Deed

Permitted Exceptions

EXHIBIT G

Form of Bill of Sale

BILL OF SALE

THIS BILL OF SALE is made and entered into as of_________________, 2015, by HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (hereinafter referred to as “Seller”), to and for the benefit of__________________________________, a__________________________(hereinafter referred to as “Purchaser”).

WITNESSETH:

WHEREAS, Purchaser has this day acquired all of Seller’s right, title, interest and estate in and to Seller’s fee simple interest in the real property described on Exhibit A attached hereto and made a part hereof (the “Property”); and

WHEREAS, the purchase and sale of the Property is being made pursuant to the terms of that certain Agreement for Purchase of Real Estate and Related Property between Seller and Purchaser, dated as of_____________, 2015 (the “Purchase Agreement”); and

WHEREAS, pursuant to the Purchase Agreement, in connection with the sale of the Property, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller all of Seller’s right, title and interest in and to all furniture, furnishings, fixtures, equipment, machinery, maintenance vehicles and equipment, tools, parts, recreational equipment, carpeting, window treatments, and other tangible personal property owned by Seller or in which Seller otherwise has an interest, if utilized by Seller solely in connection with the Property which is not owned by the tenant under the Lease for the Property, which Property is described on Exhibit B, attached to this Agreement, together with all replacements and substitutions therefor, (collectively the “Personal Property”).

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration in hand paid by Purchaser to Seller, the receipt and sufficiency of which are hereby acknowledged by Seller, Seller has granted, bargained, sold, assigned, transferred, conveyed and delivered, and by these presents does grant, bargain, sell, assign, transfer, convey and deliver unto Purchaser, its successors and assigns, all of Seller’s right, title and interest of Seller in and to the Personal Property. The Personal Property is being conveyed in its “as-is, where-is” condition.

TO HAVE AND TO HOLD the aforesaid Personal Property unto Purchaser, its successors and assigns forever.

Seller warrants the Personal Property to be free and clear of all security interests, liens, and other encumbrances of any type or description. Seller covenants with Purchaser that Seller has the authority to transfer and assign the right, title and interest conveyed and will warrant and defend the same in favor of Purchaser, its successors and assigns, against the claims and demands of all persons.

Except as set forth in the immediately preceding paragraph or in the Purchase Agreement, SELLER MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PERSONAL PROPERTY OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE OR USE, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR THE CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale the date and year first above written.

[SIGNATURE PAGES FOLLOW]

SIGNATURE PAGE

TO

BILL OF SALE

BY

HIGHWOODS REALTY LIMITED PARTNERSHIP (“Seller”)

TO AND FOR THE BENEFIT OF

______________________________________________ (“Purchaser”)

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:
Title:

EXHIBIT A to Bill of Sale

Legal Description

EXHIBIT B to Bill of Sale

Personal Property

Any and all personal property located on the premises more particularly described on EXHIBIT A.

EXHIBIT H

Form of Assignment and Assumption of Lease

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (the “Assignment”) dated as of the _____ day of __________________, 2015, is entered into by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership, (the “Assignor”), and _______________________________, a _____________________ (“Assignee”).

WITNESSETH:

WHEREAS, Assignor is the landlord under that certain lease executed with respect to certain real property commonly known as 799 Hanes Mall Boulevard, in Winston-Salem, North Carolina (the “Property”) between Assignor (successor in interest to First Associates), as landlord, and US Airways, Inc. (successor in interest to Piedmont Aviation, Inc.), as tenant, dated December 29, 1986, as subsequently amended (the “Lease”); and

WHEREAS, pursuant to that Agreement for Purchase of Real Estate and Related Property between Assignor and Assignee, dated ______________, 2015 (the “Purchase and Sale Agreement”), Assignor desires to assign its interest as lessor in the Lease to Assignee, and Assignee desires to accept the assignment thereof;

NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereto agree as follows:

1.       Effective as of the Effective Date (as defined below), Assignor hereby assigns to Assignee all its right, title and interest in and to the Lease and, subject to the terms hereof, Assignee hereby assumes Assignor’s obligations as landlord under the Lease.

2.      Assignor shall be responsible for, and indemnify Assignee against, certain obligations arising in connection with the Lease prior to the date hereof, and Assignee shall be responsible for, and indemnify Assignee against, certain obligations arising in connection with the Lease after the date hereof, as set forth in the Purchase and Sale Agreement.

3.      Any party entitled to indemnification under this Assignment (the “Indemnified Party”) shall, within ten (10) days after the receipt of written notice of the assertion or imposition of any claim (but in no event later than ten (10) business days prior to the date any response or answer is due in any proceeding) in respect of which indemnity may be sought from the party against whom an indemnity obligation is asserted pursuant to this Assignment (the “Indemnifying Party”), shall notify the Indemnifying Party in writing of the receipt of existence of such claim. The failure of the Indemnified Party to notify the Indemnifying Party shall not relieve it from any liability in respect of such claim which it may have to the Indemnified Party on account of this Assignment, except, however, the Indemnifying Party shall be relieved of liability to the extent that the failure to so notify (a) shall have caused prejudice to the defense of such claim, or (b) shall have increased the costs or liability of the Indemnifying Party by reason of the inability or failure of the Indemnifying Party (because of the lack of prompt notice from the Indemnified Party) to be involved in any investigations or negotiations regarding any such claim, nor shall it relieve the Indemnifying Party from any other liability which it may have to the Indemnified Party. In case any such claim shall be asserted or commenced against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall assume the defense thereof with legal counsel reasonably satisfactory to the Indemnified Party, and, after the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party hereunder for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In the event that the Indemnifying Party does not assume the defense, or arrange settlement of any claim, the Indemnified Party may settle such claim without the written consent of the Indemnifying Party. Nothing in this paragraph shall be construed to mean that Assignee shall be responsible for any obligations, acts or omissions of Assignor prior to the Effective Date, except for those obligations and liabilities expressly assumed by Assignee pursuant to this Assignment; and nothing in this Assignment shall be construed to mean that Assignor shall be responsible for any obligations, acts or omissions of Assignee after the Effective Date, except for those obligations and liabilities arising after the Effective Date expressly assumed by Assignor pursuant to this Assignment.

4.       In the event of any arbitration or litigation arising out of this Assignment, the unsuccessful party shall pay the prevailing party’s costs and expenses of such arbitration or litigation, including without limitation, attorneys’ fees.

5.      This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.      This Assignment shall be governed by and construed in accordance with the laws of the State of North Carolina.

IN WITNESS WHEREOF, Assignor and Assignee have executed the Signature Pages to this Assignment by hand and under seal as of the day and year first above written.

SIGNATURE PAGE

TO

ASSIGNMENT AND ASSUMPTION OF LEASE

by and between

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

________________________________

dated as of _______________, 2015

ASSIGNOR:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:
Title:

SIGNATURE PAGE

TO

ASSIGNMENT AND ASSUMPTION OF LEASE

by and between

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

________________________________

dated as of _______________, 2015

ASSIGNEE:
a

By:
Name:
Title:

SCHEDULE 1 to Assignment and Assumption of Lease

Legal Description

EXHIBIT I

Form of Assignment and Assumption of Service Contracts

ASSIGNMENT AND ASSUMPTION OF

SERVICE CONTRACTS

This Assignment and Assumption of Service Contracts (the “Assumption”) is made as of the _____ day of ___________, 2015 (the “Effective Date”) by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”) and ____________________________, a_______________(“Buyer”), with reference to the following:

A.     Seller and Buyer are parties to that certain Agreement for Purchase of Real Estate and Related Property dated ______________, 2015 (the “Agreement”); and

B.     Pursuant to the Agreement, Seller has agreed to assign to Buyer certain of those Service Contracts (as defined in the Agreement) set forth on Schedule 1 attached hereto.

C.      Buyer has the right to give notice of which Service Contracts it is willing to assume prior to the Effective Date (the “Assigned Service Contracts”).

NOW, THEREFORE, the parties hereto agree as follows:

1.       Effective as of the Effective Date, Seller hereby assigns and transfers unto Buyer all of its right, title and interest in the Assigned Service Contracts, and Buyer hereby assumes the Assigned Service Contracts.

2.       Seller agrees that as between Seller and Buyer, Seller shall be liable for all liabilities, loss, cost and/or damage (including attorney fees) which are asserted as claims by third parties and which relate to the Assigned Service Contracts, but only if such claims arise out of acts or omissions which occurred prior to the Effective Date and are related to the Assigned Service Contracts, including but not limited to: (i) obligations Seller had a duty to perform prior to the Effective Date, and (ii) the payment of all sums due and owing as of the Effective Date under any of the Assigned Service Contracts to which Seller is a party; but excluding, however, obligations Seller has a duty to perform under the Assigned Service Contracts after the Effective Date, but which were not required to be performed before Closing (as defined in the Agreement). The claims by third parties for loss or damage for which Seller shall be responsible as set forth above are hereinafter referred to as “Claims Against Seller.”

In this regard, Seller agrees to indemnify, defend and hold harmless Buyer from and against all loss and damage (including costs and attorney fees) incurred by Buyer as a result of Claims Against Seller.

3.       Buyer agrees that as between the Seller and Buyer, from and after the Effective Date, Buyer shall be liable for all liabilities, loss, cost and/or damage (including attorney fees) which are asserted as claims by third parties which relate to the Assigned Service Contracts or Buyer’s default thereunder, but only if such claims arise out of acts or omissions of Buyer, its agents or employees occurring after the Effective Date which are related to the Assigned Service Contracts, and then, only if such claims do not relate to obligations under the Assigned Service Contracts which Seller had a duty to perform prior to the Effective Date. The claims by third parties for loss or damage for which Buyer shall be responsible as set forth above are hereinafter referred to as “Claims Against Buyer.”

In this regard, Buyer agrees to indemnify, defend and hold harmless Seller from and against all loss and damage (including costs and attorney fees) incurred by Seller, or any of them, as the result of Claims Against Buyer.

4.      In the event of any arbitration or litigation arising out of this Assumption, the losing party shall pay the prevailing party’s costs and expenses of such litigation, including without limitation, reasonable attorneys’ fees.

5.      This Assumption shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

6.      This Assumption shall be governed by and construed in accordance with the laws of the State of North Carolina.

        IN WITNESS WHEREOF, Seller and Buyer have executed the Signature Pages to this Assignment and Assumption by hand and under seal as of the day and year first above written.

[SIGNATURES BEGIN ON THE NEXT PAGE]

2

SIGNATURE PAGE

TO

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

by and between

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

__________________________________________

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:
Title:

3

SIGNATURE PAGE

TO

ASSIGNMENT AND ASSUMPTION OF SERVICE CONTRACTS

by and between

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

________________________________________

BUYER:
a

By:
Name:
Its:

4

Schedule 1

Assigned Service Contracts

5

EXHIBIT J

Description of Tenant Litigation

None

EXHIBIT K

Schedule of Building Code. Zoning Violations or Other Violations

None

2

EXHIBIT L

Environmental Notices

None

EXHIBIT M

Form of Estoppel

SUBJECT TO REVIEW BY PURCHASER’S LENDER

ESTOPPEL

Re:	[Name of Property]
[City and State]

Ladies and Gentlemen:

The undersigned (“Tenant”) certifies with respect to the lease (the “Lease”) more particularly described in the attached Schedule “A” which is hereby incorporated (the “Schedule”) that:

1.      Tenant is the tenant under the Lease;

2.      The summary of certain of the terms of the Lease contained in the Schedule is true and correct;

3.      Tenant has accepted possession of the premises (the “Premises”) under the Lease;

4.      There are no rent abatements, rent concessions, or free rent periods now or in the future other than as may be set forth on the Schedule;

5.      The Lease is in full force and effect and, except as may be indicated on the Schedule, has not been assigned, modified, supplemented or amended in any way;

6.      The Lease represents the entire agreement between Tenant and Highwoods Realty Limited Partnership (the “Landlord”) with respect to the Premises;

7.      All construction and other obligations of a material nature to be performed by Landlord have been satisfied, except as may be indicated on the Schedule;

8.      Any payments by Landlord to Tenant for tenant improvements which are required under the Lease have been made, except as may be indicated on the Schedule;

9.      As of the date hereof, there are no existing defenses or offsets which Tenant has against the enforcement of the Lease by Landlord and Tenant has no knowledge of any event which with the giving of notice, the passage of time or both would constitute a default by Tenant, or to the best of Tenant’s knowledge, a default by Landlord, under the Lease;

10.    Tenant is not entitled to any offsets, abatements, allowances, deductions or otherwise against the rent payable under the Lease from and after the date hereof, except as may be indicated on the Schedule;

11.    No rental, other than for the current month, has been paid in advance and no other sums (including amounts for payment utilities, taxes, insurance and other charges) owing by the Tenant under the terms of the Lease are past due, except as may be indicated on the Schedule;

12.    There are no actions, whether voluntary or otherwise, pending against Tenant, any affiliate of Tenant or any guarantor of Tenant under the bankruptcy or insolvency laws of the United States or any state or territory of the United States;

13.    Except as set forth on the Schedule, Tenant has no extension, expansion, rights of first offer, rights of first refusal, exclusives, right to lease other premises, rights to terminate, or rights to have Landlord perform Tenant’s obligations under leases of other premises; and

14.    Tenant has no right to terminate the Lease except as set forth on the Schedule.

15.    Tenant has no right or option to purchase the building in which the Premises are located.

16.    No sublease, concession agreement or license covering the Premises or any portion thereof has been entered into by Tenant except as set forth on the Schedule.

17.    No rent under the Lease has been paid, or will be paid, more than one (1) month in advance.

18.    Tenant has not received any notice of any present violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises.

19.    Tenant has all necessary licenses and permits to carry on its business at the Premises.

20.    No hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises by Tenant and Tenant has not received any notice of environmental contamination resulting from the generalization, storage, treatment, disposal or use of any hazardous substances in, or, or about the Premises prior to or after the commencement of the Lease.

21.    Tenant has not received any notice of any claim, litigation or proceeding (including condemnation), pending or threatened, against or relating to the Premises.

22.    No additions, alterations or improvements are now in progress or have been made to the Premises for which payment has not been paid in full. Tenant is not aware that anyone has filed or intends to file a mechanic’s lien or building contract relating to the Premises. Tenant has not been notified that money is due and owing for construction or repair work to the Premises

The truth and accuracy of the certifications contained herein may be relied upon by (i) Landlord, (ii) any purchaser (“Purchaser”) of Landlord’s interest in the property of which the Premises are a part, (iii) each lender (“Lender”) of Landlord or Purchaser (or any of their respective direct or indirect owners), and its successors, participants, assigns and transferees, (iv) any rating agency or trustee involved in a securitization of one or more loans made by a Lender, and (v) any servicer of any such loan (collectively, the “Reliance Parties”), and said certifications shall be binding upon Tenant and its successors and assigns, and inure to the benefit of the Reliance Parties.

Very truly yours,

[	]

By:
Name:
Title:

Date:

SCHEDULE A

Summary of Certain Lease Terms

(1)	Name of Tenant:

(2)	Lease Date:

(3)	Amendment Dates, Separate Agreements, if any:

Lease / License Agreement	Date

(4)	Rentable Square Footage:		Suite No.

(5)	Lease Commencement Date:

Current Lease Expiration:

(6)	Current Monthly Base Rent:	$	paid through:
	Current Monthly Expense Reimbursement :	$	paid through:
	Other Current Monthly Rent Not Otherwise Identified Above:	$	paid through:
	Current Total Monthly Rent:	$

Tenant has the following free rent or tenant concessions remaining [NOTE: IF NOTHING IS INSERTED IN THE FOLLOWING SPACE, THEN “NONE” SHALL BE DEEMED INSERTED]: _____________________________

(7)	Security Deposit:	$

(8)	Percentage Rent:

(9)	Assignees/Subtenants:

(10)	Lease Guarantor(s):

EXHIBIT N

8-K AUDIT REQUIREMENTS

For the period of time commencing on the Effective Date and continuing through the last day of the third month following Closing, Seller shall, from time to time, upon reasonable advance notice from Purchaser, use commercially reasonable efforts to provide Purchaser and its representatives, agents and employees with access to information which is relevant and reasonably necessary, for the Purchaser’s outside third party accountants (the “Accountants”), to enable Purchaser and its Accountants to prepare financial statements in compliance with any and or all of(a) Rule 3-14 of Regulation S-X of the Securities and Exchange Commission (the “Commission”); (b) any other rule issued by the Commission and applicable to Purchaser; and (c) any registration statement, rep011 or disclosure statement filed with the Commission by, or on behalf of Purchaser; provided, however, that in any such event(s), Purchaser shall reimburse Seller for all out-of-pocket costs and expenses that Seller incurs in order to comply with the foregoing requirement. Seller acknowledges and agrees that the following is a representative description of the information and documentation that Purchaser and the Accountants may require in order to comply with (a), (b) and (c) above. Seller shall provide the following information, to the extent the same is available (capitalized terms not defined herein shall have the meanings as ascribed to such terms in the Agreement to which this Exhibit is attached):

1.	Rent rolls for the calendar month in which Closing occurs and the eleven (11) calendar months immediately preceding the calendar month in which Closing occurs;

2.	Most currently available real estate tax bills;

3.	Seller’s schedule of expense reimbursements required under the Leases in effect at Closing;

4.	Access to Seller’s invoices with respect to expenditures made during the final fiscal year; and

5.	Access (during normal and customary business hours) to responsible personnel to answer accounting questions.

Nothing herein shall require Seller to conduct its own audits or generate any requested materials that are not in its possession, custody or control.

The provisions of the foregoing information shall be for informational purposes only, shall not be deemed to be representations or warranties under this Agreement, and shall not expose Seller to any liability on account thereof.

Upon at least thirty (30) days prior written notice and not more than once during the three (3) month period, upon Purchaser’s request, Seller shall on a one (l)-time basis only, make Seller’s books, records, existing supporting invoices and other existing substantiating documentation relating solely to the Premises, that are not deemed by Seller to be privileged, available to Purchaser for inspection, copying and audit by Purchaser’s designated accountants, at the expense of Purchaser. This obligation shall survive the Closing for a period of three (3) months following the Closing and shall not be merged with any instrument of conveyance delivered at the Closing.

FIRST AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (the “First Amendment”) is made and entered into as of the 13th day of May, 2015, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”) and UNITED REALTY FUNDS MANAGEMENT, LLC, a Delaware limited liability company (or its Permitted Assignee, as defined in Paragraph 13(a) of the Contract [as defined below]), both of which are, or will be, authorized to do business in the State of North Carolina as a foreign limited liability company (“Purchaser”).

RECITALS

A.     Seller and Purchaser have entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of April 13, 2015 (the “Contract”), relating to the sale and purchase of certain real property located in Forsyth County, North Carolina, as more particularly described in the Contract. Capitalized terms used in this First Amendment without definition shall have the meanings given to them in the Contract.

B.      Seller and Purchaser desire to amend the Contract on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledge, the parties hereby covenant and agree as follows:

1.      Section 9(a) of the Contract is hereby modified to extend the expiration date of the Due Diligence Period until 5:00 P.M. Eastern Standard Time on May 21, 2015.

2.      To the extent of any conflict between the Contract and this First Amendment, this First Amendment shall control. Unless specifically modified hereby, all terms of the Contract shall remain in full force and effect.

3.      his First Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together but as a single instrument. Signatures hereto transmitted by facsimile or email shall be deemed to be the originals and binding upon each party executing this First Amendment.

IN WITNESS WHEREOF, this First Amendment is executed on the date referenced above.

[SIGNATURE PAGES FOLLOW]

1

SIGNATURE PAGE

FIRST AMENDMENT

TO

AGREEMENT FOR PURCHASE AND SALE OF

REAL ESTATE AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

And

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of May 13, 2015

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

By:
Name:	Jeffrey D. Miller
Title:	Senior Vice President & General Counsel

2

FIRST AMENDMENT

TO

AGREEMENT FOR PURCHASE AND SALE OF

REAL ESTATE AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

And

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of May 13, 2015

PURCHASER:	UNITED REALTY FUNDS MANAGEMENT, LLC,
a Delaware limited liability company

By:
Name:	Jacob Frydman
Its:	Manager

3

SECOND AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (the “Second Amendment”) is made and entered into as of the 21st day of May, 2015, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”), and UNITED REALTY FUNDS MANAGEMENT, LLC, a Delaware limited liability company (or its Permitted Assignee, as defined in Paragraph 13(a) of the Contract [as defined below]), both of which are, or will be, authorized to do business in the State of North Carolina as a foreign limited liability company (“Purchaser”).

RECITALS:

A.     Seller and Purchaser have entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of April 13, 2015, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated May 13, 2015 (the “First Amendment”) relating to the sale and purchase of certain real property located in Forsyth County, North Carolina, as more particularly described in the Contract. The Agreement for Purchase and Sale of Real Estate and Related Property and the First Amendment are collectively referred to herein as the “Contract”. Capitalized terms used in this Second Amendment without definition shall have the meanings given to them in the Contract.

B.      Seller and Purchaser desire to amend the Contract on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

Seller and Purchaser agree that the Contract shall be amended as follows:

1.      Section 9(a) of the Contract is hereby modified to extend the expiration date of the Due Diligence Period until 5:00 P.M., Eastern Standard Time, on May 27, 2015.

2.      To the extent of any conflict between the Contract and this Second Amendment, this Second Amendment shall control. Unless specifically modified hereby, all terms of the Contract shall remain in full force and effect.

3.      This Second Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together but as a single instrument. Signatures hereto transmitted by facsimile or email shall be deemed to be the originals and binding upon each party executing this Second Amendment.

IN WITNESS WHEREOF, this Second Amendment is executed on date referenced above.

[SIGNATURE PAGES FOLLOW]

1

SIGNATURE PAGE TO

SECOND AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of May 21, 2015

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

5/21/2015	By:
Date of Execution	Name:	Kevin E. Penn
	Title:	Senior Vice President

2

SIGNATURE PAGE TO

SECOND AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of May ___, 2015

PURCHASER:	UNITED REALTY FUNDS MANAGEMENT, LLC,
a Delaware limited liability company

5/21/2015	By:
Date of Execution	Name:	Jacob Frydman
	Its:	CEO

3

THIRD AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (the “Third Amendment”) is made and entered into as of the 27th day of May, 2015, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”), and UNITED REALTY FUNDS MANAGEMENT, LLC, a Delaware limited liability company (or its Permitted Assignee, as defined in Paragraph 13(a) of the Contract [as defined below]), both of which are, or will be, authorized to do business in the State of North Carolina as a foreign limited liability company (“Purchaser”).

RECITALS:

A.     Seller and Purchaser have entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of April 13, 2015, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated May 13, 2015 (the “First Amendment”), and as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated May 21, 2015 (the “Second Amendment”) relating to the sale and purchase of certain real property located in Forsyth County, North Carolina, as more particularly described in the Contract, The Agreement for Purchase and Sale of Real Estate and Related Property, the First Amendment, Second Amendment and this Third Amendment are collectively referred to herein as the “Contract”. Capitalized terms used in this Third Amendment without definition shall have the meanings given to them in the Contract.

B.      Seller and Purchaser desire to amend the Contract on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

Seller and Purchaser agree that the Contract shall be amended as follows:

1.      Section 9(a) of the Contract is hereby modified to extend the expiration date of the Due Diligence Period until 5:00 P.M., Eastern Standard Time, on June 1, 2015.

2.      To the extent of any conflict between the Contract and this Third Amendment, this Third Amendment shall control. Unless specifically modified hereby, all terms of the Contract shall remain in full force and effect.

3.      This Third Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together but as a single instrument. Signatures hereto transmitted by facsimile or email shall be deemed to be the originals and binding upon each party executing this Third Amendment.

IN WITNESS WHEREOF, this Third Amendment is executed on date referenced above.

1

SIGNATURE PAGE TO

THIRD AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of May 27, 2015

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

May 27, 2015	By:
Date of Execution	Name:	Jeffrey D. Miller
	Title:	Senior Vice President and General Counsel

2

SIGNATURE PAGE TO

THIRD AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of May 27, 2015

PURCHASER:	UNITED REALTY FUNDS MANAGEMENT, LLC,
a Delaware limited liability company

May 27, 2015	By:
Date of Execution	Name:	Jacob Frydman
	Title:	Manager

3

FOURTH AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

THIS FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE AND RELATED PROPERTY (the “Fourth Amendment”) is made and entered into as of the 1st day of June, 2015, by and between HIGHWOODS REALTY LIMITED PARTNERSHIP, a North Carolina limited partnership (“Seller”), and UNITED REALTY FUNDS MANAGEMENT, LLC, a Delaware limited liability company (or its Permitted Assignee, as defined in Paragraph 13(a) of the Contract [as defined below]), both of which are, or will be, authorized to do business in the State of North Carolina as a foreign limited liability company (“Purchaser”).

RECITALS:

A.     Seller and Purchaser have entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of April 13, 2015, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated May 13, 2015 (the “First Amendment”), and as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated May 21, 2015 (the “Second Amendment”), and as further amended by that certain Third Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated May 27, 2015 (the “Third Amendment”) relating to the sale and purchase of certain real property located in Forsyth County, North Carolina, as more particularly described in the Contract. The Agreement for Purchase and Sale of Real Estate and Related Property, the First Amendment, Second Amendment, Third Amendment and this Fourth Amendment are collectively referred to herein as the “Contract”. Capitalized terms used in this Fourth Amendment without definition shall have the meanings given to them in the Contract.

B.     Seller and Purchaser desire to amend the Contract on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

Seller and Purchaser agree that the Contract shall be amended as follows:

1.      Section 9(a) of the Contract is hereby modified to extend the expiration date of the Due Diligence Period until 5:00 P.M., Eastern Standard Time, on June 4, 2015.

2.      To the extent of any conflict between the Contract and this Fourth Amendment, this Fourth Amendment shall control. Unless specifically modified hereby, all terms of the Contract shall remain in full force and effect.

3.      This Fourth Amendment may be executed in any number of counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together but as a single instrument. Signatures hereto transmitted by facsimile or email shall be deemed to be the originals and binding upon each party executing this Fourth Amendment.

IN WITNESS WHEREOF, this Fourth Amendment is executed on date referenced above.

1

SIGNATURE PAGE TO

FOURTH AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

and UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of June 1, 2015

SELLER:	HIGHWOODS REALTY LIMITED PARTNERSHIP,
a North Carolina limited partnership

By:	Highwoods Properties, Inc., a Maryland
corporation, its Sole General Partner

June 1, 2015	By:
Date of Execution	Name:	Jeffrey D. Miller
	Title:	Senior Vice President and General Counsel

2

SIGNATURE PAGE TO

FOURTH AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL ESTATE

AND RELATED PROPERTY

BY AND BETWEEN

HIGHWOODS REALTY LIMITED PARTNERSHIP

and

UNITED REALTY FUNDS MANAGEMENT, LLC

Dated as of June 1, 2015

PURCHASER:	UNITED REALTY FUNDS MANAGEMENT, LLC,
a Delaware limited liability company

June 1, 2015	By:
Date of Execution	Name:	Jacob Frydman
	Title:	Manager

3

ASSIGNMENT AND ASSUMPTION

OF PURCHASE AND SALE AGREEMENT

This ASSIGNMENT AND ASSUMPTION OF PURCHASE AND SALE AGREEMENT (this “Assignment”) is made and entered into as of the 29 day of July, 2015 (the “Effective Date”) by and between UNITED REALTY FUNDS MANAGEMENT, LLC, a Delaware limited liability company (“Assignor”), and UR HANES, DST, a Delaware statutory trust (“Assignee”).

W I T N E S S E T H:

WHEREAS, Assignor, as purchaser, and Highwoods Realty Limited Partnership, a North Carolina limited partnership (“Seller”), as seller, entered into that certain Agreement for Purchase and Sale of Real Estate and Related Property dated as of April 13, 2015 (the “Original Agreement”), that certain First Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated as of May 13, 2015 (the “First Amendment”) and that certain Second Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated as of May 21, 2015 (the “Second Amendment”) and that certain Third Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated as of May 27, 2015 (the “Third Amendment”) and that certain Fourth Amendment to Agreement for Purchase and Sale of Real Estate and Related Property dated as of June 1, 2015 (the “Fourth Amendment”) (the Original Agreement, as amended by the First Amendment and Second Amendment and Third Amendment and Fourth Amendment, is hereinafter referred to as the “Purchase Agreement”), true and complete copies of which are attached hereto as Exhibit A and incorporated herein by this reference, pursuant to which Seller agreed to sell and convey to Assignor, and Assignor agreed to acquire from Seller, the approximately 10.329 acre tract of land, together with the approximately 101,555 rentable square foot office building and other improvements thereon, located at 799 Hanes Mall Boulevard in Winston-Salem, Forsyth County, North Carolina and being more particularly described in the Purchase Agreement (the “Property”); and

WHEREAS, pursuant to the terms of the Purchase Agreement, Assignor deposited the sum of One Million and No/100 Dollars ($1,000,000.00) (the “Earnest Money”) into escrow with Chicago Title Insurance Company; and

WHEREAS, Assignor has now agreed to grant, bargain, sell, assign, transfer, convey and relinquish to Assignee, and Assignee has agreed to acquire, accept and assume, all of Assignor’s rights, title, interests, duties and obligations as “Purchaser” under the Purchase Agreement, including, without limitation, all of Assignor’s rights, title and interests in and to the Earnest Money (collectively, the “Purchaser’s Interests”), on the terms and conditions hereinafter contained.

1

NOW, THEREFORE, for the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee agree as follows:

1.	The above recitals are true and complete and are incorporated herein by this reference, and this Assignment shall be construed in light thereof.

2.	Assignor hereby grants, bargains, sells, assigns, transfers, conveys and relinquishes to Assignee, and Assignee hereby acquires, accepts and assumes from Assignor, effective as of 12:01 a.m. Eastern Time on the Effective Date, the Purchaser’s Interests, subject to the terms and conditions of this Assignment.

3.	Assignee hereby assumes and agrees to perform all of the obligations imposed on the “Purchaser” under the Purchase Agreement. Further, Assignee agrees to and hereby does protect, indemnify, defend and hold Assignor, its members, managers and their respective partners, officers, directors and shareholders, harmless from any and all damages, costs, attorneys’ fees, expenses, obligations, losses, penalties, liabilities and claims that any or all of such indemnified parties suffer or incur as a result of, or arising out of the breach by Assignee of (or the Assignee’s failure to timely perform) any or all of the obligations imposed on the “Purchaser” under the Purchase Agreement.

4.	This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

5.	No provision of this Assignment may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

6.	This Assignment is to be governed by, interpreted under and construed and enforced in accordance with laws of the State of New York applicable to a contract executed and performed in New York, without giving effect to the conflicts of laws principles thereof.

7.	This Assignment may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement.

8.	Each party agrees that it will without further consideration execute and deliver such other documents and take such other action as may be reasonably requested by the other party to consummate more effectively the purposes or subject matter of this Assignment.

[SIGNATURE PAGE FOLLOWS]

2

IN WITNESS WHEREOF, Assignor and Assignee have caused this Assignment to be duly executed as of the Effective Date.

ASSIGNOR:

UNITED REALTY FUNDS MANAGEMENT, LLC,
a Delaware limited liability company

By:
Jacob Frydman, Authorized Signatory

ASSIGNEE:

UR HANES, DST,
a Delaware statutory trust

By:	UR DST Manager, LLC,
a Delaware limited liability company,
its Manager

By:
Jacob Frydman, Manager

3

EXHIBIT A

[true and complete copies of the Original Agreement, First Amendment and Second Amendment and Third Amendment and Fourth Amendment follow this page]

4

EXHIBIT 31.1

CERTIFICATIONS

I, Jacob Frydman, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of United Realty Trust Incorporated;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: August 14, 2015	By:	/s/ Jacob Frydman
Name: Jacob Frydman
Title: Chief Executive Officer, Secretary and Chairman
of the Board of Directors (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATIONS

I, Steven Kahn, certify that:

1.	I have reviewed this quarterly report on Form 10-Q of United Realty Trust Incorporated;
2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.	The registrant’s other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
(a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
(b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
(c)	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
(d)	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.	The registrant’s other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
(a)	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.
Date: August 14, 2015	By:	/s/ Steven Kahn
Name: Steven Kahn
Title: Chief Financial Officer and Treasurer (Principal Financial Officer)

Exhibit 32

SECTION 1350 CERTIFICATIONS

This Certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended.

The undersigned, who are the Chief Executive Officer and Chief Accounting Officer of United Realty Trust Incorporated (the “Company”), each hereby certify as follows:

The quarterly report on Form 10-Q of the Company which accompanies this Certificate, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and all information contained in this annual report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 14th day of August 2015

/s/ Jacob Frydman
Jacob Frydman
Chief Executive Officer, Secretary and Chairman of the Board of Directors
(Principal Executive Officer)

/s/ Steven Kahn
Steven Kahn
Chief Financial Officer and Treasurer
(Principal Financial Officer)